Filed Pursuant to Rule 424(b)(5)
Registration No. 333-166711-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 9, 2011)

$471,744,000 (Approximate)
UBS-Citigroup Commercial Mortgage Trust 2011-C1,
Commercial Mortgage Pass-Through Certificates,
Series 2011-C1

UBS-Citigroup Commercial Mortgage Trust 2011-C1
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
Depositor

UBS Real Estate Securities Inc.
Natixis Real Estate Capital LLC
Sponsors and Mortgage Loan Sellers

The UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 will represent beneficial ownership interests in the issuing entity, UBS-Citigroup Commercial Mortgage Trust 2011-C1.  The issuing entity’s assets will primarily be 32 fixed-rate mortgage loans, secured by first liens on 38 commercial, multifamily and manufactured housing community properties.  The only securities offered by this prospectus supplement are the classes of certificates identified in the table below.  The offered certificates will represent interests in the issuing entity only and will not represent the obligations of Citigroup Commercial Mortgage Securities Inc., UBS Real Estate Securities Inc., any other sponsor or mortgage loan seller or any of their respective affiliates, and neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in January 2012.  Credit enhancement for the offered certificates will be provided by certain other classes of certificates that will be subordinate to the offered certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”  The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

Certain characteristics of the certificates offered by this prospectus supplement include:

	Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$37,045,000	1.5240%	July 2016
Class A-2	$154,403,000	2.8040%	October 2016
Class A-3	$235,921,000	3.5950%	October 2021
Class A-AB	$44,375,000	3.1870%	June 2021

(Footnotes to table to begin on page S-6)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the certificates offered by this prospectus supplement involves risks.  See “Risk Factors” beginning on page S-47 of this prospectus supplement and page 19 of the accompanying prospectus.

With respect to this offering, UBS Securities LLC and Citigroup Global Markets Inc. are acting as co-lead bookrunning managers, each with respect to 50% of each class of offered certificates.  Natixis Securities Americas LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Citigroup Global Markets Inc., Natixis Securities Americas LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC will be required to purchase the certificates offered by this prospectus supplement (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Citigroup Commercial Mortgage Securities Inc., subject to certain conditions.  Citigroup Commercial Mortgage Securities Inc. expects to receive from the sale of the certificates offered in this prospectus supplement approximately 101.38% of the initial aggregate certificate balance of those certificates, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about December 29, 2011.

UBS Investment Bank	Citigroup
Joint Bookrunning Managers and Co-Lead Managers

Natixis	BofA Merrill Lynch	Barclays Capital	Morgan Stanley

Co-Managers

December 9, 2011

UBSC 2011-C1

Commercial Mortgage Pass-Through Certificates, Series 2011-C1
Geographic Overview of Mortgage Pool

Kansas
1 property
$3,521,789
0.5% of total
Illinois
5 properties
$36,494,963
5.4% of total
Michigan
4 properties
$26,362,022
3.9% of total
Pennsylvania
1 property
$49,950,000
7.4% of total
New York
6 properties
$222,314,009
33.0% of total
California
3 properties
$54,050,000
8.0% of total
West Virginia
1 property
$5,989,631
0.9% of total
Virginia
1 property
$6,075,110
0.9% of total
North Carolina
1 property
$14,400,000
2.1% of total
Georgia
1 property
$11,550,000
1.7% of total
Colorado
1 property
$17,800,000
2.6% of total
Florida
5 properties
$121,995,929
18.1% of total
Tennessee
1 property
$22,798,343
3.4% of total
Texas
5 properties
$45,409,976
6.7% of total
Louisiana
1 property
$7,208,828
1.1% of total
Kentucky
1 property
$28,000,000
4.2% of total
>0.0% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 33.0% of Initial Outstanding Pool Balance
Mortgaged Properties by Property Type
Manufactured Housing Community 1.1%
Self Storage 3.3%
Other 0.7%
Mixed Use 6.2%
Office 26.4%
Industrial 10.8%
Multifamily 13.6%
Hospitality 15.4%
Retail 22.5%

Trinity Centre, New York, NY

One Montgomery Street, San Francisco, CA

DOUBLETREE
ELEVEN

Doubletree Chattanooga, Chattanooga, TN

JCPenney

Poughkeepsie Galleria, Poughkeepsie, NY

Portofino at Biscayne, North Miami, FL

1700 Market Street, Philadelphia, PA

333 North Bedford Road, Mount Kisco, NY

Bethesda Health Medical Office, Boynton Beach, FL

Marriott

Marriott Buffalo Niagara, Amherst, NY

Sun Products Distribution Center, Bowling Green, KY

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page S-268 in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE PRIMARY SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED

CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE DISCUSSION IN THIS SECTION ENTITLED “EUROPEAN ECONOMIC AREA”, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

 In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

Certificates

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Credit Support	Description of Pass- Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$37,045,000	30.000%(4)	Fixed	July 2016	1.5240%	2.60	1-55
A-2	$154,403,000	30.000%(4)	Fixed	October 2016	2.8040%	4.67	55-58
A-3	$235,921,000	30.000%(4)	Fixed	October 2021	3.5950%	9.68	114-118
A-AB	$44,375,000	30.000%(4)	Fixed	June 2021	3.1870%	7.22	58-114

Non-Offered Certificates(5)
X-A	$526,500,000(6)	N/A	Variable(6)	N/A	2.7257%	N/A	N/A
X-B	$147,420,599(6)	N/A	Variable(6)	N/A	0.3181%	N/A	N/A
A-S	$54,756,000	21.875%	Fixed	November 2021	5.1540%	9.84	118-119
B	$35,381,000	16.625%	WAC(7)	November 2021	6.0708%	9.86	119-119
C	$22,745,000	13.250%	WAC(7)	November 2021	6.0708%	9.86	119-119
D	$16,848,000	10.750%	WAC(7)	December 2021	6.0708%	9.90	119-120
E	$28,641,000	6.500%	WAC(7)	December 2021	6.0708%	9.95	120-120
F	$12,636,000	4.625%	Fixed	December 2021	5.0000%	9.95	120-120
G	$10,951,000	3.000%	Fixed	December 2021	5.0000%	9.95	120-120
H	$20,218,599	0.000%	Fixed	December 2021	5.0000%	9.95	120-120
R(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
LR(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this prospectus supplement.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-AB certificates, in the aggregate.

(5)	None of the classes of certificates set forth below in this table are offered by this prospectus supplement.

(6)
The Class X-A and Class X-B certificates will not have certificate balances.  Neither the Class X-A nor the Class X-B certificates are entitled to distributions of principal.  The Class X-A and Class X-B certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this prospectus supplement under “Description of the Offered Certificates—General” and “—Distributions.”

(7)
For any distribution date, the respective pass-through rates on the Class B, Class C, Class D and Class E certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(8)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates represent, in the case of each such class, the residual interest in a “real estate investment mortgage conduit”, as further described in this prospectus supplement.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$673,920,599
Number of Mortgage Loans	32
Number of Mortgaged Properties	38
Average Cut-off Date Mortgage Loan Balance	$21,060,019
Weighted Average Mortgage Rate(2)	5.9828%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)	103
Weighted Average Underwritten Net Cash Flow Debt Service Coverage Ratio(2)(3)	1.43x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)	64.6%
Cut-off Date Underwritten Net Operating Income Debt Yield(3)	11.5%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
With respect to the 1700 Market Street pari passu mortgage loan, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period related to the payment date in November 2014.

(3)
For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date, as set forth on Annex H) for the pari passu mortgage loan and the related pari passu companion loan.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT
INFORMATION PRESENTED IN
THIS PROSPECTUS
SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS
FORWARD-LOOKING STATEMENTS
NOTICE TO RESIDENTS OF THE
UNITED KINGDOM
EUROPEAN ECONOMIC AREA
EXECUTIVE SUMMARY
SUMMARY
RISK FACTORS
General Risks
The Offered Certificates May Not Be
a Suitable Investment for You
Risks Related to Market Conditions
The Credit Crisis and Downturn in
the Real Estate Market Have
Adversely Affected the Value of
Commercial Mortgage-Backed
Securities
The Volatile Economy and Credit
Crisis May Increase Loan
Defaults and Affect the Value and
Liquidity of Your Investment
Heightened Underwriting Standards
May Contribute to Losses on
Commercial Loans
Global Market Disruptions and
Recent U.S. Legislation May
Adversely Affect the Availability of
Credit for Commercial Real Estate
General Conditions in the
Commercial Real Estate
Mortgage Markets May Adversely
Affect the Performance of the
Offered Certificates
Risks Related to the Mortgage Loans
Mortgage Loans Are Nonrecourse
and Are Not Insured or
Guaranteed
The Offered Certificates Are Limited
Obligations and Payments Will Be
Primarily Derived from the
Mortgage Loans
Commercial Lending Is Dependent
upon Net Operating Income
Mortgage Loans Have Not Been
Reunderwritten Since Origination
The Prospective Performance of the
Commercial and Multifamily
Mortgage Loans Included in the
Issuing Entity Should Be
S-3 S-4 S-4 S-5 S-6 S-13 S-47 S-47 S-47 S-47 S-47 S-48 S-48 S-49 S-49 S-51 S-51 S-51 S-52 S-53
Evaluated Separately from the
Performance of the Mortgage
Loans in Any of the Depositor’s
Other Trusts
Some Mortgaged Properties May Not
Be Readily Convertible to
Alternative Uses
Limitations of Appraisals
Property Value May Be Adversely
Affected Even When Current
Operating Income Is Not
Risks Related to Tenants
Risks Related to Mortgage Loan
Concentration
Risks Related to Borrower
Concentration
Risks Relating to Property Type
Concentration
Geographic Concentration Exposes
Investors to Greater Risk of
Default and Loss
Office Properties Have Special Risks
Retail Properties Have Special Risks
Hospitality Properties Have Special
Risks
Multifamily Properties Have Special
Risks
Industrial Properties Have Special
Risks
Mixed Use Facilities Have Special
Risks
Self Storage Properties Have Special
Risks
Manufactured Housing Community
Properties Have Special Risks
Risks of Co-Tenancy and Other
Early Termination Provisions in
Retail Leases
Risks Related to Construction,
Development, Redevelopment,
Renovation and Repairs at
Mortgaged Properties
Options and Other Purchase Rights
May Affect Value or Hinder
Recovery with Respect to the
Mortgaged Properties
The Sellers of the Mortgage Loans
Are Subject to Bankruptcy or
Insolvency Laws That May Affect
the Issuing Entity’s Ownership of
the Mortgage Loans
Environmental Issues at the
    Mortgaged Properties May
S-54 S-54 S-55 S-55 S-55 S-59 S-60 S-60 S-60 S-62 S-62 S-66 S-68 S-70 S-70 S-71 S-71 S-72 S-73 S-73 S-74

Adversely Affect Payments on
Your Certificates
Potential Issuing Entity Liability
Related to a Materially Adverse
Environmental Condition
Borrower May Be Unable to Repay
the Remaining Principal Balance
on the Maturity Date or
Anticipated Repayment Date
Risks Relating to Borrower
Organization or Structure
Tenancies in Common May Hinder
Recovery
Shari’ah Compliant Loans
Risks Related to Additional Debt
Bankruptcy Proceedings Entail
Certain Risks
Risks Related to Loan Sponsor
Guaranties
Lack of Skillful Property
Management Entail Risks
Risks of Inspections Relating to
Property
World Events and Natural (or Other)
Disasters Could Have an Adverse
Impact on the Mortgaged
Properties and Could Reduce the
Cash Flow Available to Make
Payments on the Certificates
Inadequate Property Insurance
Coverage Could Have an Adverse
Impact on the Mortgaged
Properties
Risks Associated with Blanket
Insurance Policies or Self-
Insurance
Availability of Terrorism Insurance
Appraisals and Market Studies Have
Certain Limitations
Increases in Real Estate Taxes Due
to Termination of a PILOT
Program or Other Tax Abatement
Arrangements May Reduce
Payments to Certificateholders
Risks Related to Enforceability
Risks Related to Enforceability of
Prepayment Premiums, Yield
Maintenance Charges and
Defeasance Provisions
The Master Servicer or the Special
Servicer May Experience Difficulty
in Collecting Rents upon the
Default and/or Bankruptcy of a
Borrower
Risks Related to Mortgage Loans
Secured by Multiple Properties
S-74 S-75 S-76 S-77 S-78 S-78 S-78 S-80 S-81 S-81 S-82 S-82 S-82 S-84 S-84 S-86 S-87 S-87 S-87 S-88 S-88
State Law Limitations Entail Certain
Risks
Mortgage Loans Secured by
Leasehold Interests May Expose
Investors to Greater Risks of
Default and Loss
Potential Absence of Attornment
Provisions Entails Risks
Risks Related to Zoning Laws and
Other Restrictions on Property
Use
Risks Related to Litigation and
Condemnation
Prior Bankruptcies, Defaults or Other
Proceedings May Be Relevant to
Future Performance
Risks Relating to Costs of
Compliance with Applicable Laws
and Regulations
Risks Related to Conflicts of Interest
Potential Conflicts of Interest of the
Master Servicer and the Special
Servicer
Special Servicer May Be Directed to
Take Actions
Potential Conflicts of Interest of the
Operating Advisor
Potential Conflicts of Interest of the
Underwriters and Their Affiliates
Potential Conflicts of Interest in the
Selection of the Underlying
Mortgage Loans
Related Parties May Acquire
Certificates or Experience Other
Conflicts
Conflicts between Property
Managers and the Borrowers
Other Potential Conflicts of Interest
Risks Related to the Offered
Certificates
Legal and Regulatory Provisions
Affecting Investors Could
Adversely Affect the Liquidity of
the Offered Certificates
Risks Related to Prepayments and
Repurchases of Mortgage Loans
Limited Obligations
Yield Considerations
Optional Early Termination of the
Issuing Entity May Result in an
Adverse Impact on Your Yield or
May Result in a Loss
A Mortgage Loan Seller May Not Be
Able to Make a Required
Repurchase or Substitution of a
Defective Mortgage Loan
S-89 S-89 S-90 S-91 S-92 S-92 S-94 S-95 S-95 S-95 S-96 S-97 S-98 S-98 S-100 S-100 S-101 S-101 S-102 S-103 S-104 S-104 S-105

Any Loss of Value Payment Made by
a Mortgage Loan Seller May
Prove to Be Insufficient to Cover
All Losses on a Defective
Mortgage Loan
Risks Related to Borrower Default
Risks Related to Modification of
Mortgage Loans with Balloon
Payments
Risks Related to Certain Payments
Risks of Limited Liquidity and Market
Value
The Limited Nature of Ongoing
Information May Make It Difficult
for You to Resell Your Certificates
Risks Related to Factors Unrelated
to the Performance of the
Certificates and the Mortgage
Loans, Such as Fluctuations in
Interest Rates and the Supply and
Demand of CMBS Generally
Disproportionate Benefits May Be
Given to Certain Classes
The Amount of Credit Support Will
Be Limited
REMIC Status
State and Local Tax Considerations
Tax Considerations Related to
Foreclosure
Changes to REMIC Restrictions on
Loan Modifications May Impact an
Investment in the Certificates
Risk of Limited Assets
Risks Relating to Lack of
Certificateholder Control over the
Issuing Entity
Different Timing of Mortgage Loan
Amortization Poses Certain Risks
Ratings of the Offered Certificates
THE SPONSORS AND THE
      MORTGAGE LOAN SELLERS
UBS Real Estate Securities Inc.
General
UBSRES’s Securitization Program
UBSRES’s Underwriting Standards
Natixis Real Estate Capital LLC
General
Natixis RE’s Commercial Real Estate
Securitization Program
Natixis RE’s Underwriting Standards
THE DEPOSITOR
THE ISSUING ENTITY
THE SERVICERS
  Generally
  The Master Servicer
  The Special Servicer
S-105 S-105 S-106 S-106 S-107 S-107 S-107 S-108 S-108 S-108 S-109 S-109 S-110 S-110 S-110 S-111 S-111 S-113 S-113 S-113 S-113 S-114 S-116 S-116 S-116 S-117 S-119 S-120 S-121 S-121 S-122 S-124
  Removal of the Special Servicer
  The Primary Servicers
Summary of Midland Primary
Servicing Agreement
THE TRUSTEE, CERTIFICATE
  ADMINISTRATOR AND
  CUSTODIAN
  Certain Matters Regarding the
Trustee
Resignation and Removal of the
Trustee
Certain Matters Regarding the
Certificate Administrator
Trustee and Certificate Administrator
Fee
PAYING AGENT, CERTIFICATE
  REGISTRAR, CUSTODIAN AND
  AUTHENTICATING AGENT
THE OPERATING ADVISOR
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS
DESCRIPTION OF THE MORTGAGE
  POOL
General
Security for the Mortgage Loans
Significant Mortgage Loans and
Significant Obligors
Sale of the Mortgage Loans
Certain Underwriting Matters
Split Loan Structures
Trinity Centre Pari Passu Loan
    Combination
Poughkeepsie Galleria Pari Passu Loan
Combination
1700 Market Street Pari Passu Loan
Combination
Additional Mortgage Loan Information
Certain Terms and Conditions of the
Mortgage Loans
Changes in Mortgage Pool
Characteristics
DESCRIPTION OF THE OFFERED
  CERTIFICATES
General
Distributions
Fees and Expenses
Yield Maintenance Charges
Application Priority of Mortgage Loan
or Pari Passu Loan Combination
Collections
Assumed Final Distribution Date
Realized Losses
Prepayment Interest Shortfalls
Subordination
Appraisal Reductions
Delivery, Form and Denomination

S-126
S-129

S-129

S-133

S-134

S-135

S-136

S-137

S-138
S-138

S-139

S-140
S-140
S-141

S-142
S-142
S-143
S-147

S-147

S-148

S-149
S-149

S-154

S-162

S-163
S-163
S-164
S-171
S-178

S-179
S-181
S-181
S-182
S-184
S-184
S-188

Book-Entry Registration
Definitive Certificates
Certificateholder Communication
   Access to Certificateholders’ Names
   and Addresses
   Special Notices
Retention of Certain Certificates by
Transaction Parties and Their
Respective Affiliates
YIELD AND MATURITY
CONSIDERATIONS
Yield Considerations
Weighted Average Life
Certain Price/Yield Tables
THE POOLING AND SERVICING
AGREEMENT
General
Servicing of the Mortgage Loans;
Collection of Payments
The Directing Holder
Limitation on Liability of Directing
Holder
The Operating Advisor
    General
    Role of Operating Advisor Prior to
    Control Termination Event for
    Mortgage Loans
    Role of Operating Advisor for
    Mortgage Loans Only While a
    Control Termination Event or
    Non-Lead Control Termination
    Event Has Occurred and Is
    Continuing
    Annual Report
    Removal of the Special Servicer
    Operating Advisor Termination
    Events
    Rights upon Operating Advisor
    Termination Event
    Termination of the Operating Advisor
    without Cause
    Operating Advisor Compensation
Advances
Accounts
Enforcement of “Due-On-Sale” and
“Due-On-Encumbrance” Clauses
Inspections
Insurance Policies
Assignment of the Mortgage Loans
Representations and Warranties;
Repurchase; Substitution
Certain Matters Regarding the
Depositor, the Master Servicer,
the Special Servicer and the
Operating Advisor
Events of Default

S-189
S-191
S-191

S-191
S-191

S-192

S-192
S-192
S-194
S-196

S-197
S-197

S-197
S-199

S-203
S-203
S-203

S-204

S-204
S-206
S-206

S-207

S-208

S-208
S-208
S-209
S-213

S-215
S-216
S-217
S-219

S-220

S-222
S-224

Rights Upon Event of Default
Amendment
No Downgrade Confirmation
Evidence of Compliance
Voting Rights
Realization Upon Mortgage Loans
Sale of Defaulted Mortgage Loans
and REO Properties
Modifications
Optional Termination
Servicing Compensation and
Payment of Expenses
Special Servicing
Master Servicer and Special Servicer
Permitted To Buy Certificates
Reports to Certificateholders;
Available Information
Certificate Administrator Reports
Information Available Electronically
Other Information
Master Servicer’s Reports
Exchange Act Filings
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX
      CONSEQUENCES
General
Tax Status of Offered Certificates
Taxation of Offered Certificates
Further Information
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
(UNDERWRITER CONFLICTS OF
INTEREST)
LEGAL INVESTMENT
LEGAL MATTERS
RATINGS
LEGAL ASPECTS OF MORTGAGE
LOANS IN NEW YORK AND
FLORIDA
INDEX OF DEFINED TERMS

ANNEX A-1—CERTAIN
CHARACTERISTICS OF THE
MORTGAGE LOANS
ANNEX A-2—CERTAIN POOL
CHARACTERISTICS OF THE
MORTGAGE LOANS AND
MORTGAGED PROPERTIES
ANNEX B—DESCRIPTION OF THE
TOP 20 MORTGAGE LOANS
ANNEX C—GLOBAL CLEARANCE,
SETTLEMENT AND TAX
DOCUMENTATION
PROCEDURES

S-225
S-227
S-228
S-230
S-232
S-232

S-234
S-236
S-239

S-240
S-241

S-247

S-247
S-247
S-240
S-254
S-255
S-256
S-256

S-257
S-257
S-257
S-258
S-259

S-260
S-260

S-262
S-263
S-264
S-264

S-265
S-266

A-1-1

A-2-1

B-1

C-1

ANNEX D—DECREMENT TABLES
ANNEX E—PRICE/YIELD TABLES
ANNEX F—MORTGAGE LOAN
SELLER REPRESENTATIONS
AND WARRANTIES
ANNEX G—EXCEPTIONS TO
MORTGAGE LOAN SELLER
REPRESENTATIONS AND
WARRANTIES
ANNEX H—POUGHKEEPSIE
GALLERIA AMORTIZATION
SCHEDULE
ANNEX I—CLASS A-AB
SCHEDULED PRINCIPAL
BALANCE SCHEDULE
D-1 E-1 F-1 G-1 H-1 I-1

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1.

RELEVANT PARTIES

Issuing Entity
UBS-Citigroup Commercial Mortgage Trust 2011-C1, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the custodian and the trustee. See “The Issuing Entity” in this prospectus supplement.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is (212) 816-6000. Following the transfer of the mortgage loans to the depositor by or on behalf of the sponsors, the depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, and Natixis Real Estate Capital LLC, a Delaware limited liability company. Each of the sponsors will organize and initiate the securitization transaction described in this prospectus supplement by transferring the mortgage loans to the depositor. See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

Mortgage Loan Sellers
UBS Real Estate Securities Inc., a Delaware corporation, and Natixis Real Estate Capital LLC, a Delaware limited liability company. Each of the mortgage loan sellers will transfer or cause the transfer of its mortgage loans to the depositor.

See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
UBS Real Estate Securities Inc.	27	$549,743,803	81.6%
Natixis Real Estate Capital LLC	5	$124,176,796	18.4%

Each mortgage loan seller or one of its affiliates originated each of the mortgage loans as to which it is acting as mortgage loan seller.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans sold to the depositor. The master servicer will also act as master servicer with respect to each pari passu companion loan described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below. See “The Servicers—The Master Servicer” in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (and each pari passu companion loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances with respect to the mortgage loans (but not the pari passu companion loans) and property advances with respect to the mortgage loans (and each pari passu companion loan) under the pooling and servicing agreement, subject in each case to there being no nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates), and (when combined with the fees of any primary servicers) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The master servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Each pari passu mortgage loan and related pari passu companion loan described under “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, together comprise a pari passu loan combination. See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this prospectus supplement for more information on the pari passu loan combinations.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy

Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be responsible for the servicing and administration of: (a) each mortgage loan and pari passu companion loan as to which there is a continuing servicing transfer event; and (b) REO properties. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer at the request of Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is a manager, agent or representative), which is expected to be the initial directing holder (other than with respect to the pari passu mortgage loans described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below) and, on the closing date, is expected to purchase the Class F, Class G and Class H certificates. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer with respect to the pari passu mortgage loans and pari passu companion loans at the request of UBS Real Estate Securities, Inc.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at 0.25% per annum on the stated principal balance of the related specially serviced loan (including any related pari passu companion loan) or REO loan (or mortgage loan or pari passu loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or pari passu loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or pari passu loan combination will be subject to an aggregate cap per mortgage loan or pari passu loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

Primary Servicers
Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, will act as primary servicer with respect to 24 of the mortgage loans, representing 53.1% of the outstanding pool balance as of the cut-off date, which were originated by UBS Real Estate Securities Inc. KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as primary servicer with respect to 1 of the mortgage loans, representing 10.3% of the outstanding pool balance as of the cut-off date, which was originated by UBS Real Estate Securities Inc. See “The Servicers—The Primary Servicers” in this prospectus supplement. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Trustee, Certificate Administrator and Custodian
Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-UB11C1, and its telephone number is (714) 247-6000. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0012% per annum of the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

See “The Trustee, Certificate Administrator and Custodian” in this prospectus supplement.

Operating Advisor	TriMont Real Estate Advisors, Inc., a Georgia corporation.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing, with respect to all the mortgage loans and pari passu companion loans:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement;

(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

In addition, at any time during the period when a “non-lead control termination event,” as described in “The Servicers—Removal of the Special Servicer” in this prospectus supplement, has occurred and is continuing, with respect to any pari passu loan combination, the rights and obligations of the operating advisor set forth in clauses (i) through (iii) above will apply with respect to such pari passu loan combination.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, other than with respect to the pari passu loan combinations, as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

A non-lead directing holder has the right to replace the special servicer and appoint a successor special servicer with respect to the applicable pari passu mortgage loan. The operating advisor, together with the lead directing holder (so long as a consultation termination event does not exist), will have the right to consult with the applicable non-lead directing holder with respect to any such decision by such non-lead directing holder.

After the occurrence and during the continuance of a “non-lead consultation termination event,” as described in “The Servicers—Removal of the Special Servicer,” as described in this prospectus supplement, with respect to a pari passu mortgage loan, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer with respect to the applicable pari passu loan combination, as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

In the case of any pari passu loan combination, a non-lead control termination event and a non-lead consultation termination event can only occur if the related pari passu companion loan has been included in a securitization.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity and any related pari passu companion loan (including any REO loan) and the operating advisor fee rate of 0.0028% per annum.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

Significant Obligors
The mortgaged real properties identified on Annex A-1 to this prospectus supplement as Trinity Centre and Poughkeepsie Galleria secure mortgage loans that represent 10.7% and 10.3%, respectively, of the outstanding pool balance as of the cut-off date. See “Description of the Mortgage Pool—Significant Mortgage Loans and Significant Obligors” in this prospectus supplement.

The Directing Holder
With respect to each mortgage loan (other than the pari passu mortgage loans described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below), the directing holder, referred to as the “lead directing holder”, will be the controlling class certificateholder (or a representative of the controlling class certificateholder) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class is the most subordinate of the Class F, Class G and Class H certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the lead directing holder.

For so long as at least one of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the lead directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class) the consent rights of the lead directing holder will terminate, but the lead directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class) all of the rights of the lead directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

With respect to each pari passu mortgage loan and related pari passu companion loan described in “The Mortgage Pool—Characteristics of the Mortgage Pool—Split Loan Structures” below, the directing holder, referred to as the “non-lead directing holder”, will be the holder of the related pari passu companion loan or its designee. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is a manager, agent or representative) will be the initial lead directing holder with respect to each mortgage loan (other than the pari passu mortgage loans).

It is anticipated that UBS Real Estate Securities Inc. will be the initial non-lead directing holder with respect to each pari passu mortgage loan and related pari passu companion loan.

Underwriters
UBS Securities LLC, Citigroup Global Markets Inc., Natixis Securities Americas LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC are the underwriters. UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller. Citigroup Global Markets Inc. is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor. Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of UBS Securities LLC and Natixis Securities Americas LLC. See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Affiliates and Other Relationships	Citigroup Commercial Mortgage Securities Inc., the depositor, is an affiliate of Citigroup Global Markets Inc., an underwriter.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter.

Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, an underwriter.

Midland Loan Services, a Division of PNC Bank, National Association, is the special servicer and will also be a primary servicer. Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and UBS Real Estate Securities Inc., on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc.

Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and Natixis Real Estate Capital LLC, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and its affiliates, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans sold to the depositor by Natixis Real Estate Capital LLC.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in December 2011 and the date of origination of each mortgage loan.

Closing Date	On or about December 29, 2011.

Distribution Date	The 4th business day following the determination date in each month, commencing in January 2012. The initial distribution date will be January 12, 2012.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in January 2012.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class R and Class LR certificates), the calendar month immediately preceding the month in which that distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class R and Class LR certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering the following 4 classes of UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-AB

The issuing entity, UBS-Citigroup Commercial Mortgage Trust 2011-C1, will issue the above classes and the following classes, which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 32 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 38 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

Class A-1	$37,045,000
Class A-2	$154,403,000
Class A-3	$235,921,000
Class A-AB	$44,375,000

The certificates that are not offered in this prospectus supplement (other than the Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A and Class X-B certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A and Class X-B certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $526,500,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $147,420,599.

Pass-Through Rates	Each class of certificates (other than the Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

•
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-AB certificates will be fixed at 1.5240%, 2.8040%, 3.5950% and 3.1870%, respectively, per annum. The pass-through rates applicable to the Class A-S, Class F, Class G and Class H certificates will be fixed at 5.1540%, 5.0000%, 5.0000% and 5.0000%, respectively, per annum.

•
The respective pass-through rates applicable to the Class B, Class C, Class D and Class E certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

•
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 2.7257% per annum and (ii) Class X-B certificates will equal approximately 0.3181% per annum.

•
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the 5 respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 5 components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates. For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

•
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

•
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the 7 respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those 7 components will be comprised of the respective certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

•
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Class R and Class LR certificates will not have pass-through rates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution Date
The assumed final distribution dates of the various classes of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, then the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	July 2016
Class A-2	October 2016
Class A-3	October 2021
Class A-AB	June 2021

Distributions of Interest	Each class of certificates (other than the Class R and Class LR certificates) will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

•	the pass-through rate applicable for the particular class of certificates for the related distribution date;

•	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

•	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described under “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distribution of Available Funds” in this prospectus supplement.

Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal
Subject to available funds and the payment priority described under “—Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement, the total distributions of principal to be made on the certificates (exclusive of the Class X-A, Class X-B, Class R and Class LR certificates) on any distribution date will, in general, be a function of:

•
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes of certificates with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to the scheduled principal balance for such distribution date set forth in Annex I to this prospectus supplement;

Second, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Third, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Fourth, to the Class A-3 certificates, until the certificate balance of the Class A-3 certificates is reduced to zero;

Fifth, to the Class A-AB certificates, until the certificate balance of the Class A-AB certificates is reduced to zero; and

Sixth, to the other certificates with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the offered certificates will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B, Class R or Class LR certificates will be entitled to any distributions of principal.

Yield Maintenance Charges	Yield maintenance charges will be allocated as described under “Description of the Offered Certificates—Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield Considerations
The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the prospectus.

Subordination; Allocation of Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A or Class X-B certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A or Class X-B certificates will reduce the notional balances of the Class X-A or Class X-B certificates and, therefore, the amount of interest those classes accrue.

Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A(1) and Class X-B(1) certificates

Class A-S certificates

Class B certificates

Class C certificates

Class D certificates

Class E certificates

Class F certificates

Class G certificates

Class H certificates

Class R and Class LR certificates(2)

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class R and Class LR certificates), pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	•	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

•
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

•
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer is required to advance delinquent monthly payments of principal and/or non-default interest (net of related master and primary servicing fees) on a mortgage loan (but not any related pari passu companion loan) if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate), net of the related master and primary servicing fee rate. The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any pari passu companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. The master servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. The master servicer will also be required to make property advances with respect to the pari passu loan combinations (each of which includes a pari passu mortgage loan that is included in the issuing entity and a related pari passu companion loan that is not included in the issuing entity). The master servicer will not be required to make an advance to the extent that it has received written notice that the special servicer determines that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or pari passu loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

	•	Description of the Mortgage Pool;

	•	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	•	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	•	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the outstanding pool balance as of the cut-off date or of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated asset amount attributed to such mortgaged property.

For purposes of calculating the loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per unit, in this prospectus supplement, the principal balance taken into account is the aggregate of the principal balances of the pari passu mortgage loan and the related pari passu companion loan. For purposes of calculating debt service coverage ratios in this prospectus supplement, the annual debt service of each pari passu mortgage loan is the aggregate of the principal and interest payments due in the first 12 months after the expiration of the initial interest only period for such pari passu mortgage loan and the related pari passu companion loan (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, the cut-off date, as set forth on Annex H). See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement for more information regarding the aggregate loan-to-value ratio and debt service coverage ratio for a mortgage loan with a pari passu companion loan.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	32
Number of Mortgaged Properties	38
Number of Amortizing Balloon Mortgage Loans(1)	24
Number of Partial Interest-Only Mortgage Loans(2)	8
Aggregate Principal Balance	$673,920,599
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$3,521,789
Maximum Mortgage Loan Balance	$72,000,000
Average Mortgage Loan Principal Balance	$21,060,019
Range of Mortgage Rates
Minimum Mortgage Rate	5.1700%
Maximum Mortgage Rate	6.6115%
Weighted Average Mortgage Rate(3)	5.9828%
Range of Original Terms to Maturity
Minimum Original Term	60 months
Maximum Original Term	120 months
Weighted Average Original Term to Maturity	105 months
Range of Remaining Terms to Maturity
Minimum Remaining Term	55 months
Maximum Remaining Term	120 months
Weighted Average Remaining Term to Maturity	103 months
Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	240 months
Maximum Remaining Amortization Term	360 months
Weighted Average Remaining Amortization Term	339 months
Range of Loan-to-Value Ratios(4)
Minimum Loan-to-Value Ratio	43.6%
Maximum Loan-to-Value Ratio	74.5%
Weighted Average Loan-to-Value Ratio(4)	64.6%
Range of U/W NCF Debt Service Coverage Ratios(4)
Minimum U/W NCF Debt Service Coverage Ratio	1.16x
Maximum U/W NCF Debt Service Coverage Ratio	2.38x
Weighted Average U/W NCF Debt Service Coverage Ratio(4)	1.43x
Range of U/W NOI Debt Yields(4)
Minimum U/W NOI Debt Yield	9.1%
Maximum U/W NOI Debt Yield	21.0%
Weighted Average U/W NOI Debt Yield(4)	11.5%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Eight (8) mortgage loans representing 38.0% of the outstanding pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 10 months to 57 months following the cut-off date.

(3)
With respect to the 1700 Market Street pari passu mortgage loan, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period related to the payment date in November 2014.

(4)
For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date, as set forth on Annex H) for the pari passu mortgage loan and the related pari passu companion loan.

B. Split Loan Structures
The mortgage loan secured by the mortgaged property identified as Trinity Centre, representing approximately 10.7% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $72,000,000, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $88,000,000. The Trinity Centre pari passu companion loan will be pari passu in right of payment to the Trinity Centre pari passu mortgage loan. The Trinity Centre pari passu companion loan is currently held by UBS Real Estate Securities Inc. The holder of the Trinity Centre pari passu companion loan has certain rights with respect to the Trinity Centre pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—Trinity Centre Pari Passu Loan Combination.” The pooling and servicing agreement will govern the servicing of the Trinity Centre pari passu mortgage loan and the Trinity Centre pari passu companion loan. For additional information regarding the Trinity Centre pari passu mortgage loan, see “Description of the Mortgage Pool—Split Loan Structures—Trinity Centre Pari Passu Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as Poughkeepsie Galleria, representing approximately 10.3% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $69,694,662, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $85,182,365. The Poughkeepsie Galleria pari passu companion loan will be pari passu in right of payment to the Poughkeepsie Galleria pari passu mortgage loan. The Poughkeepsie Galleria pari passu companion loan is currently held by UBS Real Estate Securities Inc. The holder of the Poughkeepsie Galleria pari passu companion loan has certain rights with respect to the Poughkeepsie Galleria pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—Poughkeepsie Galleria Pari Passu Loan Combination.” The pooling and servicing agreement will govern the servicing of the Poughkeepsie Galleria pari passu mortgage loan and the Poughkeepsie Galleria pari passu companion loan. For additional information regarding the Poughkeepsie Galleria pari passu loan combination, see “Description of the Mortgage Pool—Split Loan

Structures—Poughkeepsie Galleria Pari Passu Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as 1700 Market Street, representing approximately 7.4% of the outstanding pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $49,950,000, is secured by a mortgaged property that also secures a pari passu companion loan that is not included in the mortgage pool, which pari passu companion loan has an outstanding principal balance as of the cut-off date of $61,050,000. The 1700 Market Street pari passu companion loan will be pari passu in right of payment to the 1700 Market Street pari passu mortgage loan. The 1700 Market Street pari passu companion loan is currently held by UBS Real Estate Securities Inc. The holder of the 1700 Market Street pari passu companion loan has certain rights with respect to the 1700 Market Street pari passu mortgage loan included in the issuing entity as described under “Description of the Mortgage Pool—Split Loan Structures—1700 Market Street Pari Passu Loan Combination.” The pooling and servicing agreement will govern the servicing of the 1700 Market Street pari passu mortgage loan and the 1700 Market Street pari passu companion loan. For additional information regarding the 1700 Market Street pari passu mortgage loan, see “Description of the Mortgage Pool—Split Loan Structures—1700 Market Street Pari Passu Loan Combination” in this prospectus supplement.

The Trinity Centre pari passu mortgage loan, the Poughkeepsie Galleria pari passu mortgage loan and the 1700 Market Street pari passu mortgage loan are each referred to as a “pari passu mortgage loan” in this prospectus supplement. The Trinity Centre pari passu companion loan, the Poughkeepsie Galleria pari passu companion loan and the 1700 Market Street pari passu companion loan are each referred to as a “pari passu companion loan” in this prospectus supplement.

D. Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E. Nonrecourse
Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property, a fee simple estate in the land beneath an income producing property, or, in the case of certain mortgaged properties, a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate, as set forth below.

		% of Initial
	Number of	Outstanding
	Mortgaged	Pool
Interest of Borrower Encumbered	Properties	Balance(1)
Fee Simple Estate(2)(3)	37	98.8%
Leasehold Estate	1	1.2
Total	38	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

(3)
Includes 2 mortgaged properties that benefit from a tax abatement that is structured as a ground lease under which the related economic development authority owns the fee interest in the land and leases the land back to the related borrower. In both cases, the current fee owner executed the related mortgage.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured by those mortgaged properties, for each indicated purpose are:

			% of Initial
	Number of	Aggregate	Outstanding
	Mortgaged	Cut-off Date	Pool
Property Type	Properties	Balance(1)	Balance(1)
Office	6	$178,114,437	26.4%
Central Business District	4	137,414,437	20.4
Medical	1	26,300,000	3.9
Suburban	1	14,400,000	2.1
Retail	9	$151,501,910	22.5%
Regional Mall	1	69,694,662	10.3
Anchored	5	50,824,747	7.5
Unanchored	3	30,982,500	4.6
Hospitality	10	$104,051,641	15.4%
Limited Service	8	56,319,755	8.4
Full Service	2	47,731,887	7.1
Multifamily	4	$91,361,694	13.6%
Industrial	2	$72,733,808	10.8%
Mixed Use(2)	2	$42,035,422	6.2%
Self-Storage	2	$22,500,000	3.3%
Manufactured Housing Community	2	$7,121,789	1.1%
Other	1	$4,499,898	0.7%
Total	38	$673,920,599	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes retail/office properties.

H. Property Locations
The mortgaged properties are located in 16 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 6% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

			% of Initial
	Number of	Aggregate	Outstanding
	Mortgaged	Cut-off Date	Pool
State/Location	Properties	Balance(1)	Balance(1)
New York	6	$222,314,009	33.0%
Florida	5	121,995,929	18.1
California	3	54,050,000	8.0
Pennsylvania	1	49,950,000	7.4
Texas	5	45,409,976	6.7
Other	18	180,200,686	26.7
Total	38	$673,920,599	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

		Number of	% of Initial
	Default Grace	Mortgage	Outstanding
Due Date	Period Days	Loans	Pool Balance
6th	0	27	81.6%
5th	0	5	18.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

J.	Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Amortizing Balloon(1)	24	$418,106,099	62.0%
Interest Only, then Amortizing(2)	8	255,814,500	38.0
Total	32	$673,920,599	100.0%

(1) Does not include mortgage loans that are partial interest-only mortgage loans.

(2)
Includes 8 mortgage loans that pay interest-only for a period ranging from the first 10 scheduled payments to the first 57 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

K.	Refinanced Loans	As of the cut-off date, the mortgage loan secured by the mortgaged property identified as Dunbar Village on Annex A-1 to this prospectus supplement, representing 0.9% of the initial outstanding pool balance, is a refinancing of another mortgage loan that was previously delinquent and beyond its maturity date.

L.	Properties Underwritten Based on Projections of Future Income

One (1) of the mortgage loans, representing 4.2% of the outstanding pool balance as of the cut-off date, is secured in whole or in part by a mortgaged property that was recently acquired by the related borrower within 6 calendar months prior to the cut-off date and has no prior operating history or does not have historical financial information.

M.	Voluntary Prepayment Provisions; Defeasance Loans
All of the mortgage loans have the following prepayment and/or defeasance characteristics following a related initial lockout period, which is no less than 9 months following the cut-off date or closing date of the securitization, as described below:

Defeasance and Prepayment
	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)	29	$626,720,599	93.0%
Lockout/Yield Maintenance	3	47,200,000	7.0
Total	32	$673,920,599	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date of the securitization.

Lock-Out Period and Open Period
for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permits prepayment with a yield maintenance charge (which amount is at least 1% of the prepaid amount):

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)	Open Period (in months)
Bethesda Health Medical Office	$26,300,000	3.9%	9	4
Beta Center	$14,400,000	2.1%	34	3
Preston Lloyd Shopping Center	$6,500,000	1.0%	24	13

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 3 to 13 scheduled payments (through and including the maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

N.	Compliance with Underwriting Standards

The mortgage loans originated by UBS Real Estate Securities Inc. were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’s Underwriting Standards” in this prospectus supplement.

The mortgage loans originated by Natixis Real Estate Capital LLC were originated in accordance with Natixis Real Estate Capital LLC’s underwriting standards, as set forth under “The Sponsors and the Mortgage Loan Sellers—Natixis Real Estate Capital LLC—Natixis RE’s Underwriting Standards” in this prospectus supplement.

P.	Mortgage Loans with Related Borrowers

One (1) group of mortgage loans representing 6.4% of the outstanding pool balance as of the cut-off date has related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

Q.	Ten Largest Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term (months)	U/W NCF DSCR		Cut-off Date LTV	LTV Ratio at Maturity	U/W NOI Debt Yield
Trinity Centre(1)	$72,000,000	10.7%	5.8975%	117	1.31	x	59.3%	51.3%	10.5%
Poughkeepsie Galleria(1)	69,694,662	10.3	6.6115%	119	1.29	x	65.3%	57.3%	10.3%
Portofino at Biscayne	55,759,107	8.3	5.2750%	56	1.37	x	74.0%	68.9%	9.7%
1700 Market Street(1)(2)	49,950,000	7.4	5.1700%	58	1.38	x	69.4%	66.5%	10.0%
333 North Bedford Road	44,733,808	6.6	5.5500%	56	1.57	x	55.9%	50.5%	12.9%
One Montgomery Street	31,550,000	4.7	5.6695%	117	1.31	x	65.7%	59.0%	9.4%
Sun Products Distribution Center	28,000,000	4.2	6.4765%	120	1.29	x	65.1%	49.0%	12.7%
Bethesda Health Medical Office	26,300,000	3.9	6.4390%	119	1.49	x	69.2%	61.9%	11.7%
Marriott Buffalo Niagara	24,933,544	3.7	6.3000%	117	2.38	x	43.6%	37.4%	21.0%
Doubletree Chattanooga	22,798,343	3.4	5.6500%	114	1.52	x	69.1%	53.3%	12.8%
Total/Wtd. Avg	$425,719,464	63.2%	5.8759%	96	1.43	x	64.1%	56.7%	11.4%

(1)
For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date, as set forth on Annex H) for the pari passu mortgage loan and the related pari passu companion loan.

(2)
With respect to the 1700 Market Street pari passu mortgage loan, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period related to the payment date in November 2014.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will affect the termination of the issuing entity and retirement of the then outstanding certificates. Following the date on which the Class A-1 through Class E certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class X-B certificates, but excluding the Class R and Class LR certificates), remaining in the issuing entity; provided that the sole remaining certificateholders makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination and Redemption” in the accompanying prospectus.

Repurchase Obligation
Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution.” If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage Loans and REO Properties; Right of First Refusal; Purchase Options

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of an REO property relating to a pari passu loan combination, the holder of the related pari passu companion loan, as a collective whole as if such certificateholders and pari passu companion loan holder constitute a single lender; provided, however, that the lead directing holder (unless a consultation termination event has occurred and is continuing) will have a right of first refusal with respect to any sale of a defaulted mortgage loan being sold for a price less than the sum of the outstanding principal balance thereof, accrued and unpaid interest thereon and any outstanding advances and certain expenses related thereto. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Furthermore any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Certain Terms and

Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third-party as discussed elsewhere in this prospectus supplement. See “Risk Factors—Risks Related to the Mortgage Loans—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” and “—Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders” in this prospectus supplement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interest may arise from, among other things, the following relationships and activities:

•
the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, trustee, certificate administrator, master servicer, special servicer, operating advisor or any of their respective affiliates;

•
the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their respective affiliates with any borrower or loan sponsor;

	•	the obligation of the special servicer to take actions at the direction of the applicable directing holder;

•
the broker-dealer activities of the underwriters and their respective affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•
the opportunity of the initial investor in the Class F, Class G, and Class H certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

	•	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Certain Federal Income Tax Consequences
Elections will be made to treat portions of the issuing entity as two separate real estate mortgage investment conduits or REMICs, referred to as the lower-tier REMIC and the upper-tier REMIC, for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Class R certificates will represent the sole class of “residual interests” in the upper-tier REMIC, and the Class LR certificates will represent sole class of residual interests in the lower-tier REMIC.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

	•	Each class of offered certificates will constitute a class of “regular interests” in the upper-tier REMIC.

	•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

	•	It is anticipated that the Class A-1, Class A-2, Class A-3 and Class A-AB certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption, Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of certain mortgage pass-through certificates sold in an underwriting where UBS Securities LLC is the lead or co-lead manager and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to UBS Securities LLC will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the prospectus.

Ratings
The depositor expects that the certificates offered in this prospectus supplement will receive investment grade credit ratings from two nationally recognized statistical rating organizations engaged by UBS Securities LLC to rate those certificates.

A rating is not a recommendation to purchase, hold or sell the related offered certificates. Any rating agency that rates the offered certificates may, in its discretion, lower or withdraw its rating at any time as to any class of offered certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the offered certificates.

A rating assigned to any class of offered certificates by any rating agency that has not been engaged by UBS Securities LLC to do so may be lower than the rating assigned to such class of offered certificates by the rating agencies engaged by UBS Securities LLC.

Nationally recognized statistical rating organizations that were not engaged by UBS Securities LLC may issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by a nationally recognized statistical rating organization engaged by UBS Securities LLC. The issuance of unsolicited ratings of one or more classes of the certificates that are different from ratings assigned, with respect to the certificates offered by this prospectus supplement, by the nationally recognized statistical rating organizations engaged by UBS Securities LLC may impact the liquidity, market value and regulatory characteristics of that class or those classes of offered certificates. As part of the process of obtaining ratings for the offered certificates, UBS Securities LLC had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, UBS Securities LLC selected two of them to rate the offered certificates and did not select the other such nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to UBS Securities LLC.

Furthermore, the Securities and Exchange Commission may determine that either or both of the credit rating agencies engaged by UBS Securities LLC to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement.

Legal Investment
The offered certificates will not constitute “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance and Settlement	The certificates offered by this prospectus supplement will be issuable in registered form, in minimum denominations of $10,000 and in multiples of $1 in excess of $10,000.

You may hold your certificates through (i) The Depository Trust Company (in the United States) or (ii) Clearstream Banking, sociéte anonyme or The Euroclear System (in Europe). Transfers within The Depository Trust Company, Clearstream Banking, société anonyme or The Euroclear System will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate has resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured finance products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured finance products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

Heightened Underwriting Standards May Contribute to Losses on Commercial Loans

Many commercial mortgage lenders have tightened their loan underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the commercial real estate market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential buyers of commercial real estate.  The continued use or further adjustment of these loan underwriting standards may contribute to further increases in delinquencies and losses on commercial mortgage loans generally.

Global Market Disruptions and Recent U.S. Legislation May Adversely Affect the Availability of Credit for Commercial Real Estate

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these protests and change in government will have in Egypt, Libya, Syria or the Middle East, or what effects such events in Egypt, Libya, Syria or the Middle East might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise.  We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not guaranteed or should not be considered to be, by any person or entity.

All of the mortgage loans are or should be considered to be nonrecourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, customary nonrecourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance of any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of the mortgage loan at the maturity date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Maturity date payments are primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the mortgaged property itself, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.  Many of the mortgaged properties have limited payment history.  For example, with respect to 1 mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Sun Products Distribution Center, representing approximately 4.2% of the outstanding pool balance as of the cut-off date, construction for the related mortgaged property was completed less than 1 year prior to the origination of the related mortgage loan.  In addition, all of the mortgage loans were originated within 12 months prior to the cut-off date.  Consequently, these mortgage loans do not have a long-standing payment history.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Risk Factors—Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property is Highly Subjective and Subject to Error” in the prospectus.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement and attached to this prospectus supplement in Annex G).  If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan,” “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to this securitization transaction.  All of the mortgage loans have appraisals dated within the past 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

In the case of 2 mortgaged properties, collectively securing 8.8% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each such related mortgaged property is 100.0% leased to a single tenant, based on net rentable area (excluding leased fee assets).  In the case of 3 other mortgaged properties, securing 6.7% of the outstanding pool balance as of the cut-off date by allocated loan amount, if applicable, each mortgaged property is leased to one or more significant tenants, with one tenant occupying a net rentable area of 50% or more of the related mortgaged property. Certain single tenants or significant tenants have lease expiration dates or early termination options that are prior to the related mortgage loan maturity date.  For a list of each mortgaged property leased to a single tenant or a significant tenant, along with the related mortgage loan maturity date (or anticipated repayment date, as applicable) and lease expiration dates, see Annex A-1.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  See Annex A-1 for lease expiration dates (for the five largest tenants at each mortgaged property, based on net rentable area) and mortgage loan maturity dates (and anticipated repayment dates, as applicable).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty with respect to specified portions or percentages of the mortgaged property, or failure to meet certain income or occupancy thresholds.  Certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time for lack of appropriations or for other reasons.  There can be no assurance that if a tenant exercises an early termination option prior to the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.  See “—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 333 North Bedford Road, which secures a mortgage loan that represents 6.6% of the outstanding pool balance as of the cut-off date, Diamond Properties LLC, which holds an approximately 73.25% equity interest in the borrower, holds an approximately 31.8% equity interest in the largest tenant, Grand Prix New York Racing, LLC, which leases approximately 19.5% of the leasable area.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 4601 Washington Avenue, which secures a mortgage loan that represents 1.6% of the outstanding pool balance as of the cut-off date, the largest tenant, Dobrowski, LLP, which leases approximately 33.8% of the leasable area, is controlled by the same individual who controls the borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●	space in the mortgaged properties could not be leased or re-leased;

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the tenants (which may include significant tenants) have lease expiration dates that occur on or prior to, or shortly following, the maturity date of the related mortgage loan.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date. In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the borrower violates the lease or interferes with the tenant’s use of the property, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives or in the case of a government tenant, for lack of appropriations or other reasons.  Annex A-1 does not identify early termination options that tenants may have under their leases.  For example, with respect to the largest mortgage loan in the pool, the largest tenant at the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan that represents 10.7% of the outstanding pool balance as of the cut-off date, is Port Authority of New York and New Jersey, which tenant occupies approximately 17.5% of the gross leasable area, subject to three leases, which leases have various early termination options prior to the related lease termination date.  For additional information see “Annex B—Description of the Top 20 Mortgage Loans—Trinity Centre.”

The footnotes to Annex A-1 (but not Annex A-1 itself) identify certain of the non-contingent early termination provisions related to the five largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  For examples of certain mortgaged properties that have tenants with leases with certain early termination provisions, see “Annex B—Description of the Top 20 Mortgage Loans” and the footnotes to Annex A-1.

Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages on or prior to the related maturity date.  In some situations, all of the leases at a mortgaged property may expire or be terminated on or prior to the related maturity date and, in other cases, certain tenants may have executed leases but are not yet in occupancy and are not open for business.

With respect to any mortgage loan with a government or government agency tenant, it is likely that such tenant’s lease permits the government tenant to terminate the lease prior to the related lease expiration date for lack of appropriations or other reasons.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as the Shops at Greenwood, which secures a mortgage loan that represents 2.6% of the outstanding pool balance as of the cut-off date, the United States Postal Service is the largest tenant occupying 11.6% of the net rentable area.  The lease expires August 31, 2016, however, the tenant has the option to terminate its lease commencing August 1, 2014 at any time with 180 days written notice.  In July 2011, the Postmaster General indicated it plans to close nearly 3,700 post offices throughout the United States.  There can be no assurance that the Postmaster General will not close this branch during the term of the mortgage loan.  There are other mortgaged properties that are leased to government tenants and other mortgaged properties leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1.

With respect to the ten largest mortgage loans (based on cut-off date principal balance), the following mortgage loans have significant rollover (50% or more) during the related loan term):

Name of Mortgaged Property (as identified on Annex A-1)	Maturity Date	% of tenant rollover during the related loan term
Trinity Centre	September 6, 2021	79.9%
Poughkeepsie Galleria	November 6, 2021	73.2%
One Montgomery Street	September 6, 2021	100.0%

Certain of the mortgage loans may have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease without typical triggers.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases” below.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults on its obligations to a borrower (or if the tenant terminates pursuant to the terms of its lease), the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

In addition, a tenant lease that expires or is terminated near, including during a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above.

Tenant Bankruptcy Entails Risks.  Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The ten largest mortgage loans represent approximately 63.2% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans other than the ten largest mortgage loans represents no more than 3.3% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Hospitality Specialists Portfolio–Pool 2 and Hospitality Specialists Portfolio–Pool 1.  Two (2) mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the mortgage loans representing 3.3% and 3.1%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	6 office properties representing 26.4% of the outstanding pool balance as of the cut-off date;

●	9 retail properties representing 22.5% of the outstanding pool balance as of the cut-off date;

●	10 hospitality properties representing 15.4% of the outstanding pool balance as of the cut-off date;

●	4 multifamily properties representing 13.6% of the outstanding pool balance as of the cut-off date;

●	2 industrial properties representing 10.8% of the outstanding pool balance as of the cut-off date;

●	2 mixed use properties representing 6.2% of the outstanding pool balance as of the cut-off date;

●	2 self storage properties representing 3.3% of the outstanding pool balance as of the cut-off date;

●	2 manufactured housing community properties representing 1.1% of the outstanding pool balance as of the cut-off date; and

●	1 property of another type (parking garage) representing 0.7% of the outstanding pool balance as of the cut-off date.

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in 16 states.  Six (6) mortgaged properties, securing 33.0% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in New York.  Five (5) mortgaged properties, securing 18.1% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Florida.  Three (3) mortgaged properties, securing 8.0% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in California.  One (1) mortgaged property, securing 7.4% of the outstanding pool balance by allocated loan amount as of the cut-off date, is located in Pennsylvania.  Five (5) mortgaged properties, securing 6.7% of the outstanding pool balance by allocated loan amount as of the cut-off date, are located in Texas.  See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also for certain legal aspects of mortgage loans secured by mortgaged properties located in New York and Florida, see “Legal Aspects of Mortgage Loans in New York and Florida” in this prospectus supplement.  Except as set forth in this paragraph, no state contains more than 5.4% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, Louisiana, North Carolina and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana, North Carolina and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless such mortgaged property is located in a flood zone and flood insurance is available.  Even if the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  In addition, events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010 could lead to a regional economic downturn for the entire region.  For example, the Gulf of Mexico incident led to regional economic downturn for the Gulf Coast of the United States, and had an adverse impact on mortgaged properties located in nearby states, including Florida, Louisiana and Texas.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

Office Properties Have Special Risks

There are 6 office properties securing approximately 26.4% of the outstanding pool balance as of the cut-off date.

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

There are 9 mortgaged properties that are retail properties.  These properties secure approximately 22.5% of the outstanding pool balance as of the cut-off date.  The value of the retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Six (6) of the subject retail mortgaged properties (which includes 1 regional mall), securing mortgage loans representing approximately 17.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable sponsor to have an “anchor tenant.”

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near, including within a relatively short period following, the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants that contain certain operating and maintenance covenants.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property.  Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Several retail mortgaged properties that secure mortgage loans in the pool have tenants permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

A number of the tenant leases and reciprocal easement agreements at the retail mortgaged properties have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of the Mortgaged Property.  Borrowers, affiliates of borrowers and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties including, without limitation, properties that may be situated adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short-term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  The mortgaged properties identified as Plaza Mall of Georgia – Phase II, 4601 Washington Avenue, Chicago Portfolio (343 West Erie Street), Kirkman Oaks Shopping Center, Northview Plaza, Preston Lloyd Shopping Center, Westpointe Shopping Center and Chicago Portfolio (747 North LaSalle Street), on Annex A-1 to this prospectus supplement, securing mortgage loans representing approximately 1.7%, 1.6%, 1.5%, 1.2%, 1.1%, 1.0%, 0.9% and 0.8% (by allocated loan amount), respectively, of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club or Exercise Studio Space Tenants.  The mortgaged property identified as 333 North Bedford Road on Annex A-1 to this prospectus supplement, securing a mortgage loan representing approximately 6.6% of the outstanding pool balance as of the cut-off date, includes a significant health club or exercise studio tenant at the related mortgaged property, which tenant is listed on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater Tenants.  The mortgaged property identified as Poughkeepsie Galleria on Annex A-1 to this prospectus supplement, securing a mortgage loan representing approximately 10.3% of the outstanding pool balance as of the cut-off date includes a significant movie theater tenant, which tenant is listed on Annex A-1 to this prospectus supplement.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Tenant Bankruptcy Entails Risks” above.

Hospitality Properties Have Special Risks

There are 10 hospitality properties, securing mortgage loans representing approximately 15.4% of the outstanding pool balance as of the cut-off date.  Two (2) such hospitality properties, securing mortgage loans representing approximately 7.1% of the outstanding pool balance as of the cut-off date, are considered to be full service.  Eight (8) of the hospitality properties, securing mortgage loans representing approximately 8.4% of the outstanding pool balance as of the cut-off date, are considered to be limited service.

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The Inability to Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full-service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Management Company.  The mortgaged properties identified as Marriott Buffalo Niagara, Doubletree Chattanooga, Hospitality Specialists Portfolio - Pool 2, Hospitality Specialists Portfolio - Pool 1, Holiday Inn Express Cooperstown and Holiday Inn Express Richmond Airport on Annex A-1 to this prospectus supplement,  securing mortgage loans representing 15.4% of the outstanding pool balance as of the cut-off date, are hotel properties associated with hotel brands through franchise agreements and, in some cases, are also managed pursuant to management agreements.  With respect to some of the mortgage loans listed in the preceding sentence, the related franchise agreements and/or management agreements will expire prior to, on or soon after the maturity dates of the related mortgage loans.

For example, with respect to:

●
the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marriott Buffalo Niagara, Hampton Inn Stevensville, Holiday Inn Express Cooperstown and Holiday Inn Express Richmond Airport, securing mortgage loans representing 6.5% of the outstanding pool balance as of the cut-off date, there are associated franchise agreements which expire prior to the maturity date of the related mortgage loan, with no option to renew.  However, a cash flow sweep is required to commence 12 months prior to the expiration of such franchise agreements;

●
the mortgaged properties identified on Annex A-1 to this prospectus supplement as Marriott Buffalo Niagara, Hampton Inn Stevensville, Holiday Inn Express Cooperstown and Holiday Inn Express Richmond Airport, securing mortgage loans representing 6.5% of the outstanding pool balance as of the cut-off date, each related franchise agreement expires prior to the maturity date of the related mortgage loan, in some cases after the exercise of the successive renewal options, and in each case there is no option to renew such agreement; and

●
the mortgaged properties identified on Annex A-1 to this prospectus supplement as Springhill Suites Grand Rapids and Residence Inn Holland, securing mortgage loans representing 2.1% of the outstanding pool balance as of the cut-off date, the related franchise agreement is subject to a single 10-year renewal option, but it may be terminated by either party prior to the exercise of any such renewal option; provided that certain conditions are met.

A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the issuing entity could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Multifamily Properties Have Special Risks

There are 4 multifamily properties, securing approximately 13.6% of the outstanding pool balance as of the cut-off date.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short-terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space, and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability to Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Industrial Properties Have Special Risks

There are 2 industrial properties, securing approximately 10.8% of the outstanding pool balance as of the cut-off date.  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single tenant or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Mixed Use Facilities Have Special Risks

There are 2 mixed use properties, securing approximately 6.2% of the outstanding pool balance as of the cut-off date.  Each of these mixed use properties contains one or more of the following property types: retail and office.  To the extent a mixed use property has retail and office, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks,” “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks.”  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Self Storage Properties Have Special Risks

There are 2 self storage properties, securing approximately 3.3% of the outstanding pool balance as of the cut-off date.

The self storage facilities market contains low barriers to entry.  In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.  In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities.  Therefore, these facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Manufactured Housing Community Properties Have Special Risks

There are 2 manufactured housing community properties, securing approximately 1.1% of the outstanding pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail Leases

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors and/or a percentage of the tenants cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.

See “—Certain Additional Risks Related to Tenants” above.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

From time to time, certain of the mortgaged properties may undertake construction, redevelopment, renovation of significant repair projects.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

The borrowers under certain mortgage loans have given to one or more tenants or another person (or the related mortgaged property may be subject to) a right of first refusal in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises in the event that the sale of the borrower’s leasehold interest is contemplated, an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Montgomery Street, which secures a mortgage loan that represents 4.7% of the outstanding pool balance as of the cut-off date, the sole tenant, Wells Fargo, has a right of first refusal, surviving foreclosure, to lease any vacant space in the building during any portion of the term in which it is occupying space at the mortgaged property, and to use all or a portion of the premises known as the “banking hall” in accordance with the lease provisions.

Furthermore, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Bethesda Health Medical Office, which secures a mortgage loan that represents 3.9% of the outstanding pool balance as of the cut-off date, the tenant known as Bethesda Healthcare Systems has a one-time right of first refusal in connection with any sale of mortgaged property, which is subordinated to the mortgage, and a right of first refusal on any available leasable space of not less than 2,000 contiguous square feet at the mortgaged property.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Marriott Buffalo Niagara, which secures a mortgage loan that represents 3.7% of the outstanding pool balance as of the cut-off date, Marriott, the franchisor, has a right of first refusal in the event of a sale or lease of that mortgaged property.

These rights, in some cases, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of bankruptcy or insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the sponsors believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability to Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required to Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)      take investigative and/or remedial action;

(b)      carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)      monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)      obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)      obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)      the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties (other than as described below) have (i) had an environmental site assessment (or a database review) within the 12 months preceding the closing date of the securitization, or (ii) obtained a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

The mortgaged property identified on Annex A-1 to this prospectus supplement as 4601 Washington Avenue, which secures a mortgage loan that represents 1.6% of the outstanding pool balance as of the cut-off date, was historically occupied by an automobile sales and repair facility with an associated salvage yard.  In addition, fueling stations were formerly located on adjoining properties.  A Phase II subsurface investigation performed in 2007 identified, at the southwest portion of the mortgaged property, elevated levels of methyl-tert-butyl ether (also known as MTBE) in the groundwater above the “groundwater to ingestion” protective concentration levels for residential developments.  In a written proposal dated November 2008, Envirotest, Ltd., the full service environmental consulting company that performed the prior Phase II subsurface investigation, identified remaining tasks to obtain closure of this environmental matter in accordance with the requirements of the Texas Commission on Environmental Quality. The remaining tasks include, for example, enrolling in a voluntary cleanup program, preparing an Affected Property Assessment Report, and implementing corrective action program.  In addition, all monitor wells and investigation-derived waste are required to be removed from the property in accordance with applicable rules and regulations.  Envirotest, Ltd. estimated the total cost of completing the remaining tasks to be $40,477.  The related borrower has escrowed approximately $50,596 to cover those costs.

There can be no assurance that any environmental site assessment, study or review or Phase I and Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including friable or non-friable asbestos-containing materials, mold, lead-based paint, radon gas, leaking aboveground and/or underground storage tanks, dry cleaning operations, historical use as a cemetery, gas stations, auto repair operations, photo development operations, storage of large quantities of waste chemicals, polychlorinated biphenyl contamination, soil and/or ground water contamination from onsite and/or off-site sources, elevated soil vapor concentrations or other material environmental conditions.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

For more information regarding environmental considerations, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

All of the mortgage loans are non-amortizing or partially amortizing balloon loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan (or pari passu loan combination) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or pari passu loan combination) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments” in the prospectus.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The current credit crisis and recent economic downturn has resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

Each mortgage loan seller has informed us that each of the mortgage loans is expected to have substantial remaining principal balances as of its stated maturity date or anticipated repayment date.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Tenancies in Common May Hinder Recovery

Two (2) of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 1700 Market Street and One Montgomery Street, representing 7.4% and 4.7% of the initial outstanding pool balance, respectively, as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage asset may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage asset, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage asset. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. However, there can be no assurance that the related guarantor will satisfy this obligation.  See “—Risks Related to Loan Sponsor Guaranties” below.

Shari’ah Compliant Loans

One (1) of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Bethesda Health Medical Office, representing 3.9% of the outstanding pool balance as of the cut-off date, is structured to comply with Islamic law (Shari’ah).  Title to the mortgaged property is held by the related borrower, which is owned by a corporate service company.  The borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan.  By its terms, the master lease is expressly subordinate to the related mortgage loan documents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  To mitigate the effect of such recharacterization, (i) the master lessee has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by the master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the mortgage loan and (iii) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of passive equity interests, such as limited partnership and non-managing membership interests in the related borrower and of less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

In connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.

Lack of Skillful Property Management Entail Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available to Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters, such as the recent oil spill in the Gulf of Mexico, also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered Under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies.”

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such insurance, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.  In addition, with respect to some of the mortgaged properties, a sole tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 15 of the top 20 mortgage loans, which collectively represent 73.9% of the initial outstanding pool balance, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation to Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the “cap” amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

For example, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Sun Products Distribution Center, which secures a mortgage loan that represents 4.2% of the outstanding pool balance as of the cut-off date, the mortgaged property benefits from a significant tax abatement through the Bowling Green Area Economic Development Authority, Inc., and the Kentucky Enterprise Initiative Act Sales and Use Tax Incentive.  The tax abatement is structured as a ground lease under which the Bowling Green Area Economic Development Authority owns the land and leases it to the Borrower for a 20.5 year term that expires November 2030.  All rent due under the ground lease has been prepaid by the borrower. At or prior to the end of the lease term, Borrower has the option to purchase the fee interest for $100.  Bowling Green Area Economic Development Authority, Inc. signed the related mortgage as fee owner.  In addition, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Doubletree Chattanooga, which secures a mortgage loan that represents 3.4% of the outstanding pool balance as of the cut-off date, the borrower holds a leasehold interest pursuant to a PILOT agreement with Industrial Development Board which agreement terminates in 2013. Upon termination of the PILOT agreement, the borrower has the option to purchase the fee estate for $1.00, which right has been assigned to the lender. Under the loan documents, the borrower is obligated to purchase the fee estate upon the expiration or termination of the PILOT agreement.  The failure to do so will trigger an event of default under the loan documents and recourse to the nonrecourse carveout guarantor.  Industrial Development Board signed the related mortgage as fee owner.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Three (3) mortgage loans, representing 9.3% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.  This arrangement is designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a multi-property mortgage loan, and the cash flows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

Some of the multi-property collateralized mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property collateralized mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgage loans.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

One (1) mortgaged property, which represents security for 1.2% of the outstanding pool balance as of the cut-off date by allocated loan amount, is secured by a mortgage on the borrower’s leasehold (or subleasehold) interest in the related mortgaged property and not the related fee simple interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

In addition, the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws and Other Restrictions on Property Use

As described in the prospectus under “Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations related to floor area ratio, height, setbacks or density.  Many of these mortgaged properties have been determined to be legal nonconforming structures, which would be required to be rebuilt in accordance with current zoning requirements in the event of a casualty with respect to in excess of a certain threshold percentage of the property.  In some cases, the related borrower has obtained law and ordinance insurance to cover loss related to the a requirement that the mortgaged property be rebuilt in accordance with current zoning requirements.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan that represents 10.7% of the outstanding pool balance as of the cut-off date, the mortgaged property has New York Department of Buildings violations related to a restaurant at the mortgaged property for failing to obtain a place of assembly filing and a certificate of occupancy. The borrower is required to use commercially reasonable efforts to promptly cause these violations to be removed from the records of the New York Department of Buildings. Additionally, the mortgaged property currently has access to certain utilities through a revocable license with the New York City Department of Transportation that expires on June 30, 2016. The borrower is required to renew this license or provide for an alternate means of transmission.  Furthermore, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Montgomery Street, which secures a mortgage loan that represents 4.7% of the outstanding pool balance as of the cut-off date, a portion of the basement space (4,643 square feet) encroaches on city-owned property. The city has granted a license with respect to the mortgaged property to use the encroachment space. This license is revocable by the city at any time. According to the appraisal, the encroachment space is valued at $2.4 million dollars. The guarantors are liable for any losses arising out of or in connection with the encroachment of this space.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building or condominium regime.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Residence Inn Holland, which mortgaged property secures a mortgage loan that represents 0.9% of the outstanding pool balance as of the cut-off date by allocated loan amount, the related mortgaged property is subject to a six unit condominium structure pursuant to which the related borrower owns one unit in the condominium regime and is subject to certain restrictions contained in the documents that govern the condominium regime. The related borrower does not control the condominium board.  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus.  Other use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, which secures a mortgage loan that represents 10.7% of the outstanding pool balance as of the cut-off date, the buildings on the mortgaged property have been designated as New York City landmarks.  In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Bethesda Health Medical Office, which secures a mortgage loan that represents 3.9% of the outstanding pool balance as of the cut-off date, the mortgaged property is located on wetlands. As such, any of the borrower’s construction activities at the mortgaged property may be limited by the local department of environmental resource management.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

For example, with  respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as StorQuest Oxnard, which secures a mortgage loan that represents 0.8% of the outstanding pool balance as of the cut-off date, a document entitled “Merged Downtown Renewal (R-108) and Central City Revitalization Project Statement” is recorded on the title to the mortgaged property. This document provides that all areas within the defined “Project Area” (which includes the mortgaged property) are subject to condemnation by the Community Development Commission of the City of Oxnard for the purposes of redevelopment under the “Redevelopment Plan.” This plan was adopted on July 18, 2000, and the condemnation power expires on August 17, 2012. The mortgaged property was developed for its current use in 2003. There can be no assurance that the condemnation power will not be exercised or that, if exercised, the award will be sufficient to satisfy the outstanding mortgage loan balance.

In addition, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Chicago Portfolio (343 West Erie Street), which secures a mortgage loan that represents 1.5% (by allocated loan amount) of the outstanding pool balance as of the cut-off date, the City of Chicago brought an action against one of the borrowers claiming numerous building code violations, including, among other things, failure to provide proper exit signs, fire partitions and the necessary stairwell door failsafe system.  Given that this property has a nightclub tenant and a restaurant tenant, such code violations could prove dangerous in the case of a fire.  The borrower has represented that all violations have been cured, and that the only remaining open issue involves permitting and inspections related to the conversion to office uses of certain space in the building.  The litigation is still open and the next hearing is scheduled for September, 2012.  There can be no assurance that the mortgaged property is now in compliance with city building regulations.  In addition, this borrower was also sued by a former tenant at the mortgaged property alleging that the borrower as landlord failed to provide hot water and perform necessary repairs.  This case is pending.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs,

foreclosure proceedings or deed-in-lieu of foreclosure transactions, litigation, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property.  Except as disclosed in the succeeding paragraphs in this “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” section, we are not aware of any borrower or principal of the borrower that has filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.

In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure, including, without limitation, as discussed in the following paragraph.

For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Portofino at Biscayne, which secures a mortgage loan that represents 8.3% of the outstanding pool balance as of the cut-off date, a special purpose entity formed by an affiliate of the principal of the borrower is the subject of an involuntary bankruptcy proceeding that commenced after a mortgage loan on a property (located in Maryland) owned by that special purpose entity went into default in December 2009.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Dunbar Village, which secures a mortgage loan that represents 0.9% of the outstanding pool balance as of the cut-off date:

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The borrower, ZRAJ Dunbar LLC, is controlled by Zamias Services, Inc., which holds a 50% equity interest in ZRAJ Dunbar LLC.  In May 2001, Damian Zamias and George Zamias, each of whom holds a 25% equity interest in Zamias Services Inc., and certain entities controlled by Zamias Services Inc. filed for Chapter 11 bankruptcy protection.  A final decree closing the Chapter 11 case was entered in November 2003.

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The mortgaged property was previously one of four properties that secured a mortgage loan extended by General Electric Capital Corporation to ZRAJ Dunbar LLC.  That mortgage loan entered maturity default in May 2010.  General Electric Capital Corporation moved to foreclose on the properties, including Dunbar Village, in late 2010.  However, the foreclosure was halted, as the parties agreed to a second term of forbearance.  Dunbar Village was released from the lien of the General Electric Capital Corporation mortgage loan in September 2011.

In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Plaza Mall of Georgia – Phase II, which secures a mortgage loan that represents 1.7% of the outstanding pool balance as of the cut-off date, a sponsor-owned real estate partnership filed bankruptcy protection in 2002 and emerged from bankruptcy in 2002.

Certain of the borrowers or loan sponsors may have a history of litigation or other proceedings against their lenders, in some cases involving various parties to the securitization transaction.  For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Trinity Centre, representing approximately 10.7% of the outstanding pool balance as of the cut-off date, an affiliate of one of the Trinity Centre pari passu mortgage loan sponsors was a loan sponsor with respect to an unrelated mortgage loan, which will not be included in the issuing entity. The lender claimed a default under that loan and foreclosed against the related property, which has resulted in ongoing litigation by such affiliate of the Trinity Centre pari passu mortgage loan sponsor against the holder of that other mortgage loan and its servicer contesting the validity of such foreclosure and seeking damages.

Also, in the case of the mortgage loan secured by the mortgaged property identified as Poughkeepsie Galleria, representing approximately 10.3% of the outstanding pool balance as of the cut-off date, Poughkeepsie Galleria Company (the nonrecourse carveout guarantor) and its majority partner are involved in litigation against a former partner.  The complaint alleges that such former partner violated the Poughkeepsie Galleria Company partnership agreement by attempting to wrongfully dissolve the partnership. In addition, certain of the Poughkeepsie Galleria pari passu mortgage loan sponsors were also loan sponsors with respect to an unrelated construction loan, which will not be included in the issuing entity, made by Citigroup Global Markets Realty Corp. (an affiliate of the depositor). Citigroup Global Markets Realty Corp. claimed a default under that construction loan, which resulted in prolonged litigation with the loan sponsors and led to a settlement and restructuring of that construction loan.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 1700 Market Street, which secures a mortgage loan that represents 7.4% of the outstanding pool balance as of the cut-off date, two of the nonrecourse carveout guarantors of the 1700 Market Street pari passu mortgage loan are involved in a pending litigation related to other debt allegedly incurred by a special purpose entity borrower related to another mortgage loan that ultimately went into default. These guarantors were also the nonrecourse carveout guarantors under such other loan.  The property that secured such defaulted loan was sold at foreclosure, resulting in a deficiency of approximately $6.4 million.  The special servicer for such defaulted loan is seeking payment of this amount from the guarantors. The special servicer has prevailed on a summary judgment motion based on a claim that the defaulting borrower violated its special purpose entity covenants regarding incurring additional indebtedness against the guarantors relating to such claim and the guarantors have filed a motion for reconsideration.  There can be no assurance that loan sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon an attempt by the servicer to enforce the loan documents, resulting in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or pari passu companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the pari passu companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of a directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  A directing holder (except to the extent it is the holder of a pari passu companion loan) will be controlled by the controlling class certificateholders.  A directing holder may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that a directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Removal of the Special Servicer” in this prospectus supplement.  It is expected that Rialto Real Estate Fund, LP (or one of its affiliates or investment funds for which it is a manager, agent or representative) will be the initial directing holder with respect to each mortgage loan (other than with respect to the pari passu mortgage loans), and UBS Real Estate Securities Inc. will be the initial directing holder with respect to the pari passu mortgage loans and related pari passu companion loans.

In addition, in certain circumstances, following a control termination event, and with respect to any pari passu mortgage loan, also following a non-lead control termination event with respect to the related pari passu companion loan, in each case, as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event or Non-Lead Control Termination Event Has Occurred and Is Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this prospectus supplement under “The Servicers—Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that a directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

You should be aware that: (a) a directing holder (i) may take or refrain from taking actions that favor the interests of such directing holder over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of such directing holder; and (b) no certificateholder may take any action against such directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

TriMont Real Estate Advisors, Inc. has been appointed as the initial operating advisor.  See “The Operating Advisor” in this prospectus supplement.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans (including all the pari passu mortgage loans).  In addition, if a non-lead control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to the affected pari passu loan combination.  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender) and, with respect to each pari passu loan combination, also for the benefit of the holder of the related pari passu companion loan (as a collective whole as if such certificateholders and pari passu companion loan holder constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, that underwriter’s interests may not be aligned with your interests in offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a sponsor, a mortgage loan seller and the initial directing holder with respect to the pari passu mortgage loans.  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor.  Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor and a mortgage loan seller.

See “—Conflicts of Interest May Arise Due to the Activities of the Sponsors” below, and “Summary—Relevant Parties—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The “lead directing holder,” Rialto Real Estate Fund, LP or one of its affiliates or investment funds for which it is a manager, agent or representative, the anticipated investor in the Class F, Class G and Class H certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the lead directing holder or that the final pool as influenced by the lead directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the lead directing holder’s certificates.  Because of the differing subordination levels, the lead directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the lead directing holder but that does not benefit other investors.  In addition, the lead directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The lead directing holder performed due diligence solely for its own benefit.  The lead directing holder has no liability to any person or entity for conducting its due diligence.  The lead directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the lead directing holder’s acceptance of a mortgage loan.  The lead directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The lead directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans (other than with respect to the pari passu mortgage loans) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

The “non-lead directing holder” or its designee will constitute the initial directing holder with respect to the pari passu mortgage loans and thus will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.  The initial non-lead directing holder with respect to the pari passu mortgage loans is expected to be UBS Real Estate Securities Inc.

Because the incentives and actions of the applicable directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Removal of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in fewer proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

While the matters described in the two preceding paragraphs could cause conflicts with the duties of a servicer to the issuing entity under the pooling and servicing agreement, with respect to the duties of the master servicer, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.  This is likewise true with respect to any pari passu loan combination for which UBS Real Estate Securities Inc. is the non-lead directing holder.

Conflicts of Interest May Arise Due to the Activities of the Sponsors.  Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with a directing holder, a controlling class certificateholder, a pari passu companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and/or the related intercreditor or co-lender agreement and limitations on such person’s right to replace the special servicer.

Midland Loan Services, a Division of PNC Bank, National Association, is the special servicer and will also be a primary servicer with respect to certain of the mortgage loans.  Pursuant to a certain interim servicing agreement between Midland Loan Services, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed by UBS Real Estate Securities Inc. (approximately $549,743,803 aggregate principal balance as of the cut-off date).

Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and Natixis Real Estate Capital LLC and certain of its affiliates, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed by Natixis Real Estate Capital LLC (approximately $124,176,796 aggregate principal balance as of the cut-off date).

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
New Article 122a of European Union Directive 2006/48/EC (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations after December 31, 2010.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  When such regulations are proposed or adopted, investments in commercial mortgage-backed securities by such institutions may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory capital purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties, the exercise of a purchase option by a mezzanine lender or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool —Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit,” “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, any mortgage loan seller, the depositor, the primary servicer, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield.  If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so.  We cannot provide assurances that each mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors and the Mortgage Loan Sellers” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, reducing amounts otherwise payable to each such class.  Any remaining losses will then be allocated to the various classes of offered certificates, pro rata, based on their respective certificate balances, and with respect to interest losses only, to the offered certificates and the Class X-A and Class X-B certificates, pro rata, based on their respective entitlements.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H  certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B certificates are entitled, notwithstanding that the Class X-B certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-S certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-S certificates.

Each class of certificates (other than the Class H, Class R and Class LR certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher percentage ownership interest in the issuing entity (and therefore related distributions of principal payments on the remaining mortgage loans) than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive or assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You to Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any certificates offered by this prospectus supplement, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, until a specified cross-over date, principal payments on the respective classes of the offered certificates are to be made in a specified order of priority.  Accordingly, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of applicable credit support supporting the offered certificates through the subordination of certain classes of the non-offered certificates, was determined on the basis of criteria established by each rating agency rating the offered certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Internal Revenue Code of 1986, as amended, for REMIC status during any taxable year, the Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the issuing entity, including the REMICs, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and some or all of the certificates may be treated as stock interests in those associations and not as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely.  However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied.  While the U.S.

Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any net income from such operation (other than qualifying “rents from real property”) will subject the lower-tier REMIC of the issuing entity, to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC of the issuing entity to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code of 1986, as amended, that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Internal Revenue Code of 1986, as amended. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the issuing entity and will not represent an interest in or an obligation of any other entity or person.  Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer, and has no consultation rights over the actions by the special servicer for so long as no control termination event has occurred and is continuing, or in the case of a pari passu loan combination, so long as neither a control termination event nor a non-

lead control termination event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because principal on the certificates is generally payable in sequential order, and other than the Class A-AB certificates’ receipt of the related scheduled principal balance, no class entitled to distributions of principal generally receives principal until the certificate balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by rating agencies are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of and agreement with the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  Changes affecting the mortgaged properties, the sponsors, the trustee, the certificate administrator, the operating advisor, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the market value and regulatory characteristics of the certificates, although such adverse changes would not necessarily be an event of default under any mortgage loan.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating (i.e. lower than the top four rating categories) by the rating agencies could affect the ability of a benefit plan or other investor to purchase those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

UBS Securities LLC has requested a rating on the offered certificates from two nationally recognized statistical rating organizations.  There can be no assurance as to whether another nationally recognized statistical rating organization will rate any class of offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that UBS Securities LLC has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the nationally recognized statistical rating organizations engaged by UBS Securities LLC.  The issuance of unsolicited ratings of one or more classes of the offered certificates that are different from the ratings assigned by the nationally recognized statistical rating organizations engaged by UBS Securities LLC may adversely impact the liquidity, market value and regulatory characteristics of that class or those classes of certificates.

As part of the process of obtaining ratings for the certificates, UBS Securities LLC had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, UBS Securities LLC selected two such nationally recognized statistical rating organizations to rate the offered certificates and various classes of the non-offered certificates, and did not select the other such nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates.  Had UBS Securities LLC selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to UBS Securities LLC.

Neither UBS Securities LLC nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that either or both of the credit rating agencies engaged by UBS Securities LLC to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the credit rating agencies engaged by UBS Securities LLC to rate the offered certificates (and, if applicable, the credit rating agencies rating securities backed by a pari passu companion loan).  In no event will rating agency confirmations from any other nationally recognized statistical rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

THE SPONSORS AND THE MORTGAGE LOAN SELLERS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’s Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $11,202,686,060 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The

Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this prospectus supplement.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

UBSRES’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)         Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)         Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(iii)        Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)         Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions.  The UBSRES Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“Natixis RE”), a Sponsor and a Mortgage Loan Seller, is the successor in interest to Natixis Real Estate Capital Inc. and an affiliate of Natixis Securities Americas LLC, one of the Underwriters.  Natixis RE is a wholly owned subsidiary of Natixis North America LLC (formerly Natixis North America Inc.), a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”).  The executive offices of Natixis RE are located at 9 West 57th Street, New York, New York 10019.

Natixis is the corporate, investment management and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: corporate and investment banking, investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services).  Natixis, which is based in France, does business internationally.

Natixis RE is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans.  Natixis RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

Natixis RE’s Commercial Real Estate Securitization Program

One of Natixis RE’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for Natixis RE’s securitization program.  Natixis RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year.  As of November 2011, the total amount of commercial mortgage loans originated and securitized by Natixis RE and its predecessors is in excess of $14 billion.

The commercial mortgage loans originated by Natixis RE include both fixed- and floating-rate loans. Natixis RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  Natixis RE originates loans throughout the United States.

Natixis RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization.  In coordination with Natixis North America LLC, and with other underwriters, Natixis RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction.  Natixis RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors.  Neither Natixis RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, Natixis RE will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller (the “Natixis RE Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Natixis RE Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this prospectus supplement.  Natixis RE has limited assets with which to effect any such repurchase or substitution.  No assurance can be provided that Natixis RE will have the financial ability to repurchase or replace, or to make a Loss of Value Payment with respect to, a defective Mortgage Loan, and no affiliate of Natixis RE will be responsible for doing so if Natixis RE fails with respect to its obligations.

Natixis RE’s Underwriting Standards

Mortgage loans originated by Natixis RE generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved.  For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis.  The Natixis RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases.  The credit of the borrower and certain key principals of the borrower are examined for financial strength and character.  This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.  Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.  Generally, a member of the Natixis RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by Natixis RE must be approved by a loan committee comprised of senior real estate professionals from Natixis RE and its affiliates.  The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Natixis RE’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%.  However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, Natixis RE may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Natixis RE’s judgment of improved property performance in the future and/or other relevant factors.  Such was the case with the mortgage loan identified on Annex A-1 to this prospectus supplement as 4601 Washington Avenue, which was originated with a debt service coverage ratio of 1.16x.  In addition, with respect to certain mortgage loans originated by Natixis RE, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement, and in Annex A-1, Annex A-2 and Annex B to this prospectus supplement, may differ from the amount calculated at the time of origination.  In addition, Natixis RE’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain mortgage loans originated by Natixis RE may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  Natixis RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.  Natixis RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Natixis RE.

Appraisals.  Natixis RE’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located.  In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments.  Natixis RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Natixis RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Natixis RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when Natixis RE or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental assessment, Natixis RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.  In connection with the origination process, Natixis RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Natixis RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination process, Natixis RE generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Natixis RE will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Natixis RE to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Natixis RE’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions.  The Natixis RE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

THE DEPOSITOR

The depositor is Citigroup Commercial Mortgage Securities Inc. (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities.  The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York  10013.  The telephone number is (212) 816-6000.

From 2004 to 2010, inclusive, the Depositor has acted as depositor with respect to public and private commercial mortgage securitization and re-securitization transactions in an aggregate amount of approximately $29,138,800,995.  The Depositor has not so acted as a depositor during 2011 prior to this transaction.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be UBS-Citigroup Commercial Mortgage Trust 2011-C1 (the “Issuing Entity”).  The Issuing Entity will be a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity with respect to a particular Mortgage Loan only to the extent that such party deems such advances to be ultimately recoverable from such Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Operating Advisor,” “The Servicers—The Master Servicer,” “—The Special Servicer” and “The Trustee, Certificate Administrator and Custodian” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a board of directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

 Since the Issuing Entity is a common law trust, it may not be eligible for relief under the Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered to the effect that:

                  (i)           (A) If such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

                   (ii)    If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of Mortgage Loans.”

THE SERVICERS

       Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans and the Pari Passu Loan Combinations for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans and the Pari Passu Loan Combinations to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

        The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the underlying Mortgage Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software. Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The table below sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2008	As of 12/31/2009	As of 12/31/2010	As of 9/30/2011
By Approximate Number:	43,720	41,703	39,125	39,011
By Approximate Aggregate Unpaid Principal Balance (in billions):	$491.4	$473.4	$451.0	$442.1

Within this portfolio, as of September 30, 2011, are approximately 27,187 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $360.2 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2008	$384,974,195,963	$ 152,404,687	0.04%
Calendar Year 2009	$370,868,977,095	$ 492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
YTD* September 30, 2011	$342,455,458,300	$1,883,952,047	0.55%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo is rated by Fitch, Inc. (“Fitch”) and Standard and Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business (“S&P”), as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P
Primary Servicer:	CPS2+	Above Average
Master Servicer:	CMS2	Above Average

The long-term deposits of Wells Fargo are rated “AA-“ by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-“ by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the master servicer under the Pooling and Servicing Agreement will remain responsible for its duties thereunder.  Wells Fargo may engage third party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	entry of rent roll information and property performance data from operating statements;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data and document collection;

●	performance of quality control measures for new loans boarded;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wells Fargo for approval; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the underlying mortgage loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the underlying mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the underlying mortgage loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the U.S. Securities and Exchange Commission (the “SEC”), as required under the Exchange Act.  Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

        The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement (in such capacity, the “Special Servicer”).  Midland will also be the primary servicer on all the Mortgage Loans (other than the Pari Passu Loan Combinations) transferred to the Depositor by UBSRES and accordingly in this capacity will initially be responsible for the servicing and administration of such loans pursuant to a subservicing agreement with the Master Servicer described in “The Primary Servicers—Summary of Midland Primary Servicing Agreement” in this prospectus supplement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s and Fitch.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch.  S&P ranks Midland as “Strong” and Fitch ranks Midland as “1” for each category.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/Midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2011, Midland was servicing approximately 29,025 commercial and multifamily mortgage loans with a principal balance of approximately $267 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 12,955 of such loans, with a total principal balance of approximately $133 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of September 30, 2011, Midland was named the special servicer in approximately 140 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion.  With respect to such transactions as of such date, Midland was administering approximately 380 assets with an outstanding principal balance of approximately $5.5 billion.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2008 to 2010.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2008	2009	2010
CMBS	$149	$145	$136
Other	$100	$130	$133
Total	$249	$275	$269

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2008 to 2010.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2008	2009	2010
Total	$101	$101	$63

Midland may enter into one or more arrangements with a Directing Holder, holders of Controlling Class Certificates, holders of Pari Passu Companion Loans or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as Special Servicer under the Pooling and Servicing Agreement and the related co-lender intercreditor agreement and limitations on such person’s right to remove the Special Servicer.

        Removal of the Special Servicer

 The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

             (a) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Lead Directing Holder; and

             (b) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis; and

             (c) with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), if a Consultation Termination Event has occurred, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from the Rating Agencies (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans) under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the time of recommendation and posting.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans) under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

With respect to any Pari Passu Loan Combination, the Special Servicer of such Pari Passu Loan Combination may be removed at the direction of the applicable Non-Lead Directing Holder in accordance with the applicable co-lender agreement; provided, however, that the applicable Non-Lead Directing Holder will be required to consult on a non-binding basis in connection with any such decision with the Operating Advisor and, prior to the occurrence of a Consultation Termination Event, the Lead Directing Holder.

With respect to each Pari Passu Loan Combination, after the occurrence of a Non-Lead Consultation Termination Event with respect to the related Pari Passu Companion Loan, if the Operating Advisor determines that the Special Servicer with respect to such Pari Passu Loan Combination is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of such Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder and, if applicable, the trustee for the related Non-Lead Certificateholders (which trustee will be required to notify the related Non-Lead Certificateholders) of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates and the related Non-Lead Certificateholders evidencing at least a majority of the aggregate Pari Passu Voting Rights for the related Pari Passu Loan Combination (which take into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) on an aggregate basis within 180 days from the time of recommendation and posting.  If such affirmative vote is obtained and if the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies and, if applicable, each of the Companion Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), all of the rights and obligations of the Special Servicer with respect to the applicable Pari Passu Loan Combination under the Pooling and Servicing Agreement will be terminated and a successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.  For the avoidance of doubt, if a Pari Passu Companion Loan has not been securitized, the Special Servicer may not be replaced with respect to the related Pari Passu Loan Combination as described in this paragraph.

“Non-Lead Certificateholder” means, with respect to any Pari Passu Companion Loan, a holder of any certificate that represents a beneficial ownership interest in a securitization trust into which such Pari Passu Companion Loan has been deposited.

“Non-Lead Control Termination Event” means, with respect to a Pari Passu Companion Loan that is deposited into a securitization trust, a “control termination event” or any analogous term in the pooling and servicing agreement related to the other securitization trust, which is defined to be the date on which no class of “control eligible certificates” exists that has a certificate balance (as notionally reduced by “appraisal reduction amounts” allocable to such class) that is at least equal to 25% of the initial certificate balance.  For the avoidance of doubt, if a Pari Passu Companion Loan is not included in a securitization trust, a Non-Lead Control Termination Event will not exist with respect to such Pari Passu Companion Loan.

“Non-Lead Consultation Termination Event” means, with respect to a Pari Passu Companion Loan that is deposited into a securitization trust, a “consultation termination event” or any analogous term in the pooling and servicing agreement related to the other securitization trust, which is defined to be the date on which no class of “control eligible certificates” exists that has a certificate balance that is at least equal to 25% of the initial certificate balance.  For the avoidance of doubt, if a Pari Passu Companion Loan is not included in a securitization trust, a Non-Lead Consultation Termination Event will not exist with respect to such Pari Passu Companion Loan.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency (and, with respect to each Pari Passu Companion Loan, each Companion Rating Agency).

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that an Event of Default occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

        The Primary Servicers

Midland, the Special Servicer, will also be a primary servicer with respect to all of the Mortgage Loans (other than the Pari Passu Mortgage Loans), sold to the Depositor by UBSRES.  For more information regarding Midland as a primary servicer, see “—The Special Servicer” above in this prospectus supplement.

KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, will act as a primary servicer with respect to the Poughkeepsie Galleria Pari Passu Loan Combination.

Summary of Midland Primary Servicing Agreement

General.  In connection with 24 Mortgage Loans, representing approximately 53.1% of the Initial Outstanding Pool Balance as of the Cut-off Date, for which UBSRES is the Mortgage Loan Seller, Midland has acquired the right to be appointed as the primary servicer of such mortgage loans (the “UBS Transferred Loans”). Accordingly, Wells Fargo, as master servicer, and Midland, as primary servicer, will enter into a Primary Servicing Agreement dated as of December 1, 2011 (the “Midland Primary Servicing Agreement”). The primary servicing of such UBS Transferred Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the UBS Transferred Loans.

Summary of Duties.  With respect to the UBS Transferred Loans, Midland, as primary servicer, will be responsible for performing the primary servicing of such loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.  Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such loan as approved by the master servicer,

●
within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) promptly notifying the master servicer in writing of any discovered document defect or document breach, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a subservicer collection account and applicable escrow and reserve accounts to hold such collections,

●
remitting to the master servicer one business day after the Determination Date monthly payments received less any subservicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Midland, as subservicer,

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements as permitted by applicable loan documents,

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond or self insuring as allowed under the pooling and servicing agreement,

●
analyzing all borrower requests or transactions, except for defeasance, and providing a written recommendation with such analysis to the master servicer; provided, however, that Midland will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●
promptly notifying master servicer of any defaults under the UBS Transferred Loans, collection issues or customer issues that may result in such Mortgage Loan becoming a Specially Serviced Mortgage Loan; provided that Midland, in its capacity as primary servicer, will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and

●
with respect to all servicing responsibilities of the master servicer under the pooling and servicing agreement which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Midland’s custodial responsibilities are limited to original letters of credit.

Midland will have no obligation to make any principal and interest advance or, except in certain emergency circumstances, any servicing advances and in its capacity as primary servicer will not take any of the following actions without the prior written consent of the master servicer except that, with respect to any such actions for which the Pooling and Servicing Agreement requires the Master Servicer to obtain the consent or approval of the Special Servicer, so long as Midland is also the Special Servicer, Midland, in its capacity as primary servicer, may take such action without the consent of the Master Servicer if it obtains the consent or approval of the Special Servicer:

●
the modification, waiver or amendment, whether or not material, of or with respect to any UBS Transferred Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for any UBS Transferred Loan or any waiver of or granting of consent under a “due on sale” or “due on encumbrance” clause;

●
the granting or withholding of consent to any transfer of ownership of a mortgaged property or any transfer of any interest of an owner of a mortgaged property and entering into any assumption agreement in connection therewith;

●	the granting or withholding of consent to any request to place subordinate financing on a mortgaged property;

●	the determination of whether or not to release proceeds of condemnation or casualty insurance to the borrower under a mortgage loan;

●
the waiver of any penalty charge (except to the extent Midland is entitled to retain such penalty charge as Additional Subservicing Compensation (as defined below)) or prepayment premium under any UBS Transferred Loan;

●	the permitting of a principal prepayment or the modification of a mortgage loan to permit a voluntary principal prepayment on a date other than its due date;

●
any action requiring the consent of the master servicer or requiring the master servicer to obtain the consent of the lead directing holder, the trustee or the special servicer under the Pooling and Servicing Agreement;

●	the granting or withholding consent to any request for defeasance of any UBS Transferred Loan;
●
the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

●	the determination that a servicing transfer event has occurred under the Pooling and Servicing Agreement.

Compensation.  As compensation for its activities under the Midland Primary Servicing Agreement, Midland is entitled to a primary servicing fee, which will be paid from, and only to the extent that the Master Servicer receives the Servicing Fee with respect to each UBS Transferred Loan under the Pooling and Servicing Agreement.  Generally, if received and if the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, Midland will also be entitled to retain, with respect to each related UBS Transferred Loan, as additional subservicing compensation (the “Additional Subservicing Compensation”), the following:

●	50% of the Master Servicer’s share of any assumption application fees;

●
100% of the Master Servicer’s share of any charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, other loan processing fees and customary charges actually paid by the borrower;

●	50% of the Master Servicer’s share of any assumption fees, extension fees, modification fees, processing fees or consent fees (other than defeasance fees); and

●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related Midland Certificate Accounts.

Termination.  The Midland Primary Servicing Agreement cannot be terminated by the Master Servicer except as a result of an Midland Event of Default (as defined below) or upon resignation by Midland.

“Midland Event of Default”, means any one of the following events which is continuing:

●
any failure by Midland to deposit into the collection account maintained by Midland, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on the dates and at the times required by the Midland Primary Servicing Agreement, any amount required to be so deposited or remitted thereunder; provided, however, that Midland will have one (1) business day to remedy a failure to make such a deposit or remittance on the date and at the time required by the Midland Primary Servicing Agreement;

●
any failure on the part of Midland to observe or perform its obligations and duties to maintain required insurance coverage on certain Mortgaged Properties in accordance with the Pooling and Servicing Agreement;

●
any failure on the part of Midland to (i) make available and certify to the Master Servicer certain information called for by the Midland Primary Servicing Agreement (which failure continues unremedied for ten (10) business days after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to Midland) or (ii) timely provide to the Master Servicer the collection report in compliance with the Servicing Standard and complete in all material respects, which failure continues unremedied for one (1) business day after notice (which may be given via facsimile or email) of such failure shall have been given by the Master

Servicer to Midland or, if earlier and if such failure is a total failure to deliver such report, one (1) business day after knowledge by Midland of such failure);

●
Midland shall fail three (3) times within any one (1) year period to timely provide to the Master Servicer any collection report or certain CREFC reports required by the Midland Primary Servicing Agreement in compliance with the Servicing Standard and complete in all material respects; provided that Midland had knowledge of the first two of such failures (to the extent that such failures were total failures to deliver such reports) or notice (which may be given by telephone or via facsimile or email) of the first two of such failures which notice shall have been given by the Master Servicer to Midland within fifteen (15) Business Days of each such failure;

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any failure by Midland duly to observe or perform in any material respect any of its other covenants or obligations under the Midland Primary Servicing Agreement (other than those addressed in the other bullet points under “Midland Event of Default”), which failure continues unremedied for a period of twenty-five (25) days (twelve (12) days in the case of Midland’s failure to make a Property Advance or forty (40) days in the case of failure to pay the premium for any insurance policy required to be force placed by Midland pursuant to the Midland Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of such failure requiring the same to be remedied, has been given to Midland by the Master Servicer; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and Midland has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such twenty-five (25) day period shall be extended for an additional twenty (20) days;

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any breach on the part of Midland of any representation or warranty contained in the Pooling and Servicing Agreement as incorporated into the Midland Primary Servicing Agreement, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to Midland by the Master Servicer; provided, however, if that breach is capable of being cured and Midland has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days;

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against Midland and such decree or order will have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days;

●
Midland consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Midland, or of or relating to all or substantially all of its property;

●
Midland admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

●	Midland shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations under the Midland Primary Servicing Agreement except as permitted by such agreement;

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a servicing officer of Midland obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within fifty-five (55) days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with Midland as the sole or material factor in such rating action;

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Midland receives written notice from DBRS (either directly from DBRS or indirectly from the Trustee or the Master Servicer) to the effect that continuation of Midland in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates and citing servicing concerns with Midland as the sole or material factor in such rating action, and such notice is not rescinded within fifty-five (55) days;

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so long as the Depositor is subject to Exchange Act reporting requirements, any failure by Midland to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that Midland is required by the Midland Primary Servicing Agreement to deliver to the Trustee or the Master Servicer (after any applicable grace period).

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees and Additional Subservicing Compensation through the date of termination and will cooperate fully with the Master Servicer to transition primary servicing of the UBS Transferred Loans to the Master Servicer or its designee.

The Master Servicer will be responsible for the primary servicing of all of the Mortgage Loans sold to the Depositor by Natixis RE and of the Trinity Centre Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Mortgage Loan, which were sold to the Depositor by UBSRES.  The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the Mortgage Loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the Mortgage Loans.  The Master Servicer will pay the fees of the primary servicer or servicers to the extent received.

See “The Servicers—The Special Servicer” in this prospectus supplement for a description of Midland as a Primary Servicer.

THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York banking corporation, will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration – UB11C1, and its telephone number is (714) 247-6000.  DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on thirteen series of commercial mortgage-backed securities with an aggregate principal balance of approximately $11.6 billion.  In its capacity as trustee on commercial-mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, DBTCA, as trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.  DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the Certificateholders.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Event of Default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Event of Default of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Event of Default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.

However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS, Inc. (“DBRS”) (or “A (high)” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, at least “A+” by Fitch or S&P) and “Aa3” by Moody’s and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

The costs and expenses in connection with a resignation or removal and replacement of the Trustee will be an expense of the Issuing Entity.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, DBTCA is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii)(a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS (or “A (high)” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS) (or, if not rated by DBRS, at least “A+” by Fitch or S&P) and “Aa3” by Moody’s and (b) whose short-term unsecured debt is rated at least “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.

The costs and expenses incurred in connection with the resignation or removal and replacement of the Certificate Administrator will be an expense of the Issuing Entity.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.0012% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  In its capacity as Custodian, the Certificate Administrator will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”), will act as operating advisor under the pooling and servicing agreement (in that capacity, the “Operating Advisor”). The principal office of TriMont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

TriMont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  TriMont is rated by S&P as Commercial Mortgage Special Servicer (Above Average), Construction Loan Servicer (Strong) and Construction Loan Special Servicer (Above Average) and by Fitch, Inc. as a Primary Servicer (CPS2) and Special Servicer (CSS2).

TriMont has been named operating advisor or trust advisor on 7 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $6 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to TriMont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, TriMont’s disaster recovery plan is reviewed annually.

As of September 30, 2011, TriMont was special servicing approximately 608 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.4 billion. TriMont has been named special servicer on 30 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32 billion.  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of TriMont as primary servicer or special servicer, including as a result of TriMont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

There are no legal proceedings pending against TriMont, or to which any property of TriMont is subject, that are material to the certificateholders, nor does TriMont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

TriMont is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the special servicer, the trustee, the certificate administrator, or the sponsors.

The foregoing information has been provided by TriMont.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UBSRES, a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES is also expected to be the initial Non-Lead Directing Holder with respect to each Pari Passu Mortgage Loan.

Citigroup Commercial Mortgage Securities Inc., the Depositor, is an affiliate of Citigroup Global Markets Inc., one of the Underwriters.

Natixis RE, a Sponsor and a Mortgage Loan Seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.

Midland is the Special Servicer.  Pursuant to a certain interim servicing agreement between Midland, on the one hand, and UBSRES, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBSRES, including, prior to their inclusion in the Issuing Entity, all of the Mortgage Loans to be by contributed UBSRES (approximately $549,743,803 aggregate principal balance as of the cut-off date).

Pursuant to a certain interim servicing agreement between Midland, on the one hand, and Natixis RE and certain of its affiliates, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis RE and those affiliates thereof, including, prior to their inclusion in the issuing entity, all or substantially all of the mortgage loans to be contributed by Natixis RE (approximately $124,176,796 aggregate principal balance as of the cut-off date).

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 32 fixed-rate mortgage loans (collectively, the “Mortgage Loans”) secured by first liens on 38 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $673,920,599 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5%.  The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in December 2011 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $3,521,789 to $72,000,000 and the average Cut-off Date Balance will be $21,060,019, subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during December 2011 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Trinity Centre Pari Passu Mortgage Loan, the Poughkeepsie Galleria Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Mortgage Loan are each referred to as a “Pari Passu Mortgage Loan” in this prospectus supplement.  The Trinity Centre Pari Passu Mortgage Loan has a pari passu companion loan referred to as the “Trinity Centre Pari Passu Companion Loan” in this prospectus supplement.  The Poughkeepsie Loan has a pari passu companion loan referred to as the “Poughkeepsie Galleria Pari Passu Companion Loan” in this prospectus supplement.  The 1700 Market Street Pari Passu Mortgage Loan has a pari passu companion loan referred to as the “1700 Market Street Pari Passu Companion Loan” in this prospectus supplement.  Each Pari Passu Mortgage Loan together with its related Pari Passu Companion Loan is referred to in this prospectus supplement as a “Pari Passu Loan Combination.”  No Pari Passu Companion Loan is included in the Mortgage Pool.  Each of the Trinity Centre Pari Passu Companion Loan, the Poughkeepsie Galleria Pari Passu Companion Loan and the 1700 Market Street Companion Loan is pari passu in right of payment to the related Pari Passu Mortgage Loan and is also sometimes referred to in this prospectus supplement as a “Pari Passu Companion Loan.”

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each of the Mortgages creates a first lien on the interests of the related borrower or mortgagor in the related Mortgaged Property, as set forth on the following table:
Interest of Borrower Encumbered	Number of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)
Fee Simple Estate(2)(3)	37	98.8%
Leasehold Estate	1	1.2
Total	38	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the related Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

(3)
Includes 2 Mortgaged Properties that benefit from a tax abatement that is structured as a ground lease under which the related economic development authority owns the fee interest in the land and leases the land back to the related borrower.  In both cases, the current fee owner executed the related mortgage.  See “Annex B—Description of the Top 20 Mortgage Loans—Sun Products Distribution Center” and “—Doubletree Chattanooga.”

In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references to “borrower” in this prospectus supplement will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Outstanding Pool Balance
6th	0	27	81.6%
5th	0	5	18.4%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be nonrecourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real estate taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property, and (vi) mortgage liens for a Pari Passu Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant may have a right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Significant Mortgage Loans and Significant Obligors

Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Trinity Centre and Poughkeepsie Galleria, respectively, represent 10.7% and 10.3% of the Initial Outstanding Pool Balance.

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 10.7% of the Initial Outstanding Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans in the pool, which represent, in the aggregate, approximately 63.2% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term (months)	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity	U/W NOI Debt Yield
Trinity Centre(1)	$ 72,000,000	10.7%	5.8975%	117	1.31x	59.3%	51.3%	10.5%
Poughkeepsie Galleria(1)	69,694,662	10.3	6.6115%	119	1.29x	65.3%	57.3%	10.3%
Portofino at Biscayne	55,759,107	8.3	5.2750%	56	1.37x	74.0%	68.9%	9.7%
1700 Market Street(1)(2)	49,950,000	7.4	5.1700%	58	1.38x	69.4%	66.5%	10.0%
333 North Bedford Road	44,733,808	6.6	5.5500%	56	1.57x	55.9%	50.5%	12.9%
One Montgomery Street	31,550,000	4.7	5.6695%	117	1.31x	65.7%	59.0%	9.4%
Sun Products Distribution Center	28,000,000	4.2	6.4765%	120	1.29x	65.1%	49.0%	12.7%
Bethesda Health Medical Office	26,300,000	3.9	6.4390%	119	1.49x	69.2%	61.9%	11.7%
Marriott Buffalo Niagara	24,933,544	3.7	6.3000%	117	2.38x	43.6%	37.4%	21.0%
Doubletree Chattanooga	22,798,343	3.4	5.6500%	114	1.52x	69.1%	53.3%	12.8%
Total/Wtd. Avg.	$425,719,464	63.2%	5.8759%	96	1.43x	64.1%	56.7%	11.4%

(1)
For each of the Pari Passu Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to LTV Ratios and Debt Yields includes such Pari Passu Mortgage Loan (which will be included in the Issuing Entity) and the related Pari Passu Companion Loan (which will not be included in the Issuing Entity).  For purposes of calculating DSCR for each such Pari Passu Mortgage Loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria Pari Passu Mortgage Loan, after the Cut-off Date, as set forth on Annex H) for the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

(2)
With respect to the 1700 Market Street Pari Passu Mortgage Loan, DSCR was calculated based on the fixed interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street Pari Passu Mortgage Loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period related to the payment date in November 2014.

Information with respect to each of the above mortgage loans or groups is set forth in Annex B.

        Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before December 29, 2011 (the “Closing Date”) from UBSRES and Natixis RE (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to two separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Outstanding Pool Balance
UBS Real Estate Securities Inc.	27	$549,743,803	81.6%
Natixis Real Estate Capital LLC	5	$124,176,796	18.4%

Each Mortgage Loan Seller or one of its affiliates originated each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee therein, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that, with certain limited exceptions, inspections of most of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan and, with respect to any Mortgage Loan related to a Pari Passu Loan Combination, the outstanding principal balance of the related Pari Passu Loan Combination, (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to any Mortgage Loan related to a Pari Passu Loan Combination, the outstanding principal balance of the related Pari Passu Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or, (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related loan sponsor that are not included in this securitization.  For example, with respect to 15 of the top 20 Mortgage Loans which collectively represent 73.9% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

        Split Loan Structures

The following table represents certain information regarding the Mortgage Loans and Pari Passu Companion Loans that comprise Pari Passu Loan Combinations:

Mortgage Loan Name	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR	Loan Combination U/W NCF DSCR	Total Debt U/W NCF DSCR
Trinity Centre	$72,000,000	$88,000,000	$160,000,000	1.31x	1.31x	1.04x
Poughkeepsie Galleria	$69,694,662	$85,182,365	$154,877,027	1.29x	1.29x	1.06x
1700 Market Street	$49,950,000	$61,050,000	$111,000,000	1.38x	1.38x	1.18x

Mortgage Loan Name	Mortgage Loan Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Mortgage Loan U/W NOI Debt Yield	Loan Combination U/W NOI Debt Yield	Total Debt U/W NCF DSCR
Trinity Centre	59.3%	68.5%	10.5%	10.5%	1.04x
Poughkeepsie Galleria	65.3%	74.2%	10.3%	10.3%	1.06x
1700 Market Street	69.4%	77.0%	10.0%	10.0%	1.18x

Trinity Centre Pari Passu Loan Combination

Trinity Centre Pari Passu Mortgage Loan.  One Mortgage Loan secured by the Mortgaged Property identified as Trinity Centre on Annex A-1 to this prospectus supplement, representing approximately 10.7% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $72,000,000 (the “Trinity Centre Pari Passu Mortgage Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Trinity Centre Mortgaged Property”). The Trinity Centre Pari Passu Mortgage Loan is evidenced by promissory note A-1 and has a Cut-off Date Balance of $72,000,000. The mortgage loan evidenced by promissory note A-2, with an outstanding principal balance of $88,000,000, is referred to in this prospectus supplement as the “Trinity Centre Pari Passu Companion Loan.” The Trinity Centre Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Trinity Centre Pari Passu Mortgage Loan will be included in the Issuing Entity. The Trinity Centre Pari Passu Mortgage Loan and the Trinity Centre Pari Passu Companion Loan are pari passu with each other. The Trinity Centre Pari Passu Mortgage Loan and the Trinity Centre Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “Trinity Centre Pari Passu Loan Combination.”

The holders of the Trinity Centre Pari Passu Loan Combination (the “Trinity Centre Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Trinity Centre Noteholder (the “Trinity Centre Co-Lender Agreement”).

As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the Non-Lead Directing Holder (which will be the holder of the Trinity Centre Pari Passu Companion Loan for this purpose) will have the right to consult with, direct and advise (including with respect to Major Decisions) the Master Servicer and the Special Servicer with respect to the Trinity Centre Pari Passu Loan Combination.  For so long as no Consultation Termination Event has occurred and is continuing, the Master Servicer and Special Servicer must also consult (on a non-binding basis) with the Lead Directing Holder with respect to Major Decisions to be taken with respect to the Trinity Centre Pari Passu Loan Combination.

Servicing.  Pursuant to the terms of the Trinity Centre Co-Lender Agreement, the Trinity Centre Pari Passu Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

Distributions. Under the terms of the Trinity Centre Co-Lender Agreement, any payment (whether principal or interest or prepayment under the Trinity Centre Pari Passu Loan Combination, or proceeds relating to the Trinity Centre Mortgaged Property (in each case, subject to the rights of the Master

Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Trinity Centre Pari Passu Mortgage Loan and the Trinity Centre Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Trinity Centre Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Trinity Centre Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Trinity Centre Noteholders.

        Poughkeepsie Galleria Pari Passu Loan Combination

Poughkeepsie Galleria Pari Passu Mortgage Loan. One Mortgage Loan secured by the Mortgaged Property identified as Poughkeepsie Galleria on Annex A-1 to this prospectus supplement, representing approximately 10.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $69,694,662 (the “Poughkeepsie Galleria Pari Passu Mortgage Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Poughkeepsie Galleria Mortgaged Property”). The Poughkeepsie Galleria Pari Passu Mortgage Loan is evidenced by promissory note A-1 and has a Cut-off Date Balance of $69,694,662. The mortgage loan evidenced by promissory note A-2, with an outstanding principal balance of $85,182,365, is referred to in this prospectus supplement as the “Poughkeepsie Galleria Pari Passu Companion Loan.” The Poughkeepsie Galleria Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Poughkeepsie Galleria Pari Passu Mortgage Loan will be included in the Issuing Entity. The Poughkeepsie Galleria Pari Passu Mortgage Loan and the Poughkeepsie Galleria Pari Passu Companion Loan are pari passu with each other. The Poughkeepsie Galleria Pari Passu Mortgage Loan and the Poughkeepsie Galleria Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “Poughkeepsie Galleria Pari Passu Loan Combination.”

The holders of the Poughkeepsie Galleria Pari Passu Loan Combination (the “Poughkeepsie Galleria Noteholders”) have entered into co-lender agreement that sets forth the respective rights of each Poughkeepsie Galleria Noteholder (the “Poughkeepsie Galleria Co-Lender Agreement”).

As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the Non-Lead Directing Holder (which will be the holder of the Poughkeepsie Galleria Pari Passu Companion Loan for this purpose) will have the right to consult with, direct and advise (including with respect to Major Decisions) the Master Servicer and the Special Servicer with respect to the Poughkeepsie Galleria Pari Passu Loan Combination.  For so long as no Consultation Termination Event has occurred and is continuing, the Master Servicer and Special Servicer must also consult (on a non-binding basis) with the Lead Directing Holder with respect to Major Decisions to be taken with respect to the Poughkeepsie Galleria Pari Passu Loan Combination.

Servicing.  Pursuant to the terms of the Poughkeepsie Galleria Co-Lender Agreement, the Poughkeepsie Galleria Pari Passu Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer according to the Servicing Standard.

Distributions. Under the terms of the Poughkeepsie Galleria Co-Lender Agreement, any payment in respect of the Poughkeepsie Galleria Pari Passu Loan Combination (whether principal or interest or prepayment under the Poughkeepsie Galleria Pari Passu Loan Combination, or proceeds relating to the Poughkeepsie Galleria Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Poughkeepsie Galleria Pari Passu Mortgage Loan and the Poughkeepsie Galleria Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Poughkeepsie Galleria Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Poughkeepsie Galleria Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Poughkeepsie Galleria Noteholders.

       1700 Market Street Pari Passu Loan Combination

1700 Market Street Pari Passu Mortgage Loan. One Mortgage Loan secured by the Mortgaged Property identified as 1700 Market Street on Annex A-1 to this prospectus supplement, representing approximately 7.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $49,950,000 (the “1700 Market Street Pari Passu Mortgage Loan”), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1700 Market Street Mortgaged Property”). The 1700 Market Street Pari Passu Mortgage Loan is evidenced by promissory note A-1 and has a Cut-off Date Balance of $49,950,000. The mortgage loan evidenced by promissory note A-2, with an outstanding principal balance of $61,050,000, is referred to in this prospectus supplement as the “1700 Market Street Pari Passu Companion Loan.” The 1700 Market Street Pari Passu Companion Loan will not be included in the Issuing Entity. Only the 1700 Market Street Pari Passu Mortgage Loan will be included in the Issuing Entity. The 1700 Market Street Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Companion Loan are pari passu with each other. The 1700 Market Street Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “1700 Market Street Pari Passu Loan Combination.”

The holders of the 1700 Market Street Pari Passu Loan Combination (the “1700 Market Street Noteholders”) have entered into co-lender agreement that sets forth the respective rights of each 1700 Market Street Noteholder (the “1700 Market Street Co-Lender Agreement”).

As described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, the Non-Lead Directing Holder (which will be the holder of the 1700 Market Street Pari Passu Companion Loan for this purpose) will have the right to consult with, direct and advise (including with respect to Major Decisions) the Master Servicer and the Special Servicer with respect to the 1700 Market Street Pari Passu Loan Combination.  For so long as no Consultation Termination Event has occurred and is continuing, the Master Servicer and Special Servicer must also consult (on a non-binding basis) with the Lead Directing Holder with respect to Major Decisions to be taken with respect to the 1700 Market Street Pari Passu Loan Combination.

Servicing.  Pursuant to the terms of the 1700 Market Street Co-Lender Agreement, the 1700 Market Street Pari Passu Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard.

Distributions. Under the terms of the 1700 Market Street Co-Lender Agreement, any payment (whether principal or interest or prepayment under the 1700 Market Street Pari Passu Loan Combination, or proceeds relating to the 1700 Market Street Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the 1700 Market Street Pari Passu Mortgage Loan and the 1700 Market Street Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The 1700 Market Street Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the 1700 Market Street Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the 1700 Market Street Noteholders.

        Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

 Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings (to the extent used in this prospectus supplement):

(i)             “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate.

(ii)            “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)   “Annual Debt Service” generally means, for (a) any Mortgage Loan other than the Poughkeepsie Galleria Pari Passu Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, with respect to a Pari Passu Mortgage Loan, 12 times the portion of the Monthly Payment related to the Pari Passu Mortgage Loan (but without regard to the portion of the Monthly Payment related to the Pari Passu Companion Loan) (or (i) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period or (ii) with respect to a Pari Passu Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the portion of the Monthly Payment related to the Pari Passu Mortgage Loan (but without regard to the portion of the Monthly Payment related to the Pari Passu Companion Loan) payable during the amortization period, and for (b) the Poughkeepsie Galleria Pari Passu Mortgage Loan, the first 12 payments after the Cut-off Date set forth in the schedule of Monthly Payments for the Poughkeepsie Galleria Pari Passu Mortgage Loan on Annex H to this prospectus supplement.  The term “Annual Debt Service,” with respect to a Pari Passu Companion Loan, has a meaning analogous to the definition of “Annual Debt Service” with respect to a Pari Passu Mortgage Loan and, with respect to the Poughkeepsie Galleria Companion Loan, has a meaning analogous to the definition of “Annual Debt Service” with respect to the Poughkeepsie Galleria Pari Passu Mortgage Loan.

(iv)   “Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)            “Balloon Balance” means, with respect to any Mortgage Loan or Pari Passu Companion Loan, the principal amount that will be due at maturity for such Mortgage Loan or Pari Passu Companion Loan, as the case may be, assuming no payment defaults or principal prepayments.

(vi)   “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

(vii)          “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii)         “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix)            “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of each Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate Balloon Balance of such Mortgage Loan and the related Pari Passu Companion Loan.

(x)            “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi)           “NRA” means net rentable area.

(xii)          “Occupancy” means the percentage of Square Feet, Units, Beds, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Beds, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii)          “Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office facility, parking garage or other special purpose property, the square footage of the net rentable or leasable area.

(xiv)         “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv)          “U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

(xvi)         “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

(xvii)        “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii)       “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer

have control.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix)          “Units,“ “Beds,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(xx)           “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The

Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi)          “U/W NOI DSCR“ or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Pari Passu Loan Combination, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii)         “U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(xxiii)        “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

        Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

None of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Twenty-four (24) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 62.0% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date.

Eight (8) Mortgage Loans, representing 38.0% of the Initial Outstanding Pool Balance, provide for payments of interest-only for periods ranging from 10 months to 57 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

With respect to the Poughkeepsie Galleria Pari Passu Mortgage Loan, the amortization schedule is set forth on Annex H to this prospectus supplement.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 13 scheduled payment dates (through and including the maturity date).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (the “Yield Maintenance Lock-Out Period”), and all of the Defeasance Loans prohibit Defeasance (as defined below) and voluntary prepayment for at least two years from the Closing Date (the “Defeasance Lock-Out Period”, and collectively with the Yield Maintenance Lock-Out Period, the “Lock-Out Periods”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions.”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(i)             Twenty-nine (29) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 93.0% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally between 120% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(ii)            Three (3) of the Mortgage Loans (together, with the Mortgage Loans described in the immediately following clause (iii), the “Yield Maintenance Loans”), representing approximately 7.0% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period and prior to the related open period for such Mortgage Loan (such period, in respect of Mortgage Loans that have a Yield Maintenance Charge payable, the “Yield Maintenance Period”).  Certain of the Yield Maintenance Loans permit partial prepayment accompanied by a Yield Maintenance Charge.  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 under the heading “Prepayment Provisions.”

With respect to the Yield Maintenance Loans, the “Yield Maintenance Charge” will be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the last date of the related Yield Maintenance Period, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related Yield Maintenance Period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or without the requirement to defease the subject Mortgage Loan during an “open period” that occurs immediately prior to and including the stated maturity date set forth in Annex A-1.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge  may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectibility of any Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayment” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties permit the release from the lien of the related mortgage of an individual Mortgaged Property or a portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 120% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

With respect to all of the Mortgage Loans that permit prepayment thereof together with payment of a Yield Maintenance Charge, each such Mortgage Loan permits the release of the related Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

In addition to the release of a Mortgaged Property by substitution of such Mortgaged Property for Defeasance Collateral or the release of a Mortgaged Property in connection with the prepayment of such Mortgage Loan together with payment of a Yield Maintenance Charge, certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bethesda Health Medical Office, representing 3.9% of the Initial Outstanding Pool Balance, the borrower may obtain the release of one of two non-income producing outparcels, subject to the satisfaction of certain conditions, including but not limited to: (i) such outparcel may be conveyed only to an affiliate of the borrower or to an end user of such outparcel, (ii) for so long as the outparcel is owned by an affiliate of borrower such outparcel may only be developed with one building containing up to 20,000 square feet of gross rentable space and each lease of greater than 2,000 square feet shall require lender’s prior approval which shall be deemed granted; provided the tenant is not a current tenant of the Mortgaged Property or a former tenant of the Mortgaged Property whose lease did not expire by its terms, (iii) after giving effect to the release of the outparcel, the DSCR for the remaining Mortgaged Property must be equal to or greater than 1.5 to 1.0, (iv) after giving effect to the release of the outparcel, the LTV for the remaining Mortgaged Property must be equal to or less than 70%, (v) after giving effect to the release of the outparcel, the remaining Mortgaged Property must be properly subdivided, comply with all zoning requirements, constitute a separate tax parcel and have the benefit of any necessary easements, operating agreements or shared facility agreements. In addition to the foregoing, the borrower has covenanted not to solicit, attempt to persuade, or otherwise accommodate or facilitate the departure of, any tenant from the Mortgaged Property whose lease term has not yet expired by its terms that results in any acquisition, purchase or lease-up of all or any portion of the applicable outparcel.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hospitality Specialists Portfolio - Pool 2, representing 3.3% of the Initial Outstanding Pool Balance, the related Mortgage Loan Documents permit the borrower to obtain the free release (subject to applicable REMIC requirements) of an outparcel at the Residence Inn Moline property from the lien of the related mortgage subject to the satisfaction of certain conditions specified in the Mortgage Loan Documents.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

With respect to the Mortgage Loans identified as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street on Annex A-1 to this prospectus supplement, collectively representing approximately 28.4% of the Initial Outstanding Pool Balance, the related mortgaged property also secures one related Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of a controlling holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to borrower affiliates or among existing members, partners or shareholders in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt; or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut- off Date Principal Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt U/W NCF DSCR	Total Debt Cut-off Date LTV
Trinity Centre	$72,000,000	10.7%	$25,000,000(1)	11.8080%(2)	9/6/2021	Yes	1.04x	68.5%
Poughkeepsie Galleria	$69,694,662	10.3%	$20,983,339	11.2500%	11/6/2021	Yes	1.06x	74.2%
1700 Market Street	$49,950,000	7.4%	$12,200,000	10.0000%	10/6/2016	Yes	1.18x	77.0%
Dunbar Village	$5,989,631	0.9%	$1,000,000	15.5000%	10/5/2016	Yes	1.09x	78.1%

(1)	The $25,000,000 mezzanine debt is comprised of a senior mezzanine loan, with an original principal balance of $18,000,000 and a junior mezzanine loan with an original principal balance of $7,000,000.

(2)	The senior mezzanine loan has an interest rate per annum equal to 11.15% while the junior mezzanine loan has an interest rate per annum equal to 13.50%.

Each of the mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan, (b) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (c) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (e) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, the Mortgage Loan becomes a specially serviced loan, a monetary default occurs under the related Mortgage Loan or if the related Mortgage Loan lender exercises any right or remedy under the related Mortgage Loan Documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (g) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also generally has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also generally have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (f).  Upon completion of a foreclosure of a mezzanine loan, the nonrecourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loan listed in the chart below, the related Mortgage Loan Seller has informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below, and in some cases, receipt of a No Downgrade Confirmation from the Rating Agencies:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Dawntree Apartments	$15,182,000	2.3%	Yes	1.25x	75%	N/A

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayment and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect Specially Serviced Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  One (1) group of Mortgage Loans, representing 6.4% of the Initial Outstanding Pool Balance, has related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  With respect to the group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Two (2) Mortgaged Properties, securing 8.8% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any Leased Fee property at which the improvements (not collateral) are leased to a single tenant), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 16 states with the largest concentrations by Initial Outstanding Pool Balance located in New York.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Twenty-six (26) of the Mortgage Loans, representing 77.1% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Six (6) of the Mortgage Loans, representing 22.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Properties Underwritten Based on Projections.  The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Sun Products Distribution Center, which secures a Mortgage Loan representing 4.2% of the Initial Outstanding Pool Balance, was recently constructed.  As such there is no prior operating history or historical financial information for this Mortgaged Property.

Refinance of Previous Loan in Default.  One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Dunbar Village, representing 0.9% of the Initial Outstanding Pool Balance, is a re-financing of another mortgage loan that was previously delinquent and the proceeds of the related Mortgage Loan were used to refinance the prior mortgage loan that was beyond its maturity date.

        Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the

Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by or on behalf of the Depositor, together with the Pooling and Servicing Agreement, with the SEC on or prior to the date the final prospectus supplement with respect to the Offered Certificates is filed with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in this prospectus supplement, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

        General

The UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 certificates, Class A-2 certificates, Class A-3 certificates, Class A-AB certificates, Class A-S certificates, Class X-A certificates, Class X-B certificates, Class B certificates, Class C certificates, Class D certificates, Class E certificates, Class F certificates, Class G certificates and Class H certificates (collectively, the “Regular Certificates”) and (ii) the Class R certificates and Class LR certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3 and Class A-AB certificates (the “Offered Certificates”) are offered by this prospectus supplement.  The Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class R and Class LR certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity, the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property”); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H  certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$ 37,045,000	5.497%	30.000%(2)
A-2	$154,403,000	22.911%	30.000%(2)
A-3	$235,921,000	35.007%	30.000%(2)
A-AB	$ 44,375,000	6.585%	30.000%(2)
Non-Offered Certificates(1)
A-S	$ 54,756,000	8.125%	21.875%
B	$ 35,381,000	5.250%	16.625%
C	$ 22,745,000	3.375%	13.250%
D	$ 16,848,000	2.500%	10.750%
E	$ 28,641,000	4.250%	6.500%
F	$ 12,636,000	1.875%	4.625%
G	$ 10,951,000	1.625%	3.000%
H	$ 20,218,599	3.000%	0.000%

(1)	None of the classes of certificates set forth below in this table is offered by this prospectus supplement.

(2)	Represents the approximate initial credit support for all the Classes of Offered Certificates in the aggregate.

The Class X-A and Class X-B certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A certificates.  The total initial Notional Balance of the Class X-A certificates will be approximately $526,500,000.

The Notional Balance of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B certificates.  The total initial Notional Balance of the Class X-B certificates will be approximately $147,420,599.

The Class R and Class LR certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

        Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in January 2012 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate

Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

 The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts: (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments from the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding (without duplication) the following (in no order of priority):

             (a) all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

             (b) all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, the fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

             (c) all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

             (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

             (e) all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

              (f) Yield Maintenance Charges;

             (g) any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

             (h) all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

             (i) the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

              (j) with respect to any Distribution Date occurring in each February (commencing with February 2012), and in any January occurring in a year that is not a leap year (commencing with January 2013), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The “Monthly Payment” with respect to any Mortgage Loan or Pari Passu Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly debt service payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding Yield Maintenance Charges, if any) that were not scheduled to be made during the Collection Period of receipt.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in January 2012.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Regular Certificates for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates for any Distribution Date will be fixed at 1.5240%, 2.8040%, 3.5950% and 3.1870%, respectively, per annum.  The Pass-Through Rates applicable to the Class A-S, Class F, Class G and Class H  Certificates for any Distribution Date will be fixed at 5.1540%, 5.0000%, 5.0000% and 5.0000%, respectively, per annum.  The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates for any Distribution Date will each equal the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 2.7257% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.3181% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B, Class C, Class D, Class E, Class F, Class G and Class H  Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

Neither the Class R nor the Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) and Pari Passu Companion Loan is the annual rate at which interest accrues on such Mortgage Loan or Pari Passu Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan or Pari Passu Companion Loan will be determined without regard to any Default Interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan or Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement.

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

               (A) the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

               (B) the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

               (C) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

               (D) the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

               (E) the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

               (F) all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

               (G) any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan or Pari Passu Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/ Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan and any related Pari Passu Companion Loan (including an REO Loan) at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan.

		monthly	Interest payment on the related Mortgage Loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	from time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loan (but only 50% of such fees where the consent of the Special Servicer is required) and
100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.
Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan (including any related Pari Passu Companion Loan) and REO Loan at the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations) and, if applicable, from the holder of the related Pari Passu Companion Loan.

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Pari Passu Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

		monthly	The related collection of principal or interest.
Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan (including any related Pari Passu Companion Loan) and each recovery of Liquidation Proceeds, on a Specially Serviced Loan (including any related Pari Passu Companion Loan) or REO Loan, subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans (other than Pari Passu Companion Loans) to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans and related Pari Passu Companion Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans and the related Pari Passu Companion Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans where the
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
consent of the Special Servicer is required.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans and the related Pari Passu Companion Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan) calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Fee/Operating Advisor
The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and any related Pari Passu Companion loan (including an REO Loan) calculated on the same basis as interest accrued on the Mortgage Loan and any related Pari Passu Companion loan.

		monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		from time to time	Paid by related Borrower.
Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan, Pari Passu Loan Combination or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations) and, with respect to a Pari Passu Loan Combination, from the holder of the related Pari Passu Companion Loan.

Type/Recipient	Amount	Frequency	Source of Payment
Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed

First from late payment charges and Default Interest on the related Mortgage Loan or Pari Passu Loan Combination in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations) and, with respect to a Pari Passu Loan Combination, from the holder of the related Pari Passu Companion Loan.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.
Expenses of the Issuing Entity not Advanced (may	Based on third party charges.	from time to time	First from income on the related REO

Type/Recipient	Amount	Frequency	Source of Payment
include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or  Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

 Distribution of Available Funds.  On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the scheduled balance with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date set forth in Annex I;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after such distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(5)
then, to the Class A-AB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to zero; and

Fourth, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-S Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class H Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) is (or will be) reduced to zero.  None of the Class X-A or Class X-B Certificates will be entitled to any distribution of principal.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Yield Maintenance Charges

On any Distribution Date, all or a portion of each Yield Maintenance Charge collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class E Certificates in the following manner: the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date, and the denominator of which is the Principal Distribution Amount of such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the amount of such Yield Maintenance Charge collected during the related Collection Period.

 On each Distribution Date, the aggregate portion of any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

               (i)            to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

               (ii)           to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class E Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

In the case of the Pari Passu Loan Combinations, Yield Maintenance Charges actually collected in respect of such Pari Passu Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Mortgage Loan and the related Pari Passu Companion Loans.

Application Priority of Mortgage Loan or Pari Passu Loan Combination Collections

 Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan or Pari Passu Loan Combination (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of Pari Passu Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (including any Pari Passu Loan Combination) exceeds 125% must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan or Pari Passu Loan Combination, pursuant to the Pooling and Servicing Agreement, in the following order of priority (in the case of a Pari Passu Loan Combination, following the application of any priority of payments provided in the related co-lender agreement):

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related

Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	July 2016
Class A-2	October 2016
Class A-3	October 2021
Class A-AB	June 2021

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses thereto.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

The “Stated Principal Balance” of each Mortgage Loan or Pari Passu Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan or Pari Passu Loan Combination that have been distributed on the Certificateholders or holders of the related Pari Passu Companion Loan on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan or Pari Passu Loan Combination during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such

Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Default Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Default Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer or the applicable Directing Holder (and, with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates, pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

        Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a later alphabetical Class designation.  This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates by the Subordinate Certificates.

        Appraisal Reductions

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan or Pari Passu Loan Combination, upon the earliest to occur of:  (i) the date on which such Mortgage Loan or Pari Passu Loan Combination becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Pari Passu Loan Combination; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Pari Passu Loan Combination; (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Pari Passu Loan Combination becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the applicable Directing Holder (with respect to the Lead Directing Holder, only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction

Event has occurred with respect to that Mortgage Loan or Pari Passu Loan Combination, and (D) the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the applicable Directing Holder (with respect to the Lead Directing Holder, only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Pari Passu Loan Combination), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan or Pari Passu Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer (and in consultation with the applicable Directing Holder (with respect to the Lead Directing Holder, if no Consultation Termination Event has occurred and is continuing)) and, if a Consultation Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Pari Passu Loan Combination over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Pari Passu Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Pari Passu Loan Combinations having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Pari Passu Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Pari Passu Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Pari Passu Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Pari Passu Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Pari Passu Loan Combination, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) due and unpaid with respect to such Mortgage Loan or Pari Passu Loan Combination that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Pari

Passu Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans or Pari Passu Loan Combinations having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans or an applicable Pari Passu Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loan or Pari Passu Loan Combination, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

            (i)        the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

            (ii)       if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Pari Passu Loan Combination, any extension of the maturity date or extended maturity date of a Mortgage Loan or Pari Passu Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Pari Passu Loan Combination; (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan or Pari Passu Loan Combination; (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan or Pari Passu Loan Combination for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan or Pari Passu Loan Combination, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every nine (9) months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Pari Passu Loan Combination remains specially serviced.

A Pari Passu Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Pari Passu Loan Combination.  Any Appraisal Reduction Amount on a Pari Passu Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates).

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on their respective then outstanding Certificate Balances, to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates.  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

        Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the

Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry Certificates then outstanding advise the Certificate Administrator and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this prospectus supplement and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Transaction Parties and Their Respective Affiliates

UBSRES, Natixis RE, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and their respective affiliates may retain or purchase certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate; (iii) the rate and timing of payments of principal on that Certificate; and (iv) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which balloon payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Modifications,” in this prospectus supplement and “Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date” in this prospectus supplement.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-3 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2 and Class A-3 Certificates were outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be borne:  first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (calculated without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, prepayment premiums, prepayment lock-out periods, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a lock-out period, the Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the Net Mortgage Pass-Through Rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least ten days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the resulting Interest Shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such Interest Shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the certificate balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

 The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(A) the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Regular Certificates are as set forth in this prospectus supplement;

(B) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(C) all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in January, 2012;

(D) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(E) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (L);

(F) all Mortgage Loans accrue interest under the method specified in Annex A-1.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(G) no party exercises its right of optional termination described in this prospectus supplement;

(H) no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(I) no Prepayment Interest Shortfalls are incurred and no Yield Maintenance Charges are collected;

(J) there are no additional expenses of the Issuing Entity;

(K) distributions on the Certificates are made on the 10th calendar day in each month, commencing in January 2012;

(L) no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(M) the Closing Date is December 29, 2011; and

(N) with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 and accrues on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differ from those assumed, or otherwise perform differently than as assumed, in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay at any constant rate or otherwise perform in accordance with the Modeling Assumptions until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 29, 2011 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including December 1, 2011 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Purchase prices are to be interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 2011 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-UB11C1.

Servicing of the Mortgage Loans; Collection of Payments

 The Pooling and Servicing Agreement requires the Master Servicer (with respect to the Mortgage Loans and the Pari Passu Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans and the Pari Passu Loan Combinations, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Pari Passu Loan Combination, for the benefit of the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and the holder of such Pari Passu Companion Loan constituted a single lender) (as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, and the terms of the applicable Mortgage Loans or applicable Pari Passu Loan Combinations, as applicable, the terms of the related co-lender agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

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the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders and, with respect to each applicable Pari Passu Loan Combination, also the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and the holder of such Pari Passu Companion Loan constituted a single lender) (as determined by such servicer in its reasonable judgment); and

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the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any Pari Passu Loan Combination, also the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and the holder of such Pari Passu Companion Loan constituted a single lender, as determined by such servicer in its reasonable judgment) but without regard to any potential conflict of interest arising from:

1. any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2. the ownership of any Certificate or any Pari Passu Companion Loan by such servicer or any affiliate of it;

3. the Master Servicer’s obligation to make Advances;

4. such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5. the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6. any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7. any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Pari Passu Loan Combinations, and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

The Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to each Mortgage Loan and Pari Passu Loan Combinations for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

 Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer, (b) with respect to the Mortgage Loans (other than the Mortgage Loans that are part of Pari Passu Loan Combinations), for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Lead Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Lead Directing Holder will be deemed to have approved such action), and (c) with respect to each Pari Passu Loan Combination, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the applicable Non-Lead Directing Holder has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), such Non-Lead Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Pari Passu Loan Combination as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Pari Passu Loan Combination or any extension of the maturity date of such Mortgage Loan or Pari Passu Loan Combination;

(C) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Pari Passu Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Pari Passu Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G) any property management company changes (with respect to a Mortgage Loan or Pari Passu Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan or Pari Passu Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion;

(I) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Pari Passu Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Pari Passu Loan Combination and for which there is no material lender discretion; and

(J) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to each applicable Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and holder of such Pari Passu Companion Loan constituted a single lender and the Special Servicer or the Master Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, the Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Pari Passu Loan Combination, as applicable, as the Directing Holder may reasonably deem advisable; provided that neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

With respect to the Mortgage Loans (other than Mortgage Loans that are part of a Pari Passu Loan Combination), the Special Servicer (so long as a Control Termination Event has occurred and is continuing), will not be required to obtain the consent of the Lead Directing Holder for any of the foregoing actions but (so long as no Consultation Termination Event has occurred and is continuing) will be required to consult with the Lead Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Lead Directing Holder would have been required or for which the Lead Directing Holder would have the right to direct the Master Servicer or the Special Servicer (if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Lead Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to (i) all Mortgage Loans and Pari Passu Companion Loans, while a Control Termination Event has occurred and is continuing and (ii) any Pari Passu Loan Combination, while a Non-Lead Control Termination Event with respect to the related Pari Passu Companion Loan has occurred and is continuing (even if no Control Termination Event exists), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

In addition, with respect to Mortgage Loans that are part of a Pari Passu Loan Combination, so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Lead Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Non-Lead Directing Holder is required or for which the Non-Lead Directing Holder would have the right to direct the Master Servicer or the Special Servicer) and to consider alternative actions recommended by the Lead Directing Holder.  Such consultation will not be binding on the Special Servicer.

 The “Directing Holder” means:

(a)  with respect to any Mortgage Loan (other than a Pari Passu Mortgage Loan), the Lead Directing Holder; and

(b) with respect to each Pari Passu Mortgage Loan, the Non-Lead Directing Holder of such Pari Passu Mortgage Loan.

The term “Directing Holder”, as used in this prospectus supplement without further clarification, means the applicable Directing Holder under the circumstances.

The “Lead Directing Holder” means the Controlling Class Representative.

The “Non-Lead Directing Holder” with respect to any Pari Passu Loan Combination means the holder of the related Pari Passu Companion Loan or its designee.

The initial Lead Directing Holder is expected to be Rialto Real Estate Fund, LP, or an affiliate thereof, or investment funds managed, advised or represented thereby.  The Lead Directing Holder will be responsible for its own expenses.

The Initial Non-Lead Directing Holder with respect to each Pari Passu Mortgage Loan is expected to be UBSRES.  The Non-Lead Directing Holder will be responsible for its own expenses.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class F Certificates.  The Controlling Class as of the Closing Date will be the Class H Certificates.

A “Consultation Termination Event” will occur, with respect to any Mortgage Loan (other than any Pari Passu Mortgage Loan), at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Lead Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the Certificate Owners of the Controlling Class.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Lead Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Lead Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Lead Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H Certificates.

A “Control Termination Event”  will occur, with respect to any Mortgage Loan (other than any Pari Passu Mortgage Loan), at any date on which no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Consultation Termination Event has occurred and is continuing, the Lead Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Lead Directing Holder.  However, the Lead Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related co-lender agreements or the REMIC provisions of the Code.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Lead Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class or the holder of the related Pari Passu Companion Loan, as applicable;

(c) does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class, to the extent the Controlling Class Representative is the Lead Directing Holder);

(d) may take actions that favor the interests of the holders of the Controlling Class or the holder of the related Pari Passu Companion Loan, as applicable, over the interests of the holders of one or more Classes of Certificates; and

(e) will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement or any co-lender agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control Over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor Prior to Control Termination Event for Mortgage Loans

 With respect to all the Mortgage Loans and Pari Passu Companion Loans, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a) reviewing all information available on the Certificate Administrator’s website in any manner relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement ;

(b) reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations (except that if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans Only While a Control Termination Event or Non-Lead Control Termination Event Has Occurred and Is Continuing

 With respect to (i) all the Mortgage Loans and Pari Passu Companion Loans, while a Control Termination Event has occurred and is continuing and (ii) any Pari Passu Loan Combination, while a Non-Lead Control Termination Event with respect to such Pari Passu Loan Combination has occurred and is continuing (even if no Control Termination Event exists), the Operating Advisor’s obligations will consist of the following:

(a) the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b) the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c) the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction calculations or (2) any net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i) the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii) in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii) in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(d) the Operating Advisor will be required to prepare an annual report to be provided to the Trustee, the Rating Agencies and the Certificate Administrator (and made available through the Certificate Administrator’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the applicable Non-Lead Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and any affected Non-Lead Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to each Pari Passu Loan Combination, also the holders of any related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and the holders of any such related Pari Passu Companion Loan constituted a single lender), and not any particular Class of Certificateholders or the holder of the related Pari Passu Companion Loan, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the

Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to (i) all Mortgage Loans and Pari Passu Companion Loans, while a Control Termination Event has occurred and is continuing and (ii) any Pari Passu Loan Combination, while a Non-Lead Control Termination Event with respect to the related Pari Passu Companion Loan has occurred and is continuing (even if no Control Termination Event exists), based on the Operating Advisor’s review of any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans or Pari Passu Companion Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies and the Certificate Administrator, as well as the trustee, certificate administrator and Companion Rating Agencies with respect to any Pari Passu Companion Loan Securities backed by such Pari Passu Companion Loan (to the extent the Operating Advisor has been advised of the identities of such parties), and made available through the Certificate Administrator’s website setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator.

In each such annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

With respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans), after the occurrence of a Consultation Termination Event, and with respect to the Pari Passu Loan Combinations, in each case after the occurrence of a Non-Lead Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “The Servicers—Removal of the Special Servicer” in this prospectus supplement.

Operating Advisor Termination Events

 The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that (a) is selected from the list of entities approved to act as a special servicer or operating advisor on transactions rated by DBRS and (b) is the special servicer or operating advisor on a transaction rated by Moody’s but has not been special servicer on a transaction for which Moody’s has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement and (iii) that is not Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, the holders of the Pari Passu Companion Loans, and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and any related Pari Passu Companion Loan (including any REO Loan), will accrue at a rate of 0.0028% per annum (the “Operating Advisor Fee Rate”) with respect to each Mortgage Loan and any related Pari Passu

Companion Loan on the Stated Principal Balance of the Mortgage Loan and any related Pari Passu Companion Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and any related Pari Passu Companion Loan and be prorated for any partial periods.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and, with respect to each Pari Passu Loan Combination, out of the related Pari Passu Loan Combination custodial account, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Pari Passu Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances,” and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to the Pari Passu Loan Combinations.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or (solely in the case of a Property Advance) the related Pari Passu Loan Combination, as applicable, paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (solely in the case of a Property Advance) the related Pari Passu Loan Combination, as applicable, or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (and, solely in the case of a Property Advance made with respect to a Pari Passu Loan Combination, from the holder of the related Pari Passu Companion Loan).

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan or (solely in the case of a Property Advance) the related Pari Passu Loan Combination, as applicable, paid by the borrower, (ii) from late payment fees on the related Mortgage Loan or (solely in the case of a Property Advance) the related Pari Passu Loan Combination, as applicable, paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account (and solely in the case of a Property Advance made with respect to a Pari Passu Loan Combination, in the related custodial account for such Pari Passu Loan Combination and from the holder of the related Pari Passu Companion Loan).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Pari Passu Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan, as a collective whole as if such Certificateholders and holder of such Pari Passu Companion Loan constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan, as a collective whole as if such Certificateholders and holder of such Pari Passu Companion Loan constituted a single lender), the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Pari Passu Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Pari Passu Loan Combination, from any amounts collected in respect of such Pari Passu Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Pari Passu Loan Combination, from any amounts collected in respect of such Pari Passu Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, Certificate Administrator, the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Pari Passu Loan Combination, first, out of general funds on deposit in the custodial account related to such Pari Passu Loan Combination and then, out of general funds on deposit in the Collection Account and from the holder of the related Pari Passu Companion Loan) in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account (or, with respect to a Pari Passu Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Pari Passu Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, only out of principal collections in the Collection Account (or, with respect to any Property Advance made with respect to a Pari Passu Loan Combination, first out of principal collections in the related custodial account), less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account (and, with respect to Property Advances made with respect to a Pari Passu Loan Combination, from the holder of the related Pari Passu Companion Loan), taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the related Pari Passu Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Pari Passu Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances with respect to the Mortgage Loans (or with respect to any Mortgage Loan that is part of a Pari Passu Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Pari Passu Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan, Pari Passu Loan Combination or REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Pari Passu Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections received in respect of each Pari Passu Loan Combination will be deposited into a separate custodial account (which may be a sub-account of the Collection Account).  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer

Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the separate custodial account for each Pari Passu Loan Combination, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates and, in the case of a Pari Passu Loan Combination custodial account, the holder of the related Pari Passu Companion Loan.  Each of the Collection Account, the separate custodial account for each Pari Passu Loan Combination, any REO Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A (high)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “A1” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency), (ii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Company, so long as such depository or its parent’s, as the case may be, long-term unsecured debt rating shall be at least “A (high)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such depository’s or its parent’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “P-1” by Moody’s (if the deposits are to be held in the account for 30 days or less), (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt rating shall be at least “A (low)” from DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle)” from DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iv) an account or accounts maintained with KeyBank National Association so long as KeyBank National Association’s long-term unsecured debt rating shall be at least “A (low)” from DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P and Fitch) and “A2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or KeyBank National Association’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (low)” from DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P and Fitch) and “P-2” from Moody’s (if the deposits are to be held in the account for 30 days or less), (v) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by “Moody’s” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, or (vi) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, or (vii) any other account for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Pari Passu Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Pari Passu Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans and Pari Passu Loan Combinations contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Pari Passu Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower, (b) provide that the Mortgage Loans or Pari Passu Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Pari Passu Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans or REO Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan or Pari Passu Loan Combination described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency) with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity and, in the case of a Pari Passu Loan Combination, such expense will be allocated, pro rata, to the holders of the Pari Passu Mortgage Loan and related Pari Passu Companion Loan.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans and Pari Passu Loan Combinations contain provisions in the nature of a “due-on-encumbrance” clause which by their terms (a) provide that the related Mortgage Loan or Pari Passu Loan Combination will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any related Pari Passu Companion Loan or that in the case of a Mortgage Loan or Pari Passu Loan Combination described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation from each Rating Agency (and, if applicable, from each of the Companion Rating Agencies); provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity (based on its Stated Principal Balance).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity and in the case of a Pari Passu Loan Combination, such expense will be allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the Pari Passu Companion Loan.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance (or in the case of a

Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2013 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates) and, as applicable, the Pari Passu Companion Loan Securities; provided, however, that if any Mortgage Loan or Pari Passu Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but within 60 days after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

 In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

                (A) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan or the Pari Passu Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

               (B) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

              (1)  the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Pari Passu Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

              (2)   if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard)   require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

              (3) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

              (4) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the   discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement);

              (5) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

              (6) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Pari Passu Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and the Pari Passu Loan Combinations or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating such as that listed above by S&P or Fitch) and “A2” by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or, with respect to a Pari Passu Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Pari Passu Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Pari Passu Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Pari Passu Loan Combinations, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to two separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (with respect to the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

        Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Lead Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate (and, in the case of an REO Property securing a Pari Passu Loan Combination, if another securitization holds the related Pari Passu Companion Loan, interest on a comparable debt service advance made by a servicer or trustee for such securitization), and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Lead Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Lead Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors and the Mortgage Loan Sellers” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or Operating Advisor under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or the Operating Advisor will result in Realized Losses.  The costs and expenses incurred in connection with the resignation or removal of the Master Servicer, Special Servicer or Operating Advisor will be an expense of the Issuing Entity.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates or Pari Passu Companion Loans for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Pari Passu Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Pari Passu Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Pari Passu Loan Combination.  If funds in the applicable custodial account relating to a Pari Passu Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account or from the holder of the related Pari Passu Companion Loan.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates or Non-Lead Certificateholders thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Pari Passu Loan Combination, if such expenses and costs relate specifically to such Pari Passu Loan Combination, first from the related separate custodial account, as described in the immediately preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Pari Passu Loan Combination, if such expenses and costs relate specifically to such Pari Passu Loan Combination, first from the related separate custodial account, as described in the third preceding paragraph), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency (and, if applicable, each Companion Rating Agency) then rating any Certificates (or Pari Passu Companion Securities) has provided a No Downgrade Confirmation (provided, however, no Rating Agency or Companion Rating Agency, as the case may be, shall be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate).

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Events of Default

 “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Pari Passu Companion Loan, as and when required by the Pooling and Servicing Agreement or the related co-lender agreement, any amount required to be so remitted which failure continues for two business days;

(b) any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Pari Passu Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Pari Passu Companion Loan, if affected; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Pari Passu Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody’s (or with respect to a Pari Passu Companion Loan, another NRSRO rating securities backed by such Pari Passu Companion Loan (with respect to each Pari Passu Companion Loan, “Pari Passu Companion Loan Securities”)) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Pari Passu Companion Loan Securities, or (ii) has placed one or more Classes of Certificates or Pari Passu Companion Loan Securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or such other NRSRO, as applicable, within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

(g) the Trustee receives written notice from DBRS (or with respect to a Pari Passu Companion Loan, another NRSRO rating the related Pari Passu Companion Loan Securities) (which the Trustee shall forward to the Master Servicer or the Special Servicer, as applicable) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by DBRS or such other NRSRO, as applicable, to any Class of Certificates or Pari Passu Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days; and

(h) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of the holders of Certificates evidencing (i) in the case of the Master Servicer, at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class

Representative, or (ii) in the case of the Special Servicer with respect to a Mortgage Loan, at least 51% of the aggregate Voting Rights, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if an Event of Default with respect to the Master Servicer affects a Pari Passu Companion Loan or related Pari Passu Companion Loan Securities and the Master Servicer is not otherwise terminated, the holder of such Pari Passu Companion Loan will be entitled to direct the Trustee to direct the Master Servicer to appoint a sub-servicer (or if the related Pari Passu Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default under the related sub-servicing agreement and the Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Pari Passu Loan Combination; provided that the Master Servicer will be required to obtain a No Downgrade Confirmation from each Rating Agency and each Companion Rating Agency (at the expense of the requesting holder) with respect to the appointment of such sub-servicer.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights or any affected holder of a Pari Passu Companion Loan (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency (and, if applicable, each Companion Rating Agency).  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Pari Passu Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder or such holder of a Pari Passu Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Pari Passu Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) or (g) under “—Events of Default” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency (and, if applicable, each Companion Rating Agency), in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Pari Passu Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final prospectus supplement (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or any class of Pari Passu Companion Loan Securities by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under this Agreement; (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change; and (v) to modify the procedures set forth in the Pooling and Servicing relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”), provided that any modification would not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer and would not adversely affect in any material respect the interests of any Certificateholder or holder of a Pari Passu Companion Loan not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder or Non-Lead Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating

Agency (or, with respect to the applicable Non-Lead Certificateholders, each applicable Companion Rating Agency); and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby and each holder of a Pari Passu Companion Loan affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates or holders of the Pari Passu Companion Loans; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby or which are required to be distributed to the holder of any Pari Passu Companion Loan, without the consent of the holder of such Pari Passu Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Pari Passu Companion Loans.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency (and, if applicable, any Companion Rating Agency) as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency (or, if applicable, such Companion Rating Agency) for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency (or, if applicable, such Companion Rating Agency) has not replied to such request or has responded in a manner that indicates that such Rating Agency (or, if applicable, such Companion Rating Agency) is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency (or, if applicable, the applicable Companion Rating Agency) has received the No Downgrade Confirmation request, and, if it has, promptly request the related No Downgrade Confirmation again, (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party will be required to determine (with the consent, in the case of any affected Mortgage Loan or Pari Passu Loan Combination, of the applicable Directing Holder (with respect to the Lead Directing Holder, for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if such Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders, and if the Requesting Party determines that such action would be in the best interest of the Certificateholders, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan or Pari Passu Loan Combination, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (it being understood that the Requesting Party will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency and (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed above without receiving the consent of the Rating Agencies (and, if applicable the Companion Rating Agencies), the Master Servicer or Special Servicer will be required to provide written notice to (i) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (ii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies (and, if applicable, each of the Companion Rating Agencies).  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency (and, if applicable, the applicable Companion Rating Agency) to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, will be required to send the No Downgrade Confirmation request to the Rating

Agencies (and, if applicable, any Companion Rating Agencies) in accordance with the delivery instructions in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Pari Passu Loan Combination, any Certificateholder, any holder of a Pari Passu Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders or Non-Lead Certificateholders not consenting thereto, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder or Non-Lead Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency or Companion Rating Agency, as applicable, and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, to the Rating Agencies.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency (or, with respect to any matter affecting any Pari Passu Loan Combination, any rating agency rating securities backed by the related Pari Passu Companion Loan (such rating agency, a “Companion Rating Agency”)) that a proposed action, failure to act or other event specified in this prospectus supplement or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates (or, if applicable, any class of Pari Passu Companion Loan Securities) if then rated by such Rating Agency or Companion Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency or Companion Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency or Companion Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates or Pari Passu Companion Loan Securities are rated by a Rating Agency or a Companion Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency or Companion Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity or any securitization trust which owns a Pari Passu Companion Loan):

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB of the Exchange Act) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly, but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor (and to any other depositor and other trustee for any other securitization trust which owns a Pari Passu Companion Loan), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second Business Day after such party provides the 17g-5 Information Provider such report, each Rating Agency, a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB of the Exchange Act (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

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each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor (and to any other depositor and other trustee for any other securitization trust which owns a Pari Passu Companion Loan), the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), and promptly but not earlier than the second business day after such party provides the 17g-5 Information Provider such report, each Rating Agency, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A and Class X-B Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class LR or Class R Certificates.

At all times during the term of the Pooling and Servicing Agreement, the “Pari Passu Voting Rights” will be allocated among the Certificateholders and the Non-Lead Certificateholders as follows:  (a) a percentage equal to the product of (1) the Lead Voting Rights Percentage multiplied by (2) 98%, will be allocated among the Certificateholders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes (in each case, as notionally reduced by Appraisal Reduction Amounts to the applicable Class), (b) a percentage equal to the product of (1) Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among the Certificateholders of the Class X-A and Class X-B Certificates (allocated to the Class X-A and Class X-B Certificates on a pro rata basis based on their respective outstanding Notional Balances at the time of determination), (c) a percentage equal to the product of (1) the Non-Lead Voting Rights Percentage multiplied by (2) 98%, will be allocated among Non-Lead Certificateholders (other than interest-only certificateholders) in proportion to the respective certificate balances (as notionally reduced by appraisal reduction amounts to the applicable class) of their certificates and (d) a percentage equal to the product of (1) the Non-Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among Non-Lead Certificateholders (holding interest-only certificates) in proportion to the notional balances of their certificates.  The Pari Passu Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Pari Passu Voting Rights will be allocated to the Class LR or Class R Certificates.

“Lead Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of a Pari Passu Mortgage Loan and (b) the denominator of which is equal to the sum of the outstanding principal balances of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

“Non-Lead Voting Rights Percentage” will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of the Pari Passu Companion Loan and (b) the denominator of which is equal to the sum of the of the outstanding principal balances of such Pari Passu Companion Loan and the related Pari Passu Mortgage Loan.

Realization Upon Mortgage Loans

 If a payment default or material non-monetary default on a Mortgage Loan has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, with respect to a Pari Passu Loan Combination, the holders of the related Pari Passu Companion Loan, as a collective whole as if the Certificateholders and holders of the related Pari Passu Companion Loan constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity and, with respect to a Pari Passu Loan Combination, the holders of the related Pari Passu Companion Loan, as a collective whole as if the Certificateholders and holders of the related Pari Passu Companion Loan constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”).  To the extent that income the Issuing Entity receives from an REO Property is subject to a tax on “net income from foreclosure property,” such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%).  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan and any related Pari Passu Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan; provided, however, that any sale of any Defaulted Mortgage Loan for less than the Purchase Price will be subject to a right of first refusal held by the Lead Directing Holder (unless a Consultation Termination Event has occurred and is continuing), which right of first refusal may be exercised, if not waived sooner, within 10 business days of written notice from the Special Servicer. In the event the Lead Directing Holder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the Lead Directing Holder will (unless a Consultation Termination Event has occurred and is continuing) have a right of first refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  The Special Servicer will notify the Lead Directing Holder (prior to the occurrence of a Consultation Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.  Subject to the rights of first refusal held by the Lead Directing Holder described above, the Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Lead Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Party and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of any related Pari Passu Companion Loan and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders (and with respect to REO Property related to a Pari Passu Loan Combination, the holder of any related Pari Passu Companion Loan, as a collective whole as if such Certificateholders and Pari Passu Companion Loan holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (and with respect to REO Property related to a Pari Passu Loan Combination, the holder of any related Pari Passu Companion Loan, as a collective whole as if such Certificateholders and Pari Passu Companion holder constituted a single lender).

A “Defaulted Mortgage Loan” is a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related

Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following: (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan (and in the case of an REO Loan relating to a Pari Passu Loan Combination, if a securitization trust holds the related Pari Passu Companion Loan, interest on any comparable debt service advances made by a servicer or trustee of such securitization trust.

Modifications

 The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan or Pari Passu Loan Combination if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Pari Passu Loan Combination pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan or Pari Passu Loan Combination to a date occurring later than the earlier of (A) five years prior to the Distribution Date in January 2045 (the “Rated Final Distribution Date”) and (B) if the Mortgage Loan or Pari Passu Loan Combination is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the best interest of the Certificateholders and, if a Pari Passu Companion Loan is involved, the holder of the related Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Pari Passu Companion Loan holder constituted a single lender), and, the consent of the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Pari Passu Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency (and, if applicable, from each Companion Rating Agency).

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan or Pari Passu Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this prospectus supplement), which consent will be deemed given 10 business days after receipt (or, in connection with an Acceptable Insurance Default, 30 days) (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing and, in addition, with respect to any Pari Passu Loan Combination, also if a Non-Lead Control Termination Event has occurred and is continuing), the Depositor, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies, in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan or Pari Passu Loan Combination and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

For any performing Mortgage Loan and any performing Pari Passu Loan Combination, and subject to the rights of the Directing Holder (as described under “—The Directing Holder” in this prospectus supplement and, in the case of the holder of a Pari Passu Companion Loan, under “—Description of the Mortgage Pool-Split Loan Structures”), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Pari Passu Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code for federal income tax purposes;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Pari Passu Loan Combination to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j) subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k) any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

Any modification, waiver or amendment with respect to a Pari Passu Loan Combination may be subject to the consent of one or more holders of a related Pari Passu Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement for a description of the applicable Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Outstanding Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (excluding the Class R and Class LR Certificates), including the Class X-B Certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class B, Class C, Class D and Class E Certificates are no longer outstanding, that the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and the sole remaining beneficial owner pays to Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (C), three, divided by (ii) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5

Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider, the Rating Agencies.  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account.  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.040% (the “Master Servicing Fee Rate”) which is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan and Pari Passu Companion Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account and, with respect to a Pari Passu Loan Combination, from the holder of the related Pari Passu Companion Loan.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans (and with respect to each Pari Passu Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans (50% thereof where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans (50% thereof where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including Yield Maintenance Charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loans (other than Pari Passu Companion Loans), in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing

Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

 Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan or Pari Passu Loan Combination with respect to which:

(i) either (x) with respect to any Mortgage Loan or Pari Passu Loan Combination, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Pari Passu Loan Combination at its maturity date or, if the maturity date of such Mortgage Loan or Pari Passu Loan Combination has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Pari Passu Loan Combination at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Pari Passu Loan Combination and (D) the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (with respect to the Lead Directing Holder, so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Pari Passu Loan Combination), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii) any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii) the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest has occurred or is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Pari Passu Loan Combination, has occurred or is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders or any holder of a Pari Passu Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Pari Passu Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan or Pari Passu Loan Combination will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Pari Passu Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Pari Passu Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Pari Passu Loan Combination to continue to be characterized as a Specially Serviced Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Pari Passu Loan Combination, then it will also be deemed to exist with respect to the related Pari Passu Companion Loan.  The Pari Passu Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Pari Passu Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Pari Passu Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (with respect to the Lead Directing Holder, so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing and, with respect to any Pari Passu Loan Combination, also if a Non-Lead Control Termination Event has occurred and is continuing), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) and, on the second business day following the delivery of such notice to the 17g-5 Information Provider and the Rating Agencies.

 If the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (with respect to a Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan, as a collective whole as if such Certificateholders and Pari Passu Companion Loan holders constituted a single lender).  If the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (with respect to the Lead Directing Holder, so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Pari Passu Companion Loan, if applicable.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Pari Passu Loan Combination, the Directing Holder shall be entitled to receive a copy of the Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related co-lender agreement and the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, or with respect to a Pari Passu Loan Combination, also if a Non-Lead Control Termination Event has occurred and is continuing with respect to such Pari Passu Companion Loan, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Lead Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Lead Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Lead Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity, but excluding late payment charges and Default Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan or Pari Passu Loan Combination became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Pari Passu Loan Combination is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan or Pari Passu Loan Combination subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan or Pari Passu Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially

Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their Affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan or Pari Passu Loan Combination (or REO Loan) throughout the period such Mortgage Loan or the Mortgage Loan relating to such Pari Passu Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan or Pari Passu Loan Combination (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan or Pari Passu Loan Combination (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans or Pari Passu Loan Combinations (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans and the related Pari Passu Companion Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans and the related Pari Passu Companion Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans when consent of the Special Servicer is required),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Yield Maintenance Charges) on Specially Serviced Loans and the related Pari Passu Companion Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans and the related Pari Passu Companion Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to the Mortgage Loan that has a related Pari Passu Companion Loan, late payment fees will be allocated as provided in the related co-lender agreement and the Pooling and Servicing Agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Pari Passu Loan Combination, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Pari Passu Loan Combination on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Pari Passu Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan, Pari Passu Loan Combination or REO Loan at a time when such Mortgage Loan, Pari Passu Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Pari Passu Loan Combination or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Pari Passu Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Pari Passu Loan Combination, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicing Compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement in the form of late payment charges, Net Default Interest, assumption fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the REO Accounts.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Pari Passu Loan Combination or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Pari Passu Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Pari Passu Loan Combination, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Pari Passu Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

 On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the

Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f) the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans or Pari Passu Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i) the Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Yield Maintenance Charges;

(k) the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for such Distribution Date;

(n) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t) a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y) the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(aa) the amount of the distribution on the Distribution Date to the holders of each Class of the Residual Certificates;

(bb) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties;

(dd) for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC assigned “Central Index Key” number for such filer;

(ee) such other information and in such form as will be specified in the Pooling and Servicing Agreement; and

(ff) an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

 The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by the Certificate Administrator:

(A)	the following “deal documents”:

	●	this prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following SEC filings:

	●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C)	the following “periodic reports”:

	●	the Distribution Date Statements;

	●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

	●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

	●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

	●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

	●	notice of final payment on the Certificates;

	●	all notices of the occurrence of any Events of Default received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

	●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

	●	any notice of the termination of the Issuing Entity;

	●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

	●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic. The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates. Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website. In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them. In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source. Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-735-7777.

 The 17g-5 Information Provider will make available to the nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a) any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b) officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c) Asset Status Reports;

(d) environmental reports;

(e) Statement of Compliance and Assessments of Compliance;

(f) Attestation Reports;

(g) appraisals;

(h) any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i) copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j) any requests for a No Downgrade Confirmation;

(k) any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l) any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m) any notices of Event of Default or termination of the Master Servicer or the Special Servicer;

(n) any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o) any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p) any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q) any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r) any notice of any change in the lien priority of a Mortgage Loan;

(s) any notice of any material damage to a Mortgaged Property;

(t) any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u) any summary of oral communications with the Rating Agencies; and

(v) the “Rating Agency Q&A Forum and Servicer Document Request Tool.”

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, to submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans or the Mortgaged Properties or submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and to view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or is otherwise not advisable to answer or (iii)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5

Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5 Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person” means the Depositor, Underwriters, the Master Servicer, the Special Servicer, the Lead Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Certificate Administrator, the Operating Advisor, a designee of the Depositor and any Pari Passu Companion Loan holder (or its designee) and any person who provides the Certificate Administrator with an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or in electronic form on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates or any Companion Loan Securities, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided UBS Securities LLC with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C) the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Pari Passu Loan Combination entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D) each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Pari Passu Loan Combination and reasonably relied upon by such party.

 The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters and the holders of Pari Passu Companion Loans the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in 2012, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the Operating Statement Analysis Report.

(b) Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website) and promptly, but not earlier than the second business day following the delivery of such requested item to the 17g-5 Information Provider, the Rating Agencies.

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name “UBS-Citigroup Commercial Mortgage Trust 2011-C1”  (SEC File No. 333-166711-01).  See “Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-UB11C1.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences—REMICs” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to the designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and collectively as the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier Trust REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (together, the “Regular Certificates”) as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.  Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and any applicable intercreditor agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter.  Accordingly, each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, each of the Regular Certificates will constitute a “regular interest” in the Upper-Tier REMIC, the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the related Offered Certificateholder’s basis in such Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such Class for accrued interest that relates to a period prior to the issue date of such Class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the Event of Default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that none of the Offered Certificates will be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular

Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be issued at a premium.

Yield Maintenance Charges.  Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a Yield Maintenance Charges.  Yield Maintenance Charges, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—REMICs” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted an administrative exemption to UBS Securities LLC as Prohibited Transaction Exemption 91-22, as amended by Prohibited Transaction Exemption 2007-05 (the “Exemption”), for certain mortgage-backed certificates in an underwriting where UBS Securities LLC is the lead or co-lead manager.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

 Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(i) the acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(ii) the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of DBRS, Moody’s, S&P or Fitch;

(iii) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(iv) the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of the Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(v) the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

 The Issuing Entity must also meet the following requirements:

(A) the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(B) certificates in such other investment pools must have been rated in one of the four highest rating categories of DBRS, Moody’s, S&P or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(C) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of the Certificates, at least fifty percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.  See “ERISA Considerations” in the prospectus.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, is the owner of a 97.5% equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Marriott Buffalo Niagara, representing 3.7% of the Initial Outstanding Pool Balance.  Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), dated as of December 9, 2011, entered into by the Depositor, UBSRES and UBS Securities LLC, Citigroup Global Markets Inc., Natixis Securities Americas LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC (collectively, the “Underwriters”), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of the DTC on or about December 29, 2011, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

Class	UBS Securities LLC	Citigroup Global Markets Inc.	Natixis Securities Americas LLC	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Barclays Capital Inc.	Morgan Stanley & Co. LLC
Class A-1	$ 37,045,000	$ —	$ —	$ —	$ —	$ —
Class A-2	$ 154,403,000	$ —	$ —	$ —	$ —	$ —
Class A-3	$ 230,921,000	$5,000,000	$ —	$ —	$ —	$ —
Class A-AB	$ 44,375,000	$ —	$ —	$ —	$ —	$ —

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 101.38% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity and market value of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a Sponsor and a Mortgage Loan Seller.  Citigroup Global Markets Inc. is an affiliate of Citigroup Commercial Mortgage Securities Inc., the Depositor.  Natixis Securities Americas LLC is an affiliate of Natixis Real Estate Capital LLC, a Sponsor and a Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of UBS Securities LLC, one of the Underwriters and one of the co-bookrunning managers and co-lead managers for this offering, and Natixis Securities Americas LLC, one of the Underwriters and one of the co-managers. That direction will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to UBSRES, an affiliate of UBS Securities LLC, in its capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by UBSRES, and (ii) the payment by the Depositor to Natixis RE, an affiliate of Natixis Securities Americas LLC, in its capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by Natixis RE.  As result of the circumstances described above, UBS Securities LLC and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.   In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, a ratings downgrade of any Class of Offered Certificates by an NRSRO to less than an “investment grade” (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain other legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Kaye Scholer LLP, but certain material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader Wickersham & Taft LLP, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

The Depositor expects that the Offered Certificates will receive investment grade credit ratings from two nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), engaged by UBS Securities LLC to rate the Offered Certificates (together, the “Rating Agencies”).

A rating is not a recommendation to purchase, hold or sell the Offered Certificates.  Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  Any NRSRO that rates the Offered Certificates may, in its discretion, lower or withdraw its rating at any time as to any Class of Offered Certificates.  None of the relevant parties (including, without limitation, the Issuing Entity, the Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and their affiliates) will be required to monitor any changes to any ratings on the Offered Certificates.

A rating assigned to any Class of Offered Certificates by any NRSRO that has not been engaged by the Depositor to do so may be lower than the rating assigned to such Class of Offered Certificates by the Rating Agencies.

NRSROs that were not engaged by the Depositor may issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, there can be no assurance that they will not be different from or lower than any ratings assigned, with respect to the Offered Certificates, by the Rating Agencies.  The issuance of unsolicited ratings of one or more Classes of Offered Certificates that are different from ratings assigned to the Offered Certificates by the Rating Agencies may impact the liquidity and market value of that Class or those Classes of Offered Certificates.

Ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by a specified date, and take into consideration, among other things, the credit quality of the related mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related mortgage pool is adequate to make payments required under the certificates in question.  Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the certificateholders might experience any net prepayment interest shortfalls.  In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of prepayment premiums, default interest or the timing or frequency of the receipt thereof.  In general, the ratings address credit risk and not prepayment risk.  Also, a security rating does not represent any assessment of the yield to maturity that investors may experience, or the possibility that investors might not fully recover their initial investment, in the event of delinquencies or rapid prepayments of the underlying mortgage loans (including both voluntary and involuntary prepayments).

Furthermore, the SEC may determine that either or both of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates” in this prospectus supplement.

LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK AND FLORIDA

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (representing approximately 33.0% of the Initial Outstanding Pool Balance by Allocated Loan Amount) and Florida (representing approximately 18.1% of the Initial Outstanding Pool Balance by Allocated Loan Amount) which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York Law.  Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Florida Law.  Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale.  Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.  During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  Florida does not have a “one action rule” or “anti-deficiency legislation.”  Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency.  Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale.  In certain circumstances, the lender may have a receiver appointed.

INDEX OF DEFINED TERMS

1700 Market Street Co-Lender		Class X-A Strip Rates	S-168
Agreement	S-149	Class X-B Strip Rates	S-168
1700 Market Street Mortgaged		Clearstream	S-189
Property	S-149	Clearstream Participants	S-190
1700 Market Street		Closing Date	S-142
Noteholders	S-149	CMBS	S-125
1700 Market Street Pari Passu		Code	S-157, S-257
Companion Loan	S-149	Collection Account	S-213
1700 Market Street Pari Passu		Collection Period	S-167
Loan Combination	S-149	Companion Rating Agency	S-230
1700 Market Street Pari Passu		Consultation Termination Event	S-202
Mortgage Loan	S-149	Control Eligible Certificates	S-202
17g-5 Information Provider	S-254	Control Termination Event	S-202
Acceptable Insurance Default	S-83	Controlling Class	S-202
Additional Subservicing		Controlling
Compensation	S-131	Class Certificateholder	S-202
Administrative Fee Rate	S-150	Controlling Class
Advance Rate	S-210	Representative	S-201
Advances	S-210	Corrected Mortgage Loan	S-242
Allocated Loan Amount	S-150	CPR	S-194
Annual Debt Service	S-150	CREFC	S-248
Appraisal Reduction Amount	S-167, S-185	CREFC Investor Reporting
Appraisal Reduction Event	S-184	Package	S-250
Appraised Value	S-150	CREFC NOI Adjustment
Assessment of Compliance	S-231	Worksheet	S-255
Asset Status Report	S-243	CREFC Operating Statement
Assumed Final Distribution		Analysis Report	S-255
Date	S-181	Crossover Date	S-178
Assumed Scheduled Payment	S-170	Current LTV	S-151
Attestation Report	S-231	Custodian	S-138
Authenticating Agent	S-138	Cut-off Date	S-140
Available Funds	S-165	Cut-off Date Balance	S-140
Balloon Balance	S-151	Cut-off Date Loan-to-Value
Balloon Loan	S-166	Ratio	S-151
Balloon LTV	S-151	Cut-off Date LTV	S-151
Bankruptcy Code	S-121	Cut-off Date LTV Ratio	S-151
Base Interest Fraction	S-179	DBRS	S-135
Beds	S-153	DBTCA	S-133
Calculation Rate	S-199	Debt Service Coverage Ratio	S-153
CalPERS	S-262	Default Interest	S-167
CBE	S-196	Default Rate	S-167
Certificate Administrator	S-133	Defaulted Mortgage Loan	S-235
Certificate Balance	S-163	Defeasance	S-157
Certificate Owners	S-191	Defeasance Collateral	S-157
Certificate Registrar	S-138, S-188	Defeasance Loans	S-155
Certificateholder	S-188	Defeasance Lock-Out Period	S-155
Certificates	S-163	Defeasance Option	S-157
Certifying Certificateholder	S-191	Defeasance Period	S-155
Certifying Servicer	S-231	Definitive Certificate	S-188
Class	S-163	Department	S-260
Class A-AB Scheduled		Depositaries	S-189
Principal Balance	S-175	Depositor	S-119

Determination Date	S-167	MAI	S-187
Directing Holder	S-201	Major Decision	S-199
Disclosable Special Servicer		Master Servicer	S-122
Fees	S-247	Master Servicer Prepayment
Discount Rate	S-155	Interest Shortfall	S-183
Distribution Account	S-213	Master Servicer Remittance
Distribution Date	S-164	Date	S-209
Distribution Date Statement	S-247	Master Servicing Fee	S-240
DSCR	S-155	Master Servicing Fee Rate	S-240
DTC	S-178	Material Breach	S-220
Due Date	S-141	Material Document Defect	S-220
Eligible Operating Advisor	S-207	Maturity Date LTV	S-151
ERISA	S-260	Midland	S-124
Euroclear	S-189	Midland Event of Default	S-131, S-132
Euroclear Participants	S-190	Midland Primary Servicing
Events of Default	S-224	Agreement	S-129
Excess Liquidation Proceeds	S-234	Modeling Assumptions	S-195
Excess Liquidation Proceeds		Modification Fees	S-246
Account	S-214	Modified Mortgage Loan	S-188
Exchange Act	S-119	Monthly Payment	S-166
Exempt Persons	S-4	Moody’s	S-123
Exemption	S-260	Mortgage	S-140
FDIC	S-121	Mortgage Loan Documents	S-219
Final Asset Status Report	S-206	Mortgage Loan Purchase
Fitch	S-123	Agreement	S-142
Form 8-K	S-163	Mortgage Loan Purchase
GAAP	S-150	Agreements	S-219
Holders	S-191	Mortgage Loan Sellers	S-142
IDOT	S-141	Mortgage Loans	S-140
Indirect Participants	S-189	Mortgage Pool	S-140
Initial Outstanding Pool		Mortgage Rate	S-169
Balance	S-140	Mortgaged Properties	S-140
Interest Accrual Amount	S-167	Mortgaged Property	S-140
Interest Accrual Period	S-167	Natixis	S-116
Interest Rate	S-151	Natixis RE	S-116
Interest Reserve Account	S-213	Natixis RE Mortgage Loans	S-117
Interest Shortfall	S-168	Net Default Interest	S-167
Interested Person	S-236	Net Mortgage Pass-Through
Investor Certification	S-254	Rate	S-168
Investor Q&A Forum	S-251	Net Operating Income	S-151
IO Group YM Distribution		Net Prepayment Interest
Amount	S-178	Excess	S-184
Issuing Entity	S-120	Net Prepayment Interest
Lead Directing Holder	S-201	Shortfall	S-183
Lead Voting Rights Percentage	S-232	Net REO Proceeds	S-167
Leased Fee	S-151	No Downgrade Confirmation	S-230
Liquidation Fee	S-244	NOI	S-151
Liquidation Proceeds	S-244	NOI Date	S-151
Loan-to-Value Ratio	S-151	Non-Lead Certificateholder	S-128
Lock-Out Periods	S-155	Non-Lead Consultation
Loss of Value Payment	S-221	Termination Event	S-128
Lower-Tier Distribution Account	S-214	Non-Lead Control Termination
Lower-Tier Regular Interests	S-257	Event	S-128
Lower-Tier REMIC	S-257	Non-Lead Directing Holder	S-201
LTV Ratio	S-151	Non-Lead Voting Rights
LTV Ratio at Maturity	S-151	Percentage	S-232

nonqualified intermediary	C-4	Prepayment Interest Excess	S-183
Nonrecoverable Advance	S-211	Prepayment Interest Shortfall	S-182
non-U.S. holder	C-3	Prime Rate	S-210
Note	S-140	Principal Distribution Amount	S-169
Notional Balance	S-164	Principal Prepayments	S-167
NRA	S-151	Private Certificates	S-163
NRSRO Certification	S-254	Privileged Information	S-205
NRSROs	S-252, S-264	Privileged Information
Occupancy	S-151	Exception	S-205
Occupancy As-of Date	S-151	Privileged Person	S-254
Offered Certificateholder	S-258	Property Advances	S-210
Offered Certificates	S-163	Purchase Price	S-236
Offsetting Modification Fees	S-246	Qualified Affiliate	S-223
OID Regulations	S-258	qualified intermediary	C-3
Operating Advisor	S-138	Qualified Substitute Mortgage
Operating Advisor Consulting		Loan	S-221
Fee	S-209	Rated Final Distribution Date	S-236
Operating Advisor Fee	S-208	Rating Agencies	S-264
Operating Advisor Fee Rate	S-208	Rating Agency Q&A Forum
Operating Advisor Standard	S-205	and Servicer Document
Operating Advisor Termination		Request Tool	S-253
Event	S-207	Realized Loss	S-181
P&I	S-123	Record Date	S-165
P&I Advance	S-209	Regular Certificates	S-163, S-257
Pads	S-153	Related Proceeds	S-211
Pari Passu Companion Loan	S-140	Release Date	S-157
Pari Passu Companion Loan		Relevant Implementation Date	S-5
Securities	S-225	Relevant Member State	S-5
Pari Passu Loan Combination	S-140	Relevant Persons	S-4
Pari Passu Mortgage Loan	S-140	Relevant Servicing Criteria	S-231
Pari Passu Voting Rights	S-232	REMIC	S-257
Participants	S-188	REMIC Regulations	S-257
Pass-Through Rate	S-168	Removed Mortgage Loan	S-220
Paying Agent	S-138	REO Account	S-163
Percentage Interest	S-165	REO Loan	S-170
Permitted Encumbrances	S-141	REO Property	S-163
Permitted Special		REO Tax	S-234
Servicer/Affiliate Fees	S-247	Replacement Mortgage Loan	S-220
Plan	S-260	Reporting Servicer	S-231
PML	F-10	Repurchase Price	S-220
Pooling and Servicing		Requesting Party	S-228
Agreement	S-197	Reserve Accounts	S-141
Poughkeepsie Galleria Co-		Residual Certificates	S-163
Lender Agreement	S-148	Restricted Group	S-261
Poughkeepsie Galleria		Restricted Party	S-205
Mortgaged Property	S-148	Rooms	S-153
Poughkeepsie Galleria		Rule 17g-5	S-227
Noteholders	S-148	Rules	S-190
Poughkeepsie Galleria Pari		S&P	S-123
Passu Companion Loan	S-148	SEC	S-124
Poughkeepsie Galleria Pari		Sequential Pay Certificate	S-163
Passu Loan Combination	S-148	Sequential Pay Certificates	S-163
Poughkeepsie Galleria Pari		Servicing Compensation	S-240
Passu Mortgage Loan	S-148	Servicing Criteria	S-231
PPA	S-123	Servicing Fee	S-240
Prepayment Assumption	S-258	Servicing Fee Rate	S-240

Servicing Standard	S-198	U/W NCF DSCR	S-153
Servicing Transfer Event	S-242	U/W NOI	S-152
Similar Law	S-260	U/W NOI Debt Yield	S-152
Small Loan Appraisal Estimate	S-186	U/W NOI DSCR	S-154
SMMEA	S-263	U/W Revenue	S-154
Special Servicer	S-124	UBS Transferred Loans	S-129
Special Servicing Fee	S-244	UBSRES	S-113
Specially Serviced Loan	S-241	Underwriters	S-262
Sponsors	S-142	Underwriting Agreement	S-262
Sq. Ft	S-152	Underwritten NCF	S-152
Square Feet	S-152	Underwritten NCF DSCR	S-153
Stated Principal Balance	S-182	Underwritten Net Cash Flow	S-152
Statement of Compliance	S-231	Underwritten Net Operating
Subordinate Certificates	S-184	Income	S-152
Sub-Servicing Entity	S-225	Underwritten NOI	S-152
Term to Maturity	S-152	Underwritten NOI Debt Yield	S-152
Terms and Conditions	S-190	Underwritten NOI DSCR	S-154
TriMont	S-138	Units	S-153
Trinity Centre Co-Lender		Unliquidated Advance	S-213
Agreement	S-147	Unscheduled Payments	S-166
Trinity Centre Mortgaged		UPB	S-123
Property	S-147	Updated Appraisal	S-187
Trinity Centre Noteholders	S-147	Upper-Tier Distribution Account	S-214
Trinity Centre Pari Passu		Upper-Tier REMIC	S-257
Companion Loan	S-147	Voting Rights	S-232
Trinity Centre Pari Passu Loan		Wachovia	S-122
Combination	S-147	Weighted Average Net
Trinity Centre Pari Passu		Mortgage Pass-Through
Mortgage Loan	S-147	Rate	S-168
TRIPRA	S-84	Wells Fargo	S-122
Trust REMICs	S-257	Withheld Amounts	S-214
Trustee	S-133	Workout Fee	S-244
Trustee/Certificate		Workout-Delayed
Administrator Fee	S-137	Reimbursement Amount	S-212
Trustee/Certificate		Yield Maintenance Charge	S-155
Administrator Fee Rate	S-137	Yield Maintenance Loans	S-155
U.S. Obligations	S-155	Yield Maintenance Lock-Out
U.S. Person	C-3	Period	S-155
U/W EGI	S-154	Yield Maintenance Period	S-155
U/W NCF	S-152	YTD	S-123
U/W NCF Debt Yield	S-152

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-1-2

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General
			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property
Property Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)	Balance($)(3)	Balance($)	Type
Loan	1	Trinity Centre	10.7%	1	UBSRES	UBSRES	72,000,000	72,000,000	62,269,226	Office
Loan	2	Poughkeepsie Galleria	10.3%	1	UBSRES	UBSRES	69,750,000	69,694,662	61,098,801	Retail
Loan	3	Portofino at Biscayne	8.3%	1	Natixis	Natixis	56,000,000	55,759,107	51,866,297	Multifamily
Loan	4	1700 Market Street	7.4%	1	UBSRES	UBSRES	49,950,000	49,950,000	47,855,223	Office
Loan	5	333 North Bedford Road	6.6%	1	Natixis	Natixis	45,000,000	44,733,808	40,408,439	Industrial
Loan	6	One Montgomery Street	4.7%	1	UBSRES	UBSRES	31,550,000	31,550,000	28,325,004	Mixed Use
Loan	7	Sun Products Distribution Center	4.2%	1	UBSRES	UBSRES	28,000,000	28,000,000	21,070,010	Industrial
Loan	8	Bethesda Health Medical Office	3.9%	1	UBSRES	UBSRES	26,300,000	26,300,000	23,532,864	Office
Loan	9	Marriott Buffalo Niagara	3.7%	1	UBSRES	UBSRES	25,000,000	24,933,544	21,389,045	Hospitality
Loan	10	Doubletree Chattanooga	3.4%	1	UBSRES	UBSRES	23,000,000	22,798,343	17,602,867	Hospitality
Loan	11	Hospitality Specialists Portfolio - Pool 2	3.3%	3	UBSRES	UBSRES	22,000,000	21,945,077	17,324,305	Hospitality
Property	11.01	Residence Inn Moline	1.3%	1	UBSRES	UBSRES	8,488,000	8,466,810	6,684,032	Hospitality
Property	11.02	Hampton Inn & Suites Moline	1.2%	1	UBSRES	UBSRES	8,084,000	8,063,818	6,365,895	Hospitality
Property	11.03	Hampton Inn Stevensville	0.8%	1	UBSRES	UBSRES	5,428,000	5,414,449	4,274,379	Hospitality
Loan	12	Hospitality Specialists Portfolio - Pool 1	3.1%	3	UBSRES	UBSRES	21,000,000	20,947,573	16,536,838	Hospitality
Property	12.01	Springhill Suites Grand Rapids	1.2%	1	UBSRES	UBSRES	8,157,000	8,136,636	6,423,380	Hospitality
Property	12.02	Hampton Inn & Suites Grand Rapids	1.0%	1	UBSRES	UBSRES	7,055,000	7,037,387	5,555,590	Hospitality
Property	12.03	Residence Inn Holland	0.9%	1	UBSRES	UBSRES	5,788,000	5,773,550	4,557,868	Hospitality
Loan	13	Chicago Portfolio	3.0%	3	UBSRES	UBSRES	20,000,000	19,964,335	17,019,981	Various
Property	13.01	343 West Erie Street	1.5%	1	UBSRES	UBSRES	9,968,254	9,950,478	8,482,975	Office
Property	13.02	747 North LaSalle Street	0.8%	1	UBSRES	UBSRES	5,523,810	5,513,959	4,700,757	Office
Property	13.03	600 South Clark Street	0.7%	1	UBSRES	UBSRES	4,507,937	4,499,898	3,836,250	Other
Loan	14	560 Lincoln Road	2.7%	1	UBSRES	UBSRES	18,432,500	18,432,500	17,216,324	Retail
Loan	15	Shops at Greenwood	2.6%	1	UBSRES	UBSRES	17,800,000	17,800,000	15,159,992	Retail
Loan	16	Tops Self Storage	2.6%	1	UBSRES	UBSRES	17,200,000	17,200,000	14,756,051	Self Storage
Loan	17	Dawntree Apartments	2.3%	1	UBSRES	UBSRES	15,182,000	15,182,000	13,579,361	Multifamily
Loan	18	Beta Center	2.1%	1	UBSRES	UBSRES	14,400,000	14,400,000	12,653,385	Office
Loan	19	Addison Park	2.0%	1	UBSRES	UBSRES	13,250,000	13,211,760	11,209,407	Multifamily
Loan	20	Plaza Mall of Georgia - Phase II	1.7%	1	UBSRES	UBSRES	11,550,000	11,550,000	9,786,322	Retail
Loan	21	4601 Washington Avenue	1.6%	1	Natixis	Natixis	10,500,000	10,485,422	8,199,778	Mixed Use
Loan	22	Kirkman Oaks Shopping Center	1.2%	1	UBSRES	UBSRES	8,300,000	8,292,562	7,150,179	Retail
Loan	23	Holiday Inn Express Cooperstown	1.1%	1	UBSRES	UBSRES	7,400,000	7,351,994	6,717,922	Hospitality
Loan	24	Summerfield Apartments	1.1%	1	Natixis	Natixis	7,250,000	7,208,828	6,129,836	Multifamily
Loan	25	Northview Plaza	1.1%	1	UBSRES	UBSRES	7,200,000	7,192,554	6,070,285	Retail
Loan	26	Preston Lloyd Shopping Center	1.0%	1	UBSRES	UBSRES	6,500,000	6,500,000	5,504,763	Retail
Loan	27	Holiday Inn Express Richmond Airport	0.9%	1	UBSRES	UBSRES	6,100,000	6,075,110	4,748,016	Hospitality
Loan	28	Westpointe Shopping Center	0.9%	1	UBSRES	UBSRES	6,050,000	6,050,000	5,154,864	Retail
Loan	29	Dunbar Village	0.9%	1	Natixis	Natixis	6,000,000	5,989,631	5,632,276	Retail
Loan	30	StorQuest Oxnard	0.8%	1	UBSRES	UBSRES	5,300,000	5,300,000	4,522,369	Self Storage
Loan	31	Countryside MHC	0.5%	1	UBSRES	UBSRES	3,600,000	3,600,000	3,053,528	Manufactured Housing Community
Loan	32	River View Estates	0.5%	1	UBSRES	UBSRES	3,525,000	3,521,789	3,029,555	Manufactured Housing Community

A-1-3

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Detailed			Interest	Original	Remaining	Original	Remaining	First
			Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Payment
Property Flag	ID	Property Name	Type	Rate	Fee Rate(4)	Basis	Maturity	Maturity	Term(5)	Term(5)	Date
Loan	1	Trinity Centre	CBD	5.8975%	0.1140%	Actual/360	120	117	336	336	10/06/2011
Loan	2	Poughkeepsie Galleria	Regional Mall	6.6115%	0.0540%	Actual/360	120	119	360	359	12/06/2011
Loan	3	Portofino at Biscayne	Conventional	5.2750%	0.1140%	Actual/360	60	56	360	356	09/05/2011
Loan	4	1700 Market Street	CBD	5.1700%	0.1140%	Actual/360	60	58	360	360	11/06/2011
Loan	5	333 North Bedford Road	Warehouse	5.5500%	0.1140%	Actual/360	60	56	300	296	09/05/2011
Loan	6	One Montgomery Street	Office/Retail	5.6695%	0.1140%	Actual/360	120	117	360	360	10/06/2011
Loan	7	Sun Products Distribution Center	Warehouse/Distribution	6.4765%	0.1140%	Actual/360	120	120	240	240	01/06/2012
Loan	8	Bethesda Health Medical Office	Medical	6.4390%	0.1140%	Actual/360	120	119	360	360	12/06/2011
Loan	9	Marriott Buffalo Niagara	Full Service	6.3000%	0.1140%	Actual/360	120	117	360	357	10/06/2011
Loan	10	Doubletree Chattanooga	Full Service	5.6500%	0.1140%	Actual/360	120	114	300	294	07/06/2011
Loan	11	Hospitality Specialists Portfolio - Pool 2	Limited Service	6.5000%	0.1140%	Actual/360	120	118	300	298	11/06/2011
Property	11.01	Residence Inn Moline	Limited Service
Property	11.02	Hampton Inn & Suites Moline	Limited Service
Property	11.03	Hampton Inn Stevensville	Limited Service
Loan	12	Hospitality Specialists Portfolio - Pool 1	Limited Service	6.5000%	0.1140%	Actual/360	120	118	300	298	11/06/2011
Property	12.01	Springhill Suites Grand Rapids	Limited Service
Property	12.02	Hampton Inn & Suites Grand Rapids	Limited Service
Property	12.03	Residence Inn Holland	Limited Service
Loan	13	Chicago Portfolio	Various	6.1115%	0.1140%	Actual/360	120	118	360	358	11/06/2011
Property	13.01	343 West Erie Street	CBD
Property	13.02	747 North LaSalle Street	CBD
Property	13.03	600 South Clark Street	Parking Garage
Loan	14	560 Lincoln Road	Unanchored	5.8905%	0.1140%	Actual/360	120	117	360	360	10/06/2011
Loan	15	Shops at Greenwood	Anchored	6.1400%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	16	Tops Self Storage	Self Storage	6.3940%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	17	Dawntree Apartments	Conventional	5.4840%	0.1140%	Actual/360	120	116	360	360	09/06/2011
Loan	18	Beta Center	Suburban	6.5010%	0.1140%	Actual/360	120	118	360	360	11/06/2011
Loan	19	Addison Park	Student Housing	5.9140%	0.1140%	Actual/360	120	117	360	357	10/06/2011
Loan	20	Plaza Mall of Georgia - Phase II	Anchored	5.9640%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	21	4601 Washington Avenue	Office/Retail	6.2500%	0.1140%	Actual/360	120	119	300	299	12/05/2011
Loan	22	Kirkman Oaks Shopping Center	Anchored	6.5450%	0.1140%	Actual/360	120	119	360	359	12/06/2011
Loan	23	Holiday Inn Express Cooperstown	Limited Service	6.2500%	0.1140%	Actual/360	60	55	300	295	08/06/2011
Loan	24	Summerfield Apartments	Conventional	5.8900%	0.1140%	Actual/360	120	114	360	354	07/05/2011
Loan	25	Northview Plaza	Anchored	5.8000%	0.1140%	Actual/360	120	119	360	359	12/06/2011
Loan	26	Preston Lloyd Shopping Center	Unanchored	5.9475%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	27	Holiday Inn Express Richmond Airport	Limited Service	6.1500%	0.1140%	Actual/360	120	117	300	297	10/06/2011
Loan	28	Westpointe Shopping Center	Unanchored	6.1545%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	29	Dunbar Village	Anchored	6.2500%	0.1140%	Actual/360	60	58	360	358	11/05/2011
Loan	30	StorQuest Oxnard	Self Storage	6.2045%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	31	Countryside MHC	Manufactured Housing Community	6.0000%	0.1140%	Actual/360	120	120	360	360	01/06/2012
Loan	32	River View Estates	Manufactured Housing Community	6.4610%	0.1140%	Actual/360	120	119	360	359	12/06/2011

A-1-4

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Annual	Monthly	Remaining
			Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash
Property Flag	ID	Property Name	Date	(Yes/No)	Maturity Date	Service($)(6)	Service($)(6)	Period	Lockbox(7)	Management(8)
Loan	1	Trinity Centre	09/06/2021	No		5,258,958	438,246.51	21	Hard	In Place
Loan	2	Poughkeepsie Galleria	11/06/2021	No		5,271,017	439,251.39		Hard	In Place
Loan	3	Portofino at Biscayne	08/05/2016	No		3,721,221	310,101.77		Springing Hard	In Place
Loan	4	1700 Market Street	10/06/2016	No		3,280,271	273,355.92	22	Hard	In Place
Loan	5	333 North Bedford Road	08/05/2016	No		3,332,216	277,684.67		Hard	Springing
Loan	6	One Montgomery Street	09/06/2021	No		2,190,084	182,506.99	33	Hard	In Place
Loan	7	Sun Products Distribution Center	12/06/2021	No		2,500,479	208,373.28	24	Hard	In Place
Loan	8	Bethesda Health Medical Office	11/06/2021	No		1,982,163	165,180.23	23	Hard	In Place
Loan	9	Marriott Buffalo Niagara	09/06/2021	No		1,856,918	154,743.20		Hard	Springing
Loan	10	Doubletree Chattanooga	06/06/2021	No		1,719,694	143,307.83		Hard	Springing
Loan	11	Hospitality Specialists Portfolio - Pool 2	10/06/2021	No		1,782,547	148,545.58		Hard	Springing
Property	11.01	Residence Inn Moline
Property	11.02	Hampton Inn & Suites Moline
Property	11.03	Hampton Inn Stevensville
Loan	12	Hospitality Specialists Portfolio - Pool 1	10/06/2021	No		1,701,522	141,793.50		Hard	Springing
Property	12.01	Springhill Suites Grand Rapids
Property	12.02	Hampton Inn & Suites Grand Rapids
Property	12.03	Residence Inn Holland
Loan	13	Chicago Portfolio	10/06/2021	No		1,456,171	121,347.56		Hard	Springing
Property	13.01	343 West Erie Street
Property	13.02	747 North LaSalle Street
Property	13.03	600 South Clark Street
Loan	14	560 Lincoln Road	09/06/2021	No		1,310,614	109,217.86	57	Hard	Springing
Loan	15	Shops at Greenwood	12/06/2021	No		1,299,929	108,327.40		Hard	Springing
Loan	16	Tops Self Storage	12/06/2021	No		1,290,233	107,519.45		Soft	Springing
Loan	17	Dawntree Apartments	08/06/2021	No		1,032,593	86,049.38	32	Springing Hard	Springing
Loan	18	Beta Center	10/06/2021	No		1,092,327	91,027.27	10	Hard	Springing
Loan	19	Addison Park	09/06/2021	No		944,512	78,709.32		Soft	Springing
Loan	20	Plaza Mall of Georgia - Phase II	12/06/2021	No		827,772	68,980.99		Springing Hard	Springing
Loan	21	4601 Washington Avenue	11/05/2021	No		831,183	69,265.28		Hard	Springing
Loan	22	Kirkman Oaks Shopping Center	11/06/2021	No		632,490	52,707.52		Hard	Springing
Loan	23	Holiday Inn Express Cooperstown	07/06/2016	No		585,786	48,815.53		Hard	Springing
Loan	24	Summerfield Apartments	06/05/2021	No		515,472	42,956.02		Springing Hard	Springing
Loan	25	Northview Plaza	11/06/2021	No		506,955	42,246.22		Springing Hard	Springing
Loan	26	Preston Lloyd Shopping Center	12/06/2021	No		465,020	38,751.66		Springing Soft	Springing
Loan	27	Holiday Inn Express Richmond Airport	09/06/2021	No		478,363	39,863.60		Hard	Springing
Loan	28	Westpointe Shopping Center	12/06/2021	No		442,511	36,875.93		Hard	In Place
Loan	29	Dunbar Village	10/05/2016	No		443,316	36,943.03		Hard	In Place
Loan	30	StorQuest Oxnard	12/06/2021	No		389,716	32,476.33		Hard	Springing
Loan	31	Countryside MHC	12/06/2021	No		259,006	21,583.82		Soft	Springing
Loan	32	River View Estates	11/06/2021	No		266,281	22,190.06		Springing Soft	Springing

A-1-5

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Crossed								Cut-Off
			With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	Other Loans	Borrower	NOI DSCR(9)(10)	NCF DSCR(9)(10)	Period(11)	Date	Value($)	As-of Date	Ratio(9)	Maturity(9)
Loan	1	Trinity Centre	No		1.44x	1.31x	0	6	270,000,000	08/01/2011	59.3%	51.3%
Loan	2	Poughkeepsie Galleria	No		1.36x	1.29x	0	6	237,000,000	10/17/2011	65.3%	57.3%
Loan	3	Portofino at Biscayne	No		1.45x	1.37x	0	5	75,300,000	04/08/2011	74.0%	68.9%
Loan	4	1700 Market Street	No		1.53x	1.38x	0	6	160,000,000	09/01/2011	69.4%	66.5%
Loan	5	333 North Bedford Road	No		1.73x	1.57x	0	5	80,000,000	03/17/2011	55.9%	50.5%
Loan	6	One Montgomery Street	No		1.36x	1.31x	0	6	48,000,000	07/06/2011	65.7%	59.0%
Loan	7	Sun Products Distribution Center	No		1.42x	1.29x	0	6	43,000,000	11/16/2011	65.1%	49.0%
Loan	8	Bethesda Health Medical Office	No		1.55x	1.49x	0	6	38,000,000	07/01/2011	69.2%	61.9%
Loan	9	Marriott Buffalo Niagara	No		2.81x	2.38x	0	6	57,200,000	04/14/2011	43.6%	37.4%
Loan	10	Doubletree Chattanooga	No		1.70x	1.52x	0	6	33,000,000	04/20/2011	69.1%	53.3%
Loan	11	Hospitality Specialists Portfolio - Pool 2	No	Yes (A)	1.63x	1.47x	0	6	38,100,000	Various	57.6%	45.5%
Property	11.01	Residence Inn Moline							14,700,000	07/13/2011
Property	11.02	Hampton Inn & Suites Moline							14,000,000	07/27/2011
Property	11.03	Hampton Inn Stevensville							9,400,000	07/14/2011
Loan	12	Hospitality Specialists Portfolio - Pool 1	No	Yes (A)	1.71x	1.53x	0	6	38,100,000	07/13/2011	55.0%	43.4%
Property	12.01	Springhill Suites Grand Rapids							14,800,000	07/13/2011
Property	12.02	Hampton Inn & Suites Grand Rapids							12,800,000	07/13/2011
Property	12.03	Residence Inn Holland							10,500,000	07/13/2011
Loan	13	Chicago Portfolio	No		1.67x	1.53x	0	6	31,500,000	Various	63.4%	54.0%
Property	13.01	343 West Erie Street							15,700,000	09/02/2011
Property	13.02	747 North LaSalle Street							8,700,000	09/02/2011
Property	13.03	600 South Clark Street							7,100,000	09/01/2011
Loan	14	560 Lincoln Road	No		1.29x	1.27x	0	6	30,400,000	06/19/2011	60.6%	56.6%
Loan	15	Shops at Greenwood	No		1.48x	1.30x	0	6	23,900,000	09/23/2011	74.5%	63.4%
Loan	16	Tops Self Storage	No		1.37x	1.35x	0	6	24,930,000	08/17/2011	69.0%	59.2%
Loan	17	Dawntree Apartments	No		1.36x	1.24x	0	6	20,400,000	07/20/2011	74.4%	66.6%
Loan	18	Beta Center	No		1.47x	1.30x	0	6	19,350,000	09/02/2011	74.4%	65.4%
Loan	19	Addison Park	No		1.27x	1.25x	0	6	18,900,000	06/24/2011	69.9%	59.3%
Loan	20	Plaza Mall of Georgia - Phase II	No		2.07x	1.93x	0	6	23,125,000	08/30/2011	49.9%	42.3%
Loan	21	4601 Washington Avenue	No		1.23x	1.16x	0	5	14,340,000	11/08/2011	73.1%	57.2%
Loan	22	Kirkman Oaks Shopping Center	No		1.48x	1.32x	0	6	13,000,000	08/06/2011	63.8%	55.0%
Loan	23	Holiday Inn Express Cooperstown	No		2.14x	1.97x	0	6	11,400,000	05/10/2011	64.5%	58.9%
Loan	24	Summerfield Apartments	No		1.95x	1.84x	0	5	11,750,000	04/20/2011	61.4%	52.2%
Loan	25	Northview Plaza	No		1.38x	1.28x	0	6	10,350,000	08/22/2011	69.5%	58.7%
Loan	26	Preston Lloyd Shopping Center	No		1.57x	1.45x	0	6	9,900,000	08/29/2011	65.7%	55.6%
Loan	27	Holiday Inn Express Richmond Airport	No		1.68x	1.51x	0	6	9,100,000	06/20/2011	66.8%	52.2%
Loan	28	Westpointe Shopping Center	No		1.54x	1.44x	0	6	9,100,000	10/19/2011	66.5%	56.6%
Loan	29	Dunbar Village	No		1.60x	1.48x	0	5	8,950,000	05/01/2011	66.9%	62.9%
Loan	30	StorQuest Oxnard	No		1.29x	1.26x	0	6	7,800,000	10/21/2011	67.9%	58.0%
Loan	31	Countryside MHC	No		1.37x	1.33x	0	6	4,950,000	08/12/2011	72.7%	61.7%
Loan	32	River View Estates	No		1.32x	1.29x	0	6	5,340,000	08/19/2011	66.0%	56.7%

A-1-6

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property Flag	ID	Property Name	Address	City	County	State	Zip Code
Loan	1	Trinity Centre	111-115 Broadway	New York	New York	NY	10006
Loan	2	Poughkeepsie Galleria	2001 South Road	Poughkeepsie	Dutchess	NY	12601
Loan	3	Portofino at Biscayne	14000 Biscayne Boulevard	North Miami	Miami-Dade	FL	33181
Loan	4	1700 Market Street	1700-1740 Market Street	Philadelphia	Philadelphia	PA	19103
Loan	5	333 North Bedford Road	333 North Bedford Road	Mount Kisco	Westchester	NY	10549
Loan	6	One Montgomery Street	One Montgomery Street	San Francisco	San Francisco	CA	94104
Loan	7	Sun Products Distribution Center	487 Central Avenue	Bowling Green	Warren	KY	42101
Loan	8	Bethesda Health Medical Office	10301 Hagen Ranch Road	Boynton Beach	Palm Beach	FL	33437
Loan	9	Marriott Buffalo Niagara	1340 Millersport Highway	Amherst	Erie	NY	14221
Loan	10	Doubletree Chattanooga	407 Chestnut Street	Chattanooga	Hamilton	TN	37402
Loan	11	Hospitality Specialists Portfolio - Pool 2	Various	Various	Various	Various	Various
Property	11.01	Residence Inn Moline	4600 53rd Street	Moline	Rock Island	IL	61265
Property	11.02	Hampton Inn & Suites Moline	2450 69th Avenue	Moline	Rock Island	IL	61265
Property	11.03	Hampton Inn Stevensville	5050 Red Arrow Highway	Stevensville	Berrien	MI	49127
Loan	12	Hospitality Specialists Portfolio - Pool 1	Various	Various	Various	MI	Various
Property	12.01	Springhill Suites Grand Rapids	5250 28th Street Southeast	Grand Rapids	Kent	MI	49512
Property	12.02	Hampton Inn & Suites Grand Rapids	5200 28th Street Southeast	Grand Rapids	Kent	MI	49512
Property	12.03	Residence Inn Holland	631 Southpoint Ridge Road	Holland	Ottawa	MI	49423
Loan	13	Chicago Portfolio	Various	Chicago	Cook	IL	Various
Property	13.01	343 West Erie Street	343 West Erie Street	Chicago	Cook	IL	60654
Property	13.02	747 North LaSalle Street	747 North LaSalle Street	Chicago	Cook	IL	60654
Property	13.03	600 South Clark Street	600 South Clark Street	Chicago	Cook	IL	60605
Loan	14	560 Lincoln Road	560 Lincoln Road	Miami Beach	Miami-Dade	FL	33139
Loan	15	Shops at Greenwood	9600-9696 East Arapahoe Road, 6806-6883 South Dallas Way, 6800-6825 South Dallas Court and 6801-6855 South Dayton Street	Greenwood Village	Arapahoe	CO	80112
Loan	16	Tops Self Storage	3485 Old Conejo Road	Newbury Park	Ventura	CA	91320
Loan	17	Dawntree Apartments	1834 East Peters Colony Road	Carrollton	Denton	TX	75007
Loan	18	Beta Center	5151-5171 Glenwood Avenue	Raleigh	Wake	NC	27612
Loan	19	Addison Park	2190 Northwest 4th Court	Boca Raton	Palm Beach	FL	33431
Loan	20	Plaza Mall of Georgia - Phase II	3480 Financial Center Way	Buford	Gwinnett	GA	30519
Loan	21	4601 Washington Avenue	4601 Washington Avenue	Houston	Harris	TX	77007
Loan	22	Kirkman Oaks Shopping Center	4646 South Kirkman Road	Orlando	Orange	FL	32811
Loan	23	Holiday Inn Express Cooperstown	4758 State Highway 28	Cooperstown	Otsego	NY	13326
Loan	24	Summerfield Apartments	1500 Lorene Drive	Harvey	Jefferson	LA	70058
Loan	25	Northview Plaza	10675 East Northwest Highway	Dallas	Dallas	TX	75238
Loan	26	Preston Lloyd Shopping Center	19009 Preston Road	Dallas	Collin	TX	75252
Loan	27	Holiday Inn Express Richmond Airport	491 International Center Drive	Sandston	Henrico	VA	23150
Loan	28	Westpointe Shopping Center	8603 State Highway 151	San Antonio	Bexar	TX	78245
Loan	29	Dunbar Village	981 Dunbar Village	Dunbar	Kanawha	WV	25064
Loan	30	StorQuest Oxnard	1781 Jones Way	Oxnard	Ventura	CA	93033
Loan	31	Countryside MHC	3059 Bixler Road	Newfane	Niagara	NY	14108
Loan	32	River View Estates	1010 South 74th Terrace	Kansas City	Wyandotte	KS	66111

A-1-7

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Net		Cut-off Balance
					Rentable Area	Units	per Unit
			Year	Year	(SF/Units/	of	(SF/Units/	Prepayment Provisions	Most Recent	Most Recent
Property Flag	ID	Property Name	Built	Renovated	Rooms/Pads)(12)	Measure	Rooms/Pads)($)(9)(12)	(# of payments)(13)	NOI Date	EGI($)
Loan	1	Trinity Centre	1905, 1907	2001	900,744	Sq. Ft.	178	L(27), D(89), O(4)	T-12 7/31/2011	32,011,003
Loan	2	Poughkeepsie Galleria	1987	NAP	691,325	Sq. Ft.	224	L(25), D(91), O(4)	T-12 8/31/2011	24,464,695
Loan	3	Portofino at Biscayne	1974, 1980	2011	868	Units	64,239	L(28), D(28), O(4)	T-12 10/31/2011	10,472,688
Loan	4	1700 Market Street	1969	1989, 1998, 2005	841,172	Sq. Ft.	132	L(26), D(30), O(4)	T-12 8/31/2011	18,589,781
Loan	5	333 North Bedford Road	1957	2008-2011	604,095	Sq. Ft.	74	L(28), D(29), O(3)	T-12 7/31/2011	6,472,692
Loan	6	One Montgomery Street	1908	1985	75,880	Sq. Ft.	416	L(27), D(89), O(4)	12/31/2010	4,092,977
Loan	7	Sun Products Distribution Center	2010-2011	NAP	1,409,200	Sq. Ft.	20	L(24), D(89), O(7)	T-12 8/1/2011	3,961,127
Loan	8	Bethesda Health Medical Office	1996	NAP	127,942	Sq. Ft.	206	L(10), YM1(106), O(4)	12/31/2010	3,860,733
Loan	9	Marriott Buffalo Niagara	1981	2008	356	Rooms	70,038	L(27), D(80), O(13)	T-12 9/30/2011	11,125,894
Loan	10	Doubletree Chattanooga	1974	2008	186	Rooms	122,572	L(30), D(86), O(4)	T-12 8/31/2011	5,545,822
Loan	11	Hospitality Specialists Portfolio - Pool 2	Various	Various	257	Rooms	85,389	L(37), D(79), O(4)	T-12 10/31/2011	5,615,747
Property	11.01	Residence Inn Moline	2008	NAP	84	Rooms	100,795		T-12 10/31/2011	1,913,967
Property	11.02	Hampton Inn & Suites Moline	2006	NAP	98	Rooms	82,284		T-12 10/31/2011	2,272,667
Property	11.03	Hampton Inn Stevensville	1995	2006	75	Rooms	72,193		T-12 10/31/2011	1,429,113
Loan	12	Hospitality Specialists Portfolio - Pool 1	Various	NAP	285	Rooms	73,500	L(37), D(79), O(4)	T-12 10/31/2011	5,726,163
Property	12.01	Springhill Suites Grand Rapids	2006	NAP	109	Rooms	74,648		T-12 10/31/2011	2,037,001
Property	12.02	Hampton Inn & Suites Grand Rapids	2007	NAP	98	Rooms	71,810		T-12 10/31/2011	2,030,436
Property	12.03	Residence Inn Holland	2003	NAP	78	Rooms	74,020		T-12 10/31/2011	1,658,726
Loan	13	Chicago Portfolio	Various	Various	184,750	Sq. Ft.	108	L(26), D(91), O(3)	T-12 8/31/2011	3,888,697
Property	13.01	343 West Erie Street	1906	1985	78,586	Sq. Ft.	127		T-12 8/31/2011	1,943,147
Property	13.02	747 North LaSalle Street	1924	2000	46,164	Sq. Ft.	119		T-12 8/31/2011	971,828
Property	13.03	600 South Clark Street	1962	NAP	60,000	Sq. Ft.	75		T-12 8/31/2011	973,722
Loan	14	560 Lincoln Road	1929	2000, 2008	29,839	Sq. Ft.	618	L(27), D(89), O(4)	T-12 5/31/2011	2,571,108
Loan	15	Shops at Greenwood	1980	NAP	210,244	Sq. Ft.	85	L(24), D(89), O(7)	T-12 8/31/2011	2,911,833
Loan	16	Tops Self Storage	1980	1985, 1986	1,456	Units	11,813	L(24), D(92), O(4)	T-12 9/30/2011	2,424,919
Loan	17	Dawntree Apartments	1982	NAP	400	Units	37,955	L(28), D(88), O(4)	T-12 10/31/2011	3,061,226
Loan	18	Beta Center	1980, 1981	NAP	148,610	Sq. Ft.	97	L(36), YM1(81), O(3)	T-12 6/30/2011	2,377,663
Loan	19	Addison Park	2006-2009	NAP	165	Beds	80,071	L(27), D(89), O(4)	T-12 9/30/2011	1,781,797
Loan	20	Plaza Mall of Georgia - Phase II	2008	NAP	106,334	Sq. Ft.	109	L(24), D(89), O(7)	T-12 3/1/2011	2,002,230
Loan	21	4601 Washington Avenue	2009	NAP	49,461	Sq. Ft.	212	L(25), D(92), O(3)	T-12 8/31/2011	1,440,834
Loan	22	Kirkman Oaks Shopping Center	1987	NAP	98,902	Sq. Ft.	84	L(25), D(91), O(4)	T-12 9/30/2011	1,531,241
Loan	23	Holiday Inn Express Cooperstown	2004	NAP	74	Rooms	99,351	L(29), D(27), O(4)	T-12 10/31/2011	2,123,555
Loan	24	Summerfield Apartments	1970	2009	224	Units	32,182	L(30), D(87), O(3)	T-12 4/30/2011	1,957,962
Loan	25	Northview Plaza	1984	1994	117,304	Sq. Ft.	61	L(25), D(91), O(4)	T-12 6/30/2011	1,137,430
Loan	26	Preston Lloyd Shopping Center	1994	NAP	54,234	Sq. Ft.	120	L(24), YM1(83), O(13)	T-12 7/31/2011	951,666
Loan	27	Holiday Inn Express Richmond Airport	1998	2008, 2009	101	Rooms	60,150	L(37), D(79), O(4)	T-12 10/31/2011	1,567,317
Loan	28	Westpointe Shopping Center	2008	NAP	29,855	Sq. Ft.	203	L(24), D(93), O(3)	T-12 7/31/2011	698,717
Loan	29	Dunbar Village	1973, 1992	2006	107,222	Sq. Ft.	56	L(26), D(31), O(3)	T-12 8/31/2011	1,043,997
Loan	30	StorQuest Oxnard	2004	NAP	685	Units	7,737	L(24), D(93), O(3)	T-12 9/30/2011	804,338
Loan	31	Countryside MHC	1990	NAP	201	Pads	17,910	L(24), D(93), O(3)	T-12 9/30/2011	799,142
Loan	32	River View Estates	1986	NAP	185	Pads	19,037	L(25), D(92), O(3)	T-12 10/31/2011	585,831

A-1-8

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Second	Second	Second	Second	Third	Third	Third
			Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Expenses($)	NOI($)	NOI Date	EGI($)	Expenses($)	NOI($)	NOI Date	EGI($)	Expenses($)
Loan	1	Trinity Centre	16,303,924	15,707,079	12/31/2010	31,813,508	16,314,148	15,499,360	12/31/2009	32,771,417	16,358,067
Loan	2	Poughkeepsie Galleria	9,801,572	14,663,123	12/31/2010	24,806,027	9,782,866	15,023,161	12/31/2009	24,687,889	9,371,969
Loan	3	Portofino at Biscayne	4,897,350	5,575,338	12/31/2010	9,731,891	4,882,952	4,848,939	12/31/2009	9,679,665	5,070,830
Loan	4	1700 Market Street	8,911,095	9,678,686	12/31/2010	17,773,183	8,752,252	9,020,931	12/31/2009	19,920,436	8,903,153
Loan	5	333 North Bedford Road	1,715,269	4,757,422	12/31/2010	5,751,166	1,589,404	4,161,762	12/31/2009	5,016,337	1,450,367
Loan	6	One Montgomery Street	1,492,299	2,600,678	12/31/2009	4,047,487	1,490,738	2,556,749	12/31/2008	3,355,575	1,156,565
Loan	7	Sun Products Distribution Center	0	3,961,127	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Bethesda Health Medical Office	1,173,836	2,686,897	12/31/2009	3,771,460	1,197,857	2,573,603	12/31/2008	3,692,242	1,195,721
Loan	9	Marriott Buffalo Niagara	6,111,735	5,014,159	12/31/2010	10,834,592	5,889,015	4,945,577	12/31/2009	10,385,157	5,660,282
Loan	10	Doubletree Chattanooga	2,635,355	2,910,468	12/31/2010	5,371,546	2,411,495	2,960,051	12/31/2009	4,644,376	2,138,079
Loan	11	Hospitality Specialists Portfolio - Pool 2	2,682,452	2,933,295	12/31/2010	5,320,884	2,573,902	2,746,982	12/31/2009	4,745,277	2,338,383
Property	11.01	Residence Inn Moline	810,813	1,103,154	12/31/2010	1,679,517	751,629	927,888	12/31/2009	1,275,138	637,213
Property	11.02	Hampton Inn & Suites Moline	1,148,100	1,124,567	12/31/2010	2,199,428	1,103,399	1,096,029	12/31/2009	2,053,958	990,562
Property	11.03	Hampton Inn Stevensville	723,539	705,574	12/31/2010	1,441,938	718,873	723,065	12/31/2009	1,416,181	710,608
Loan	12	Hospitality Specialists Portfolio - Pool 1	2,834,899	2,891,264	12/31/2010	5,282,441	2,666,117	2,616,324	12/31/2009	4,699,897	2,626,494
Property	12.01	Springhill Suites Grand Rapids	1,046,899	990,102	12/31/2010	1,977,164	965,722	1,011,442	12/31/2009	1,781,271	892,816
Property	12.02	Hampton Inn & Suites Grand Rapids	1,019,577	1,010,859	12/31/2010	1,886,305	981,630	904,674	12/31/2009	1,737,350	985,509
Property	12.03	Residence Inn Holland	768,423	890,303	12/31/2010	1,418,971	718,764	700,207	12/31/2009	1,181,277	748,168
Loan	13	Chicago Portfolio	1,286,067	2,602,630	12/31/2010	3,658,783	1,302,965	2,355,817	12/31/2009	3,558,002	1,319,260
Property	13.01	343 West Erie Street	534,035	1,409,112	12/31/2010	1,807,931	565,318	1,242,612	12/31/2009	1,668,190	600,021
Property	13.02	747 North LaSalle Street	315,309	656,519	12/31/2010	898,882	301,788	597,094	12/31/2009	997,663	324,843
Property	13.03	600 South Clark Street	436,723	536,999	12/31/2010	951,970	435,859	516,111	12/31/2009	892,149	394,396
Loan	14	560 Lincoln Road	580,734	1,990,374	12/31/2010	2,626,885	645,171	1,981,714	12/31/2009	2,453,896	657,831
Loan	15	Shops at Greenwood	1,028,822	1,883,011	12/31/2010	2,893,439	989,873	1,903,566	12/31/2009	2,864,737	1,153,818
Loan	16	Tops Self Storage	598,990	1,825,929	12/31/2010	2,230,471	580,708	1,649,763	12/31/2009	1,965,432	566,389
Loan	17	Dawntree Apartments	1,691,983	1,369,243	12/31/2010	2,883,793	1,621,871	1,261,922	12/31/2009	3,084,195	1,519,164
Loan	18	Beta Center	778,847	1,598,816	12/31/2010	2,345,900	753,261	1,592,639	12/31/2009	2,182,629	757,727
Loan	19	Addison Park	460,273	1,321,524	12/31/2010	1,617,133	527,408	1,089,724	NAP	NAP	NAP
Loan	20	Plaza Mall of Georgia - Phase II	302,445	1,699,784	12/31/2010	2,192,559	304,637	1,887,921	12/31/2009	2,096,769	336,359
Loan	21	4601 Washington Avenue	605,514	835,320	12/31/2010	1,122,555	578,915	543,640	NAP	NAP	NAP
Loan	22	Kirkman Oaks Shopping Center	486,840	1,044,402	12/31/2010	1,523,953	514,067	1,009,886	12/31/2009	1,659,945	557,630
Loan	23	Holiday Inn Express Cooperstown	905,957	1,217,598	12/31/2010	1,997,714	850,821	1,146,893	12/31/2009	1,883,564	741,905
Loan	24	Summerfield Apartments	1,145,563	812,399	12/31/2010	1,882,355	1,177,828	704,527	12/31/2009	863,341	895,430
Loan	25	Northview Plaza	468,800	668,630	12/31/2010	1,212,607	474,318	738,289	12/31/2009	1,329,643	503,461
Loan	26	Preston Lloyd Shopping Center	337,883	613,783	12/31/2010	900,709	327,031	573,678	12/31/2009	974,019	334,643
Loan	27	Holiday Inn Express Richmond Airport	763,581	803,736	12/31/2010	1,432,641	734,094	698,547	12/31/2009	1,462,797	767,255
Loan	28	Westpointe Shopping Center	209,947	488,770	12/31/2010	643,867	226,297	417,570	12/31/2009	291,933	222,716
Loan	29	Dunbar Village	315,418	728,579	12/31/2010	1,037,803	284,175	753,628	12/31/2009	974,374	235,604
Loan	30	StorQuest Oxnard	301,048	503,290	12/31/2010	793,575	296,823	496,752	12/31/2009	815,287	326,047
Loan	31	Countryside MHC	445,789	353,353	12/31/2010	781,952	415,669	366,284	12/31/2009	730,824	421,655
Loan	32	River View Estates	164,960	420,871	12/31/2010	577,568	161,526	416,042	12/31/2009	541,664	170,875

A-1-9

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Third
			Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Property Flag	ID	Property Name	NOI($)	Debt Yield(9)(10)	Debt Yield(9)(10)	Revenue($)	EGI($)	Expenses($)	NOI($)(10)	Reserves($)	TI/LC($)
Loan	1	Trinity Centre	16,413,350	10.5%	9.6%	34,550,421	33,260,173	16,402,910	16,857,263	225,186	1,351,116
Loan	2	Poughkeepsie Galleria	15,315,920	10.3%	9.8%	14,505,159	25,369,215	9,491,957	15,877,259	138,265	593,596
Loan	3	Portofino at Biscayne	4,608,835	9.7%	9.2%	10,671,732	10,717,206	5,327,627	5,389,579	282,100
Loan	4	1700 Market Street	11,017,283	10.0%	9.1%	21,657,875	20,527,820	9,407,568	11,120,253	210,293	841,172
Loan	5	333 North Bedford Road	3,565,970	12.9%	11.7%	8,341,229	7,534,044	1,771,920	5,762,124	78,532	439,338
Loan	6	One Montgomery Street	2,199,010	9.4%	9.1%	4,539,829	4,516,772	1,547,447	2,969,324	15,176	77,229
Loan	7	Sun Products Distribution Center	NAP	12.7%	11.5%	3,961,127	3,663,941	109,918	3,554,022	140,920	187,103
Loan	8	Bethesda Health Medical Office	2,496,521	11.7%	11.2%	3,567,323	4,649,451	1,570,304	3,079,147	12,794	114,449
Loan	9	Marriott Buffalo Niagara	4,724,875	21.0%	17.7%	16,084,613	11,125,894	5,899,175	5,226,719	804,231
Loan	10	Doubletree Chattanooga	2,506,297	12.8%	11.4%	8,020,431	5,545,822	2,619,392	2,926,430	320,817
Loan	11	Hospitality Specialists Portfolio - Pool 2	2,406,894	13.3%	11.9%	7,191,049	5,539,226	2,630,484	2,908,742	287,642
Property	11.01	Residence Inn Moline	637,925			2,394,464	1,843,065	770,726	1,072,339	95,779
Property	11.02	Hampton Inn & Suites Moline	1,063,396			2,852,169	2,256,816	1,130,040	1,126,776	114,087
Property	11.03	Hampton Inn Stevensville	705,573			1,944,416	1,439,345	729,718	709,627	77,777
Loan	12	Hospitality Specialists Portfolio - Pool 1	2,073,404	13.9%	12.5%	7,427,536	5,614,794	2,709,132	2,905,662	297,101
Property	12.01	Springhill Suites Grand Rapids	888,455			2,695,394	2,021,215	929,055	1,092,159	107,816
Property	12.02	Hampton Inn & Suites Grand Rapids	751,841			2,639,346	2,018,377	1,016,603	1,001,774	105,574
Property	12.03	Residence Inn Holland	433,109			2,092,795	1,575,202	763,474	811,728	83,712
Loan	13	Chicago Portfolio	2,238,743	12.2%	11.1%	3,901,241	3,782,377	1,345,552	2,436,825	41,388	173,985
Property	13.01	343 West Erie Street	1,068,170			1,916,821	1,765,174	591,440	1,173,735	19,647	103,334
Property	13.02	747 North LaSalle Street	672,820			1,008,906	1,090,464	325,398	765,066	11,541	70,652
Property	13.03	600 South Clark Street	497,753			975,514	926,738	428,714	498,024	10,200
Loan	14	560 Lincoln Road	1,796,066	9.2%	9.1%	2,120,443	2,374,495	686,844	1,687,651	4,476	14,920
Loan	15	Shops at Greenwood	1,710,919	10.8%	9.5%	2,759,203	2,954,366	1,028,515	1,925,851	31,537	210,232
Loan	16	Tops Self Storage	1,399,043	10.3%	10.2%	2,291,483	2,376,919	607,540	1,769,379	22,390
Loan	17	Dawntree Apartments	1,565,031	9.2%	8.4%	3,389,711	3,061,226	1,658,601	1,402,625	120,000
Loan	18	Beta Center	1,424,902	11.1%	9.9%	2,521,832	2,395,016	792,312	1,602,704	32,694	148,684
Loan	19	Addison Park	NAP	9.1%	9.0%	1,800,192	1,704,153	503,384	1,200,770	16,500
Loan	20	Plaza Mall of Georgia - Phase II	1,760,410	14.8%	13.8%	2,027,395	2,012,311	302,951	1,709,360	21,267	89,724
Loan	21	4601 Washington Avenue	NAP	9.7%	9.2%	1,634,371	1,650,700	628,876	1,021,824	9,079	50,000
Loan	22	Kirkman Oaks Shopping Center	1,102,315	11.3%	10.1%	1,736,406	1,442,846	506,865	935,982	24,238	77,446
Loan	23	Holiday Inn Express Cooperstown	1,141,659	17.1%	15.7%	2,603,626	2,123,555	867,711	1,255,844	104,145
Loan	24	Summerfield Apartments	-32,089	13.9%	13.2%	2,163,660	2,069,267	1,064,751	1,004,516	56,000
Loan	25	Northview Plaza	826,182	9.8%	9.0%	1,088,714	1,187,266	485,923	701,344	26,980	23,786
Loan	26	Preston Lloyd Shopping Center	639,376	11.3%	10.4%	985,766	1,108,045	376,593	731,452	8,135	46,810
Loan	27	Holiday Inn Express Richmond Airport	695,542	13.2%	11.9%	2,004,001	1,567,317	763,581	803,736	80,160
Loan	28	Westpointe Shopping Center	69,217	11.2%	10.5%	762,295	939,234	259,135	680,100	5,971	36,219
Loan	29	Dunbar Village	738,770	11.8%	10.9%	1,017,765	999,167	290,372	708,795	24,661	29,122
Loan	30	StorQuest Oxnard	489,239	9.5%	9.3%	1,048,692	804,338	300,657	503,681	11,745
Loan	31	Countryside MHC	309,169	9.8%	9.6%	866,040	799,142	445,174	353,968	10,050
Loan	32	River View Estates	370,789	10.0%	9.7%	586,236	556,924	205,121	351,803	9,250

A-1-10

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Underwritten	Ownership	Ground Lease	Ground Lease
Property Flag	ID	Property Name	NCF($)(10)	Interest(14)(15)(16)(17)(18)(19)	Expiration	Extension Terms	Largest Tenant(17)(20)
Loan	1	Trinity Centre	15,280,961	Fee Simple			Port Authority of New York and New Jersey
Loan	2	Poughkeepsie Galleria	15,145,398	Fee Simple			JCPenney (J.C. Penney Company, Inc.)
Loan	3	Portofino at Biscayne	5,107,479	Fee Simple			NAP
Loan	4	1700 Market Street	10,068,788	Fee Simple			Deloitte & Touche USA LLP
Loan	5	333 North Bedford Road	5,244,254	Fee Simple			Grand Prix New York Racing, LLC
Loan	6	One Montgomery Street	2,876,919	Fee Simple			Wells Fargo (Wells Fargo Bank, N.A.)
Loan	7	Sun Products Distribution Center	3,225,999	Fee Simple			The Sun Products Corporation
Loan	8	Bethesda Health Medical Office	2,951,905	Fee Simple			Bethesda Healthcare Systems (Bethesda Healthcare System, Inc.)
Loan	9	Marriott Buffalo Niagara	4,422,488	Fee Simple			NAP
Loan	10	Doubletree Chattanooga	2,605,613	Fee Simple			NAP
Loan	11	Hospitality Specialists Portfolio - Pool 2	2,621,100	Fee Simple/Leasehold			NAP
Property	11.01	Residence Inn Moline	976,560	Fee Simple			NAP
Property	11.02	Hampton Inn & Suites Moline	1,012,689	Leasehold	07/31/2035	3, 10 year options	NAP
Property	11.03	Hampton Inn Stevensville	631,851	Fee Simple			NAP
Loan	12	Hospitality Specialists Portfolio - Pool 1	2,608,560	Fee Simple			NAP
Property	12.01	Springhill Suites Grand Rapids	984,344	Fee Simple			NAP
Property	12.02	Hampton Inn & Suites Grand Rapids	896,201	Fee Simple			NAP
Property	12.03	Residence Inn Holland	728,016	Fee Simple			NAP
Loan	13	Chicago Portfolio	2,221,452	Fee Simple			NAP
Property	13.01	343 West Erie Street	1,050,754	Fee Simple			Solutionset (Haggin Marketing, Inc.)
Property	13.02	747 North LaSalle Street	682,874	Fee Simple			1st Advantage Mortgage (Draper and Kramer Commercial Mortgage Corp.)
Property	13.03	600 South Clark Street	487,824	Fee Simple			NAP
Loan	14	560 Lincoln Road	1,668,255	Fee Simple			Guess? Retail (Guess? Retail, Inc.)
Loan	15	Shops at Greenwood	1,684,083	Fee Simple			United States Postal (United States Postal Service)
Loan	16	Tops Self Storage	1,746,989	Fee Simple			NAP
Loan	17	Dawntree Apartments	1,282,625	Fee Simple			NAP
Loan	18	Beta Center	1,421,326	Fee Simple			Golden Corral Corporation
Loan	19	Addison Park	1,184,270	Fee Simple			NAP
Loan	20	Plaza Mall of Georgia - Phase II	1,598,368	Fee Simple			Toys "R" Us (Toys "R" Us - Delaware, Inc.)
Loan	21	4601 Washington Avenue	962,745	Fee Simple			Dobrowski, LLP
Loan	22	Kirkman Oaks Shopping Center	834,298	Fee Simple			Publix Super Markets, Inc.
Loan	23	Holiday Inn Express Cooperstown	1,151,699	Fee Simple			NAP
Loan	24	Summerfield Apartments	948,516	Fee Simple			NAP
Loan	25	Northview Plaza	650,577	Fee Simple			Kroger (Kroger Texas L.P.)
Loan	26	Preston Lloyd Shopping Center	676,507	Fee Simple			Classy Canine Daycare (Classy Canine Daycare, Inc.)
Loan	27	Holiday Inn Express Richmond Airport	723,576	Fee Simple			NAP
Loan	28	Westpointe Shopping Center	637,910	Fee Simple			The Egg & I Restaurant (EISA Westpointe LLC)
Loan	29	Dunbar Village	655,012	Fee Simple			Kroger
Loan	30	StorQuest Oxnard	491,936	Fee Simple			NAP
Loan	31	Countryside MHC	343,918	Fee Simple			NAP
Loan	32	River View Estates	342,553	Fee Simple			NAP

A-1-11

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Lease			Lease
Property Flag	ID	Property Name	SF	Expiration(21)	2nd Largest Tenant	SF	Expiration(21)
Loan	1	Trinity Centre	157,203	12/31/2016	Stern & Montana LLP (Stern & Montana, LLP)	35,126	07/31/2014
Loan	2	Poughkeepsie Galleria	179,953	08/31/2017	Regal-Galleria 16 (Regal Cinemas, Inc.)	70,703	12/31/2025
Loan	3	Portofino at Biscayne	NAP	NAP	NAP	NAP	NAP
Loan	4	1700 Market Street	154,545	09/30/2019	Independence Blue Cross	149,420	12/31/2019
Loan	5	333 North Bedford Road	117,942	12/31/2017	The Wine Enthusiast, Inc.	113,846	07/31/2016
Loan	6	One Montgomery Street	75,880	12/17/2019	NAP	NAP	NAP
Loan	7	Sun Products Distribution Center	1,409,200	02/28/2032	NAP	NAP	NAP
Loan	8	Bethesda Health Medical Office	64,025	07/31/2026	Bethesda Outpatient Surgery (Bethesda Outpatient Surgery Center, LLC)	13,667	05/01/2020
Loan	9	Marriott Buffalo Niagara	NAP	NAP	NAP	NAP	NAP
Loan	10	Doubletree Chattanooga	NAP	NAP	NAP	NAP	NAP
Loan	11	Hospitality Specialists Portfolio - Pool 2	NAP	NAP	NAP	NAP	NAP
Property	11.01	Residence Inn Moline	NAP	NAP	NAP	NAP	NAP
Property	11.02	Hampton Inn & Suites Moline	NAP	NAP	NAP	NAP	NAP
Property	11.03	Hampton Inn Stevensville	NAP	NAP	NAP	NAP	NAP
Loan	12	Hospitality Specialists Portfolio - Pool 1	NAP	NAP	NAP	NAP	NAP
Property	12.01	Springhill Suites Grand Rapids	NAP	NAP	NAP	NAP	NAP
Property	12.02	Hampton Inn & Suites Grand Rapids	NAP	NAP	NAP	NAP	NAP
Property	12.03	Residence Inn Holland	NAP	NAP	NAP	NAP	NAP
Loan	13	Chicago Portfolio	NAP	NAP	NAP	NAP	NAP
Property	13.01	343 West Erie Street	11,898	11/30/2015	Onion Erie (Brunch) (Onion Erie Enterprises, LLC)	7,785	10/31/2025
Property	13.02	747 North LaSalle Street	7,908	02/28/2015	Healing Matters (Healing Matters Inc.)	7,669	02/28/2020
Property	13.03	600 South Clark Street	NAP	NAP	NAP	NAP	NAP
Loan	14	560 Lincoln Road	7,549	09/30/2017	Wall Street Languages (Wall Street Languages LTD.)	7,407	10/01/2021
Loan	15	Shops at Greenwood	24,395	08/31/2016	Vitamin Cottages, Inc (Vitamin Cottages, Incorporated)	13,520	08/31/2013
Loan	16	Tops Self Storage	NAP	NAP	NAP	NAP	NAP
Loan	17	Dawntree Apartments	NAP	NAP	NAP	NAP	NAP
Loan	18	Beta Center	62,753	12/31/2015	FMI Corporation	23,877	12/31/2018
Loan	19	Addison Park	NAP	NAP	NAP	NAP	NAP
Loan	20	Plaza Mall of Georgia - Phase II	70,000	01/31/2024	Edwin Watts Golf Shops (Edwin Watts Golf Shops, LLC)	10,005	09/23/2017
Loan	21	4601 Washington Avenue	16,731	10/31/2026	RBF Management Co., LLC	6,093	07/31/2017
Loan	22	Kirkman Oaks Shopping Center	42,112	06/17/2017	Walgreen Co.	13,000	04/30/2027
Loan	23	Holiday Inn Express Cooperstown	NAP	NAP	NAP	NAP	NAP
Loan	24	Summerfield Apartments	NAP	NAP	NAP	NAP	NAP
Loan	25	Northview Plaza	58,890	11/30/2026	Catholic Charities (Catholic Charities of Dallas, Inc.)	11,400	07/31/2012
Loan	26	Preston Lloyd Shopping Center	13,040	10/31/2013	Condom Sense (J&J No-Limit, Inc.)	5,870	06/30/2020
Loan	27	Holiday Inn Express Richmond Airport	NAP	NAP	NAP	NAP	NAP
Loan	28	Westpointe Shopping Center	3,850	12/31/2018	Genghis Grill (Chalak Restaurants San Antonio, LLC)	3,300	06/30/2019
Loan	29	Dunbar Village	53,330	10/31/2017	Fresenius Medical Care	12,537	04/30/2019
Loan	30	StorQuest Oxnard	NAP	NAP	NAP	NAP	NAP
Loan	31	Countryside MHC	NAP	NAP	NAP	NAP	NAP
Loan	32	River View Estates	NAP	NAP	NAP	NAP	NAP

A-1-12

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	3rd Largest Tenant	SF	Expiration(21)
Loan	1	Trinity Centre	Buckley Broadcasting WOR L (Buckley Broadcasting WOR LLC)	22,152	08/31/2019
Loan	2	Poughkeepsie Galleria	Dick's Sporting Goods (Dick's Sporting Goods, Inc.)	53,775	02/28/2018
Loan	3	Portofino at Biscayne	NAP	NAP	NAP
Loan	4	1700 Market Street	AECOM USA, Inc. (AECOM Technology Corporation)	52,080	01/31/2021
Loan	5	333 North Bedford Road	Safe Havens Partners, LLC	75,886	05/31/2019
Loan	6	One Montgomery Street	NAP	NAP	NAP
Loan	7	Sun Products Distribution Center	NAP	NAP	NAP
Loan	8	Bethesda Health Medical Office	Pediatric Associates (Saltzman, Tanis, Pittell, Levin & Jacobson, Inc. d/b/a Pediatric Associates)	8,145	11/01/2016
Loan	9	Marriott Buffalo Niagara	NAP	NAP	NAP
Loan	10	Doubletree Chattanooga	NAP	NAP	NAP
Loan	11	Hospitality Specialists Portfolio - Pool 2	NAP	NAP	NAP
Property	11.01	Residence Inn Moline	NAP	NAP	NAP
Property	11.02	Hampton Inn & Suites Moline	NAP	NAP	NAP
Property	11.03	Hampton Inn Stevensville	NAP	NAP	NAP
Loan	12	Hospitality Specialists Portfolio - Pool 1	NAP	NAP	NAP
Property	12.01	Springhill Suites Grand Rapids	NAP	NAP	NAP
Property	12.02	Hampton Inn & Suites Grand Rapids	NAP	NAP	NAP
Property	12.03	Residence Inn Holland	NAP	NAP	NAP
Loan	13	Chicago Portfolio	NAP	NAP	NAP
Property	13.01	343 West Erie Street	St. Clair Marine (St. Clair Marine Services, LLC)	6,907	07/31/2016
Property	13.02	747 North LaSalle Street	Café Iberico (Euroamerican Foods, Inc.)	4,436	09/30/2016
Property	13.03	600 South Clark Street	NAP	NAP	NAP
Loan	14	560 Lincoln Road	Blackbaud, Inc./PIDI (Public Interest Data Inc.)	3,486	12/31/2012
Loan	15	Shops at Greenwood	Tuesday Morning, Inc	9,185	01/31/2015
Loan	16	Tops Self Storage	NAP	NAP	NAP
Loan	17	Dawntree Apartments	NAP	NAP	NAP
Loan	18	Beta Center	Easter Seals UCP North Carolina, Inc.	16,337	08/31/2016
Loan	19	Addison Park	NAP	NAP	NAP
Loan	20	Plaza Mall of Georgia - Phase II	Tilted Kilt (Mr. Hyung J. Moon)	6,620	02/28/2021
Loan	21	4601 Washington Avenue	The Flores Law Group, PLLC	4,902	01/31/2020
Loan	22	Kirkman Oaks Shopping Center	El Potro Mexican Restaurant of Orlando (El Potro Mexican Restaurant #27, Inc.)	3,600	01/31/2015
Loan	23	Holiday Inn Express Cooperstown	NAP	NAP	NAP
Loan	24	Summerfield Apartments	NAP	NAP	NAP
Loan	25	Northview Plaza	Sports Grill (Faton Zhuta)	4,795	11/30/2016
Loan	26	Preston Lloyd Shopping Center	Noel Christmas Store (Noel Christmas Store Company)	5,155	02/29/2016
Loan	27	Holiday Inn Express Richmond Airport	NAP	NAP	NAP
Loan	28	Westpointe Shopping Center	Freebirds World Burritos (Tavistock Freebirds)	2,520	01/31/2020
Loan	29	Dunbar Village	Family Dollar	10,456	06/30/2013
Loan	30	StorQuest Oxnard	NAP	NAP	NAP
Loan	31	Countryside MHC	NAP	NAP	NAP
Loan	32	River View Estates	NAP	NAP	NAP

A-1-13

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Lease
Property Flag	ID	Property Name	4th Largest Tenant(22)	SF	Expiration(21)
Loan	1	Trinity Centre	New York University	22,152	11/30/2022
Loan	2	Poughkeepsie Galleria	DSW Shoe Warehouse (DSW Shoe Warehouse, Inc.)	25,564	09/30/2014
Loan	3	Portofino at Biscayne	NAP	NAP	NAP
Loan	4	1700 Market Street	Family Planning Council	41,173	06/30/2021
Loan	5	333 North Bedford Road	AirMac Distributing Corporation, Inc.	50,000	04/30/2017
Loan	6	One Montgomery Street	NAP	NAP	NAP
Loan	7	Sun Products Distribution Center	NAP	NAP	NAP
Loan	8	Bethesda Health Medical Office	Joshua Berlin, MD (Dermatology Associates, P.A. of the Palm Beaches)	6,345	08/01/2013
Loan	9	Marriott Buffalo Niagara	NAP	NAP	NAP
Loan	10	Doubletree Chattanooga	NAP	NAP	NAP
Loan	11	Hospitality Specialists Portfolio - Pool 2	NAP	NAP	NAP
Property	11.01	Residence Inn Moline	NAP	NAP	NAP
Property	11.02	Hampton Inn & Suites Moline	NAP	NAP	NAP
Property	11.03	Hampton Inn Stevensville	NAP	NAP	NAP
Loan	12	Hospitality Specialists Portfolio - Pool 1	NAP	NAP	NAP
Property	12.01	Springhill Suites Grand Rapids	NAP	NAP	NAP
Property	12.02	Hampton Inn & Suites Grand Rapids	NAP	NAP	NAP
Property	12.03	Residence Inn Holland	NAP	NAP	NAP
Loan	13	Chicago Portfolio	NAP	NAP	NAP
Property	13.01	343 West Erie Street	G&S Holdings (G&S Holdings Group LLC)	5,384	05/31/2015
Property	13.02	747 North LaSalle Street	OM Intelligence (OmTelligence, LLC)	4,300	12/31/2016
Property	13.03	600 South Clark Street	NAP	NAP	NAP
Loan	14	560 Lincoln Road	Ricky's (Ricky's Lincoln Road, Inc.)	2,747	01/31/2014
Loan	15	Shops at Greenwood	A Team Taekwondo, Inc.	5,924	07/31/2013
Loan	16	Tops Self Storage	NAP	NAP	NAP
Loan	17	Dawntree Apartments	NAP	NAP	NAP
Loan	18	Beta Center	North Carolina Farm Bureau Mutual Insurance Company	7,782	05/31/2015
Loan	19	Addison Park	NAP	NAP	NAP
Loan	20	Plaza Mall of Georgia - Phase II	Patrick's of Atlanta (Mr. Alexander Gerardus Maria Gottenbos and Renita Maria Gottenbos)	4,446	05/31/2012
Loan	21	4601 Washington Avenue	TQLA Houston, LLC	4,783	06/30/2020
Loan	22	Kirkman Oaks Shopping Center	Yuan Da International Entertainment Corp	2,765	06/30/2015
Loan	23	Holiday Inn Express Cooperstown	NAP	NAP	NAP
Loan	24	Summerfield Apartments	NAP	NAP	NAP
Loan	25	Northview Plaza	Lake Highlands Medical Clinic (Medical Edge Healthcare Group, PA, d/b/a Lake Highlands Medical Clinic)	3,600	01/31/2012
Loan	26	Preston Lloyd Shopping Center	Lavendou (Provincial Partners, Inc.)	3,847	07/31/2013
Loan	27	Holiday Inn Express Richmond Airport	NAP	NAP	NAP
Loan	28	Westpointe Shopping Center	Five Guys Burgers & Fries (Monument Restaurants)	2,500	01/31/2020
Loan	29	Dunbar Village	Advance Auto Parts	6,800	12/31/2014
Loan	30	StorQuest Oxnard	NAP	NAP	NAP
Loan	31	Countryside MHC	NAP	NAP	NAP
Loan	32	River View Estates	NAP	NAP	NAP

A-1-14

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Upfront
					Lease		Occupancy	Replacement
Property Flag	ID	Property Name	5th Largest Tenant	SF	Expiration(21)	Occupancy	As-of Date	Reserves($)
Loan	1	Trinity Centre	Chamberlain Communications (Chamberlain Communications LLC)	21,893	12/31/2017	84.5%	08/01/2011
Loan	2	Poughkeepsie Galleria	Finish Line (The Finish Line, Inc.)	15,001	01/31/2012	87.7%	10/01/2011
Loan	3	Portofino at Biscayne	NAP	NAP	NAP	97.2%	10/31/2011
Loan	4	1700 Market Street	BDO Seidman, LLP	30,609	10/31/2017	83.3%	07/25/2011	400,000
Loan	5	333 North Bedford Road	Photo File, Inc.	42,881	03/31/2020	91.8%	10/31/2011
Loan	6	One Montgomery Street	NAP	NAP	NAP	100.0%	07/26/2011
Loan	7	Sun Products Distribution Center	NAP	NAP	NAP	100.0%	08/30/2011
Loan	8	Bethesda Health Medical Office	Zorik Spektor, MD (Otolaryngology Consultants, P.A.)	3,265	12/01/2014	90.2%	09/30/2011	56,766
Loan	9	Marriott Buffalo Niagara	NAP	NAP	NAP	76.4%	09/30/2011
Loan	10	Doubletree Chattanooga	NAP	NAP	NAP	73.9%	08/31/2011
Loan	11	Hospitality Specialists Portfolio - Pool 2	NAP	NAP	NAP	77.7%	10/31/2011
Property	11.01	Residence Inn Moline	NAP	NAP	NAP	80.9%	10/31/2011
Property	11.02	Hampton Inn & Suites Moline	NAP	NAP	NAP	80.4%	10/31/2011
Property	11.03	Hampton Inn Stevensville	NAP	NAP	NAP	71.1%	10/31/2011
Loan	12	Hospitality Specialists Portfolio - Pool 1	NAP	NAP	NAP	71.1%	10/31/2011
Property	12.01	Springhill Suites Grand Rapids	NAP	NAP	NAP	68.7%	10/31/2011
Property	12.02	Hampton Inn & Suites Grand Rapids	NAP	NAP	NAP	71.5%	10/31/2011
Property	12.03	Residence Inn Holland	NAP	NAP	NAP	73.9%	10/31/2011
Loan	13	Chicago Portfolio	NAP	NAP	NAP	100.0%	Various
Property	13.01	343 West Erie Street	J.G. Sullivan Interactive Inc.	5,124	12/31/2017	100.0%	08/01/2011
Property	13.02	747 North LaSalle Street	Hughes & Co. (Hughes & Company Investment Partners, LLC)	4,300	08/30/2016	100.0%	08/01/2011
Property	13.03	600 South Clark Street	NAP	NAP	NAP	100.0%	12/06/2011
Loan	14	560 Lincoln Road	So Good Jewelry (So Good Jewelry, Inc.)	2,648	10/30/2015	93.0%	11/17/2011
Loan	15	Shops at Greenwood	J & J Holdings Inc.	5,890	05/31/2014	82.4%	09/20/2011
Loan	16	Tops Self Storage	NAP	NAP	NAP	93.1%	07/31/2011
Loan	17	Dawntree Apartments	NAP	NAP	NAP	93.0%	07/21/2011	250,000
Loan	18	Beta Center	Hickory Beeline Travel (B.L. Travel, Inc.)	7,075	05/31/2015	95.7%	08/30/2011
Loan	19	Addison Park	NAP	NAP	NAP	98.2%	10/06/2011
Loan	20	Plaza Mall of Georgia - Phase II	Georgia Spa Company (Stevens Resources, Inc.)	4,000	12/31/2014	94.2%	06/20/2011
Loan	21	4601 Washington Avenue	The 360 Houston on Washington	4,590	03/31/2020	88.9%	09/01/2011
Loan	22	Kirkman Oaks Shopping Center	Direct General Insurance Agency (Direct General Insurance Agency, Inc.)	2,295	10/31/2016	87.9%	10/01/2011
Loan	23	Holiday Inn Express Cooperstown	NAP	NAP	NAP	67.0%	10/31/2011
Loan	24	Summerfield Apartments	NAP	NAP	NAP	93.3%	04/30/2011
Loan	25	Northview Plaza	McDonald's (McDonald's Corporation)	3,500	04/04/2014	83.4%	09/01/2011
Loan	26	Preston Lloyd Shopping Center	Tiramisu Italian Restaurant (Nimer and Associates Group Inc.)	3,060	08/31/2016	78.7%	08/25/2011
Loan	27	Holiday Inn Express Richmond Airport	NAP	NAP	NAP	70.6%	10/31/2011
Loan	28	Westpointe Shopping Center	Papouli's Greek Grill (Papouli's Westpointe, LLC)	1,862	11/30/2021	95.6%	09/01/2011
Loan	29	Dunbar Village	Factory Connection	4,000	04/30/2016	91.0%	06/30/2011
Loan	30	StorQuest Oxnard	NAP	NAP	NAP	72.0%	09/30/2011
Loan	31	Countryside MHC	NAP	NAP	NAP	92.0%	09/08/2011
Loan	32	River View Estates	NAP	NAP	NAP	98.9%	08/31/2011

A-1-15

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Reserves($)(23)(24)	Reserves($)	Reserves($)(23)(24)	Reserves($)	Reserves($)(23)(24)	Reserves($)	Reserves($)(23)(24)	Reserve($)
Loan	1	Trinity Centre	18,766	2,000,000	100% of Excess Cash Flow	1,091,331	363,777		29,017	70,153
Loan	2	Poughkeepsie Galleria	11,522	2,000,000		1,281,975	320,494	51,439	17,146
Loan	3	Portofino at Biscayne	23,476			1,126,456	118,278	366,854	69,589	603,650
Loan	4	1700 Market Street		6,000,000		1,469,236	209,891	40,362	20,181
Loan	5	333 North Bedford Road	8,132	375,000	25,000	228,078	81,005	102,007	8,501	271,871
Loan	6	One Montgomery Street	1,265			167,612	41,903	26,063	13,032
Loan	7	Sun Products Distribution Center
Loan	8	Bethesda Health Medical Office		480,000		481,888	52,500	94,020	7,835	1,000,000
Loan	9	Marriott Buffalo Niagara	1/12 of 5% of Gross Income			150,139	75,070	38,494	6,416
Loan	10	Doubletree Chattanooga	$0 in Year 1; 1/12 of 2.00% of Gross Income in Year 2; 1/12 of 4.00% of Gross Income thereafter			93,213	18,643	9,517	3,172	35,000
Loan	11	Hospitality Specialists Portfolio - Pool 2	1/12 of 4% of Gross Income			20,903	20,903	16,944	2,421	6,438
Property	11.01	Residence Inn Moline
Property	11.02	Hampton Inn & Suites Moline
Property	11.03	Hampton Inn Stevensville
Loan	12	Hospitality Specialists Portfolio - Pool 1	1/12 of 4% of Gross Income			48,831	24,416	25,353	4,225	10,875
Property	12.01	Springhill Suites Grand Rapids
Property	12.02	Hampton Inn & Suites Grand Rapids
Property	12.03	Residence Inn Holland
Loan	13	Chicago Portfolio	3,476	500,000	13,021	372,429	46,780	21,397	4,279	12,500
Property	13.01	343 West Erie Street
Property	13.02	747 North LaSalle Street
Property	13.03	600 South Clark Street
Loan	14	560 Lincoln Road	373		3,730	212,693	19,336	35,179	17,589
Loan	15	Shops at Greenwood	2,628	125,000	17,519	304,809	43,544	22,590	3,227
Loan	16	Tops Self Storage	1,952			17,300	5,767	9,669	1,934
Loan	17	Dawntree Apartments
Loan	18	Beta Center	2,725	50,000	16,471		13,090	21,000	3,187
Loan	19	Addison Park	1,375			67,891	6,172	13,342	6,671
Loan	20	Plaza Mall of Georgia - Phase II				18,811	9,405	16,037	1,458
Loan	21	4601 Washington Avenue	757		4,167	227,088	23,531		4,329
Loan	22	Kirkman Oaks Shopping Center	2,060	200,000	6,454	13,072	13,072	25,277	3,611	9,300
Loan	23	Holiday Inn Express Cooperstown	1/12 of 4% of Gross Income			44,090	8,016	6,698	1,340	20,563
Loan	24	Summerfield Apartments	4,667			43,361	6,194	15,481	15,481	6,688
Loan	25	Northview Plaza	1,466		1,982	269,980	24,544	13,948	1,550	7,500
Loan	26	Preston Lloyd Shopping Center	678		3,164		16,020	3,891	486
Loan	27	Holiday Inn Express Richmond Airport	1/12 of 4% of Gross Income			13,025	3,256	7,355	736	18,584
Loan	28	Westpointe Shopping Center	498	298,566	2,488		8,554	8,506	2,126
Loan	29	Dunbar Village	2,055	50,000	2,427	34,928	11,643	16,429	1,825	214,000
Loan	30	StorQuest Oxnard	979			13,848	4,616	2,922	292	12,031
Loan	31	Countryside MHC	838			121,859	15,232	4,001	800
Loan	32	River View Estates	771			26,634	3,805	1,406	703	20,000

A-1-16

UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Other	Environmental
			Other	Reserves	Report	Engineering	Loan
Property Flag	ID	Property Name	Reserves($)(23)	Description	Date(25)	Report Date	Purpose
Loan	1	Trinity Centre	4,539,062	Rent Abatement Reserve ($2,539,062); Local Law 11 Reserve ($2,000,000)	08/12/2011	08/12/2011	Refinance
Loan	2	Poughkeepsie Galleria		NAP	10/20/2011	10/20/2011	Refinance
Loan	3	Portofino at Biscayne		NAP	04/18/2011	04/19/2011	Refinance
Loan	4	1700 Market Street	5,912,351	Unfunded Leasing Costs Reserve ($5,154,868); Rent Abatement Reserve Funds ($757,483)	06/07/2011	06/30/2011	Acquisition
Loan	5	333 North Bedford Road	100,000	Westchester MMA Reserve ($100,000)	04/05/2011	04/01/2011	Refinance
Loan	6	One Montgomery Street	1,047,703	Free Rent Reserve ($1,047,703)	07/13/2011	07/13/2011	Acquisition
Loan	7	Sun Products Distribution Center	4,175,211	Developer Retainage Reserve ($3,184,929); Free Rent Reserve ($990,282)	11/23/2011	11/23/2011	Acquisition
Loan	8	Bethesda Health Medical Office		NAP	07/07/2011	07/07/2011	Acquisition
Loan	9	Marriott Buffalo Niagara	2,808,097	Restaurant Renovation Reserve ($2,558,097); Interest Reserve ($250,000)	05/03/2011	05/03/2011	Refinance
Loan	10	Doubletree Chattanooga		NAP	04/28/2011	04/29/2011	Refinance
Loan	11	Hospitality Specialists Portfolio - Pool 2	127,000	Seasonality Reserve ($127,000)	Various	Various	Refinance
Property	11.01	Residence Inn Moline			07/26/2011	07/28/2011
Property	11.02	Hampton Inn & Suites Moline			07/25/2011	07/28/2011
Property	11.03	Hampton Inn Stevensville			07/28/2011	07/27/2011
Loan	12	Hospitality Specialists Portfolio - Pool 1	69,000	Seasonality Reserve ($69,000)	Various	Various	Refinance
Property	12.01	Springhill Suites Grand Rapids			07/28/2011	07/29/2011
Property	12.02	Hampton Inn & Suites Grand Rapids			07/29/2011	07/30/2011
Property	12.03	Residence Inn Holland			07/28/2011	07/28/2011
Loan	13	Chicago Portfolio		NAP	09/13/2011	09/13/2011	Refinance
Property	13.01	343 West Erie Street			09/13/2011	09/13/2011
Property	13.02	747 North LaSalle Street			09/13/2011	09/13/2011
Property	13.03	600 South Clark Street			09/13/2011	09/13/2011
Loan	14	560 Lincoln Road	87,832	Wall Street Language TI/LC Reserve ($46,000); Wall Street Language Free Rent Reserve ($41,832)	06/29/2011	06/28/2011	Refinance
Loan	15	Shops at Greenwood		NAP	10/05/2011	10/05/2011	Refinance
Loan	16	Tops Self Storage		NAP	08/25/2011	08/25/2011	Refinance
Loan	17	Dawntree Apartments	350,000	Renovation Funds ($350,000)	09/21/2011	07/25/2011	Acquisition
Loan	18	Beta Center	263,812	Golden Corral TI/LC 2016 Reserve ($250,000); Golden Corral TI/LC Ongoing Reserve ($13,812)	09/06/2011	09/07/2011	Refinance
Loan	19	Addison Park		NAP	09/20/2011	09/20/2011	Refinance
Loan	20	Plaza Mall of Georgia - Phase II		NAP	08/24/2011	08/24/2011	Refinance
Loan	21	4601 Washington Avenue	50,596	Environmental Reserve ($50,596)	09/20/2011	09/20/2011	Refinance
Loan	22	Kirkman Oaks Shopping Center		NAP	08/22/2011	08/22/2011	Refinance
Loan	23	Holiday Inn Express Cooperstown	244,078	Seasonality Reserve ($244,078)	05/17/2011	05/18/2011	Refinance
Loan	24	Summerfield Apartments	1,125,000	Collateral Reserve ($1,000,000); Pending Litigation Reserve ($125,000)	05/23/2011	05/26/2011	Refinance
Loan	25	Northview Plaza	70,778	Catholic Charities Rollover Funds ($50,000); Sports Grill Occupancy Reserve Funds ($20,778)	08/30/2011	08/30/2011	Refinance
Loan	26	Preston Lloyd Shopping Center		NAP	09/08/2011	09/08/2011	Refinance
Loan	27	Holiday Inn Express Richmond Airport		NAP	07/05/2011	07/05/2011	Refinance
Loan	28	Westpointe Shopping Center	44,382	Free Rent Deposit ($44,382)	10/06/2011	10/06/2011	Refinance
Loan	29	Dunbar Village	36,964	Kroger Lighting Repair Reserve ($36,964)	05/05/2011	05/04/2011	Refinance
Loan	30	StorQuest Oxnard		NAP	10/27/2011	10/28/2011	Refinance
Loan	31	Countryside MHC		NAP	11/22/2011	11/22/2011	Refinance
Loan	32	River View Estates		NAP	09/09/2011	09/09/2011	Acquisition

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UBSC 2011-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Existing Mezzanine
Property Flag	ID	Property Name	Debt Amount($)(26)	Borrower(27)	Guarantor(27)
Loan	1	Trinity Centre	25,000,000	Trinity Centre LLC	Richard Cohen; Gary Darman
Loan	2	Poughkeepsie Galleria	20,983,339	Poughkeepsie Galleria LLC	Poughkeepsie Galleria Company
Loan	3	Portofino at Biscayne		Stellar Biscayne Owner LLC	Laurence Gluck
Loan	4	1700 Market Street	12,200,000	1700 Market Street Associates L.P.; Crown 1700 Market Street L.P.	David Werner; Joseph Friedland; Elchonon Schwartz; Simon Singer
Loan	5	333 North Bedford Road		DP 21, LLC	James A. Diamond; William E. Diamond
Loan	6	One Montgomery Street		One Montgomery Owner LLC; One Brickell 26 Owner LLC	Mark Karasick
Loan	7	Sun Products Distribution Center		Sunpro (KY) LLC	Corporate Property Associates 17 - Global Incorporated
Loan	8	Bethesda Health Medical Office		BHC Holdings LL, LLC	Investcorp US Real Estate, LLC
Loan	9	Marriott Buffalo Niagara		PNY II, LLC	James Procaccianti
Loan	10	Doubletree Chattanooga		Vision Chestnut Hotel Group, LLC	Mitul I. Patel
Loan	11	Hospitality Specialists Portfolio - Pool 2		Stevensville Hotel II, LLC; QC Air Hotel, LLC; Quad City Hotel, LLC	John A. Mann; James L. Mann
Property	11.01	Residence Inn Moline
Property	11.02	Hampton Inn & Suites Moline
Property	11.03	Hampton Inn Stevensville
Loan	12	Hospitality Specialists Portfolio - Pool 1		South Point Holdings, LLC; 28th Street Hotel, LLC	John A. Mann; James L. Mann
Property	12.01	Springhill Suites Grand Rapids
Property	12.02	Hampton Inn & Suites Grand Rapids
Property	12.03	Residence Inn Holland
Loan	13	Chicago Portfolio		LaSalle Investors LLC; Erie Street Investors, LLC; WSC Parking Fund I, LLC	Arthur Holmer
Property	13.01	343 West Erie Street
Property	13.02	747 North LaSalle Street
Property	13.03	600 South Clark Street
Loan	14	560 Lincoln Road		The Denison Corp.	Robert M. Quittner
Loan	15	Shops at Greenwood		TUO-Greenwood Village I, LLC	The Uhlmann Offices, Inc.
Loan	16	Tops Self Storage		Tops Delaware, LLC	Kabir Sundher
Loan	17	Dawntree Apartments		Azure Dawntree LP	Azure Equity LLC
Loan	18	Beta Center		David Associates 101, LLC	Alfred N. Marulli, Jr.
Loan	19	Addison Park		Addison Park of Boca Raton, LLC	Timothy R. Lewis; Gary Brown; Anthony V. Tamaccio, Jr.
Loan	20	Plaza Mall of Georgia - Phase II		Timbers 2, LLC	William S. Harvin, Sr.; Howard E. Bowen
Loan	21	4601 Washington Avenue		Washington 4600, LTD.	Paul Dobrowski
Loan	22	Kirkman Oaks Shopping Center		Kirkman Center, Ltd.	Daniel Halberstein
Loan	23	Holiday Inn Express Cooperstown		Rainbow Development Group, Inc.	Erfan Khan; Zahid Chaudhri; Bilal Ahmad
Loan	24	Summerfield Apartments		Summerfield Apartments, LLC	Kevin O'Brien; Marguerite O'Brien
Loan	25	Northview Plaza		ACP Northview Plaza LP	Mahram Tavakoli
Loan	26	Preston Lloyd Shopping Center		Preston Lloyd Shopping Center Dallas TX, LLC	Portsmouth Realty Corporation
Loan	27	Holiday Inn Express Richmond Airport		Audubon, LLC	Neil P. Amin
Loan	28	Westpointe Shopping Center		Westpointe Retail Center, L.L.C.	Darren B. Casey
Loan	29	Dunbar Village	1,000,000	Zraj Dunbar LLC	Samuel C. Zamias; Stephen G. Zamias
Loan	30	StorQuest Oxnard		Storquest Oxnard, LLC	William W. Hobin; Timothy B. Hobin; Clark W. Porter
Loan	31	Countryside MHC		Countryside Mobile Home Park, Inc.	Robert C. Morgan
Loan	32	River View Estates		River View Estates MHC, LLC	Fredrick J. Boshardt

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Footnotes to UBSC 2011-C1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)	UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; Natixis—Natixis Real Estate Capital LLC or one of its affiliates.

(2)	UBSRES—UBS Real Estate Securities Inc.; Natixis—Natixis Real Estate Capital LLC.

(3)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount for such Mortgaged Property.

(4)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

(5)
Loan No. 2 – Poughkeepsie Galleria – The Original Amortization Term and Remaining Amortization Term are calculated based on the combined amortization schedule for the Poughkeepsie Galleria Loan, Poughkeepsie Galleria Pari Passu Companion Loan and the related mezzanine loan. The Poughkeepsie Galleria Loan amortizes based on the schedule set forth on Annex H to this Free Writing Prospectus.

(6)
The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.  The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 1 – Trinity Centre – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the expiration of the interest only period for the Trinity Centre Pari Passu Mortgage Loan. The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 2 – Poughkeepsie Galleria – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the Cut-off Date for the Poughkeepsie Galleria Loan, based on the amortization schedule set forth on Annex H to this Free Writing Prospectus.  The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.

Loan No. 4 – 1700 Market Street – The Monthly Debt Service shown reflects the average of the first 12 monthly payments following the expiration of the interest only period for the 1700 Market Street Pari Passu Mortgage Loan. The Annual Debt Service is calculated as 12 times the Monthly Debt Service that is described in the previous sentence.  Additionally, the Interest Rate on the 1700 Market Street Loan is scheduled to increase to 5.3400% with the interest accrual period related to the payment date occurring in November 2014 through the Maturity Date.  Commencing on the November 2014 payment date, the Monthly Debt Service for the 1700 Market Street Pari Passu Mortgage Loan will increase from $273,355.92 to $278,616.72.

(7)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

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“Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

(8)
“In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related loan documents).

(9)
Loan No. 1 – Trinity Centre – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $11,686,573.58, which represents the aggregate Annual Debt Service of the Trinity Centre Loan Combination after the expiration of the interest only period.. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Trinity Centre Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

Loan No. 2 – Poughkeepsie Galleria –The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $11,713,370.35, which represents the aggregate Annual Debt Service of the Poughkeepsie Galleria Loan Combination. This Annual Debt Service is based on the aggregate principal and interest payments due on the Poughkeepsie Galleria Loan Combination during the first 12 months after the Cut-off Date. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Poughkeepsie Galleria Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

Loan No. 4 – 1700 Market Street –The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $7,289,491.27, which represents the aggregate Annual Debt Service of the 1700 Market Street Loan Combination after the expiration of the interest only period. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the 1700 Market Street Loan Combination as of the Cut-off Date or Maturity Date, as applicable.  Additionally, the Interest Rate on the 1700 Market Street Loan is scheduled to increase to 5.3400% with the interest accrual period relating to the payment date occurring in November 2014 through the Maturity Date.  The resultant Underwritten NOI DSCR and Underwritten NCF DSCR for the 1700 Market Street Loan based on the Interest Rate of 5.3400% are 1.50x and 1.36x, respectively.  Unless otherwise specified, all references to the Underwritten NOI DSCR and Underwritten NCF DSCR are based on the initial Interest Rate of 5.1700%.

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(10)	Loan No. 3 – Portofino at Biscayne – Underwritten NCF is based on the 10/31/2011 rent roll contract rents and concessions.

(11)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a statutorily longer grace period.

Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

(12)
Loan No. 16 – Tops Self Storage – the Net Rentable Area and Cut-off Balance per Unit reflect the number of storage units only. The Tops Self Storage property also includes two apartments and a management office.

Loan No. 30 – StorQuest Oxnard – the Net Rentable Area and Cut-off Balance per Unit reflect the number of storage units only. The StorQuest Oxnard property also includes one apartment and an office space.

Loan No. 31 – Countryside MHC – the Net Rentable Area and Cut-off Balance per Unit reflect the number of manufactured housing pads only. The Countryside MHC property also includes a sales/rental building located at the main entrance to the site.

(13)	Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

(14)
Loan No. 7 – Sun Products Distribution Center –the collateral consists of both the Borrower’s leasehold interest in the Mortgaged Property and the ground lessor’s fee interest in the Mortgaged Property. The ground lessor is a local development authority and is not an affiliate of the Borrower.

(15)
Loan No. 10 – Doubletree Chattanooga – the collateral consists of both the Borrower’s leasehold interest in the Mortgaged Property and the ground lessor’s fee interest in the Mortgaged Property. The ground lessor is a local development authority and is not an affiliate of the Borrower.

(16)
Loan No. 11 – Hospitality Specialists - Pool 2 – The collateral consists of the fee simple interests in the Residence Inn Moline and Hampton Inn Stevensville and the leasehold interest in the Hampton Inn & Suites Moline. The ground lease expires in 2035, with three 10-year renewal options. The ground rent due under the lease is the greater of (i) $32,796 per year and (ii) 2.3% of the Borrower’s gross receipts from operating the Mortgaged Property.

(17)	The following tenants that occupy greater than 5% of the net rentable area at the related Mortgaged Property are Borrower affiliates:

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Loan No. 5 – 333 North Bedford Road – Diamond Properties LLC, which holds an approximately 73.25% equity interest in the borrower, holds an approximately 31.8% equity interest in the Largest Tenant, Grand Prix New York Racing, LLC.

Loan No. 21 – 4601 Washington Avenue – The Largest Tenant, Dobrowski, LLP, is an affiliate of the Borrower.

(18)	The following Mortgage Loan has a Borrower that master leased 100% of the related Mortgaged Property to a non-affiliated entity:

Loan No. 8 – Bethesda Health Medical Office – The Mortgage Loan is structured to comply with Islamic law (Shari’ah).  Title to the Mortgaged Property is held by the related Borrower, which is owned by a corporate service company.  The Borrower has master leased the related Mortgaged Property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the Monthly Debt Service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the Mortgage Loan.

(19)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases:

Loan No. 7 – The Sun Products Distribution Center property is subject to a ground lease that expires 11/30/2030. All ground rent due under the lease has been prepaid by the Borrower and the ground lease includes an option for the Borrower to purchase the fee interest for $100 prior to or at the end of the term of the ground lease. This purchase option survives any termination of the ground lease due to any tenant default. The ground lessor pledged its fee interest in the Mortgaged Property as additional collateral for the Mortgage Loan.

Loan No. 10 – The Doubletree Chattanooga property is subject to a ground lease that expires 12/31/2013. The Borrower is also party to an agreement for payments in lieu of ad valorem taxes by the Borrower.  The ground lessor pledged its fee interest in the Mortgaged Property as additional collateral for the mortgage loan.

Loan No. 11 – Hospitality Specialists Portfolio – Pool 2 – The Hampton Inn & Suites Moline property is subject to a ground lease that expires on 7/31/2035 with three, 10-year extension options. The ground rent due under the lease is the greater of (i) $32,796 per year and (ii) 2.3% of the Borrower’s gross receipts from operating the Mortgaged Property.

(20)	The following major tenants (listed on Annex A-1) are currently subleasing a significant portion of their leased space:

Loan No. 5 – 333 North Bedford Road – The Largest Tenant, Grand Prix New York Racing, LLC, currently subleases 17,200 sq. ft. to Spins Bowl LLC for $360,000 per annum.  The sublease commenced on 11/15/2011 and expires upon the earlier of (1) when Spins Bowl LLC achieves 15% IRR on its investment and (2) the lease expiration date of Grand Prix New York Racing, LLC. Upon termination of the sublease, Grand Prix New York Racing, LLC can own the Spins Bowl LLC business for a nominal amount of $10.

Loan No. 8 – Bethesda Health Medical Office – The lease with the Largest Tenant, Bethesda Healthcare Systems (“BHS”), provides for, among other things, the subletting of space by BHS.  BHS had subleases with 14 tenants comprising 56,557 sq. ft. as of September 16, 2011. However, BHS remains liable for all payments under the BHS lease.

(21)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease

A-1-22

expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if Borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – Trinity Centre – The Largest Tenant, Port Authority of New York and New Jersey, has an option to terminate its lease (provided that it gives notice to the landlord in writing on or before October 31, 2012) for either (but not both of) the entire 8th Floor or the entire 9th Floor effective in either case as of October 31, 2013, provided that it pays a termination fee of $173,720.06, is not in default beyond applicable notice and cure periods, and has not assigned the lease (“First Termination Option”). In addition, Port Authority of New York and New Jersey may terminate its lease with respect to either space (i) if it did not exercise the First Termination Option, either (but not both) the entire 8th Floor or the entire 9th Floor, or (ii) if it did not exercise the First Termination Option, the entire 19th floor, effective as of July 31, 2014, provided that it notifies the Borrower in writing on or before July 31, 2013, pays a termination fee of $103,035.11, is not in default beyond applicable notice and cure periods, and has not assigned the lease.

Loan No. 2 – Poughkeepsie Galleria –The 4th Largest Tenant, DSW Shoe Warehouse, together with the landlord, each have the right to terminate the lease in the event that the DSW Shoe Warehouse’s gross receipts do not exceed its then current annual minimum gross receipts specified in its lease (“Kickout Right”) during the period commencing on March 1, 2011 and concluding on February 28, 2012. Either party may exercise the Kickout Right, if at all, within 120 days following February 28, 2012 and the parties agree that the lease will terminate and be of no further force and effect 60 days following either party’s receipt of such written notice to the other. If the Kickout Right is not so exercised by either party, such right will expire and be of no further force and effect 120 days following February 28, 2012.

Loan No. 4 – 1700 Market Street – The Largest Tenant, Deloitte & Touche USA LLP, has the right during the contraction period (defined as 10/01/10 – 10/01/15) to terminate its lease (provided that it give 12 months notice to the landlord) with respect to a portion of its leased premises that is (i) no less than one half of the net rentable area of a floor and not greater than 1 full floor; provided however, that its right to terminate with respect to less than 1 full floor is limited so that the net rentable area of the portion of the floor released is no less than 5,000 sq. ft.; (ii) located on the then highest floor of the premises; and (iii) has a configuration that does not prevent the remaining space from being reasonably leasable.  Deloitte & Touche USA LLP is required to pay a contraction fee equal to the unamortized balance of the TI allowance plus the portion of the $513,359.14 brokerage and legal fees allocable to the contracted space, amortized on straight-line basis at 8% per annum. The 3rd Largest Tenant, AECOM USA, Inc., has a one-time option to terminate its lease on January 31, 2016 (provided that it give notice to the landlord not later than by January 31, 2015), with payment of a termination fee equal to (i) 2 months base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (total brokerage commissions and construction allowances paid or applied against rent), amortized on a straight line basis at 8% per annum through the lease end date. The 5th Largest Tenant, BDO Seidman, LLP, has a one-time right to terminate its lease on November 30, 2014 (provided that it give 9 months notice to the landlord) if a major change occurs in its business which requires termination of tenant’s business operations in Philadelphia metro area.

A-1-23

Loan No. 5 – 333 North Bedford Road – The 2nd Largest Tenant, Wine Enthusiast, Inc. has a one-time option to terminate its lease early effective as of 8/1/2013.  The 5th Largest Tenant, Photo File, Inc. has a one-time option to terminate its lease early effective as of 10/1/2017.

Loan No. 15 – Shops at Greenwood – The Largest Tenant, United States Postal, has an option to terminate its lease anytime on or after August 1, 2014 with 180 days notice.  If it exercises this right, it will be required to pay a prorated brokerage commission-related reimbursement payment. The 3rd Largest Tenant, Tuesday Morning, Inc., has a one time option to terminate its lease any time within 30 days following December 31, 2011 if gross sales are not greater than $1,500,000.00 for 12 months prior to December 31, 2011.  The lease will terminate on the last day of calendar month following December 31, 2011.

Loan No. 18 – Beta Center – The 3rd Largest Tenant, East Seals UCP North Carolina, Inc., has the right to terminate its lease (provided that its give 180 days prior notice to the landlord), (i) effective on the date which is the last day of the 60th month of its lease term; or (ii) effective on the date which is the last day of the 72nd month of its lease term. As a condition of its lease termination, the tenant will be required to deliver to the landlord 6 months rent in addition to any remaining unamortized broker fees based on prorated occupancy.

Loan No. 21 – 4601 Washington Avenue – The 2nd Largest Tenant, RBF Management Co., LLC, has a one-time option to terminate its lease early, with such termination effective as of 9/30/14.  The 5th Largest Tenant, The 360 Houston on Washington, LLC, has a one-time option to terminate its lease early, with such termination effective as of the end of the 48th month of the lease term (i.e., as of approximately 3/31/14).

Loan No. 22 – Kirkman Oaks Shopping Center – The 2nd Largest Tenant, Walgreen Co., has an option to terminate its lease (provided that it gives 6 months notice to the landlord) effective the last day of the 360th month of its term and the 420th month of its lease term. The 3rd Largest Tenant, El Potro Mexican Restaurant of Orlando, has a one time right (provided that it gives 30 days prior written notice to the landlord which must be given within 90 days after the end of the third full lease year) to terminate its lease if its gross sales during the third full lease year do not exceed $650,000. In the event that the tenant exercises its termination option, it will forfeit its security deposit to the landlord and be required to reimburse the landlord the amount of any unamortized brokerage commissions.

Loan No. 25 – Northview Plaza – The 5th Largest Tenant, McDonald’s, has the option (provided that it give 6 months notice to the landlord) to terminate its lease at any time, which option became effective on January 2, 2006. In the event that the tenant exercises its termination option, it will be required to pay 2 years of rent to the landlord.

Loan No. 26 – Preston Lloyd Shopping Center – The 3rd Largest Tenant, Noel Christmas Store, has the option to terminate its lease if it remains a direct tenant and Peggy Chappell, the lease guarantor dies within the first 71 calendar months of the term.

Loan No. 29 – Dunbar Village – The 5th Largest Tenant, Factory Connection, has a one-time option to terminate its lease within 60 days after the end of the third year of the lease term (i.e. within 60 days after 4/30/14).

(22)
Loan No. 5 – 333 North Bedford Road – The Borrower is in discussion with AirMac Distributing Corporation, Inc. to reduce its space by approximately 21,229 sq. ft. and simultaneously lease that space to a certain new tenant. AirMac Distributing Corporation, Inc. will continue to pay the same per sq. ft. rent ($10.11) for their remaining space, while

A-1-24

the new tenant will pay approximately $11.35 per sq. ft. for the 21,229 sq. ft. space. It is expected this will be completed before 12/31/2011.

(23)	Monthly reserves required to be deposited in such account may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 1 – Trinity Centre – The Borrower is required to deposit (i) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow and (ii) following the first two years, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited and 75% of all excess cash flow thereafter.  Such amounts shall be deposited first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account and then into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such account.

Loan No. 2 – Poughkeepsie Galleria – In the event that funds on deposit in the TI/LC reserve are less than a cap of $2,000,000 (which cap shall be reduced to $1,000,000 upon the occurrence of certain conditions identified in the related loan documents), the Borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the applicable cap is met.

Loan No. 5 – 333 North Bedford Road – The TI/LC reserve amount is capped at $1,000,000, exclusive of the initial $375,000 deposit and any cash sweep amounts.

Loan No. 8 - Bethesda Health Medical Office – If at any time funds on deposit in the TI/LC reserve falls below $150,000, the Borrower is required to deposit $7,989 monthly into the TI/LC reserve account until the amount on deposit equals $480,000.  If at any time funds on deposit in the replacement reserve account falls below $28,383, the Borrower is required to deposit $3,337 monthly into the capital expenditure/replacement reserve account until the amount on deposit equals $28,383.

Loan No. 9 – Marriott Buffalo Niagara – On any payment date in which the amount in the interest reserve is below $250,000, the Borrower is obligated to deposit into the interest reserve an amount equal to (i) during the continuance of a cash sweep event period, the excess cash flow, and (ii) in the absence of a cash sweep event period, the difference between (A) gross income from operations, and (B) the sum total of the following amounts which are to be paid on or about the next monthly payment date: (1) debt service, (2) the sum total of all monthly deposits to the reserve funds, (3) operating expenses then due and payable, and (4) extraordinary expenses.

Loan No. 11 – Hospitality Specialists Portfolio - Pool 2 – On each payment date occurring in May through October, the Borrower is required to deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $127,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Loan No. 12 – Hospitality Specialists Portfolio - Pool 1 – On each payment date occurring in May through October, the Borrower will be required to deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $69,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Loan No. 13 – Chicago Portfolio – The Borrower has posted a letter of credit in the amount of $812,000 in lieu of upfront and ongoing TI/LC reserves. Ongoing TI/LC escrows are capped at $312,000.

A-1-25

Loan No. 14 – 560 Lincoln Road – On each payment date, the Borrower is required to deposit $3,500 for TI/LC expenses related to the premises currently demised to Guess.  The Borrower has no obligation to make the deposit on any monthly payment date, if such deposit equals or exceeds $250,000.

Loan No. 15 – Shops at Greenwood – On each payment date, the Borrower is required to deposit $17,519 for TI/LC expenses which reserve is capped at $350,000.

Loan No. 21 – 4601 Washington Avenue – On the August 2020 payment date, so long as no event of default has occurred, lender shall pay Borrower all amounts on deposit in the rollover reserve in excess of $250,000.

Loan No. 22 – Kirkman Oaks Shopping Center – On each payment date, the Borrower is required to deposit $6,454 for TI/LC expenses which reserve is capped at $200,000.

Loan No. 23 – Holiday Inn Express Cooperstown – On closing date, the Borrower deposited an amount equal to the Seasonality Reserve Cap of $244,078.

Loan No. 26 – Preston Lloyd Shopping Center – On each payment date, the Borrower is required to deposit $678 in the capital expenditure reserve which is capped at $24,405.  The Borrower is also required to deposit $3,164 monthly in a TI/LC reserve which is capped at $75,928.

(24)	Certain reserves commence or spring upon the occurrence of a particular event.

Loan No. 6 – One Montgomery Street – Monthly deposits into the TI/LC reserve commence on August 6, 2017.

Loan No. 7 – Sun Products Distribution Center – Monthly deposits to the tax reserve, the insurance reserve and the capital expenditure reserve shall commence upon the occurrence of (i) a monetary or material non-monetary event of default, (ii) a monetary default or certain non-monetary defaults under the The Sun Products Corporation lease, (iii) the surrender, cancellation or termination of the The Sun Products Corporation’s lease, or (iv) any bankruptcy action of The Sun Products Corporation.

Loan No. 9 – Marriott Buffalo Niagara – Beginning from the date twelve months prior to the expiration of the franchise agreement, all excess cash remaining after payment of debt service, required reserves, operating expenses and extraordinary expenses is required to be deposited into the PIP reserve account, until such time that the balance in the PIP reserve account is equal to or exceeds the costs of the PIP improvements required by the franchisor pursuant to an approved PIP.

Loan No. 20 – Plaza Mall of Georgia - Phase II – A full cash flow sweep is required to commence in the event, among other things, (i) Toys “R” Us files for bankruptcy, (ii) Toys “R” Us is in default of its lease, or (iii) all or substantially all of the space leased by Toys “R” Us is dark.  The cash flow sweep is subject to an aggregate cap of $750,000.

Loan No. 23 – Holiday Inn Express Cooperstown – Beginning from the date twelve months prior to the expiration of the franchise agreement, all excess cash remaining after payment of debt service, required reserves, operating expenses and extraordinary expenses is required to be deposited into the PIP reserve account.

Loan No. 26 – Preston Lloyd Shopping Center – Upon the occurrence of the Classy Canine Daycare Leasing Event (defined in the loan documents), to the extent the then-remaining

A-1-26

balance of the rollover account exceeds $45,000.00, such excess funds shall be released to the Borrower.

Loan No. 27 – Holiday Inn Express Richmond Airport – Beginning from the date twelve months prior to the expiration of the franchise agreement, all excess cash remaining after payment of debt service, required reserves, operating expenses and extraordinary expenses is required to be deposited into the PIP reserve account.

(25)
Loan No. 21  – 4601 Washington Avenue – A Phase II subsurface investigation performed in 2007 identified, at the southwest portion of the Mortgaged Property, elevated levels of methyl tert-butyl ether (MTBE) in the groundwater above the “groundwater to ingestion” protective concentration levels for residential developments.  Envirotest, Ltd., which performed the Phase II subsurface investigation, identified remaining tasks to obtain closure of this environmental matter.  The remaining tasks include, for example, enrolling in a voluntary cleanup program, preparing an Affected Property Assessment Report, and additional investigation activities.  In addition, all monitor wells and investigation-derived waste must be removed from the property.  Envirotest, Ltd. estimated the total cost of completing the remaining tasks to be $40,477.  The Borrower has escrowed approximately $50,596 to cover those costs.

(26)	For certain borrowers listed on this Annex A-1, the direct or indirect equity interest in such Borrowers has been has been pledged as collateral for a mezzanine loan or loans.

Loan No. 1 – Trinity Centre – At Mortgage Loan origination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan, both of which are ultimately secured by a 100% pledge of the direct or equity interest in the Borrower.

Loan No. 2 – Poughkeepsie Galleria – At Mortgage Loan origination, a third-party mezzanine lender provided a $21,000,000 mezzanine loan, which is ultimately secured by a 100% pledge of the direct equity interest in the Borrower.

Loan No. 4 – 1700 Market Street – At Mortgage Loan origination, Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C. jointly provided a $12,200,000 mezzanine loan, which is ultimately secured by a 100% pledge of the direct equity interest in the Borrower.

(27)
Loan No. 7 – Sun Products Distribution Center – With respect to this Mortgaged Properties, the loan documents permit the transfer of the Mortgage Loan to an entity controlled by W.P. Carey and Co. LLC without consent.

Loan No.s 11 and 12 – Hospitality Specialists Portfolio – Pool 2 and Hospitality Specialists Portfolio – Pool 1 –With respect to the foregoing Mortgaged Properties, the loan documents permit the transfer of each of the Mortgage Loans to an entity owned and controlled by Starwood Capital Group, L.P.

A-1-27

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)(3)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
$3,521,789–$4,999,999	2	$7,121,789	1.1%	6.2280%	120	1.31	x	69.4%	59.2%
$5,000,000–$9,999,999	9	59,960,679	8.9	6.1370%	105	1.51	x	65.7%	56.6%
$10,000,000–$19,999,999	9	138,226,017	20.5	6.0718%	118	1.37	x	67.7%	58.5%
$20,000,000–$29,999,999	6	144,924,537	21.5	6.3163%	118	1.61	x	60.2%	48.7%
$30,000,000–$39,999,999	1	31,550,000	4.7	5.6695%	117	1.31	x	65.7%	59.0%
$40,000,000–$49,999,999	2	94,683,808	14.0	5.3495%	57	1.47	x	63.0%	58.9%
$50,000,000–$59,999,999	1	55,759,107	8.3	5.2750%	56	1.37	x	74.0%	68.9%
$60,000,000–$72,000,000	2	141,694,662	21.0	6.2487%	118	1.30	x	62.3%	54.3%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Type of Mortgaged Properties(4)

					Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads or NRA	Cut-off Date Balance per # of Units, Rooms, Pads or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	6	$178,114,437	26.4%	2,143,218	158	5.8408%	101	87.3%	1.37	x	65.2%	58.5%
CBD	4	137,414,437	20.4	1,866,666	155	5.6571	96	85.8%	1.36	x	63.4%	57.1%
Medical	1	26,300,000	3.9	127,942	206	6.4390	119	90.2%	1.49	x	69.2%	61.9%
Suburban	1	14,400,000	2.1	148,610	97	6.5010	118	95.7%	1.30	x	74.4%	65.4%
Retail	9	$151,501,910	22.5%	1,445,259	219	6.3158%	117	88.1%	1.36	x	64.9%	56.8%
Regional Mall	1	69,694,662	10.3	691,325	224	6.6115	119	87.7%	1.29	x	65.3%	57.3%
Anchored(3)	5	50,824,747	7.5	640,006	83	6.1309	112	87.1%	1.46	x	65.6%	56.5%
Unanchored	3	30,982,500	4.6	113,928	432	5.9540	118	90.5%	1.34	x	62.8%	56.4%
Hospitality	10	$104,051,641	15.4%	1,259	87,308	6.2277%	112	74.2%	1.75	x	57.3%	46.2%
Limited Service	8	56,319,755	8.4	717	80,678	6.4296	110	73.3%	1.56	x	58.5%	47.2%
Full Service	2	47,731,887	7.1	542	95,130	5.9895	116	75.2%	1.97	x	55.8%	45.0%
Multifamily	4	$91,361,694	13.6%	1,657	59,631	5.4507%	79	96.3%	1.37	x	72.5%	65.8%
Industrial	2	$72,733,808	10.8%	2,013,295	53	5.9067%	81	95.0%	1.46	x	59.4%	49.9%
Mixed Use	2	$42,035,422	6.2%	125,341	365	5.8143%	117	97.2%	1.27	x	67.5%	58.6%
Self Storage	2	$22,500,000	3.3%	2,141	10,853	6.3494%	120	88.1%	1.33	x	68.7%	58.9%
Manufactured Housing Community	2	$7,121,789	1.1%	386	18,467	6.2280%	120	95.4%	1.31	x	69.4%	59.2%
Other	1	$4,499,898	0.7%	60,000	75	6.1115%	118	100.0%	1.53	x	63.4%	54.0%
Total/Weighted Average	38	$673,920,599	100.0%			5.9828%	103	88.3%	1.43	x	64.6%	56.3%

Mortgaged Properties by State and/or Location(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	6	$222,314,009	33.0%	6.1099%	103	1.50	x	59.1%	51.9%
Florida	5	121,995,929	18.1	5.7745%	90	1.36	x	69.8	63.5
California	3	54,050,000	8.0	5.9525%	118	1.32	x	67.0	59.0
Pennsylvania	1	49,950,000	7.4	5.1700%	58	1.38	x	69.4	66.5
Texas	5	45,409,976	6.7	5.8666%	118	1.28	x	71.0	60.3
Other	18	180,200,686	26.7	6.2307%	116	1.47	x	64.0	52.2
Total/Weighted Average	38	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

A-2-1

Range of U/W NCF DSCR

				Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rates	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.16x - 1.24x	2	$25,667,422	3.8%	5.7969%	117	1.21	x	73.9%	62.8%
1.25x - 1.34x	13	292,995,827	43.5	6.1723%	118	1.30	x	65.0%	56.1%
1.35x - 1.44x	4	128,959,107	19.1	5.4248%	68	1.37	x	71.2%	66.1%
1.45x - 1.54x	8	130,520,069	19.4	6.2245%	115	1.50	x	63.7%	52.7%
1.55x - 1.74x	1	44,733,808	6.6	5.5500%	56	1.57	x	55.9%	50.5%
1.75x - 1.99x	3	26,110,822	3.9	6.0241%	100	1.92	x	57.2%	49.7%
2.00x - 2.38x	1	24,933,544	3.7	6.3000%	117	2.38	x	43.6%	37.4%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Range of Cut-off Date LTV Ratios

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
43.6% - 44.9%	1	$24,933,544	3.7%	6.3000%	117	2.38	x	43.6%	37.4%
45.0% - 49.9%	1	11,550,000	1.7	5.9640%	120	1.93	x	49.9%	42.3%
50.0% - 59.9%	4	159,626,458	23.7	5.9620%	100	1.43	x	57.5%	49.2%
60.0% - 64.9%	5	61,250,219	9.1	6.0942%	110	1.51	x	62.5%	55.3%
65.0% - 69.9%	15	299,333,850	44.4	6.0586%	107	1.36	x	67.3%	58.5%
70.0% - 74.5%	6	117,226,529	17.4	5.6935%	89	1.31	x	74.1%	66.1%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Range of LTV Ratios at Maturity

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
37.4% - 44.9%	3	$57,431,117	8.5%	6.3054%	118	1.98	x	49.0%	40.6%
45.0% - 49.9%	2	49,945,077	7.4	6.4868%	119	1.37	x	61.8%	47.5%
50.0% - 54.9%	6	172,780,424	25.6	5.8082%	101	1.46	x	60.5%	51.7%
55.0% - 59.9%	13	204,783,244	30.4	6.2278%	116	1.32	x	66.1%	57.7%
60.0% - 64.9%	4	53,689,631	8.0	6.2894%	113	1.42	x	70.9%	62.5%
65.0% - 68.9%	4	135,291,107	20.1	5.3902%	70	1.35	x	72.4%	67.4%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.1700%-5.2499%	1	$49,950,000	7.4%	5.1700%	58	1.38	x	69.4%	66.5%
5.2500%-5.9999%	12	306,118,899	45.4	5.6723%	97	1.40	x	64.2%	56.7%
6.0000%-6.6115%	19	317,851,700	47.2	6.4095%	116	1.46	x	64.1%	54.3%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Range of Remaining Terms to Maturity in Months

				Weighted Averages
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
55-71	5	$163,784,541	24.3%	5.3975%	57	1.46	x	67.0%	62.5%
72-120	27	510,136,059	75.7	6.1707%	118	1.42	x	63.8%	54.3%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

A-2-2

Range of Original Terms to Maturity in Months

				Weighted Averages
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
60-71	5	$163,784,541	24.3%	5.3975%	57	1.46	x	67.0%	62.5%
72-120	27	510,136,059	75.7	6.1707%	118	1.42	x	63.8%	54.3%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

A-2-3

FOOTNOTES TO ANNEX A-2

(1) In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2) For each of the pari passu mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Trinity Centre, Poughkeepsie Galleria and 1700 Market Street, respectively, the numerical and statistical information relating to loan-to-value ratios and debt yields includes such pari passu mortgage loan (which will be included in the issuing entity) and the related pari passu companion loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for each such pari passu mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after expiration of the initial interest-only period (or, in the case of the Poughkeepsie Galleria pari passu mortgage loan, after the cut-off date) for the pari passu mortgage loan and the related pari passu companion loan.

(3) With respect to the 1700 Market Street pari passu mortgage loan, debt service coverage ratio was calculated based on the interest rate of 5.170% per annum as of the cut-off date for such 1700 Market Street pari passu mortgage loan, which interest rate will increase to 5.340% per annum beginning with the interest accrual period relating to the payment date in November 2014.

(4) Because this table presents information relating to the Mortgaged Properties and not the
Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

A-2-4

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Richard Cohen; Gary Darman		Collateral:	Fee Simple
Borrower:	Trinity Centre LLC		Location:	New York, NY
Original Balance:	$72,000,000		Year Built / Renovated:	1905, 1907 / 2001
Cut-off Date Balance:	$72,000,000		Total Sq. Ft.:	900,744
% by Initial UPB:	10.7%		Property Management:	Capital Properties NY LLC
Interest Rate:	5.8975%		Underwritten NOI:	$16,857,263
Payment Date:	6th of each month		Underwritten NCF:	$15,280,961
First Payment Date:	October 6, 2011		Appraised Value:	$270,000,000
Maturity Date:	September 6, 2021		Appraisal Date:	August 1, 2011
Amortization:	Interest only for 24 months;
	336 months thereafter		Historical NOI
Additional Debt(1)(2):	$88,000,000 pari passu Note A-2;		Most Recent NOI:	$15,707,079 (T-12 7/31/2011)
	$18,000,000 Senior Mezzanine Loan;		2nd Most Recent NOI:	$15,499,360 (December 31, 2010)
	$7,000,000 Junior Mezzanine Loan		3rd Most Recent NOI:	$16,413,350 (December 31, 2009)
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	84.5% (August 1, 2011)
Reserves(4)			2nd Most Recent Occupancy:	87.2% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
Taxes:	$1,091,331	$363,777	4th Most Recent Occupancy:	92.6% (December 31, 2008)
Insurance:	$0	$29,017	5th Most Recent Occupancy:	91.7% (December 31, 2007)
Replacement:	$0	$18,766	6th Most Recent Occupancy:	81.1% (December 31, 2006)
TI/LC:	$2,000,000	100% of Excess	Historical Annual Rent Per Sq. Ft.(8)
		Cash Flow	Most Recent Rent Per Sq. Ft.:	$36.68 (T-12 July 31, 2011)
Required Repairs:	$70,153	$0	2nd Most Recent Rent Per Sq. Ft.:	$36.53 (December 31, 2010)
Rent Abatement Reserve:	$2,539,062	$0	3rd Most Recent Rent Per Sq. Ft.:	$35.14 (December 31, 2009)
Port Authority Rollover Funds:	$0	Springing	4th Most Recent Rent Per Sq. Ft.:	$32.04 (December 31, 2008)
Local Law 11 Reserve:	$2,000,000	$0	(1)
The Trinity Centre Mortgage Loan is part of the Trinity Centre Loan Combination, totaling $160.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Trinity Centre Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Financial Information
	Mortgage Loan(5)	Total Debt(6)	(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Cut-off Date Balance / Sq. Ft.:	$178	$205	(3)
The lockout period shall be at least 27 payment dates beginning with and including the first payment date of October 6, 2011 for the Trinity Centre Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the first payment date and (ii) two years after the closing date for the securitization in which is included the last portion of the Trinity Centre Loan Combination that is deposited into a REMIC trust.

Balloon Balance / Sq. Ft.:	$154	$181
Cut-off Date LTV:	59.3%	68.5%
Balloon LTV:	51.3%	60.5%
Underwritten NOI DSCR(7):	1.44x	1.15x
Underwritten NCF DSCR(7):	1.31x	1.04x	(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
Underwritten NOI Debt Yield:	10.5%	9.1%	(5)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

Underwritten NCF Debt Yield:	9.6%	8.3%

			(6)
Total Debt includes the senior mezzanine and junior mezzanine loans described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loans have 11.1500% and 13.5000% per annum interest rates, respectively.

			(7)
As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.60x, respectively. With respect to Total Debt, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.34x and 1.22x, respectively.

			(8)	Historical Occupancy and Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical rent rolls and occupancy percentages provided by the related borrower.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Port Authority of New York and New Jersey(4)	NR/Aa2/NR	157,203	17.5%	$37.40	20.1%	12/31/2016
Stern & Montana LLP	NR/NR/NR	35,126	3.9	$28.36	3.4	7/31/2014
Buckley Broadcasting WOR LLC	NR/NR/NR	22,152	2.5	$27.00	2.0	8/31/2019
New York University(5)	NR/Aa3/NR	22,152	2.5	$41.94	3.2	11/30/2022
Chamberlain Communications(6)	NR/NR/NR	21,893	2.4	$43.72	3.3	12/31/2017
Subtotal / Wtd. Avg.		258,526	28.7%	$36.21	2.1%

Other	Various	524,897	58.3%	$37.77	67.9%	Various
Vacant	NAP	139,214	15.5	NAP	NAP	NAP
Total / Wtd. Avg.		900,744	100.0%	$38.33	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

(4)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. Port Authority of New York and New Jersey has the following termination options: (i) with respect to the 76,448 sq. ft. expiring December 31, 2016 (located on the 4th, 6th, 7th, and 10th floors of the 115 Broadway building), the tenant may terminate the lease on December 31, 2014 or December 31, 2015 with one year notice; (ii) with respect to the 61,180 sq. ft. expiring July 31, 2015 (located on the 8th, 9th, and 19th floors of the 115 Broadway building), the tenant may terminate the lease for either the 8th (20,335 sq. ft.) or 9th (20,349 sq. ft.) floor space (but not both) on October 31, 2013 with one year notice and payment of a $173,720 fee, and may terminate either the lease for the 8th or 9th floor space (only if the previous termination option for the other of the 8th or 9th floor was exercised) or the lease for the 19th floor space (only if the previous termination option for the 8th or 9th floor space was not exercised), on July 31, 2014 with one year notice and payment of a $103,035 fee.

(5)	New York University has one, five-year extension option.
(6)	Chamberlain Communications has one, five-year extension option.

Lease Rollover Schedule (1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2) (3)	% U/W Base Rent Rolling(2) (3)	Cumulative % of U/W Base Rent(2) (3)
MTM	5	5	0.0%	5	0.0%	$220.01	0.0%	0.0%
2011	5	13,175	1.5	13,180	1.5%	$26.85	1.2	1.2%
2012	13	56,186	6.2	69,366	7.7%	$40.15	7.7	8.9%
2013	14	64,174	7.1	133,540	14.8%	$37.19	8.2	17.1%
2014	7	67,058	7.4	200,598	22.3%	$36.29	8.3	25.5%
2015	20	130,068	14.4	330,666	36.7%	$44.76	19.9	45.4%
2016	21	138,937	15.4	469,603	52.1%	$30.87	14.7	60.1%
2017	22	116,541	12.9	586,144	65.1%	$38.64	15.4	75.5%
2018	9	35,231	3.9	621,375	69.0%	$44.53	5.4	80.9%
2019	6	51,692	5.7	673,067	74.7%	$33.64	6.0	86.9%
2020	8	34,014	3.8	707,081	78.5%	$31.91	3.7	90.6%
2021	2	12,489	1.4	719,570	79.9%	$57.33	2.5	93.0%
Thereafter	10	41,960	4.7	761,530	84.5%	$48.45	7.0	100.0%
Vacant	NAP	139,214	15.5	900,744	100.0%	NAP	NAP
Total / Wtd. Avg.	142	900,744	100.0%			$38.33	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The Loan.    The Trinity Centre loan combination (the “Trinity Centre Loan Combination”) is a $160.0 million fixed rate loan secured by the borrower’s fee simple interest in a 900,744 square foot Class B, CBD office property located at 111 and 115 Broadway in New York, New York (the “Trinity Centre Property”).  The $160.0 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 28-year schedule thereafter.  The Trinity Centre Loan Combination accrues interest at a fixed rate equal to 5.8975%.  The Trinity Centre Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $72.0 million and Note A-2 in the original amount of $88.0 million). The Trinity Centre Note A-1 (the “Trinity Centre Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.  Loan proceeds, with an additional $25.0 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) were used to retire approximately $177.0 million of existing debt, fund upfront reserves totaling approximately $7.7 million, and pay closing costs of approximately $3.0 million.  Based on the “as-is” appraised value of $270.0 million as of August 1, 2011, the cut-off date LTV is 59.3%.  The most recent prior financing of the Trinity Centre Property was included in the MSC 2004-T13 and BSCMS 2004-PWR3 securitizations.

The Borrower / Sponsor.    The borrower, Trinity Centre LLC (the “Borrower”), is single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Richard Cohen and Gary Darman, the non-recourse carveout guarantors for the Trinity Centre Loan Combination (collectively, the “Sponsors”) and their related entities have direct or indirect ownership of a majority of the equity interests in the Borrower.

Richard Cohen is the CEO and founder of Capital Properties, a privately owned real estate investment, development and management firm.  Capital Properties’ ongoing and completed projects include premier residential, hotel and commercial properties in major markets such as Boston, New York and Washington, D.C.  Since its inception in 1997, the company has developed, acquired and managed more than 17,000 apartment units and eight million sq. ft. of office space.

Gary Darman has an extensive real estate development and operating background with over 40 years of experience. In 1998, Mr. Darman formed Saxon Partners to develop residential and commercial properties in the greater Boston area.  In addition, Mr. Darman serves as the general partner of his family’s investment company, which has been a joint venture partner with many of the top Boston real estate firms in a large portfolio of apartment, office and retail properties.  Mr. Darman previously served on the board of directors of the Mirage Resorts, Inc., a leading hotel and casino company.  As of year end 2010, Mr. Darman had $19.9 million of contingent liabilities consisting of personal guaranties on nine different loans.  A review of Mr. Darman’s financial statements reveals a 90% interest in Gary Darman Company, which in turn owns between 90-100% of four retail and multifamily properties in the greater Boston area.  These properties carry a market value of approximately $111,290,000 with an equity value of approximately $31,277,215 after outstanding debt.

The Property.     The Trinity Centre Property consists of two adjacent, multi-tenanted, architecturally significant pre-war office buildings with street level retail that encompass 900,744 sq. ft. of NRA.  The Trinity Centre Property is situated at 111 and 115 Broadway in the core of the Financial West submarket of Downtown Manhattan, adjacent to Trinity Church and within three blocks of Wall Street and the New York and American Stock Exchanges.  The location of the Trinity Centre Property provides access to primary office locations of major banks, media companies, law firms, insurance companies, public agencies, City Hall and the new World Trade Center currently under development. The Trinity Centre Property has direct subway access to the Lexington Avenue express trains and is situated less than two blocks from the new Santiago Calatrava-designed World Trade Center Transit Hub, providing connectivity between PATH trains; 1, 2, 3, 4, 5, A, C, E, J, N, R, W, and Z subway lines; the World Financial Center, Hudson River ferries and the new Fulton Street Transit Center. The Trinity Centre Property was first constructed in 1905 (111 Broadway) and 1907 (115 Broadway) and is connected by a steel footbridge.  The detailed buildings were designed by Francis Hatch Kimball, a prominent New York City-based architect, with Gothic details to harmonize with the neighboring Trinity Church to the south, with a limestone façade detailed with towers, gables and fanciful carved ornaments.  The buildings are designated as New York City landmarks, having been comprehensively restored with electrical, mechanical and telecommunications systems that meet 21st century standards.

The Borrower purchased the Trinity Centre Property in December of 2000 for approximately $128.5 million.  Since acquisition, the Borrower has contributed in excess of $23.7 million in capital improvements, including elevator modernization, lobby and common area renovations, and window replacements. The Borrower’s all-in cash basis totals approximately $154.5 million.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Major Tenants.    The Trinity Centre Property is currently 84.5% leased as of August 1, 2011 with three of the top ten tenants (21.8% of GLA) having investment grade credit ratings – Port Authority of New York and New Jersey (17.5% of GLA, rated NR/Aa2/NR by Fitch/Moody’s/S&P), New York University (2.5% of GLA, rated NR/Aa3/NR by Fitch/Moody’s/S&P), and Consolidated Edison (1.8% of GLA, rated BBB+/Baa1/A- by Fitch/Moody’s/S&P).

The Port Authority of New York and New Jersey (157,203 sq. ft., 17.5% of GLA, 20.1% of underwritten occupied base rent):  Established in 1921, the Port Authority of New York and New Jersey conceives, builds, operates, and maintains infrastructure critical to the New York/New Jersey region’s trade and transportation network.  Its area of jurisdiction is called the Port District, a region with a radius of approximately 25 miles of the Statue of Liberty.  The Port Authority of New York and New Jersey currently leases 157,203 sq. ft. of office space at 115 Broadway.  The original lease for 76,448 sq. ft. had a rent commencement date in December 2006 and was for an original term of three years and three months, expiring in March 2010.  The tenant took an additional 61,180 sq. ft. of space per an amendment dated November 2007, with a lease expiration date of July 2015.  In November 2010, Phoenix Construction assigned a 19,575 sq. ft. lease to the tenant with a lease expiration of March 2012.  In October 2011, the tenant extended the original lease for 76,448 sq. ft. through December 2016.   The Port Authority of New York and New Jersey is rated NR/Aa2/NR by Fitch/Moody’s/S&P.

Stern & Montana LLP (35,126 sq. ft., 3.9% of GLA, 3.4% of underwritten occupied base rent): Stern & Montana LLP is a law firm specializing in legal and advisory services designed to minimize the impact of fraud on the insurance industry.  Founded by attorneys Bob Stern and Richard Montana, the majority of the firm’s clients are insurance companies looking to investigate insurance fraud, initiate civil law suits to recover compensatory damages and prosecute health insurance fraud. Stern & Montana LLP operates in both New York and Florida.  The tenant occupies the entire 20th and 21st floor of the 115 Broadway building under a lease that commenced in 2003 and expires in July 2014.  The current rent ranges from $11.40 - $34.14 per sq. ft. and will expire at a range of $12.10 - $36.23 per sq. ft.

Buckley Broadcasting WOR LLC (22,152 sq. ft., 2.5% of GLA, 2.0% of underwritten occupied base rent): Buckley Broadcasting WOR LLC (“Buckley Broadcasting”) owns and operates 20 radio stations in New York, Connecticut and California. It operates as an independent syndicated programming provider network.  The company’s radio stations offer news/talk, oldies, classic hits, rhythmic, adult contemporary, adult standards, hip hop, country, and classic rock programs. Buckley Broadcasting was founded in 1956 and is based in Greenwich, Connecticut.  The tenant occupies the entire third floor of the 111 Broadway building under a lease which commenced in 2004 and expires in August 2019. The current rent is $27.00  per sq. ft. and will increase to $29.00  per sq. ft. commencing in August 2014 and continuing until expiration.

New York University (22,152 sq. ft., 2.5% of GLA, 3.2% of underwritten occupied base rent exclusive of the additional average rent underwritten): New York University (“NYU”) is a private, nonprofit university based in New York City. With over 43,000 active students and 400,000 alumni, NYU is the largest private university in the country.  Founded in 1831, NYU is regularly ranked as one of the top academic institutions in the world. NYU occupies properties all over New York City with the majority being in the area surrounding Washington Square Park.  The subject property is occupied by the NYU Langone Trinity Centre, a medical center staffed with full-time members of NYU School of Medicine. Services range from Facial Plastic Surgery to Pulmonary Care.  The tenant occupies the entire second floor of the 111 Broadway building under a lease that commenced in 2007 and expires in November 2022. The current rent is $37.90 per sq. ft. and will expire at $58.45 per sq. ft. New York University is rated NR/Aa3/NR by Fitch/Moody’s/S&P.

Chamberlain Communications (21,893 sq. ft., 2.4% of GLA, 3.3% of underwritten occupied base rent): Chamberlain Communications LLC provides public relations services for pharmaceutical companies, medical specialty societies, and foundations in North America and Europe. It offers brand communications, issues and crisis management, media relations, content development, and grassroots programming services.  The company also creates positive agendas that drive understanding, optimism, and meaning for healthcare professionals. It serves brands and organizations involved in social issues, including mental health, cancer, cardiovascular health, and infectious diseases, as well as third-party organizations focusing on cause-related programming. The company was founded in 1993 and is based in New York City.  The tenant occupies the entire 19th floor of 111 Broadway under a lease that commenced in 2007 and expires in December 2017. The current rent is $42.76 per sq. ft. and is scheduled to expire at $53.24 per sq. ft.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The Market.    The Trinity Centre Property is situated in the Financial West subdistrict of Downtown Manhattan on Broadway between Pine Street and Cedar Street.  According to the appraisal, the Financial West District is the smallest office market in Downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial Districts.  The Trinity Centre Property is considered to be Class B, and as such, serves a relevant purpose as a lower cost provider of space at a competitive price point for smaller tenants, in addition to ancillary needs expected to arise from the tenancy that will move into new World Trade Center developments.

Statistics as of the second quarter of 2011 for Class B office space in the market and submarket are shown below.

Category	Downtown	Financial West
Existing Supply (Sq. Ft.)	28,191,580	3,962,787
Average Vacant	8.9%	18.7%
Average Rent Per Sq. Ft.	$34.94	$33.56
Source: Appraisal.

As shown above, the average occupancy for the Financial West submarket is lower than the overall Downtown market area.  The average Class B asking rental rate in the Financial West district was $33.56 per sq. ft. as of the second quarter of 2011, below the Downtown Class B average of $34.94 per sq. ft.  Overall the average asking rents for the submarket are in line with the Downtown market average.  According to the appraisal, the effect of new construction and new competition on the Trinity Centre Property is negligible, as reflected in the fact that very little new construction of Class B office buildings is currently underway in Downtown Manhattan.

The Trinity Centre Property appraisal notes 29 office buildings within the Financial West submarket, as well as the surrounding Insurance, Financial East and World Trade sub districts are considered to be competitive with the Trinity Centre Property.  The buildings that are competitive with the Trinity Centre Property contain a total net rentable area of 15,113,365 sq. ft. The average overall direct occupancy rate for these buildings is 86.7%, compared to 91.1% for Class B office buildings in the Downtown market as a whole. The minimum asking rent for the 29 buildings that are competitive with the Trinity Centre Property is $19.00 per sq. ft. and the average maximum asking rent is $55.00 per sq. ft.

Of the 29 buildings presented, eight are considered directly competitive with the Trinity Centre Property in terms of building classification, asking rents, rentable office area, and current occupancy.  The average direct occupancy rate for these eight directly competitive buildings is 85.6% for direct space and 83.1% when including sublease space. This compares with an average direct occupancy rate of 86.7% for all of the buildings competitive with the Trinity Centre Property and 91.1% for Class B office buildings in the Downtown market as a whole.

Trinity Centre Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
Tishman Turner JV	5,102	$30.00	59	3/2011	1/2016
Liro Architects & Planners	3,554	$29.00	70	8/2011	5/2017
Eris Exchange LLC	3,043	$33.00	60	5/2011	5/2016
Triad Securities Corp.	5,108	$30.00	96	6/2011	5/2019
SLS Property LLC	2,167	$30.79	90	9/2011	2/2019
Virginia And Ambinder LLP	1,670	$32.31	54	4/2011	9/2015
Surplus Capital LLC	2,046	$34.00	63	5/2011	7/2016
Lymphoma Research Foundation	1,000	$32.00	75	5/2011	7/2017
NRC (NY) LLC	2,018	$36.02	72	7/2011	6/2017
Royal 1 WTC Management LLC	6,650	$34.00	60	8/2011	7/2016
SNL Financial LC	3,350	$33.00	80	4/2011	12/2017
Enlace New York Inc.	3,432	$32.00	63	3/2011	6/2016
W&W Steel LLC	2,684	$32.00	25	1/2011	1/2013
Total / Wtd. Avg.	41,824	$31.97	67
Source: Rent Roll dated August 1, 2011.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The table below shows the vacancy rate and asking rents of the Trinity Centre Property in comparison to direct competitors in the Financial West submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
Trinity Centre	1905/1907	900,744	84.5%	$35.00	B
50 Broadway	1927	270,000	94.6%	$32.00 - $35.00	B
61 Broadway	1916	548,155	81.0%	$33.00 - $40.00	B
65 Broadway	1917	300,000	76.7%	$31.00 - $34.00	B
100 Broadway	1922	304,538	72.4%	$37.00 - $38.00	B
60 Broad Street	1962	1,014,041	100.0%	N/A	B
75 Broad Street	1928	650,000	92.6%	$29.00 - $34.00	B
80 Broad Street	1931	352,000	55.1%	$29.00 - $36.00	B
44 Wall Street	1926	265,780	78.9%	$34.00 - $35.00	B
Total / Wtd. Avg.(2)		3,704,514	85.6%	$29.00 - $40.00
(1) (2)	Source: Appraisal. Total / Wtd. Avg. excludes the Trinity Centre Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$32,389,956	$32,910,817	$33,051,000	$28,511,557	$31.65
Value of Vacant Space / (concessions) (2)	(384,958)	(783,150)	(867,544)	5,232,495	5.81
Rent Steps(3)	0	0	0	586,104	0.65
Straight-Line Rent(4)	0	0	0	220,265	0.24
Gross Potential Rent	$32,004,998	$32,127,667	$32,183,456	$34,550,421	$38.36
Total Recoveries	3,380,587	3,547,372	3,558,183	3,622,531	4.02
Total Other Income	413,021	271,179	303,215	319,715	0.35
Less: Vacancy	(3,027,189)	(4,132,710)	(4,033,851)	(5,232,495)	(5.81)
Effective Gross Income	$32,771,417	$31,813,508	$32,011,003	$33,260,173	$36.93
Total Operating Expenses	16,358,067	16,314,148	16,303,924	16,402,910	18.21
Net Operating Income	$16,413,350	$15,499,360	$15,707,079	$16,857,263	$18.71
TI/LC	562,077	674,578	936,897	1,351,116	1.50
Capital Expenditures	0	0	0	225,186	0.25
Net Cash Flow	$15,851,273	$14,824,782	$14,770,182	$15,280,961	$16.96
(1) (2) (3)
U/W Base Rent is based on the rent roll dated August 1, 2011.
U/W Vacancy is based on actual economic vacancy as of the rent roll dated August 1, 2011, and is equal to 13.7% of Gross Potential Rent.
U/W Rent Steps includes contractual rent increases through October 2012

(4)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for New York University (rated NR/Aa3/NR by Fitch/Moody’s/S&P) over the term of the Trinity Centre Loan exceeds the current base rent amount.

Property Management.     The Trinity Centre Property is managed by Capital Properties NY LLC, a borrower affiliate.

Lockbox / Cash Management.    The Trinity Centre Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the borrower, (ii) the occurrence of certain bankruptcy events relating to the borrower, guarantor or property manager, or (iii) the DSCR falls below 1.05x. If an event of default exists under a mezzanine loan during a period when cash is not swept under the Trinity Centre Loan, excess cash shall be transferred to the mezzanine lender under the applicable mezzanine loan to be held and applied in accordance with the terms of the applicable mezzanine loan documents.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Initial Reserves.     At closing, the Borrower deposited (i) $1,091,331 into the tax reserve account, (ii) $2,000,000 into an upfront TI/LC reserve account in respect of tenant improvements and leasing commissions for space other than space currently leased to the Port Authority of New York and New Jersey, (iii) $2,000,000 into a Local Law 11 reserve account for certain repairs to the building façade including repointing and stone repairs as required under applicable law identified in the loan documents, (iv) $2,539,062 into a reserve account for certain outstanding rent abatements identified in the loan documents, over $1.7 million of which is due to abatements related to the Port Authority renewal, and (v) $70,153 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $363,777 into a tax reserve account, (ii) $29,017, or 1/12 of the portion of the annual premium of the Borrower’s blanket insurance policy that is allocable to the Trinity Centre Property, (iii) $18,766 into the capital expenditure/replacement reserve account, (iv) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow (not subject to an annual cap), (v) from and after the 24th monthly payment date and until such time as both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited, and for the balance of such annual period 75% of all excess cash flow, and (vi) $112,115 into a TI/LC reserve account after such time at which both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met.  The excess cash flow identified in (iv) and (v) above is required to be deposited (A) first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account, then (B) into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such reserve account.

Current Mezzanine or Subordinate Indebtedness.      In conjunction with the Trinity Centre Loan Combination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan, and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan. The Trinity Centre Loan Combination and each mezzanine loan were funded separately.  The senior mezzanine loan requires payments of interest only at a rate of 11.1500% and the junior mezzanine loan requires payments of interest only at a rate of 13.5000%.  Both the senior mezzanine loan and the junior mezzanine loan are co-terminus with the Trinity Centre Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Trinity Centre
111-115 Broadway
New York, NY 10006
Manhattan
Hudson River
East River
Brooklyn
FDR Drive
Brooklyn Bridge
Financial District
Battery Park City
Battery Park
Tribeca
SoHo
Nolita
Little Italy
Chinatown
Pace University
City Hall Park
Trinity Church
St. John's University-Manhattan
78
478
278
9A
New York City
Queens
Hoboken
Jersey City

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2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	Poughkeepsie Galleria Company		Collateral:	Fee Simple
Borrower:	Poughkeepsie Galleria LLC		Location:	Poughkeepsie, NY
Original Balance:	$69,750,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$69,694,662		Total Sq. Ft.:	691,325
% by Initial UPB:	10.3%		Property Management:	Pyramid Management Group, LLC
Interest Rate:	6.6115%		Underwritten NOI:	$15,877,259
Payment Date:	6th of each month		Underwritten NCF:	$15,145,398
First Payment Date:	December 6, 2011		Appraised Value:	$237,000,000
Maturity Date:	November 6, 2021		Appraisal Date:	October 17, 2011
Amortization(2):	360 months		Historical NOI
Additional Debt(1)(3):	$85,182,365 pari passu Note A-2;		Most Recent NOI:	$14,663,123 (T-12 8/31/2011)
	$20,983,339 Mezzanine Loan		2nd Most Recent NOI:	$15,023,161 (December 31, 2010)
Call Protection(4):	L(25), D(91), O(4)		3rd Most Recent NOI:	$15,315,920 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	92.9% (October 1, 2011)
Reserves(5)			2nd Most Recent Occupancy:	93.7% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	94.2% (December 31, 2009)
Taxes:	$1,281,975	$320,494	4th Most Recent Occupancy:	94.7% (December 31, 2008)
Insurance:	$51,439	$17,146	5th Most Recent Occupancy:	97.1% (December 31, 2007)
Replacement:	$0	$11,522	6th Most Recent Occupancy:	97.0% (December 31, 2006)
TI/LC:	$2,000,000	Springing	Historical Annual Rent Per Sq. Ft.(9)
JCPenney Rollover:	$0	Springing	Most Recent Rent Per Sq. Ft.:	$25.17 (T-12 August 31, 2011)
			2nd Most Recent Rent Per Sq. Ft.:	$26.61 (December 31, 2010)
			3rd Most Recent Rent Per Sq. Ft.:	$25.10 (December 31, 2009)
Financial Information			4th Most Recent Rent Per Sq. Ft.:	$24.78 (December 31, 2008)
	Mortgage Loan(6)	Total Debt(7)	(1)
The Poughkeepsie Galleria Loan is part of the Poughkeepsie Galleria Loan Combination, totaling $155.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Poughkeepsie Galleria Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Cut-off Date Balance / Sq. Ft.:	$224	$254
Balloon Balance / Sq. Ft.:	$196	$223
Cut-off Date LTV:	65.3%	74.2%
Balloon LTV:	57.3%	65.1%	(2)	For total debt of $176.0 million. Principal is split pro rata between the pari passu A-1 note, the pari passu A-2 note and the mezzanine loan described herein.
Underwritten NOI DSCR:	1.36x	1.11x
Underwritten NCF DSCR:	1.29x	1.06x	(3) (4)
See “Current Mezzanine or Subordinate Indebtedness” herein.
The lockout period shall be at least 25 payment dates beginning with and including the first payment date of December 6, 2011 for the Poughkeepsie Galleria Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the loan closing date and (ii) two years after the closing date for the securitization in which is included the last portion of the Poughkeepsie Galleria Loan Combination that is deposited into a REMIC trust.

Underwritten NOI Debt Yield:	10.3%	9.0%
Underwritten NCF Debt Yield:	9.8%	8.6%

			(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date (as set forth on Annex H) on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 11.2500% and is coterminous with the Poughkeepsie Galleria Loan.

			(8)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.
			(9)
Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower for leasable area that is collateral for the Poughkeepsie Galleria Loan Combination.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Anchor and Major Tenant Summary
Non-Collateral Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 8/31/2011 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Macy’s	BBB-/Ba1/BBB-	161,789	13.4%	NAP	NAP	NAP	$45,900	$284	NAP
Sears	B/Ba3/B	144,944	12.0%	NAP	NAP	NAP	$27,000	$186	NAP
Target	A-/A2/A+	126,000	10.4%	NAP	NAP	NAP	$41,000	$325	NAP
Best Buy	BBB-/Baa2/BBB-	50,870	4.2%	NAP	NAP	NAP	$45,000	$885	NAP
Old Navy	BBB-/NR/BB+	19,996	1.7%	NAP	NAP	NAP	$5,074	$254	NAP
H&M(7)(8)(9)	NR/NR/NR	11,133	0.9%	NAP	NAP	NAP	$2,004	$180	NAP
Subtotal		514,732	42.7%				$165,977	$322

Anchor Tenants
JCPenney(10)	BBB-/NR/BB+	179,953	14.9%	$4.12	5.1%	8/31/2017	$21,845	$121	5.6%
Dick’s Sporting Goods(11)(12)	NR/NR/NR	53,775	4.5%	$6.50	2.4%	2/28/2018	$14,251	$265	5.8%
Subtotal		233,728	19.4%	$4.67	7.5%		$36,096	$154	5.7%

Movie Theater
Regal-Galleria 16(13)(14)(15)	B+/B3/B+	70,703	5.9%	$15.92	7.8%	12/31/2025	$7,832	$111	20.4%

Major In-Line Tenants
DSW Shoe Warehouse(16)	NR/NR/NR	25,564	2.1%	$13.19	2.3%	9/30/2014	$4,935	$193	12.2%
Finish Line	NR/NR/NR	15,001	1.2%	$25.03	2.6%	1/31/2012	$4,673	$311	11.1%
Forever 21	NR/NR/NR	12,000	1.0%	$25.30	2.1%	1/31/2018	$3,767	$314	17.1%
Subtotal		52,565	4.4%	$19.33	7.0%		$13,374	$254	13.2%

Other(17)	Various	248,954	20.6%	$45.28	77.7%	Various		$356	17.4%
Vacant	NAP	85,375	7.1%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(18)		1,206,057	100.0%	$20.98	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Sq. Ft. is based on total mall sq. ft. of 1,206,057, inclusive of non-owned anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through June 30, 2012 as well as percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 8/31/2011 total sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2011 total sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 8/31/2011 Total Sales.

(7)	Of H&M’s total occupied sq. ft. of 20,101, only 8,968 sq. ft. serves as collateral for the Poughkeepsie Galleria Mall Loan.
(8)
H&M has the right to terminate its lease if (i) sales do not exceed $250 per sq. ft. during the period from the 37th through the 48th months of the lease term, (ii) after the fourth year of the lease term, for a period of more than one year either (a) less than 80% of the non-anchor tenants’ gross leasable area at the shopping center is open for business or (b) fewer than 4 anchor stores comprising at least 50,000 square feet each (excluding Macy’s) are open for business, or (iii) after the fifth year of the term, if Macy’s is not operating for a period of 12 months and the tenant’s gross receipts decline by 5% or more.

(9)	H&M has two, five-year extension options with respect to the 8,968 collateral sq. ft.
(10)	JCPenney has five, five-year extension options.
(11)
Dick’s Sporting Goods has the right to go dark at any time upon notice to the Borrower, in which event the Borrower will have the right to recapture the premises demised under the Dick’s Sporting Goods lease.

(12)	Provided certain conditions are satisfied. Dick’s Sporting Goods has three, five-year extension options.
(13)
Regal-Galleria 16 has the right to terminate its lease and receive a partial reimbursement of the cost of its initial tenant improvements if at least 70% of the shopping center is not open for business for a period of more than 12 months during any 24 month period.

(14)	Regal-Galleria 16’s T-12 8/31/2011 sales equate to $489,518 on a per-screen basis.
(15)	Regal-Galleria 16 has three, five-year extension options.
(16)
If DSW Shoe Warehouse’s sales do not exceed a specified threshold during the period from March 1, 2011 through February 28, 2012, either the tenant or the Borrower will have the right to terminate the lease within 120 days following February 28, 2012.

(17)
Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both T-12 8/31/2011 sales and 2010 sales (excluding kiosks, ATM tenants, and other non-mall-shop tenants).

(18)	Weighted average U/W Annual Base Rent Per Sq. Ft. is based on collateral sq. ft. of 691,325.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Lease Rollover Schedule (1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	1	1	0.0%	1	0.0%	$42,217.00	0.3%	0.3%
2012	16	56,675	8.2	56,676	8.2%	$39.03	15.3	15.5%
2013	13	19,212	2.8	75,888	11.0%	$70.11	9.3	24.8%
2014	11	42,176	6.1	118,064	17.1%	$29.64	8.6	33.4%
2015	12	38,875	5.6	156,939	22.7%	$42.58	11.4	44.9%
2016	8	11,541	1.7	168,480	24.4%	$61.81	4.9	49.8%
2017	6	190,911	27.6	359,391	52.0%	$7.22	9.5	59.3%
2018	12	103,845	15.0	463,236	67.0%	$20.85	14.9	74.2%
2019	6	16,327	2.4	479,563	69.4%	$45.82	5.2	79.4%
2020	4	11,247	1.6	490,810	71.0%	$34.58	2.7	82.1%
2021	6	14,984	2.2	505,794	73.2%	$38.49	4.0	86.0%
Thereafter	10	100,156	14.5	605,950	87.7%	$20.23	14.0	100.0%
Vacant	NAP	85,375	12.3	691,325	100.0%	NAP	NAP
Total / Wtd. Avg.	105	691,325	100.0%			$20.98	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Poughkeepsie Galleria loan combination (the “Poughkeepsie Galleria Loan Combination”) is a $155.0 million ($224 per collateral sq. ft.), fixed rate loan secured by the Borrower’s fee simple interest in 691,325 sq. ft. (the “Poughkeepsie Galleria Collateral”) of a 1,206,057 sq ft. regional mall located at 2001 South Road, Poughkeepsie, New York (the “Poughkeepsie Galleria Property”). The Poughkeepsie Galleria Collateral includes all mall shops, JCPenney, Regal-Galleria 16, Dick’s Sporting Goods and reciprocal easement agreements with each of the non-collateral tenants. Tenants at the Poughkeepsie Galleria Property that are not included in the Poughkeepsie Galleria Collateral are anchors Macy’s, Sears, Target, and Best Buy and major tenants Old Navy and a portion of the H&M space. The $155.0 million first mortgage loan has a 10-year term. The Poughkeepsie Galleria Loan Combination accrues interest at a fixed rate equal to 6.6115%. The Poughkeepsie Galleria Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $69.75 million and Note A-2 in the original amount of $85.25 million). The Poughkeepsie Galleria Note A-1 (the “Poughkeepsie Galleria Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust. The total debt of $176.0 million, inclusive of the Poughkeepsie Galleria Loan Combination and the $21.0 million mezzanine loan described herein, amortizes on a 30-year schedule. Principal is then split pro rata between the pari passu Note A-1, the pari passu Note A-2 and the mezzanine loan described herein. Loan proceeds, along with a mezzanine loan in the original amount of $21.0 million (see “Current Mezzanine or Subordinate Indebtedness” herein) and an additional equity contribution from the borrower of approximately $1.3 million, were used to retire existing debt of approximately $173.4 million, pay closing costs and fees of approximately $1.8 million, and fund upfront reserves of $3.3 million. Based on the appraised value of $237.0 million as of October 17, 2011, the cut-off date LTV for the Poughkeepsie Galleria Loan is 65.3%. The most recent prior financing of the Poughkeepsie Galleria Property was included in the COMM 2007-FL14 securitization.

The Borrower / Sponsor. The borrower, Poughkeepsie Galleria LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is an affiliate of the Pyramid Companies (‘‘Pyramid’’) formed in 1970 by Robert J. Congel. Pyramid, based in Syracuse, NY, refers not to a specific company but rather a group of affiliated partnerships involved in shopping center construction and management. Pyramid developed and owns 13 shopping centers in New York and 4 shopping centers in Massachusetts, totaling more than 17.2 million sq. ft. Pyramid has more than 5.4 million sq. ft. of expansion under development; currently, the portfolio generates approximately $4 billion in annual sales. The Pyramid Companies are functionally organized into three critical areas: development, leasing and management. The majority of Pyramid-owned properties, including the Poughkeepsie Galleria Property, are managed by an affiliate, Pyramid Management Group, LLC.

The non-recourse carveout guarantor for the Poughkeepsie Galleria Loan is Poughkeepsie Galleria Company (the “Sponsor”), a New York general partnership. The Sponsor is collectively owned by Moselle Associates (75.0% total ownership interest), Bruce A. Kenan Living Trust (10.8% total ownership interest), Quarry Enterprises, LLC (3.2% total ownership interest), Bruce A. Kenan (5.3% total

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

ownership interest), Three J’s Family Trust (5.2% total ownership interest) and Robert J. Congel (0.5% total ownership interest). Moselle Associates, the Sponsor’s majority stakeholder, is itself owned by Robert J. Congel and related family trusts.

The Property. The Poughkeepsie Galleria Property consists of an enclosed, two-level regional mall located in Poughkeepsie, New York, approximately 70 miles north of New York City.  The Poughkeepsie Galleria Property is nearly twice the size of the next largest retail center in Dutchess County and represents the area’s dominant shopping mall, attracting visitors from across the Hudson and east into Connecticut. Anchors at the Poughkeepsie Galleria Property include Sears, Macy’s, Target, and Best Buy (none of which are included in the Poughkeepsie Galleria Collateral) as well as JCPenney, Regal-Galleria 16 and Dick’s Sporting Goods (all included in Poughkeepsie Galleria Collateral). Major tenants include Old Navy (which is not included in the Poughkeepsie Galleria Collateral) and H&M (of which only 8,968 sq. ft. of the space occupied by H&M is included in the Poughkeepsie Galleria Collateral) as well as DSW Shoe Warehouse, Forever 21 and Finish Line (all included in the Poughkeepsie Galleria Collateral).  An adjacent Lowe’s Hardware also shadow anchors the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Collateral was 87.7% occupied as of the rent roll dated October 1, 2011 and the Poughkeepsie Galleria Property was 92.9% occupied as of the same date.  The Poughkeepsie Galleria Collateral has exhibited strong historical occupancy over the past four years.

The Poughkeepsie Galleria Property originally opened in 1987 and underwent expansions in 1996, 2004, and 2007. The Poughkeepsie Galleria Property has benefited from consistent capital expenditures totaling approximately $7 million from 2008 to 2010, averaging $2.3 million per year. The 2011 capital expenditure budget is $1.2 million. The Borrower reports a total cost basis of $101 million before accumulated depreciation, and $38.7 million after depreciation. The Borrower’s five year budget (2011-2015) has allocated $3.6 million for capital expenditures, including repairs and resurfacing of the parking lot, door replacement, and food court table replacement.

The Poughkeepsie Galleria Property is located on US Route 9, which is the longest north-south highway in New York, and is situated just north of I-84. North-south access is also available from I-87 to the west of the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Property enjoys significant demand generated by the large local student population from multiple colleges in the area. Aggregate average daily traffic by the Poughkeepsie Galleria Property is approximately 65,000 cars. The Poughkeepsie Galleria Property’s trade area reportedly includes approximately 550,000 people (within a 20 mile radius as of 2010). The Poughkeepsie Galleria Property benefits from favorable surrounding demographics, as evidenced by the presence of multiple institutions of higher education and above average household income levels.

The chart below details the Poughkeepsie Galleria Property’s tenancy by general type.

Poughkeepsie Galleria Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1) (2)	Average Remaining Lease Term (Yrs)	T-12 8/31/2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	514,732	NAP	NAP	NAP	NAP	$322	NAV

Anchor Tenants	233,728	33.8%	$4.67	7.5%	5.9	$154	5.7%
Movie Theater	70,703	10.2	15.92	7.8	14.1	$111	20.4%
Major In-Line	52,565	7.6	19.33	7.0	2.8	$254	13.2%
ATM	30	0.0	2,994.75	0.6	2.4	NAP	NAP
In-Line / Food Court – Comp	225,513	32.6	42.32	65.8	4.6	$356	17.4%
In-Line / Food Court – Non-comp	21,999	3.2	38.09	5.8	9.7	NAP	NAP
Kiosk / Other	1,408	0.2	476.60	4.6	1.7	NAP	NAP
Telecom	4	0.0	32,507.09	0.9	2.4	NAP	NAP
Vacant	85,375	12.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	691,325	100.0%	$20.98	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2011 Total Sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 8/31/2011 Total Sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

The Market. The Poughkeepsie Galleria Property is located on the west side of South Road (US Route 9) at the intersection of Old Post Road in the southern end of the City of Poughkeepsie, Dutchess County, New York. The Poughkeepsie Galleria Property is considered a suburban location and is located approximately 70 miles north of New York City. The nearest cities include: Wappinger’s Falls located two miles to the south, Fishkill located six miles to the north, and Hopewell Junction located 6.5 miles to the southeast. Downtown Poughkeepsie is approximately five miles north of the Poughkeepsie Galleria Property. Primary access to the Poughkeepsie Galleria Property is via US Route 9, which is the primary north/south thoroughfare and intersects with Interstate 84 six miles south of the Poughkeepsie Galleria Property. Interstate 84 provides regional access to the east and west, while the Taconic Parkway, located seven miles east of the Poughkeepsie Galleria Property, provides regional access to the north and south. Aggregate daily traffic counts by the Poughkeepsie Galleria Property are approximately 65,000 vehicles per day.

The area surrounding the Poughkeepsie Galleria Property consists of retail and service-oriented establishments along South Road / US Route 9, the primary north/south directed thoroughfare, and single family residential along the side streets.  The Shoppes At South Hills is a K-Mart anchored shopping center adjacent south of the Poughkeepsie Galleria Property on Route 9.  Other tenants at the center include Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shops, Hobby Lobby, and Shop Rite.

The Poughkeepsie Galleria Property is located in the Poughkeepsie-Newburgh-Middletown Metropolitan Statistical Area (the “Poughkeepsie MSA”) with a 2010 estimated population of approximately 678,000 residents.  Between 2000 and 2010, the Poughkeepsie MSA population expanded annually by 0.88%, compared to 0.30% for the entire state over the same period.  Population growth in the Poughkeepsie MSA is projected to be 0.58% annually through 2015. The Poughkeepsie Galleria Property’s trade area within a 10-, 15- and 20-mile radius also experienced positive annual population growth over the past decade at 0.46%, 0.56% and 0.58%, respectively.  Through 2015, the population within a 10-, 15- and 20-mile radius is expected to continue to grow modestly at 0.22%, 0.33% and 0.35% annually, respectively.

Average household income in the 10 and 15 mile radii equaled $82,871 and $82,691, respectively, above the State of New York average of $79,157. From 2000 to 2010, average household income in the aforementioned radii increased annually 2.86% and 2.81%, respectively. Looking forward, this growth rate is forecasted to continue. Claritas predicts annual growth rates of 2.16% (10 mile radius) and 2.13% (15 mile radius) from 2010 to 2015. During this same time period, average household income for the United States as a whole is forecasted to grow annually at 1.74%. It should be noted that in the Poughkeepsie Galleria Property’s 10-mile radius, approximately 29% of the population has an average household income of $100,000 or greater.

Overall, there is minimal competition to the Poughkeepsie Galleria Property given the quality of the tenancy and distance to truly competitive retailers.  Further, there are no other regional malls or competitive retail centers of a similar size or tenant mix located within the primary trade area of 10 miles.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

The chart below details the Poughkeepsie Galleria Property’s competitive set.

Competitive Property Summary(1)
Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Poughkeepsie Galleria Property	Poughkeepsie Galleria LLC	1987/NAP	1,206,057	JCPenney, Macy’s, Sears, Target	93%	Subject
The Shoppes at South Hills	Vornado Realty Trust	1977 / 2008	531,025	Ashley Furniture, Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shop, Hobby Lobby, Kmart, Pet Goods, ShopRite	75%	Adjacent
Hudson Valley Mall	CBL	1981/1996/ 2000	765,522	Best Buy, Cinema, Dick’s Sorting Goods, JCPenney Macy’s, Sears, Target	79%	30.0

Galleria at Crystal Run	Pyramid	1992/1994	1,093,689	Cinema, Dick’s Sporting Goods DSW Shoe, FYE, H&M, JCPenney, Macy’s, Sears, Target	81%	45.0

Danbury Fair Mall	Macerich	1986/1991/ 2007	1,287,786	JCPenney, Lord & Taylor, Macy’s, Sears	96%	41.0

Palisades Center	Pyramid	1998	2,217,322	Bed, Bath & Beyond, Best Buy, BJ’s, Burlington Coat Factory, Cinema, Home Depot, JCPenney, Lord & Taylor, Macy’s Sports Authority, Target	89%	60.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.

The Poughkeepsie Galleria Property is an enclosed center serving the Poughkeepsie market and has been the catalyst for significant retail development along Route 9. In terms of regional mall competition, the Poughkeepsie Galleria Property is surrounded by several dominant regional malls including Palisades Center, Hudson Valley Mall, Danbury Fair Mall and Galleria at Crystal Run. However, each of these centers is located at least 30 miles from the Poughkeepsie Galleria Property and serves distinctly different trade areas. There are also several smaller regional malls in the area including Newburgh Mall and Jefferson Valley Mall; however, these centers do not have the critical mass to effectively compete with the Poughkeepsie Galleria Property. The Shoppes at South Hills is a power center with a tenant mix that compliments the tenants at the Poughkeepsie Galleria Property.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Gross Potential Rent	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Total Recoveries	8,837,943	8,742,031	8,863,005	8,833,724	12.78
Total Other Income(3)	2,050,192	2,121,056	2,275,428	2,030,333	2.94
Effective Gross Income	$24,687,889	$24,806,027	$24,464,695	$25,369,215	$36.70
Total Operating Expenses	9,371,969	9,782,866	9,801,572	9,491,957	13.73
Net Operating Income	$15,315,920	$15,023,161	$14,663,123	$15,877,259	$22.97
TI/LC	0	0	0	593,596	0.86
Capital Expenditures	0	0	0	138,265	0.20
Net Cash Flow	$15,315,920	$15,023,161	$14,663,123	$15,145,398	$21.91
(1)	U/W Per Sq. Ft. based on collateral square footage of 691,325.
(2)	Historical Base Rent includes Rent Concessions. Underwritten Base Rent includes $240,994 of rent steps.
(3)	Total Other Income includes percentage rent, specialty leasing, other rental income and other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	T-12 8/31/2011
JCPenney	$129	$122	$121
Dick’s Sporting Goods	$258	$262	$265
Regal-Galleria 16(2)	$117	$116	$111
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower.
(2)	Historical Sales for Regal-Galleria 16 equate to $515,590 per screen, $513,688 per screen, and $489,518 per screen in 2009, 2010, and the T-12 8/31/2011, respectively.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Property Management. The Poughkeepsie Galleria Collateral is managed by Pyramid Management Group, LLC, an affiliate of the Borrower.

Lockbox / Cash Management. The Poughkeepsie Galleria Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Sponsor or property manager, (iii) the DSCR falls below 1.05x, or (iv) the funds on deposit in the TI/LC reserve are less than a specified cap, which initially is $2,000,000 and is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space. If an event of default exists under the mezzanine loan during a period when cash is not swept under the Poughkeepsie Galleria Loan, excess cash shall be transferred to the mezzanine lender to be held and applied in accordance with the terms of the mezzanine loan documents.

Initial Reserves. At closing, the borrower deposited (i) $1,281,975 into the tax reserve account, (ii) $51,439 into the insurance reserve account, and (iii) $2,000,000 into the TI/LC reserve account.

Ongoing Reserves. On a monthly basis, the borrower is currently required to deposit reserves of (i) $320,494 into a tax reserve account, (ii) $17,146 into an insurance reserve account, and (iii) $11,522 into the capital expenditure/replacement reserve account.

In the event that the funds on deposit in the TI/LC reserve are less than a specified cap (initially $2,000,000, which is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space), the Borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the specified cap has been met.

In the event JCPenney elects not to renew its lease, “goes dark” or vacates a material portion of its premises, the Borrower will be required to deposit 100% of excess cash flow into a reserve account relating to the JCPenney lease until the occurrence of certain conditions identified in the loan documents relating to the re-leasing of the JCPenney space.

Current Mezzanine or Subordinate Indebtedness. In conjunction with the Poughkeepsie Galleria Loan Combination, there is a mezzanine loan in the original amount of $21.0 million secured by a pledge of the equity interests in the Borrower. The Poughkeepsie Galleria Loan Combination and the mezzanine loan were funded separately.  The mezzanine loan accrues interest at a rate of 11.2500%, amortizes based on its pro-rata share of the principal from the aggregate debt service payment on the total debt, inclusive of the Poughkeepsie Galleria Loan Combination and the mezzanine loan, and is co-terminus with the Poughkeepsie Galleria Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Loan Combination.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Loan Combination.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Poughkeepsie Galleria
2001 South Road
Poughkeepsie, NY 12601
Albany
Pittsfield
NEW YORK
MASSACHUSETTS
Northampton
Holyoke
Springfield
Hudson
Kingston
Torrington
Hartford
CONNECTICUT
Poughkeepsie
Waterbury
Newburgh
Middletown
Beacon
New Haven
PA
Peekskill
Norwalk
Bridgeport
NEW JERSEY
Stamford
Yonkers
Paterson
Morristown
Newark
New York City
Patchogue
Westbury
Haviland
Home of FDR Natl. Historic Site
Eleanor Roosevelt Natl. Historic Site
Pleasant Valley
Culinary Institute of America
Fairview
Dutchess County Comm. College
Highland
Marist College
Saint Francis Hospital
Poughkeepsie
Arlington
Mid-Hudson Bridge
Vassar Brothers Medical Ctr.
Vassar Golf Course
Vassar College
Hudson River
Milton
Spackenkill
Red Oaks Mill
ULSTER COUNTY
Crown Heights
DUTCHESS COUNTY
Dutchess County Airport
New York State Thruway
Plattekill
South Hills Mall
Myers Corner
Hillside Lake
Marlboro
Wappinger Lake
Wappingers Falls
New Hamburg
Hopewell Junction
Chadwick Lake Park
Chadwick Lake
Orange Lake
ORANGE COUNTY
Brinckerhoff
Fishkill
Gardnertown
Balmville
Dutchess Stadium
Newburgh-Beacon Bridge
Newburgh Mall
Mount Saint Mary College
Newburgh
Beacon
Stewart International Airport
Lake Washington
NY State Thruway
New Windsor
PUTNAM COUNTY
Hudson Highlands State Park
Clarence Fahnestock Memorial State Park
Taconic State Pkwy
NY City 71 miles

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

14030

PORTOFINO
AT BISCAYNE
RENTAL APARTMENT HOMES
North Miami, Florida

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis Real Estate Capital LLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Conventional
Sponsor:	Laurence Gluck		Collateral:	Fee Simple
Borrower:	Stellar Biscayne Owner LLC		Location:	North Miami, FL
Original Balance:	$56,000,000		Year Built / Renovated:	1974, 1980 / 2011
Cut-off Date Balance:	$55,759,107		Total Units:	868
% by Initial UPB:	8.3%		Property Management:	Mason Management Services Corp.
Interest Rate:	5.2750%			d/b/a Stellar Management
Payment Date:	5th of each month		Underwritten NOI:	$5,389,579
First Payment Date:	September 5, 2011		Underwritten NCF:	$5,107,479
Maturity Date:	August 5, 2016		Appraised Value:	$75,300,000
Amortization:	360 months		Appraisal Date:	April 8, 2011
Additional Debt:	None
Call Protection:	L(28), D(28), O(4)		Historical NOI
Lockbox / Cash Management:	Springing Hard / In Place		Most Recent NOI:	$5,575,338 (T-12 10/31/2011)
			2nd Most Recent NOI:	$4,848,939 (12/31/2010)
Reserves(1)			3rd Most Recent NOI:	$4,608,835 (12/31/2009)
	Initial	Monthly
Taxes:	$1,126,456	$118,278	Historical Occupancy
Insurance:	$366,854	$69,589	Most Recent Occupancy:	97.2% (October 31, 2011)
Replacement:	$0	$23,476	2nd Most Recent Occupancy:	95.7% (December 31, 2010)
Required Repairs:	$603,650	$0	3rd Most Recent Occupancy:	96.0% (December 31, 2009)
			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information
Cut-off Date Balance / Unit:	$64,239
Balloon Balance / Unit:	$59,754
Cut-off Date LTV:	74.0%
Balloon LTV:	68.9%
Underwritten NOI DSCR:	1.45x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	9.2%

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

The Loan.    The Portofino at Biscayne loan (the “Portofino at Biscayne Loan”) is a $56.0 million fixed rate loan secured by the borrower’s fee simple interest in the 868-unit Class B, conventional multifamily property located at 14000 Biscayne Boulevard in North Miami, Florida (the “Portofino at Biscayne Property”). The $56.0 million first mortgage loan has a 5-year term and amortizes on a 30-year schedule. The Portofino at Biscayne Loan accrues interest at a fixed rate equal to 5.2750%. Loan proceeds were used to retire an existing first mortgage of approximately $80.0 million which was comprised of a $45.0 million A participation interest and $35.0 million B participation interest. After the refinance, the balance ($25.0 million) of the B participation interest was converted to an equity position. Based on the “as-is” appraised value of $75.3 million as of April 8, 2011, the cut-off date LTV is 74.0%.  The Portofino at Biscayne Property was previously included in the PURE 2004-1X securitization.

The Borrower / Sponsor.   The borrower, Stellar Biscayne Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the non-recourse carveout guarantor is Laurence Gluck, who, through Stellar Management, owns and operates more than 20,000 apartment units and two million square feet of office space in New York City, Metro Washington DC area, San Francisco, Los Angeles, Chicago and South Florida. Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub. He is currently a member of the Real Estate Board of New York’s executive committee. Stellar has focused on ownership, management and repositioning of middle-income rental housing in urban centers on the east coast of the United States.

The Property.    The Portofino at Biscayne Property is a five-building, 868-unit multifamily residential rental apartment complex located on Biscayne Boulevard in North Miami, FL, approximately 8 miles northeast of center-city Miami. The complex was constructed in 1974 and 1980 and comprises five 10-story high rise apartment blocks of concrete and steel construction with masonry and stucco facades. The property enjoys good visibility from Biscayne Boulevard and the 23.1 acre site offers ample parking for residents. Site amenities include a fitness center, swimming pools, tennis courts, dog run and staffed gated security entrance. The unit mix includes 93 studios, 574 one-bedroom apartments, 199 two-bedroom apartments, and two three-bedroom apartment units.

Since purchasing the property in 2002, the sponsor has spent approximately $14.0 million ($16,130 per unit) in capital improvements, including installation of new exterior signage, improvement of ingress and egress through redevelopment of property entranceways, complete exterior repainting of all five buildings, elevator cab replacements, security system and entrance control improvements, upgrades and improvements to rental office and model units, landscaping improvements, and complete corridor renovations throughout the complex. Additionally, units have been renovated on a rolling basis with notable improvements including: replacement of living room carpets with new faux wood flooring; retiling of kitchens, bathrooms and hallways; kitchen renovations including new cabinets, countertops and appliances; and bathroom renovations including painting and re-grouting.

The Market.     The Portofino at Biscayne Property is located on US-1/Biscayne Boulevard in North Miami approximately 8 miles north of the Miami central business district. Access to the city of Miami is primarily provided by Biscayne Boulevard and by Interstate 95 which runs north/south approximately 2 miles west of the subject property. Interstate 95 is the major expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County as well as Broward County to the north. The subject site is separated from Biscayne Boulevard by the Florida Southern Railway right-of-way, a strip of which is ground-leased by the borrower to provide a site for advertising and property identification signage. Area amenities located a short distance from the subject include retail development on Biscayne Boulevard (Costco, Publix Supermarket and Target), colleges and universities (Barry University, Florida International University Biscayne and Johnson and Wales University) and public parks (Elaine Gordon, Arch Creek and Oleta River State Recreation Area). Atlantic Ocean beaches are available less than one mile to the east.

The Portofino at Biscayne Property’s North Miami submarket is located within the Miami-Dade County market and the Miami metropolitan area. The Miami metropolitan area (including the City of Miami and suburbs) had an overall population of approximately 2.48 million as of year-end 2010. The property is located in a mature, in-fill neighborhood which has protected it somewhat from the dislocation in the housing industry. According to the appraisal, development surrounding the subject consists primarily of residential uses constructed during the 1950s, 1960s and 1970s; approximately 70% of homes within a three mile radius of the Portofino at Biscayne Property were built between 1950 and 1980. The subject was built between 1974 and 1980. Within a three mile radius, the average estimated household income in 2010 was $57,284 and the average single-family home price was $184,200, suggesting a stable, middle-class profile for the subject neighborhood.

According to the appraisal, the North Miami submarket includes 1,478 rental apartment units, equal to 4.7% of total Miami-Dade County rental apartment inventory of 31,615 units. As of the end of the first quarter of 2011, 606 new units were under construction in the Miami-Dade County market, none of which were to be delivered to the North Miami submarket. North Miami submarket occupancy was slightly higher than Miami-Dade County occupancy, at 98.1% versus 97.2% respectively.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Per the appraisal, the average rent of in the North Miami submarket was $1,020 per unit per month as of the first quarter of 2011. The average in-place net rent for units at the Portofino at Biscayne Property, based on the October 31, 2011 rent roll was $1,019 per month excluding vacant space.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 10/31/2011	U/W(1)(2)	U/W Per Unit
Gross Potential Rent	$9,580,349	$9,647,659	$10,174,164	$10,671,732	$12,295
Less: Vacancy	(457,705)	(406,990)	(414,308)	(533,587)	(615)
Less: Credit Loss	(171,560)	(273,630)	(176,267)	(160,076)	(184)
Total Other Income	728,581	764,852	889,099	739,137	852
Effective Gross Income	$9,679,665	$9,731,891	$10,472,688	$10,717,206	$12,347
Total Operating Expenses	5,070,830	4,882,952	4,897,350	5,327,627	6,138
Net Operating Income	$4,608,835	$4,848,939	$5,575,338	$5,389,579	$6,209
Capital Expenditures	0	0	0	282,100	325
Net Cash Flow	$4,608,835	$4,848,939	$5,575,338	$5,107,479	$5,884
(1)	U/W vacancy of 5.0% of gross potential rent. Most recent vacancy is 2.8% as of 10/31/2011.
(2)
Historical operating statements do not include management fee as the property management company is affiliated with the borrower. Natixis underwrote a
3.0% management fee based on the existing property management contract between the property management company and the borrower.

Property Management.    The Portofino at Biscayne Property is managed by Mason Management Services Corp. d/b/a Stellar Management, a borrower affiliate.

Lockbox / Cash Management.    The Portofino at Biscayne Loan is structured with a springing hard lockbox and in place cash management. All rents shall be directly deposited into a lender controlled account upon an event of default.

Initial Reserves.    At closing, the borrower deposited (i) approximately $1,126,456 into the tax reserve account, (ii) approximately $366,854 into the insurance reserve account and (iii) $603,650 into the required repair reserve. Of the $603,650 required repair reserve, approximately 52% is estimated to be used on completing the unit upgrading program which replaces carpet with vinyl tile in rolling units.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $118,278 into a monthly tax reserve account, (ii) $69,589 into an insurance account and (iii) $23,476 into a capital expenditures reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Portofino at Biscayne
14000 Biscayne Boulevard
North Miami, FL 33181
Pembroke Park
Hallandale
BROWARD COUNTY
Ojus
Aventura
North Miami Beach
Sunny Isles Beach
Atlantic Ocean
Golden Glades
Opa-Locka
North Miami
MIAMI-DADE COUNTY
Bal Harbour
Bay Harbor Islands
Surfside
Indian Creek
Miami Shores
El Portal
West Little River
Gladeview
Hialeah
Brownsville
Miami
Biscayne Bay
Miami Beach
Edgewater
Allapattah
Palmetto Expwy
Airport Expwy
Broad Causeway
JFK Causeway
Julia Tuttle Causeway
Oleta River State Recreation Area
Florida International University Biscayne Bay Campus
Barry University
Museum of Contemporary Art
Johnson & Wales Univ.
Mall at 163rd Street
North Shore Medical Ctr.
St. Thomas University
Aventura Mall
Maule Lake
Treasure Island
La Gorce Island
Normandy Isle
Sunset Isles
Mt. Sinai Medical Center
95
195
826
915
916
922
934
441
1
9
27
A1A

(THIS PAGE INTENTIONALLY LEFT BLANK)

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	David Werner; Joseph Friedland;		Collateral:	Fee Simple
	Elchonon Schwartz; Simon Singer		Location:	Philadelphia, PA
Borrower:	1700 Market Street Associates L.P.;		Year Built / Renovated:	1969 / 1989, 1998, 2005
	Crown 1700 Market Street L.P.		Total Sq. Ft.:	841,172
Original Balance:	$49,950,000		Property Management:	CB Richard Ellis, Inc.
Cut-off Date Balance:	$49,950,000		Underwritten NOI:	$11,120,253
% by Initial UPB:	7.4%		Underwritten NCF:	$10,068,788
Interest Rate(2):	5.1700%		Appraised Value:	$160,000,000
Payment Date:	6th of each month		Appraisal Date:	September 1, 2011
First Payment Date:	November 6, 2011
Maturity Date:	October 6, 2016		Historical NOI
Amortization:	Interest-only for 24 months;		Most Recent NOI:	$9,678,686 (T-12 8/31/2011)
	360 months thereafter		2nd Most Recent NOI:	$9,020,931 (December 31, 2010)
Additional Debt(1)(3):	$61,050,000 pari passu Note A-2;		3rd Most Recent NOI:	$11,017,283 (December 31, 2009)
	$12,200,000 Mezzanine Loan
Call Protection(4):	L(26), D(30), O(4)		Historical Occupancy(9)
Lockbox / Cash Management:	Hard / In Place		Most Recent Occupancy:	83.3% (July 25, 2011)
			2nd Most Recent Occupancy:	84.6% (December 31, 2010)
Reserves(5)			3rd Most Recent Occupancy:	76.0% (December 31, 2009)
Taxes:	Initial $1,469,236	Monthly $209,891	(1)
The 1700 Market Street Loan is part of the 1700 Market Street Loan Combination, totaling $111.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Insurance:	$40,362	$20,181
Replacement:	$400,000	$0
TI/LC:	$6,000,000	$0
Unfunded Leasing Costs:	$5,154,868	$0	(2)	The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700% through the interest accrual period relating to the payment date occurring in October 2014, which rate steps up to 5.3400% with the interest accrual period relating to the payment date occurring in November 2014 through the maturity date.
Rent Abatement:	$757,483	$0

Financial Information			(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
	Mortgage Loan(6)	Total Debt(7)	(4)
The lockout period shall be at least 26 payment dates beginning with and including the first payment date of November 6, 2011 for the 1700 Market Street Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the first payment date and (ii) two years after the closing date for the securitization in which is included the last portion of the 1700 Market Street Loan Combination that is deposited into a REMIC trust.

Cut-off Date Balance / Sq. Ft.:	$132	$146
Balloon Balance / Sq. Ft.:	$126	$141
Cut-off Date LTV:	69.4%	77.0%
Balloon LTV:	66.5%	74.1%
Underwritten NOI DSCR(8):	1.53x	1.30x	(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
Underwritten NCF DSCR(8):	1.38x	1.18x	(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

Underwritten NOI Debt Yield:	10.0%	9.0%
Underwritten NCF Debt Yield:	9.1%	8.2%

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has a 10.00% interest rate, is interest-only for the full term and is coterminous with the 1700 Market Street Loan Combination.

			(8)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.91x and 1.73x, respectively, for the Mortgage Loan and 1.58x and 1.43x, respectively, for the Total Debt. Based on the future increase in interest rate to 5.3400% beginning with the interest accrual period relating to the payment date in November 2014, future amortizing debt service payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.50x and 1.36x, respectively, for the Mortgage Loan and 1.28x and 1.16x, respectively, for the total debt.

			(9)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy rates provided by the borrower.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Deloitte & Touche USA LLP(2) (3) (4)	NR/NR/NR	153,045	18.2%	$25.00	21.1%	9/30/2019
Independence Blue Cross(5)	NR/NR/NR	149,420	17.8	$25.00	20.6	12/31/2019
AECOM USA, Inc.(6) (7) (8) (9)	NR/NR/NR	51,197	6.1	$24.78	7.0	1/31/2021
Subtotal / Wtd. Avg.		353,662	42.0%	$24.97	48.7%

Other	Various	346,623	41.2%	$26.88	51.3%	Various
Vacant	NAP	140,887	16.7	NAP	NAP	NAP
Total / Wtd. Avg.(10)		841,172	100.0%	$25.91	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through September 1, 2012.
(2)	Net Rentable Area and U/W Base Rent Per Sq. Ft. for Deloitte & Touche USA LLP excludes 1,500 sq. ft. of storage space.
(3)
Deloitte & Touche USA LLP has the right during the period from and including October 1, 2010 through and including October 1, 2015 to terminate its lease with respect to a portion of the leased premises provided such surrendered portion (i) contains not less than one half of the NRA of one full floor and not greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft, (ii) is located on the then highest floor of the leased premises; and (iii) has a configuration that does not prevent the remaining space on such floor from being reasonably leasable.  If Deloitte & Touche USA LLP elects to terminate its lease with respect to any such space, it is required to give 12 months prior notice and pay a contraction fee equal to the unamortized balance of the original tenant improvement allowance under the lease plus the portion of $513,359 in brokerage and legal fees that is allocable to the contracted space, amortized on straight-line basis at 8% per annum.

(4)	Deloitte & Touche USA LLP has two, five-year extension options.
(5)	Independence Blue Cross has two, five-year extension options.
(6)	Net Rentable Area and U/W Base Rent Per Sq. Ft. for AECOM USA, Inc. excludes 883 sq. ft. of storage space.
(7)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent for AECOM USA, Inc. represents the weighted average for all of its spaces at the 1700 Market Street Property.
(8)
AECOM USA, Inc. leases multiple spaces at the 1700 Market Street Property, with 33,136 sq. ft. expiring January 31, 2021, 15,610 sq. ft. expiring July 31, 2012, and 2,451 sq. ft. expiring January 1, 2021. AECOM USA, Inc. has a one-time option to terminate its lease expiring January 31, 2021 on January 31, 2016 upon giving notice not later than January 31, 2015 along with payment of a termination fee equal to the sum of (i) two months of base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (the total brokerage commissions and construction allowances paid or applied against rent in connection with 2nd, 4th and 5th amendments), amortized on a straight line at 8% per annum through the lease expiration date.

(9)	AECOM USA, Inc. has one, five-year extension option.
(10)	Total / Wtd. Avg. excludes vacant space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	12	12,549	1.5%	12,549	1.5%	$16.39	1.1%	1.1%
2012	7	42,010	5.0	54,559	6.5%	$26.32	6.1	7.2%
2013	8	6,907	0.8	61,466	7.3%	$20.81	0.8	8.0%
2014	14	82,288	9.8	143,754	17.1%	$25.83	11.7	19.7%
2015	3	21,109	2.5	164,863	19.6%	$48.10	5.6	25.3%
2016	2	11,335	1.3	176,198	20.9%	$25.84	1.6	26.9%
2017	6	60,268	7.2	236,466	28.1%	$25.06	8.3	35.3%
2018	1	13,034	1.5	249,500	29.7%	$24.50	1.8	37.0%
2019	14	308,542	36.7	558,042	66.3%	$25.29	43.0	80.0%
2020	3	5,730	0.7	563,772	67.0%	$26.75	0.8	80.9%
2021	6	107,369	12.8	671,141	79.8%	$25.04	14.8	95.7%
Thereafter	3	29,144	3.5	700,285	83.3%	$26.90	3.7	100.0%
Vacant	NAP	140,887	16.7	841,172	100.0%	NAP	NAP
Total / Wtd. Avg.	79	841,172	100.0%			$25.91	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through September 1, 2012.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

The Loan.    The 1700 Market Street loan combination (the “1700 Market Street Loan Combination”) is a $111.0 million fixed rate loan secured by the borrower’s fee simple interest in an 841,172 sq. ft. Class A, CBD office property located at 1700 Market Street in Philadelphia, Pennsylvania (the “1700 Market Street Property”). The $111.0 million first mortgage loan has a five-year term, an initial interest-only period of 24 months and amortizes based on a 30-year schedule thereafter. The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700%, which rate steps up to 5.3400% beginning with the interest accrual period relating to the payment date in November 2014. The 1700 Market Street Loan Combination was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Note A-1 (the “1700 Market Street Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust. Loan proceeds, together with an additional $12.2 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) and an equity contribution from the borrower of $44.8 million, were used to acquire the 1700 Market Street Property for a purchase price of $151.0 million (inclusive of a syndication profit of $7.5 million), fund upfront reserves totaling approximately $13.8 million, and pay closing costs of approximately $3.2 million. Based on the appraised value of $160.0 million as of September 1, 2011, the cut-off date LTV is 69.4%.

The Borrower / Sponsor.    The borrowers, 1700 Market Street Associates L.P. (76.47% ownership interest) and Crown 1700 Market Street L.P. (23.53% ownership interest) (collectively, the “Borrowers”), are each a newly formed Delaware limited partnership structured to be bankruptcy-remote, each with two independent directors required in its ownership structure. The Borrowers own the 1700 Market Street Property as tenants-in-common. David Werner, Joseph Friedland, Elchonon Schwartz and Simon Singer (collectively, the “Sponsors”) have a combined 9.8% ownership interest in the Borrower and will act as the non-recourse carveout guarantors of the 1700 Market Street Loan.  The remaining ownership interest in the Borrower is held by a collection of individual investors and family foundations.

David Werner is a real estate investor with over 25 years of experience with commercial properties. In the past 17 years, Mr. Werner has been involved in the acquisition of 61 projects (primarily office space) totaling 61.5 million sq. ft. Mr. Werner has historically primarily focused on properties located in New York City, but his investment resume also includes acquisitions in Philadelphia, Chicago, New Jersey, Atlanta, Washington D.C., Boston, San Francisco, and several secondary markets. Mr. Werner’s past transactions in Philadelphia include 1500 Spring Garden Street (approximately 1.0 million sq. ft., located one mile north of the 1700 Market Street Property) and One South Broad Street (approximately 460,000 sq. ft., located three blocks east of the 1700 Market Street Property).

Joseph Friedland is the CEO and founder of JFR Global Investments (“JFR”), a commercial real estate acquisition and management firm. Traditionally, JFR has focused on the acquisition of properties located in the New York City area. In the past seven years the firm has expanded its geographic footprint to include Maryland, North Carolina, Pennsylvania, Ohio, Kentucky, Texas, New Jersey, Connecticut, Florida, and Massachusetts. In this seven year time span, the firm has acquired approximately 42.5 million sq. ft. of commercial real estate (primarily office properties) worth an estimated $4.7 billion. JFR’s recent transactions in Philadelphia include 1500 Spring Garden Street and One South Broad Street with Mr. Werner, as well as The Presidential Complex (approximately 730,000 sq. ft. of mixed-use space).

In 2005, Elchonon Schwartz and Simon Singer established Nightingale Properties LLC (“Nightingale”), a multi-faceted real estate acquisition, management and development company specializing in commercial real estate. In its first year of operations, Nightingale raised $50.0 million in capital that was used to purchase six office buildings and nine retail centers located in secondary markets. Recent transactions by Nightingale include a total of 1.4 million sq. ft. of office space and 1.2 million sq. ft. of retail space purchased in 2007 and a 160,000 sq. ft. office building purchased in 2011. Nightingale is also active in the development of commercial real estate, including a strategy of expanding currently owned properties to add value. Before starting Nightingale, Mr. Schwartz was involved in brokering more than $800 million dollars of real estate transactions. In 2003, he began to focus his energies toward the acquisition of office buildings and shopping centers ranging in price between $5.0 million and $50.0 million, primarily in an owner’s representative capacity.  Before starting Nightingale, Mr. Singer worked as general counsel for a New York based development company, where he was responsible for all legal aspects of the development company’s transactions, including corporate formation, financing structures, joint ventures and litigation matters.

The Property.     The 1700 Market Street Property consists of a Class A, 26-story, CBD office building above a five level parking garage. The 1700 Market Street Property contains 841,172 sq. ft. of rentable retail, office and storage area. There is 19,750 sq. ft. of retail on the first floor and an additional 25,600 sq. ft. of retail/office space on the lower level, which is directly accessible by open staircases from the main elevator lobby. The improvements were originally completed in 1969 and renovated in 1989, 1998 and 2005. Recent capital improvements totaling $7.4 million in 2005 consist of the replacement of the fire sprinkler monitoring and alarm system, a completely restored façade (completed in 2006) and an upgraded HVAC system. The 1700 Market Street Property offers some of the largest floor plans in the submarket, featuring 30,000 sq. ft. floor plates compared to an average of 23,000 sq. ft. for other Class A properties.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Major Tenants.    The 1700 Market Street Property was 83.3% leased by 45 tenants as of the rent roll dated July 25, 2011. The 1700 Market Street Property was 93.1% and 93.5% occupied in 2006 and 2007, respectively, and has historically operated in the 90% range. Occupancy dropped to 76.0% in 2009 due to AIG vacating a large block of space.  However, since that time, the prior owner of the 1700 Market Street Property was able to lease the building back up to the 83.3% occupancy level.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes and operating expenses over a base year.

Deloitte & Touche USA LLP (154,545 sq. ft., 18.4% of NRA, 21.2% of underwritten occupied base rent): Deloitte & Touche USA LLP (“Deloitte USA”) is a subsidiary of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company. “Deloitte” is the brand under which tens of thousands of professionals in independent firms throughout the world collaborate to provide audit, consulting, financial advisory, risk management and tax services to selected clients. Each member firm provides services in a particular geographic area and is subject to the laws and professional regulations of the particular country or countries in which it operates. DTTL does not itself provide services to clients. Deloitte has 100 offices across the U.S. in 89 different cities with a total of 45,730 employees nationwide.  Deloitte has increased its number of employees by approximately 3,000 in the previous two years, going from 42,367 in 2009 to 45,730 in 2011.

Deloitte USA occupies five full floors at the 1700 Market Street Property (floors 23-27), along with storage space on the lower level, under a 14-year lease that commenced in 2005. The lease is structured as a modified full-service lease, and the tenant is required to reimburse for electric charges. Deloitte USA has the option, effective 10/1/2010 to 10/1/2015, to partially terminate the lease with respect to a portion of the leased premises, provided such surrendered portion (a) contains at least one-half of the net rentable area of a floor but no greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft.); (b) is located on the then highest floor of the leased premises and (c) has a configuration that is such that it does not prevent the remaining space on such floor from being reasonably leasable.

Independence Blue Cross (149,420 sq. ft., 17.8% of NRA, 20.6% of underwritten occupied base rent):  Independence Blue Cross (“IBC”) is a private organization that provides health insurance and related services to approximately 3.3 million members in Philadelphia and surrounding areas. IBC is an independent licensee of the Blue Cross Blue Shield Association (BCBSA), the national coordinating body for the federation of independent Blue Cross and Blue Shield plans. As an independent licensee, IBC is assigned a specific area to market its products — Bucks, Chester, Delaware, Montgomery, and Philadelphia counties in Pennsylvania. IBC’s health plans include options for groups, families, and individuals. It also offers supplemental Medicare, dental, vision, life, and disability insurance. Through subsidiary AmeriHealth Administrators, IBC provides third-party administration services. IBC was founded as the Associated Hospital Service of Philadelphia in 1938. IBC currently occupies 5 full floors at the 1700 Market Street Property (floors 7-9 and 11-12) comprising 17.8% of total NRA. In August of 2008, IBC extended the term of their initial lease an additional 10 years affirming their commitment to the subject location. The lease includes base rent increases of $0.50 PSF per year.

AECOM USA, Inc. (52,080 sq. ft., 6.2% of NRA, 7.1% of underwritten occupied base rent):  AECOM USA, Inc. (“AECOM”, NYSE: ACM) is one of the world’s leading engineering and design groups. AECOM (which stands for Architecture, Engineering, Consulting, Operations and Maintenance) provides planning, consulting, and construction management services for civil clients and infrastructure construction to government and private clients.  The firm has operations in Asia, Africa, Europe, the Middle East, and Australia/New Zealand. AECOM has two divisions: professional technical services and management support services. Notable AECOM projects include the project management for the Saadiyat Island Cultural District in Abu Dhabi and master planning for the 2012 London Olympics.  AECOM occupies five office suites and one storage space at the 1700 Market Street Property, comprising a total of 52,080 sq. ft.  AECOM has demonstrated a pattern of continued growth at the 1700 Market Street Property: its original lease for 13,943 sq. ft. commenced in August 2002. From the original lease commencement date to present, AECOM has added additional space in 2006 (1,667 sq. ft.), 2010 (33,136 sq. ft.), and 2011 (2,451 sq. ft., commencing in July 2012).  AECOM also occupies 883 sq. ft. of storage space.

The Market.    The 1700 Market Street Property is considered to be well-located on Market Street two blocks west of City Hall in the heart of Center City, which is generally recognized to be the premier office corridor in Philadelphia. The Center City business district is a diverse and dynamic area containing office, residential, retail, hotel, governmental, medical and cultural attractions, and is a hub for local mass transportation. The 1700 Market Street Property is directly across the street from Suburban Station and 0.8 miles from 30th Street Station. Center City is the focal point of the Greater Philadelphia MSA for business, government and cultural activities. The 1700 Market Street Property is well located within the prime West of Broad Street Office Submarket, two blocks from City Hall and the high-end retail shopping district adjacent to Rittenhouse Square on Walnut Street. The 1700 Market Street Property offers good access and visibility at the corner of 17th and Market Streets, with extensive frontage and a five-level parking garage on Market Street affording ingress and egress directly from Market Street, a unique feature for office buildings in the market. The parking garage contains 530 striped stalls, but can accommodate up to 720 spaces in a valet park configuration. The parking garage is considered a significant

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

amenity due to the scarcity of parking in the Center City district, as well as the fact that the garage is one of the few in the area with an entrance and exit on Market Street and not a side street.

Philadelphia has the 4th highest monthly parking rate in the nation and the 7th highest daily parking rate. According to the appraisal, a separate direct capitalization analysis on the parking garage operation was performed in order to accurately compare the 1700 Market Street Property to comparables without attached parking. Per the appraisal, the 1700 Market Street Property’s parking garage’s separate “as-is” value was concluded to be $24.2 million, representing $29 per sq. ft. or $39,032 per space (based on 620 spaces, which is a blend of the self park and valet configurations).

The 1700 Market Street Property lies within the Philadelphia CBD Office Market and the Market Street West Submarket. Based on certain research reports, the market vacancy rate was 9.6%, which represents four consecutive quarters of declines after reaching a high of 10.6% in Q2 2010. Net absorption in Q2 2011 equaled 180,361 sq. ft., which is a continuation of the positive absorption trend that began in Q3 2010. The average asking rental rate was reported to be $24.73 per sq. ft., which is in line with the 1700 Market Street Property’s average in place rent for office space of $24.47 per sq. ft. The Market Street West Submarket had a vacancy rate of 10.3% as of Q2 2011 and an average asking rental rate of $25.74 per sq. ft.  Year-to-date net absorption was 290,049 sq. ft., with no new deliveries year-to-date. As of Q2 2011, the Philadelphia CBD Retail Market’s vacancy rate was 2.9%, with an average quoted rental rate of $25.47 per sq. ft. The Market Street West Retail Submarket’s vacancy rate was 1.3%, with an average quoted rental rate of $37.05 per sq. ft. as of Q2 2011.

1700 Market Street Property Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
AECOM USA, Inc.	2,451	$25.75	102	7/1/2012	1/1/2021
Jacobs Engineering	13,034	$24.50	78	11/1/2011	4/1/2018
The Reinvestment Fund	20,702	$25.50	180	6/1/2011	5/31/2026
Commonwealth Land & Title	7,309	$25.25	60	4/1/2011	4/30/2016
Hohn & Scheurle, P.C.	3,734	$26.00	39	1/1/2011	3/31/2014
Total / Wtd. Avg.	47,230	$25.24	118
(1)	Source: In-place rent roll dated July 25, 2011.

The table below shows the 1700 Market Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (2)	Class
1700 Market Street Property	1969	841,172	83.3%	$25.50	A
2000 Market Street	1972	661,238		$28.00	A
1500 Market Street	1974	1,801,389		$22.00	A
510 Walnut Street	1947	210,256		$23.50	A
1650 Market Street	1991	1,193,129		$30.50	A
1845 Walnut Street	1968	349,126		$23.00	A
2001 Market Street	1991	950,000		$23.00	A
Total / Wtd. Avg.(3)		5,165,138		$25.04
(1)	Source: Appraisal
(2)	Asking Rate quoted on a modified full-service basis.
(3)	Total / Wtd. Avg. excludes the 1700 Market Street Property.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$17,688,245	$21.03
Rent Steps(2)	0	0	0	0	436,325	0.52
Value of Vacant Space(3)	0	0	0	0	3,533,304	4.20
Gross Potential Rent	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$21,657,875	$25.75
Total Recoveries	1,208,603	863,168	723,202	828,896	765,899	0.91
Total Other Income	2,234,230	1,708,479	1,637,351	1,621,940	1,637,351	1.95
Less: Vacancy	0	(58,983)	25,084	22,196	(3,533,304)	(4.20)
Effective Gross Income	$21,854,759	$19,920,436	$17,773,183	$18,589,781	$20,527,820	$24.40
Total Operating Expenses	9,296,196	8,903,153	8,752,252	8,911,095	9,407,568	11.18
Net Operating Income	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$11,120,253	$13.22
TI/LC	0	0	0	0	841,172	1.00
Capital Expenditures	0	0	0	0	210,293	0.25
Net Cash Flow	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$10,068,788	$11.97
(1)	U/W Base Rent is based on the rent roll dated July 25, 2011 and includes rent allocated to AECOM USA, Inc. in suite 1770, which lease commences on July 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through September 1, 2012.
(3)	U/W Vacancy is based on the actual economic vacancy as of the rent roll dated July 25, 2011, and is equal to 16.3% of Gross Potential Rent.

Property Management.    The 1700 Market Street Property is managed by CB Richard Ellis, Inc.

Lockbox / Cash Management.    The 1700 Market Street Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, mezzanine borrower, guarantor, sponsor or manager, (iii) the DSCR falls below 1.07x, or (iv) an event of default by the mezzanine borrower under the 1700 Market Street Mezzanine Loan (as defined below).

Initial Reserves.    At closing, the Borrower deposited (i) $1,469,236 into the tax reserve account, (ii) $40,362 into the insurance reserve account, (iii) $400,000 into the capital expenditure/replacement reserve account, (iv) $6,000,000 into the TI/LC reserve account, (v) $5,154,868 into the unfunded TI/LC reserve account for certain outstanding tenant improvements and leasing commissions identified in the loan documents, and (vi) $757,483 into the rent abatement reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $209,891 into the tax reserve account and (ii) $20,181 into the insurance reserve account.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the 1700 Market Street Loan Combination, Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C. jointly provided a $12,200,000 mezzanine loan (the “1700 Market Street Mezzanine Loan”). The 1700 Market Street Mezzanine Loan requires payments of interest only at a rate of 10.0000% and is coterminous with the 1700 Market Street Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

1700 Market Street
1700-1740 Market Street
Philadelphia, PA 19103
Philadelphia
Fairmount
Spring Garden
Chinatown
Center City
Old City
Rittenhouse
Society Hill
Southwest Center City
South Street
South Philadelphia
FAIRMOUNT PARK
Schuylkill River
Philadelphia Museum of Art
Eastern State Penitentiary Natl. Historic Landmark
Franklin Square
Logan Square
Rittenhouse Square
Washington Square
Independence Natl. Historic Park
Pennsylvania Convention Center
City Hall
Vine Street Expwy
Philadelphia Intl. Airport 8 miles
Spring Garden St
Callowhill St
Vine St
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Lombard St
South St
Christian St
Washington Ave
Federal St
Fairmount Ave
Girard Ave
S College Ave
Ridge Ave
Pennsylvania Ave
Benjamin Franklin Pkwy
Grays Ferry Ave
Passyunk Ave
676
76
95
30
3
611

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

WINE ENTHUSIAST

WESTCHESTER
MMA-FIT

THE PARK
333 NORTH BEDFORD RD
MT. KISCO
SAW MILL CLUB EAST
THE WINE ENTHUSIAST
AIR MAC
GRAND PRIX NEW YORK
SAFE HAVEN SELF STORAGE
MOUNT KISCO SPORTS AREA
PHOTO FILE
RDI
IDEAL ELECTRIC
DIAMOND PROPERTIES
PRINCETON REALTY GROUP
CUCINA ANTICA FOODS
HEMATO-CENTRIC LIFE INSTITUTE
TOWN SOCCER FIELD

GRAND PRIX

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis Real Estate Capital LLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Industrial – Warehouse
Sponsor:	James A. Diamond;		Collateral:	Fee Simple
	William E. Diamond		Location:	Mount Kisco, NY
Borrower:	DP 21, LLC		Year Built / Renovated:	1957 / 2008-2011
Original Balance:	$45,000,000		Total Sq. Ft.:	604,095
Cut-off Date Balance:	$44,733,808		Property Management:	Diamond Property Management LLC
% by Initial UPB:	6.6%		Underwritten NOI:	$5,762,124
Interest Rate:	5.5500%		Underwritten NCF:	$5,244,254
Payment Date:	5th of each month		Appraised Value:	$80,000,000
First Payment Date:	September 5, 2011		Appraisal Date:	March 17, 2011
Maturity Date:	August 5, 2016
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$4,757,422 (T-12 7/31/2011)
Call Protection:	L(28), D(29), O(3)		2nd Most Recent NOI:	$4,161,762 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$3,565,970 (December 31, 2009)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	91.8% (October 31, 2011)
Taxes:	$228,078	$81,005	2nd Most Recent Occupancy:	82.3% (December 31, 2010)
Insurance:	$102,007	$8,501	3rd Most Recent Occupancy:	77.7% (December 31, 2009)
Replacement:	$0	$8,132	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$375,000	$25,000
Required Repairs:	$271,871	$0
Westchester MMA Reserve:	$100,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$74
Balloon Balance / Sq. Ft.:		$67
Cut-off Date LTV:		55.9%
Balloon LTV:		50.5%
Underwritten NOI DSCR:		1.73x
Underwritten NCF DSCR:		1.57x
Underwritten NOI Debt Yield:		12.9%
Underwritten NCF Debt Yield:		11.7%

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent(6)	Lease Expiration
Grand Prix New York Racing, LLC(2)	NR/NR/NR	117,942	19.5%	$9.50	18.3%	12/31/2017
The Wine Enthusiast, Inc.(3)	NR/NR/NR	113,846	18.8	$11.46	21.3	7/31/2016
Safe Havens Partners, LLC	NR/NR/NR	75,886	12.6	$9.27	11.5	5/31/2019
AirMac Distributing Corporation, Inc.(4)	NR/NR/NR	50,000	8.3	$10.11	8.2	4/30/2017
Photo File, Inc.(5)	NR/NR/NR	42,881	7.1	$12.47	8.7	3/31/2020
Mt. Kisco Sports Management	NR/NR/NR	42,693	7.1	$16.77	11.4	12/31/2020
Target Corporation	A-/A2/A+	27,609	4.6	$10.61	4.8	12/31/2013
Subtotal / Wtd. Avg.		470,857	77.9%	$11.00	84.4%

Other	Various	83,575	13.8%	$11.44	15.6%	Various
Vacant	NAP	49,663	8.2	NAP	NAP	NAP
Total / Wtd. Avg.		604,095	100.0%	$11.06	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Grand Prix New York Racing, LLC currently subleases 17,200 sq. ft. to Spins Bowl LLC for $360,000 per annum.
(3)
The Wine Enthusiast, Inc. has a one-time right to terminate the lease on the five year anniversary (8/1/2013) of the rent commencement date by giving landlord written notice at least 9 months prior and paying, on the five year anniversary, an early termination fee equal to three months of the then current rent.

(4)
The borrower is in discussion with AirMac Distributing Corporation, Inc. to reduce its space by 21,229 sq. ft. and simultaneously lease that space to a certain new tenant. AirMac Distributing Corporation, Inc. will continue to pay the same per sq. ft. rent ($10.11) for their remaining space, while the new tenant will pay approximately $11.35 per sq. ft. for the 21,229 sq. ft. space. It is expected this will be completed before 12/31/2011.

(5)
Photo File, Inc. shall have a one-time right to terminate the lease on the 10th anniversary (10/1/2017) of the rent commencement date by giving landlord written notice at least 9 months prior to the date.  Termination fee shall equal the unamortized landlord lease transaction costs, including cost of tenant’s build-out and brokerage.

(6)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	1	7,037	1.2	7,037	1.2%	$3.41	0.4	0.4%
2012	0	0	0.0	7,037	1.2%	$0.00	0.0	0.4%
2013	1	27,609	4.6	34,646	5.7%	$10.61	4.8	5.2%
2014	2	7,742	1.3	42,388	7.0%	$16.46	2.1	7.2%
2015	2	14,032	2.3	56,420	9.3%	$10.81	2.5	9.7%
2016	2	121,264	20.1	177,684	29.4%	$11.98	23.7	33.4%
2017	2	167,942	27.8	345,626	57.2%	$9.68	26.5	59.9%
2018	0	0	0.0	345,626	57.2%	$0.00	0.0	59.9%
2019	2	95,175	15.8	440,801	73.0%	$9.37	14.5	74.4%
2020	3	99,250	16.4	540,051	89.4%	$13.57	22.0	96.4%
2021	0	0	0.0	540,051	89.4%	$0.00	0.0	96.4%
Thereafter	2	14,381	2.4	554,432	91.8%	$15.35	3.6	100.0%
Vacant	NAP	49,663	8.2	604,095	100.0%	NAP	NAP
Total / Wtd. Avg.	17	604,095	100.0%			$11.06	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The Loan.    The 333 North Bedford Road loan (the “333 North Bedford Road Loan”) is a $45.0 million fixed rate loan secured by the borrower’s fee simple interest in the 604,095 square foot industrial property located at 333 North Bedford Road in Mount Kisco, New York (the “333 North Bedford Road Property”). The $45.0 million first mortgage loan has a 5-year term and amortizes based on a 25-year schedule. The 333 North Bedford Road Loan accrues interest at a fixed rate equal to 5.5500%. Loan proceeds were used to refinance existing debt of approximately $35.0 million.  Based on the “as-is” appraised value of $80.0 million as of March 17, 2011, the cut-off date LTV is 55.9% and the remaining implied equity is $35.0 million.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

The Borrower / Sponsor.    The borrower, DP 21, LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantors are James A. Diamond and William E. Diamond.  James A. Diamond and William E. Diamond established Diamond Properties in 1993 to acquire and manage commercial real estate properties. The company has acquired over 40 properties, with a focus on office, warehouse, retail, and self storage, in New York, Connecticut, Pennsylvania, Ohio, and Maryland, and currently owns 29 of those properties totaling in excess of 2,000,000 sq. ft.

The Property.   The 333 North Bedford Road Property is a 604,095 square foot, multi-tenant, industrial warehouse facility situated on a 37.5 acre parcel located in Mount Kisco, Westchester County, New York. The sponsors have spent approximately $51 million acquiring, upgrading, repositioning and re-tenanting the property. It is now re-positioned as a destination, industrial warehouse facility featuring tenancy that includes Grand Prix New York Racing, LLC (go-kart, bowling, arcade and entertainment facility), Mt. Kisco Sports Management (gym), Westchester Mixed Martial Arts, Inc, and Lake Dogs, Inc. against a backdrop of more traditional warehouse/flex industrial users. The 333 North Bedford Road Property was 91.8% leased to 17 tenants as of October 31, 2011.

The 333 North Bedford Road Property is located along the west side of North Bedford Road in northern-central Westchester County, within the Village and Town of Mount Kisco, approximately 36 miles north of New York City. Access to the 333 North Bedford Road Property’s immediate neighborhood is provided by Interstate 684, which is less than two miles east of the subject. Interstate 684 runs north/south through northern Westchester en route to Putnam County, beginning in White Plains at I-287 and terminating at Interstate 84. The 333 North Bedford Road Property is 0.7 miles from the Green Lane exit of Saw Mill Parkway which runs north/south through northern Westchester to Interstate 287.  Local access is provided by North Bedford Road, Main Street, South Bedford Road, and Guard Hill Road.

Metro-North, which provides rail service between New York City and its northern suburbs in New York and Connecticut, has two stations located within the 333 North Bedford Road Property’s neighborhood. The Mount Kisco train station is located approximately one mile south of the 333 North Bedford Road Property, while the Bedford Hills Metro-North station is located two miles north of the 333 North Bedford Road Property. Mount Kisco and Bedford Hills are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents from the area who commute by train to Manhattan for work.

Mount Kisco is primarily comprised of densely populated single and multi-family neighborhoods, with an active commercial center anchored by the train station and a number of commercial office and retail buildings. The subject’s local area is composed of a mixture of retail, commercial, industrial and residential uses. Flex industrial-professional office uses are located along Kensico Drive. Commercial-retail and auto dealerships are located south along Kisco Avenue and Preston Way. The prime business district of Mount Kisco is along Bedford Road/Main Street-Route 117, north and south of Preston Way.

Major Tenants.
Grand Prix New York Racing, LLC (117,942 sq. ft., 19.5% of NRA, 18.3% of Annual U/W Base Rent) Grand Prix New York Racing, LLC signed its lease in January 2007. The lease expires on December 31, 2017. The tenant currently operates as an indoor go-karting facility. It subleases 17,200 sq. ft. of its space to Spins Bowl LLC for annual rent of $360,000. The sublease terminates when Spins Bowl LLC receives full capital return and 15% on their approximately $1.75 million initial investment. The subtenant spent an estimated $1.75 million converting some of the existing track space into the 19-lane bowling alley. It will alleviate the bottleneck for customers between races and maximize efficiency for the space. The bowling alley opened in November of 2011. The tenant has three, 5-year renewal options each of which is exercisable with nine months prior notice after the fifth anniversary of the rent commencement date.

The Wine Enthusiast, Inc. (113,846 sq. ft., 18.8% of NRA, 21.3% of Annual U/W Base Rent) The Wine Enthusiast, Inc. signed its current lease in July 2007. The tenant is a multi-channel marketer of wine and wine-related products to wholesale, retail and consumer direct markets. Wine Enthusiast uses its premises for office, warehouse, and showroom space. The tenant has one, 5-year renewal option with nine months prior notice on the fifth anniversary of the rent commencement date.

Safe Havens Partners, LLC (75,886 sq. ft., 12.6% of NRA, 11.5% of Annual U/W Base Rent) The Safe Havens Partners, LLC began its lease in May 2009. Safe Havens Partners, LLC is a self storage company in Westchester County, NY. The tenant currently has two locations, one in the 333 North Bedford Road Property and one in Elmsford, NY. The tenant has three, 5-year extension options with nine months prior notice.

AirMac Distributing Corporation, Inc. (50,000 sq. ft., 8.3% of NRA, 8.2% of Annual U/W Base Rent). The AirMac Distributing Corporation, Inc. lease commenced in February 2007. Founded in 1967, AirMac Distributing Corporation, Inc. is a wholesale distributor of, heating, ventilation, air conditioning, sheet metal and industrial supplies. The tenant has two, 5-year extension options with nine months prior notice.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Photo File, Inc. (42,881 sq. ft., 7.1% of NRA, 8.7% of Annual U/W Base Rent). The Photo File, Inc. lease commenced in July 2007. Founded in 1987, Photo File, Inc. is one of the nation’s leading manufacturers of sports photography with licenses from the NFL, MLB, NBA, NHL, CLC, WWE and MLS and their respective player associations. Photo File, Inc. is also licensed by numerous of additional individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Comics, to name but a few. This location serves as their printing lab and corporate office. The tenant has two, 5-year renewal options with nine months prior notice.

Mt. Kisco Sports Management. (42,693 sq. ft., 7.1% of NRA, 11.4% of Annual U/W Base Rent). The Mt. Kisco Sports Management lease commenced in January 2011. The tenant is operating the leased space as a high end gym. The gym includes two indoor pools (under construction at the tenant’s own expense and expected to be opened in February 2012), a cardio cinema room, three squash courts, dedicated spinning and yoga studios, spacious workout areas and child care. The tenant has five, 5-year renewal options each of which is exercisable with nine months prior notice.

Target Corporation (27,609 sq. ft., 4.6% of NRA, 4.8% of Annual U/W Base Rent). The Target Corporation lease commenced in November 2008. The tenant is a national supermarket chain retailer. It has a credit rating of A-/A2/A+ (Fitch/Moody’s/S&P). The space leased by the tenant serves as a warehouse for the nearby Target store at 195 North Bedford Road. The tenant has two, 5-year renewal options with nine months prior notice.

The Market.     The 333 North Bedford Road Property is in the Westchester County industrial market. Westchester County is located in the southeastern portion of New York State, directly north of New York City, and is bordered on the west by the Hudson River and on the east by the Long Island Sound and Connecticut’s Fairfield County. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains, Peekskill and Yonkers, as well as 16 towns. In 2010, the Westchester County population was 961,100 people. Due to high population density, particularly in those established communities closest to New York City, Westchester County’s population is forecasted to have an annual average growth rate of 0.2% through 2014, while the United States is expected to have an annual average growth rate of approximately 1.0%. In 2010, the village and town of Mount Kisco had a population of approximately 10,647, as of the date of the 2010 Census.

As of the first quarter of 2011, Westchester County’s industrial market consists of approximately 37.2 million rentable sq. ft. among 1,371 buildings. The Westchester County industrial market is mainly concentrated in the southern half of the county, with approximately 55.0% of the county’s total inventory located in the submarkets of Yonkers, Mount Vernon, New Rochelle, White Plains and Elmsford. According to certain research reports, the Westchester County industrial market exhibited a first quarter of 2011 vacancy rate of 5.9%, along with 128,898 RSF of net absorption. The quoted rental rate for first quarter of 2011 was $9.98 per sq. ft. The 333 North Bedford Road Property is in North Westchester submarket which reportedly has an availability of about 7% as of first quarter of 2011 and a quoted rental rate of $12.30 Per Sq. Ft. Based on certain research reports, in the first quarter of 2011 there was no new industrial construction activity underway in Westchester County. This is primarily due to the high cost and scarcity of entitled industrial land in Westchester County. Zoning and construction regulations are very restrictive and there are only a handful of submarkets zoned for large-scale industrial development.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W PSF
Base Rent	$4,190,892	$4,739,497	$5,334,211	$6,133,978	$10.15
Value of Vacant Space	0	0	0	828,397	1.37
Gross Potential Rent	$4,190,892	$4,739,497	$5,334,211	$6,962,375	$11.53
Total Recoveries(1)	802,386	985,534	1,126,713	1,378,8584	2.28
Total Other Income	23,059	26,135	11,768	21,212	0.04
Less: Vacancy	0	0	0	(828,397)	(1.37)
Effective Gross Income	$5,016,337	$5,751,166	$6,472,692	$7,534,044	$12.47
Total Operating Expenses	1,450,367	1,589,404	1,715,269	1,771,920	2.93
Net Operating Income	$3,565,970	$4,161,762	$4,757,422	$5,762,128	$9.54
TI/LC	0	0	0	439,338	0.73
Capital Expenditures	0	0	0	78,532	0.13
Net Cash Flow	$3,565,970	$4,161,762	$4,757,422	$5,244,259	$8.68
(1) T-12 7/31/2011 recoveries exclude $58,872 CAM reimbursement refund to tenants for 2010.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Property Management.    The 333 North Bedford Road Property is managed by Diamond Property Management LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 333 North Bedford Road Loan is structured with a hard lockbox and springing cash management. If an event of default occurs or the debt service coverage ratio is less than 1.05x on the last day of the calendar quarter, that will trigger a cash management period. Also, all excess cash will be swept into a lender controlled account upon Wine Enthusiast, Inc. terminating its lease or providing notice of its intent to terminate its lease.

Initial Reserves.    At closing, the borrower deposited (i) $228,078 into the tax reserve account, (ii) $102,007 into the insurance reserve account, (iii) $271,871 into the required repair reserve, and (iv) $375,000 into the TI/LC reserve and (v) $100,000 into a reserve account for the Westchester Mixed Martial Arts tenant. The Westchester Mixed Martial Arts reserve is released upon the receipt of a tenant estoppel and satisfaction of other conditions related to the completion of the space leased to Westchester Mixed Martial Arts.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $81,005 into a monthly tax reserve account, (ii) $8,501 into an insurance reserve account, (iii) $8,132 into a capital expenditures reserve account, and (iv) $25,000 into a TI/LC reserve account. The TI/LC reserve amount is capped at $1,000,000, exclusive of the initial $375,000 deposit and any cash sweep amounts.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

333 North Bedford Road
333 North Bedford Road
Mount Kisco, NY 10549
Amawalk Reservoir
Golden's Bridge
Yorktown Heights
Muscoot Reservoir
Muscoot County Park
Katonah
Cross River Reservoir
New Croton Reservoir
Beaver Dam Park
Bedford Hills
Croton-on-Hudson
Mount Kisco
Millwood
WESTCHESTER COUNTY
Butler Memorial Sanctuary
Westmoreland Sanctuary
Byram Lake Reservoir
Ossining
Chappaqua
Pleasantville
Briarcliff Manor
Thornwood
Armonk
NEW YORK
CONNECTICUT
Hawthorne
Hudson River
Sleepy Hollow
Kensico Lake
Valhalla
FAIRFIELD COUNTY
Rye Lake
Westchester County Airport
Tarrytown
Greenwich
Rye Brook
Harrison
Elmsford
White Plains
Irvington
State University of New York at Purchase
New York City
Long Island Sound
NEW JERSEY
CONNECTICUT

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One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Mixed Use – Office/Retail
Sponsor:	Mark Karasick		Collateral:	Fee Simple
Borrower:	One Montgomery Owner LLC; One		Location:	San Francisco, CA
	Brickell 26 Owner LLC		Year Built / Renovated:	1908 / 1985
Original Balance:	$31,550,000		Total Sq. Ft.:	75,880
Cut-off Date Balance:	$31,550,000		Property Management:	One Montgomery Property Manager LLC
% by Initial UPB:	4.7%		Underwritten NOI:	$2,969,324
Interest Rate:	5.6695%		Underwritten NCF:	$2,876,919
Payment Date:	6th of each month		Appraised Value:	$48,000,000
First Payment Date:	October 6, 2011		Appraisal Date:	July 6, 2011
Maturity Date:	September 6, 2021
Amortization:	Interest-only for 36 months; 360		Historical NOI
	months thereafter		Most Recent NOI:	$2,600,678 (December 31, 2010)
Additional Debt:	None		2nd Most Recent NOI:	$2,556,749 (December 31, 2009)
Call Protection:	L(27), D(89), O(4)		3rd Most Recent NOI:	$2,199,010 (December 31, 2008)
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy(3):	100.0% (July 26, 2011)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2010)
Taxes:	$167,612	$41,903	3rd Most Recent Occupancy:	100.0% (December 31, 2009)
Insurance:	$26,063	$13,032	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Replacement:	$0	$1,265	(2)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.64x and 1.59x, respectively.
Most Recent Occupancy based on that certain tenant estoppel certificate delivered to One Montgomery Owner LLC by Wells Fargo Bank, N.A. and dated July 26, 2011.

TI/LC:	$0	Springing
Required Repairs:	$0	$0
Free Rent Reserve:	$1,047,703	$0	(3)

Financial Information
Cut-off Date Balance / Sq. Ft.:		$416
Balloon Balance / Sq. Ft.:		$373
Cut-off Date LTV:		65.7%
Balloon LTV:		59.0%
Underwritten NOI DSCR(2):		1.36x
Underwritten NCF DSCR(2):		1.31x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.1%

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Wells Fargo (2) (3)	AA/Aa3/AA-	75,880	100.0%	$59.83	100.0%	12/17/2019
Subtotal / Wtd. Avg.		75,880	100.0%	$59.83	100.0%

Other	NAP	0	0.0%	NAP	NAP	NAP
Vacant	NAP	0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg.		75,880	100.0%	$59.83	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF reflects the straight-line rent for the balance of the lease term.
(3)	Wells Fargo has one, ten-year extension option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	1	75,880	100.0	75,880	100.0%	$59.83	100.0	100.0%
2020	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
2021	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	75,880	100.0%	NAP	NAP
Total / Wtd. Avg.	1	75,880	100.0%			$59.83	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)	Annual U/W Base Rent Per Sq. Ft. reflects the straight-line rent for the balance of the lease term.

The Loan.    The One Montgomery Street loan (the “One Montgomery Street Loan”) is a $31.55 million fixed rate loan secured by the Borrower’s fee simple interest in a 75,880 square foot Class A, mixed use (retail and office) property located at One Montgomery Street in San Francisco, California (the “One Montgomery Street Property”).  The $31.55 million first mortgage loan has a 10-year original term and amortizes based on a 30-year schedule after an initial 3 year interest-only period.  The One Montgomery Street Loan accrues interest at a fixed rate equal to 5.6695%.  Loan proceeds, together with approximately $19.1 million from the sponsor, were used to, among other things, acquire the One Montgomery Street Property at a purchase price of $48.0 million, fund upfront reserves totaling approximately $1.2 million, and pay closing costs of approximately $1.4 million.  Based on the appraised value of $48.0 million as of July 6, 2011, the cut-off date LTV is 65.7%.  The One Montgomery Street Property was previously security for a loan included in the CSFB 2001-CKN5 transaction.

The Borrower / Sponsor.    The borrowers, One Montgomery Owner LLC and One Brickell 26 Owner LLC (collectively, the “Borrowers”), are single purpose Delaware limited liability companies structured to be bankruptcy-remote, with one independent director in each such entity’s organizational structure.  The Borrowers own the One Montgomery Street Property as tenants-in-common.

The sponsor of the Borrowers and the non-recourse carveout guarantor is Mark Karasick (the “Sponsor”).  The Sponsor has been a real estate syndicator in New York City for over 15 years. During the past 10 years, he has served as a managing member of several limited liability companies involved in the acquisition of over 25 substantial office buildings in Manhattan and in various other parts of the United States. From 1994 to 2006, the Sponsor bought, repositioned and sold nine properties totaling over 3.7 million sq. ft. including The Bank of America Center in San Francisco (2 million sq. ft.) and seven buildings in Manhattan totaling over 1.7 million sq. ft. The Sponsor is currently involved in numerous commercial property investments totaling more than 10 million sq. ft. with a reported

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

collective value in excess of $3 billion. Some of his current investments include 601 West 26th Street in New York City, a 2.3 million sq. ft. new media and technology center, 311 South Wacker Drive in Chicago, a 1.3 million trophy office building, and U.S. Steel Building in Pittsburgh, a premier Class A office building.

The Property.    The One Montgomery Street Property was originally constructed in 1908 as part of the headquarters for Crocker Bank (now Wells Fargo). The One Montgomery Street Property was initially thirteen stories in height but was reduced to the current two-story configuration in the early 1970s, to allow for development of the adjacent mall and high rise office buildings. The two-story building, which includes a basement and mezzanine level, is a combination of office and retail space. The exterior is composed of granite blocks with pre-cast pilasters and ornamental panels. The ground floor totals 24,879 sq. ft. and a portion provides retail banking and is accessible from Montgomery Street and Sutter Street. This first floor area contains 29-foot high ceilings with gold inlays and a 720 sq. ft. sky light. The remaining ground floor square footage is improved for general office use and is accessible from Post Street and the lobby. The second floor office space totaling 23,766 sq. ft incorporates 1,806 sq. ft. of mezzanine space, which provides conference rooms and offices. The 27,235 sq. ft. of basement space is portioned office and mechanical spaces, coupled with seven vaults. A small portion of the basement space (4,643 sq. ft.) encroaches on city owned property. (For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Zoning Laws” in the free writing prospectus.)  The office portion accommodates Wells Fargo’s Private Banking Division, General Banking Division and ATM research and development team.

Major Tenant.    The One Montgomery Street Property is currently 100% leased to Wells Fargo.

Wells Fargo (Wells Fargo Bank, N.A.) (75,880 sq. ft., 100.0% GLA, 100.0% of underwritten total occupied rent):  Wells Fargo, headquartered in San Francisco, California within blocks of the One Montgomery Street Property, had $1.3 trillion dollars in assets and approximately 280,000 employees to serve its 70 million customers worldwide, according to the 2010 annual report (the “2010 10-K”).  According to the 2010 10-K, Wells Fargo recorded its second consecutive year of record breaking earnings of approximately $12.4 billion. This figure is up $80 million (0.65%) from 2009 despite the fact that that total 2010 revenue for the company was $85.2 billion, down approximately $3.5 billion from the previous year. Wells Fargo also went on to report 2010 diluted earnings per common share of $2.21, up 26% from 2009. Wells Fargo’s stock price increased almost 15% during 2010, compared to approximately 13% for the S&P 500. Wells Fargo common stockholders’ return on equity for 2010 was 10.3%, compared to 9.9% in 2009. Its senior unsecured ratings from S&P, Moody’s and Fitch are AA-, Aa3, and AA, respectively.

During 2009, Wells Fargo’s lease at the One Montgomery Street Property was extended ten years through December 2019. Wells Fargo received one year of free rent from January 2011 through December 2011 and will pay $55.23 per sq. ft. beginning in January 2012.  At the closing of the One Montgomery Street Loan the Borrower escrowed $1,047,703 to support debt service payments during the free rent period through December 2011. Rent increases approximately 2.0% annually in December of each year. The lease is modified gross with expenses reimbursed over a 2010 base year and includes one ten-year extension option at fair market rent.

The Market.    The One Montgomery Street Property is located in San Francisco, California.   San Francisco is the fourth most populous city in the state of California and the thirteenth most populous in the United States. The current population within the city limits is estimated to be in excess of 800,000 people; however, the San Francisco Bay Area also includes San Jose, Oakland, and many smaller cities. The population of the Bay Area is approximately 7.5 million making it one of the largest combined statistical areas in the world and one of the nation’s most vital economic regions.

Per the appraisal report, the One Montgomery Street Property is located in the San Francisco office market.  The San Francisco office market contains approximately 3,715 buildings and 160,751,417 sq. ft. As of Q2 2011, the vacancy rate was 13.2%, which represents a 0.8% decrease from the recent peak of 14.0% in Q3 2010. Net absorption has been consecutively positive over the last three quarters. From Q4 2010 through Q2 2011, San Francisco experienced a positive net absorption totaling 1,652,334 sq. ft. The average rental rate for the market in Q2 2011 was $31.75 per sq. ft., which represents a slight increase over the previous quarter’s value of $30.42 per sq. ft. The office rental rate has remained stable over the previous four quarters, exhibiting a range of $30.01 to $31.75 per sq. ft. Deliveries and construction activity remain slow due to the fact that San Francisco is completely built out with little to no new development sites available. Approximately 189,700 sq. ft. of new space was completed in the market during Q2 2011. No new space was completed in Q1 2011.

The One Montgomery Street Property is located in the Downtown Core Submarket which contains 336 buildings and 55,347,252 sq. ft. of office space. Vacancy, as of Q2 2011, was 12.9% which represents the third consecutive quarter of decreasing vacancy. The previous three quarters vacancy rates equaled 13.5% (Q3 2010), 13.4% (Q4 2010) and 13.0% (Q1 2011) representing an overall 0.6% decrease relative to Q2 2011. Net absorption has exhibited a positive trend as evidenced by a positive net absorption rate from Q4 2010 to Q2 2011 of 366,158 sq. ft. The submarket has had three deliveries totaling 906,319 sq. ft. in the previous four years. The average rental rate as of Q1 2011 is $32.94 per sq. ft. representing a slight increase from the previous quarter’s rental rate of $31.02 per sq. ft.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

The San Francisco retail market contains 85,472,103 sq. ft. of space within 10,351 buildings. Vacancy, as of Q2 2011, was 3.1% and has remained very stable over the previous ten quarters exhibiting a range of 3.0% to 3.3%. The market rental rate, as of Q1 2011, was $31.22 per sq. ft. which represents a slight increase from the previous quarter’s rate of $30.69 per sq. ft. Net absorption was positive 42,795 sq. ft. in Q2 2011, up from the previous quarter’s net absorption of negative 85,694 sq. ft. Deliveries have remained a challenge due to the lack of space for development. Q2 2011 saw three projects come online totaling 30,150 sq. ft.

The Downtown Core retail submarket contains 105 projects totaling 1,418,325 sq. ft.  Vacancy has remained strong ending Q2 2011 at 3.9% representing a slight increase from the previous quarter’s value of 3.7%. Vacancy in the submarket has remained very stable over the previous two years ranging from 3.5% to 4.2%. The Downtown Core retail submarket experienced a negative net absorption in retail space of 3,057 sq. ft., down from the positive absorption of 2,100 sq. ft. experienced in Q1 2011. Delivery of new inventory continues to be a challenge due to the submarket being completely built out and evidenced by the lack of deliveries in Q2 2011. During the previous four years (Q3 2007 through Q2 2011) zero projects have been delivered. The average rental rate as of Q2 2011 is $39.94 per sq. ft. representing a slight decrease from the previous quarter’s rental rate of $41.40, but still much higher than the overall San Francisco retail market.

The table below shows the One Montgomery Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
One Montgomery Street Property	1908	75,880	100.0%	$59.83(2)	A
One Montgomery Tower	1982	676,192	70.0%	$33.00	A
50 Beale Street	1969	665,920	90.0%	$33.88	A
101 2nd Street	1999	396,300	92.7%	$37.28	A
One Front Street	1980	627,808	79.2%	$34.00	A
Total / Wtd. Avg.(3)		2,366,220	81.9%	$34.23
(1)	Source: Appraisal.
(2)	Asking Rate per sq. ft. reflects the straight-line rent for the balance of the lease term.
(3)	Total / Wtd. Avg. excludes the One Montgomery Street Property.

Summary of Comparable Retail Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
One Montgomery Street Property	1908	75,880	100.0%	$59.83(2)	NAP
240 Post Street	1909	41,605	100.0%	$92.68	NAP
88 Kearny Street	1985	221,952	100.0%	$70.00	NAP
2 Stockton Street	1907	74,479	100.0%	$64.56	NAP
One Bush Street	1959	281,520	100.0%	$80.00	NAP
PG&E Building	1924	220,000	100.0%	$45.00	NAP
44 Montgomery Street	1966	635,567	100.0%	$65.00	NAP
Total / Wtd. Avg.(3)		1,475,123	100.0%	$66.39
(1)	Source: Appraisal.
(2)	Asking Rate per sq. ft. reflects the straight-line rent for the balance of the lease term.
(3)	Total / Wtd. Avg. excludes the One Montgomery Street Property.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent	$2,885,871	$3,216,973	$4,149,674	$4,190,811	$55.23
Straight-Line Rent(1)	0	0	0	349,018	4.60
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$2,885,871	$3,216,973	$4,149,674	$4,539,829	$59.83
Total Recoveries	469,704	830,514	(62,314)	165,983	2.19
Total Other Income	0	0	5,616	46,250	0.61
Less: Vacancy	0	0	0	(235,291)	(3.10)
Effective Gross Income	$3,355,575	$4,047,487	$4,092,977	$4,516,772	$59.53
Total Operating Expenses	1,156,565	1,490,738	1,492,299	1,547,447	20.39
Net Operating Income	$2,199,010	$2,556,749	$2,600,678	$2,969,324	$39.13
TI/LC	0	0	0	77,229	1.02
Capital Expenditures	0	0	0	15,176	0.20
Net Cash Flow	$2,199,010	$2,556,749	$2,600,678	$2,876,919	$37.91
(1)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for Wells Fargo (rated AA/Aa3/AA- by Fitch/Moody’s/S&P) over the term of the One Montgomery Street Loan exceeds the current base rent amount.

Property Management.    The One Montgomery Street Property is managed by One Montgomery Property Manager LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The One Montgomery Loan is structured with a hard lockbox and in place cash management.  All excess cash is required to be swept into a lender-controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrowers, (ii) the long term debt rating or financial strength rating of Wells Fargo is downgraded below “BBB” by S&P or Fitch and/or below “Baa2” by Moody’s, (iii) the occurrence of certain bankruptcy events relating to Wells Fargo, the guarantor or the property manager, (iv) the occurrence of a monetary default or material non-monetary default by Wells Fargo under its lease, (v) the failure by Borrowers to deliver by August 31, 2017, an acceptable new lease (replacing the existing Wells Fargo lease) or a renewal notice from Wells Fargo on terms acceptable to lender, (vi) if the Borrowers deliver an acceptable renewal notice from Wells Fargo or an acceptable new lease, and either contains a tenant improvement allowance or construction obligation on the part of the Borrowers or with respect to which the Borrowers are obligated to pay leasing commissions (unless the Borrowers deposit sufficient funds in the rollover account to pay for such tenant improvement allowance, construction obligations and/or leasing commissions), or (vii) the DSCR falls below 1.15x.

Initial Reserves.    At closing, the Borrowers deposited (i) $167,612 into the tax reserve account, (ii) $26,063 into the insurance reserve account and (iii) $1,047,703 into the free rent reserve account.

Ongoing Reserves.    On a monthly basis, the Borrowers are currently required to deposit reserves of (i) $41,903 into the tax reserve account, (ii) $13,032 into the insurance reserve account and (iii) $1,265 into the capital expenditure/replacement reserve account.  Commencing on the monthly payment date in August 2017, the Borrowers are required to deposit $6,323 each month into the TI/LC reserve account.  In addition, in the event that Wells Fargo does not renew its lease or a new lease is not entered into with a replacement tenant acceptable to the lender (or if any such renewal or new lease contains a tenant improvement allowance or construction obligation on the part of the Borrower, or if the Borrower is obligated to pay leasing commissions), in either case, for all space that was occupied as of the closing date of the One Montgomery Street Loan for a term of at least five years beyond the expiration of the current term of the Wells Fargo lease and at 95% or more of the then current base rent prior to August 31, 2017, a full cash flow sweep will be implemented and all excess cash flow will be deposited into the TI/LC reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

San Francisco Bay
San Francisco
One Montgomery Street
One Montgomery Street
San Francisco, CA 94104
McCovey Cove
San Francisco-Oakland Bay Bridge
Financial District
Union Square
Civic Center
Nob Hill
Chinatown
Pacific Heights
Western Addition
Hayes Valley
Mission District
Mission Bay
South Beach
Telegraph Hill
North Beach
Lafayette Park
Oakland
San Jose

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487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Industrial – Warehouse/Distribution
Sponsor:	Corporate Property Associates 17 -		Collateral(3):	Fee Simple
	Global Incorporated		Location:	Bowling Green, KY
Borrower:	Sunpro (KY) LLC		Year Built / Renovated:	2010-2011 / NAP
Original Balance:	$28,000,000		Total Sq. Ft.:	1,409,200
Cut-off Date Balance:	$28,000,000		Property Management(4):	NAP
% by Initial UPB:	4.2%		Underwritten NOI:	$3,554,022
Interest Rate:	6.4765%		Underwritten NCF:	$3,225,999
Payment Date:	6th of each month		Appraised Value:	$43,000,000
First Payment Date:	January 6, 2012		Appraisal Date:	November 16, 2011
Maturity Date:	December 6, 2021
Amortization:	Interest-only for 24 months;		Historical NOI(5)
	240 months thereafter		Most Recent NOI:	$3,961,127 (T-12 8/1/2011)
Additional Debt:	None		2nd Most Recent NOI:	NAP
Call Protection:	L(24); D(89); O(7)		3rd Most Recent NOI:	NAP
Lockbox / Cash Management:	Hard / In Place

Reserves(1)			Historical Occupancy(6)
	Initial	Monthly	Most Recent Occupancy:	100.0% (August 30, 2011)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	NAP
Insurance:	$0	Springing	3rd Most Recent Occupancy:	NAP
Replacement:	$0	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$0	Springing	(2)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.93x and 1.75x, respectively.
See “The Loan” and “EDA Ground Lease” herein.

Developer Retainage Reserve:	$3,184,929	$0
Free Rent Reserve:	$990,282	$0	(3)
			(4)	See “Property Management” herein.
Financial Information			(5)	100% leased on an absolute triple-net basis to The Sun Products Corporation for $3,961,127 annual rent. The improvements were constructed in 2010-2011.
Cut-off Date Balance / Sq. Ft.:		$20	(6)
Balloon Balance / Sq. Ft.:		$15
Cut-off Date LTV:		65.1%
Balloon LTV:		49.0%
Underwritten NOI DSCR(2):		1.42x
Underwritten NCF DSCR(2):		1.29x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		11.5%

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent	Lease Expiration
The Sun Products Corporation (2)	NR/B2/B	1,409,200	100.0%	$2.81	100.0%	2/28/2032
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Sun Products Corporation has one automatic 10-year extension option.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	1,409,200	100.0	1,409,200	100.0%	$2.81	100.0	100.0%
Vacant	NAP	0	0.0	1,409,200	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,409,200	100.0%			$2.81	100.0%

The Loan. The Sun Products Distribution Center loan (the “Sun Products Distribution Center Loan”) is a $28.0 million fixed rate loan secured by both the Borrower’s leasehold interest and the fee simple interest currently held by the Bowling Green Area Economic Development Authority, Inc. (the “EDA”, see “EDA Ground Lease” below) in a newly-constructed 1,409,200 sq. ft. distribution center located at 487 Central Avenue in Bowling Green, Kentucky (the “Sun Products Distribution Center Property”). The $28.0 million first mortgage loan has a 10-year original term, an initial interest-only period of 24 months, and amortizes based on a 20-year schedule thereafter. The Sun Products Distribution Center Loan accrues interest at a fixed rate equal to 6.4765%. Loan proceeds represented a partial return of the equity invested by the Borrower in the construction of the Sun Products Distribution Center Property, which was completed in June 2011 at a cost of $41.0 million without the use of mortgage financing. Based on the appraised value of $43.0 million as of November 16, 2011, the cut-off date LTV is 65.1%.

The Borrower / Sponsor. The Borrower, Sunpro (KY) LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.

The sponsor and non-recourse carveout guarantor for the Sun Products Distribution Center Loan is Corporate Property Associates 17 - Global Incorporated (the “Sponsor”), a W. P. Carey & Co. LLC (NYSE: WPC) managed investment fund. The Sponsor is a publicly-owned, non-listed REIT that invests in commercial properties leased to companies domestically and internationally. As of September 30, 2011, the Sponsor’s real estate portfolio was comprised of full or partial ownership interests in 301 fully-occupied properties, substantially all of which are triple-net leased to 45 tenants, totaling approximately 25 million square feet (calculated on pro rata ownership interest). In addition, the Sponsor owns 35 self-storage properties and one hotel, totaling an additional 3 million square feet (calculated on pro rata ownership interest).

WPC is a publicly traded investment management company with total assets under ownership and management of approximately $11.8 billion as of September 30, 2011. WPC’s owned and managed real estate portfolio had a total occupancy rate of 97% as of September 30, 2011. In 3Q 2011, WPC increased its quarterly dividend for the 42nd consecutive quarter, resulting in an annualized dividend yield of 5.72% based on WPC’s equity market capitalization of approximately $1.56 billion as of December 1, 2011.

The Property. The Sun Products Distribution Center Property is a newly constructed industrial warehouse and distribution center situated on a 98+ acre site and features 30’ clear heights and 373 dock-high loading bays, as well as convenient rail access immediately to the south of the site. The Sun Products Distribution Center Property is fully leased to and occupied by the Sun Products

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Corporation (“Sun”) and, according to the Sponsor, is a critical component in Sun’s plan to consolidate and streamline its manufacturing and distribution operations. Sun was created by the merger of Huish Detergents, Inc. (“Huish”) and Unilever’s North American fabric care business and management is still in the process of integrating the two companies’ overlapping manufacturing and distribution infrastructure. According to the Sponsor, Sun intends to close nine legacy distribution centers in Kentucky and Tennessee in the fourth quarter of 2011 and the first quarter of 2012 and then to consolidate the operations of these nine legacy distribution centers into the Sun Products Distribution Property, which is intended to become Sun’s primary distribution center for the southeast and midwest United States. Since the Sun Products Distribution Center Property is approximately 0.5 miles from Sun’s manufacturing plant, Sun expects to save approximately $2.0 million per year on logistics costs after completing the consolidation, in addition to rent savings realized by closing the legacy centers.

Major Tenant. The Sun Products Distribution Center Property is currently 100% leased to Sun.

The Sun Products Corporation (1,409,200 sq. ft., 100.0% GLA, 100.0% of underwritten total occupied rent): Sun manufactures well-known household products such as All, Snuggle, and Wisk, and is the largest maker of private-label laundry products. With recent annual sales of approximately $2.0 billion, Sun is #2 in market share in the North American laundry detergent/fabric softener sector. Only Procter & Gamble (58% market share in 2009, the most recent data available) has a larger market share. Sun was created by the merger of Huish Detergents and Unilever’s laundry division, which were acquired by private equity firm Vestar Capital in 2007 and 2008, respectively, for a combined acquisition price of $2.65 billion, including approximately $1.6 billion in debt. The combined company, renamed The Sun Products Corporation, was able to increase market share and grew EBITDA 17% from 2008-2009.

Sun’s sales rose 2.2% in 2Q 2011 vs. one year ago. However, higher input costs offset the higher sales and gross profit was 32% lower for the first half of the year. Adjusted EBITDA for the first half of 2011 was $113.4 million, versus cash interest expenses of approximately $70.3 million. Sun had approximately $2.1 million in cash as of June 30, 2011. Net cash flow from operations was $33.5 million through the first 6 months of 2011.

In addition to the estimated $2 million in annual savings related to consolidation of distribution operations into the Sun Products Distribution Center Property, Sun is reportedly in the process of upgrading manufacturing plants to produce both Huish and Unilever’s products, which Sun estimates will save an additional $65.0 million to $70.0 million per year. Furthermore, Sun recently implemented an SAP system to replace the outdated software inherited from Huish. The SAP system came online in July 2011. Finally, Sun introduced a price increase in August to offset commodity price increases, which Sun expects to result in an increase of approximately $50.0 million to EBITDA in 2012.

Sun leases the Sun Products Distribution Center Property on an absolute triple-net basis. The lease term is 20.5 years, with a commencement date of August 30, 2011 and an expiration date of February 28, 2032. The annual base rent of $3,961,127 is payable in monthly installments on the 25th day of each month during the lease term. Sun has a full rent abatement during the first six months of the lease term.

The Market. The Sun Products Distribution Center Property is located in Bowling Green, Kentucky. Bowling Green is the fourth largest city in Kentucky, with an estimated metropolitan statistical area population of 116,001 as of 2007. Bowling Green is a popular location for distribution centers due to its location near I-65, which extends north to Louisville, Indianapolis, and Chicago, and south to Nashville, Birmingham, and Mobile. Accordingly, the area is home to many manufacturing companies including General Motors, Fruit of the Loom, Houchens Industries, Eagle Industries, Holley Performance Products, Magna International, and Camping World.

Land uses within the neighborhood consist of a mix of agricultural and industrial uses, with some single-family detached residential along the interior roadways. The majority of the area’s retail use and commercial development are situated along highways and closer to the city center of Bowling Green (approximately seven miles from the Sun Products Distribution Center Property).

The Sun Products Distribution Center Property is approximately 25 miles north of Nashville’s North Industrial submarket, which contains 40,373,616 sq. ft. of industrial space in 868 buildings. The North submarket is the second largest submarket in the Nashville metropolitan statistical area. Vacancy as of the third quarter of 2011 was 7.8%, which represents a 0.4% decrease from the recent peak of 8.2% in the second quarter of 2011. Net absorption for the third quarter of 2011 for the overall Nashville Industrial market was a positive 1,171,092 sq. ft., compared to 983,458 sq. ft. of net positive absorption in the Nashville Industrial market during the previous quarter. The North Industrial submarket has had no new deliveries year to date through the third quarter of 2011, while the overall Nashville Industrial market had several deliveries that added a total of 198,312 sq. ft. to the market’s inventory. The average rental rate as of the third quarter of 2011 was $4.99 per sq. ft. in the North Industrial submarket , which represents an increase of $0.02 per sq. ft. from the previous quarter and the highest average rental rate experienced by the market since the fourth quarter of 2007.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

According to the appraisal report, rental rates at properties in the local market range from approximately $2.63 per sq. ft. to approximately $3.65 per sq. ft. on a triple-net basis. The appraisal further noted that the Sun Products Distribution Center Property is regarded as a premium property in the local area. Rent concessions are rarely provided in the market and range from zero to three months. Most industrial leases within the local market range in term from 10 to 15 years and contain 2.0% annual or periodic escalations. Tenant improvement allowances are not common.

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-12 8/1/2011(2)	U/W	U/W Per Sq. Ft.
Base Rent	$3,961,127	$3,961,127	$2.81
Value of Vacant Space	0	0	0
Gross Potential Rent	$3,961,127	$3,961,127	$2.81
Total Recoveries	0	109,918	0.08
Less: Vacancy	0	(407,105)	(0.29)
Effective Gross Income	$3,961,127	$3,663,941	$2.60
Total Operating Expenses	0	109,918	0.08
Net Operating Income	$3,961,127	$3,554,022	$2.52
TI/LC	0	187,103	0.13
Capital Expenditures	0	140,920	0.10
Net Cash Flow	$3,961,127	$3,225,999	$2.29
(1)
There is no management agreement in place at the Sun Products Distribution Center Property, and therefore no actual management fee is payable. All operating expenses are paid directly by Sun. The U/W includes a recovery of the underwritten management fee.

(2)	Based on in-place NNN rent.

Property Management. There is no property management agreement in place for the Sun Products Distribution Center Property. Sun self-manages the Sun Products Distribution Center Property and is directly responsible for all property-related obligations.

Lockbox / Cash Management. The Sun Products Distribution Center Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of an event of default by the Borrower.

Initial Reserves. At closing, the Borrower deposited (i) $3,184,929 into a developer retainage reserve account related to certain outstanding construction obligations and (ii) $990,282 into a free rent reserve account, which amount is related to the current free rent period that extends until March 2012. With respect to the funds in the free rent reserve account, provided that no default or event of default has occurred and is continuing, on each monthly payment date through and including March 2012, $330,094 of the funds on deposit in the free rent reserve account are required to deposited into the cash management account and shall be applied as rents pursuant to the Sun Products Distribution Center Loan cash management agreement. With respect to the funds in the developer retainage reserve account, such funds will be disbursed to the developer of the Sun Products Distribution Center Property upon lender’s receipt of a letter signed by each of the Borrower, Sun and the developer stating that the developer is entitled to such funds, or upon lender’s receipt of other evidence satisfactory to lender that the developer is entitled to such funds pursuant to the Sun lease.

Ongoing Reserves. Upon the occurrence of (i) a monetary or material (as reasonably determined by the lender) non-monetary event of default, (ii) a monetary default or certain enumerated non-monetary defaults (in each case, beyond applicable notice and cure periods) by Sun under the Sun lease, (iii) the Sun lease (or any material portion thereof) being surrendered, cancelled or terminated prior to its then current expiration date, or (iv) any bankruptcy action of Sun, the Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies, (iii) the capital expenditure account, an amount equal to $0.10 per sq. ft. of gross leasable space at the property and (iv) the rollover reserve account, an amount equal to 1/12 of the product obtained by multiplying $0.25 per sq. ft. by the number of gross leasable sq. ft. at the property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

EDA Ground Lease. The Borrower previously owned the fee interest in the Sun Products Distribution Center Property. In connection with obtaining certain tax abatements, the Borrower transferred its fee interest to the EDA and then leased the Sun Products Distribution Center Property back from the EDA pursuant to a ground lease with the EDA that expires in November 2030. All ground rent due under the lease has been prepaid by the Borrower, and the ground lease includes an option for the Borrower to purchase the fee interest for $100 prior to or at the end of the term of the ground lease. Such purchase option survives any termination of the ground lease due to any tenant default. The EDA also pledged its fee interest in the Sun Products Distribution Center Property as additional mortgaged property for the Sun Products Distribution Center Loan.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Sun Products Distribution Center
487 Central Avenue
Bowling Green, KY 42101
Bowling Green
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Bowling Green-Warren County Regional Airport
Western Kentucky Univ. Agricultural Center
WARREN COUNTY
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10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

BETHESDA
COMPREHENSIVE CANCER CENTER

B REHABILITATION
Cardiac/Pulmonary Rehabilitation
Breast Surgery
Cardiology
Infertility
Internal Medicine
MRI/CT/X-ray
OB/GYN
Oral/Maxillofacial Surgery
Otolaryngology
Psychiatry
Rehabilitation
Vascular Surgery
Wound Care

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – Medical
Sponsor:	Investcorp US Real Estate, LLC		Collateral:	Fee Simple
Borrower:	BHC Holdings LL, LLC		Location:	Boynton Beach, FL
Original Balance:	$26,300,000		Year Built / Renovated:	1996 / NAP
Cut-off Date Balance:	$26,300,000		Total Sq. Ft.:	127,942
% by Initial UPB:	3.9%		Property Management:	Flagler Investment Property
Interest Rate:	6.4390%			Management, LLC
Payment Date:	6th of each month		Underwritten NOI:	$3,079,147
First Payment Date:	December 6, 2011		Underwritten NCF:	$2,951,905
Maturity Date:	November 6, 2021		Appraised Value:	$38,000,000
Amortization:	Interest-only for 24 months;		Appraisal Date:	July 1, 2011
	360 months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(10), YM1(106), O(4)		Most Recent NOI:	$2,686,897 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$2,573,603 (December 31, 2009)
			3rd Most Recent NOI:	$2,496,521 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy(3)
Taxes:	$481,888	$52,500	Most Recent Occupancy:	90.2% (September 30, 2011)
Insurance:	$94,020	$7,835	2nd Most Recent Occupancy:	91.0% (December 31, 2010)
Replacement:	$56,766	Springing	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
TI/LC:	$480,000	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Required Repairs:	$1,000,000	$0	(2)	Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.79x and 1.72x, respectively.

Financial Information			(3)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the related borrower.
Cut-off Date Balance / Sq. Ft.:		$206
Balloon Balance / Sq. Ft.:		$184
Cut-off Date LTV:		69.2%
Balloon LTV:		61.9%
Underwritten NOI DSCR(2):		1.55x
Underwritten NCF DSCR(2):		1.49x
Underwritten NOI Debt Yield:		11.7%
Underwritten NCF Debt Yield:		11.2%

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Bethesda Healthcare Systems	NR/A3/NR	64,025	50.0%	$31.84	62.6%	7/31/2026
Bethesda Outpatient Surgery(4)	NR/NR/NR	13,667	10.7	$21.76	9.1	5/1/2020
Pediatric Associates	NR/NR/NR	8,145	6.4	$21.70	5.4	11/1/2016
Joshua Berlin, MD(5)	NR/NR/NR	6,345	5.0	$25.45	5.0	8/1/2013
Zorik Spektor, MD(6)	NR/NR/NR	3,265	2.6	$25.22	2.5	12/1/2014
Subtotal / Wtd. Avg.		95,447	74.6%	$28.88	84.6%

Other	Various	19,914	15.6%	$25.19	15.4%	Various
Vacant	NAP	12,581	9.8	NAP	NAP	NAP
Total / Wtd. Avg.		127,942	100.0%	$28.25	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through August 1, 2012 and straight-line rent through the term of the Bethesda Health Medical Office Loan for Bethesda Healthcare Systems, which is rated “A3” by Moody’s.

(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Bethesda Outpatient Surgery has two, five-year extension options.
(5)	Joshua Berlin, MD has one, three-year extension option.
(6)	Zorik Spektor, MD has one, five-year extension option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	1	1,877	1.5	1,877	1.5%	$26.25	1.5	1.5%
2012	3	5,504	4.3	7,381	5.8%	$24.78	4.2	5.7%
2013	5	13,874	10.8	21,255	16.6%	$25.29	10.8	16.5%
2014	2	5,977	4.7	27,232	21.3%	$25.69	4.7	21.2%
2015	1	2,292	1.8	29,524	23.1%	$24.17	1.7	22.9%
2016	1	8,145	6.4	37,669	29.4%	$21.70	5.4	28.3%
2017	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2018	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2019	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2020	2	13,667	10.7	51,336	40.1%	$21.76	9.1	37.4%
2021	0	0	0.0	51,336	40.1%	$0.00	0.0	37.4%
Thereafter	1	64,025	50.0	115,361	90.2%	$31.84	62.6	100.0%
Vacant	NAP	12,581	9.8	127,942	100.0%	NAP	NAP
Total / Wtd. Avg.	16	127,942	100.0%			$28.25	100.0%
(1)	This table does not consider any early termination provisions that may exist under any of the leases.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 1, 2012 and straight-line rent through the term of the Bethesda Health Medical Office Loan for Bethesda Healthcare Systems, which is rated “A3” by Moody’s.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

The Loan.    The Bethesda Health Medical Office loan (the “Bethesda Health Medical Office Loan”) is a $26.3 million fixed rate loan secured by the Borrower’s fee simple interest in a 127,942 sq. ft. Class B medical office property located at 10301 Hagen Ranch Road in Boynton Beach, Florida (the “Bethesda Health Medical Office Property”).  The $26.3 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 30-year schedule thereafter. The Bethesda Health Medical Office Loan accrues interest at a fixed rate equal to 6.4390%. The Bethesda Health Medical Office Loan proceeds, together with an equity contribution from the borrower of $12,783,485, were used to acquire the Bethesda Health Medical Office Property for a purchase price of $37.0 million, fund upfront reserves totaling approximately $2.1 million, and pay closing costs of approximately $971,000.  Based on the as-is appraised value of $38.0 million as of July 1, 2011, the cut-off date LTV is 69.2%.

The Borrower / Sponsor.    BHC Holdings LL, LLC (the “Borrower”) is a newly formed, single purpose Delaware limited liability company structured to be bankruptcy remote and with one independent director in its organizational structure.

The Borrower acquired the Bethesda Health Medical Office Property from Bethesda Healthcare Systems (“BHS”) and BHS leased back the 64,025 sq. ft. of space it already occupied. See “Major Tenants” below.  The Borrower is ultimately 100% owned and controlled by Investcorp International, Inc.  A capitalized U.S. subsidiary of Investcorp International, Inc., Investcorp US Real Estate, LLC (the “Sponsor”) will act as the carveout guarantor for the Bethesda Health Medical Office Loan.  As of June 30, 2010, the Sponsor reported approximately $51.8 million in total assets, $51.7 million in member’s equity and $10.0 million in restricted cash.  Investcorp International, Inc. is a subsidiary of Investcorp Bank B.S.C., a Bahrain based alternative investment manager with $2.9 billion in reported assets as of June 30, 2011.  Investcorp’s U.S. real estate holdings totaled $189 million in 23 active investment portfolios as of June 30, 2011.  A master lease structure was incorporated into Bethesda Health Medical Office Loan to accommodate Shari’ah requirements (see “Shari’ah Master Tenant Structure” below).  This master lease structure is immediately collapsible upon a sale or foreclosure of the Bethesda Health Medical Office Property.

Flagler Investment, LLC (“Flagler”) is a real estate investment management firm that specializes in the acquisition, repositioning and management of prime location office buildings and other commercial properties throughout the Southeastern U.S.  The principals of Flagler include Didier Choukroun, Christopher Coots, Esther Egozi Choukroun, and Herve Puyplat.  The primary members of Flagler Investment, LLC are Didier Choukroun and Christopher Coots.  The principals of Flagler have a wide range of real estate expertise including development, property management, brokerage and portfolio management.  Collectively, the principals have extensive experience in the South Florida region.

The Property.     The Bethesda Health Medical Office Property consists of a one-story medical office facility that encompasses 127,942 sq. ft. of NRA and includes one small cellular tower and parking for 749 vehicles located around the perimeter of the site.  The building interior is divided into patient waiting rooms, with administrative support areas in the front and patient examination and treatment rooms in the back.  The Bethesda Health Medical Office Property was built in 1996 for BHS and was reported to be in good overall condition per the property condition report dated July 7, 2011.  Approximately 90% of tenants at the Bethesda Health Medical Office Property are associated with BHS.  As such, the Bethesda Health Medical Office Property is an integral part of the BHS in Boynton Beach, providing numerous critical outpatient services.

Major Tenants.    The Bethesda Health Medical Office Property was 90.2% leased to 15 tenants as of the rent roll dated September 30, 2011. The two largest tenants are Bethesda Healthcare Systems (50.0% of NRA, rated NR/A3/NR by Fitch/Moody’s/S&P) and Bethesda Outpatient Surgery (10.7% of NRA).  The remaining tenants, none of which leases more than 5.0% of the NRA at the Bethesda Health Medical Office Property, are physicians, 90% of which are employed by BHS and certain of which are partners in Bethesda Outpatient Surgery.

Bethesda Healthcare Systems (64,025 sq. ft., 50.0% NRA, 62.6% of underwritten occupied base rent) Founded in 1959, BHS is a vertically integrated provider of a broad spectrum of inpatient, outpatient and home-care healthcare services, serving South Palm Beach County.  BHS’ flagship facility, Bethesda Memorial Hospital, is a 401-bed acute care hospital located on a 25-acre campus in Boynton Beach, Florida.  Bethesda Memorial Hospital’s continuum of care includes: 24-hour adult and children’s’ emergency services, comprehensive cancer services, cardiac services, stroke, maternity, level III neonatal intensive care services, pediatric and pediatric intensive care services and physical rehabilitation among other services.  In total, BHS has over 550 physicians in more than 40 specialties and 2,300 employees.  The demographics of BHS’ primary service area compare favorably to state and national averages, with an average household income above $76,000.  BHS captures 30.3% market share within its primary service area, which is comprised of the 12 zip codes of Palm Beach County that generate 77.0% of its total inpatient discharges.  Some of the treatments provided by BHS at the Bethesda Health Medical Office Property include cancer treatment, surgery, MRI, cardiopulmonary rehabilitation, and hyperbaric medicine.  BHS also maintains a speech center, hearing center and research laboratory at the Bethesda Health Medical Office Property.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Bethesda Outpatient Surgery (13,667 sq. ft., 10.7% of NRA, 9.1% of underwritten occupied base rent) Bethesda Outpatient Surgery is majority-owned by AmSurg Corporation (“AmSurg”, Nasdaq: AMSG).  According to the appraisal, Physicians Zorik Spektor, MD and Kenneth Kasten, MD, both tenants at the Bethesda Health Medical Office Property, are partners in Bethesda Outpatient Surgery.  AmSurg acquires, develops and operates ambulatory surgery centers in partnership with physicians. Headquartered in Nashville, Tennessee, AmSurg currently partners with over 1,200 physicians at more than 200 outpatient surgery centers across the United States.

The Market.    The Bethesda Health Medical Office Property is located in Boynton Beach, Florida, approximately 15 miles southwest of West Palm Beach and 28 miles north of the Fort Lauderdale CBD, within the Miami-Fort Lauderdale-West Palm Beach Metropolitan Statistical Area (“MSA”).  The Miami-Ft. Lauderdale-West Palm Beach MSA is generally synonymous with the South Florida region (“South Florida”).  South Florida covers Miami-Dade, Broward and Palm Beach Counties and has a population of over 5.5 million people, ranking as the eighth most populous MSA in the nation. Miami-Dade, Broward and Palm Beach Counties are also the most populous counties in Florida.  The region’s distinction as the southernmost metropolitan area within the nation’s contiguous states, as well as its proximity to Latin America, has spurred its growth into a significant international gateway.

According to certain surveys of medical offices, the medical office market on a national level has witnessed improving market fundamentals that have reduced going-in cap rates for on-campus Class A and Class B properties by 46 and 29 basis points, respectively, as compared to the 2010 Medical Office Building Investor Survey.  The improvement in market conditions is concluded to be a direct result of improving capital markets, the performance of the public and private REITS that have significant cash balances, and a limited supply of good-quality product available for sale. Certain market fundamentals may be based on the continued strong demographics underlying this asset class, as well as the underlying improvement in credit conditions relating to underwriting investment grade health-systems and properties with longer term leases to these institutions.

Unlike the general Fort Lauderdale office market, which according to the appraisal was reporting an overall vacancy rate in the metropolitan area of 20.0% at the time of the appraisal report (inclusive of all classes of office assets), medical office vacancies generally ranged from 0.0% to 25.0%, with most medical office buildings reportedly experiencing an overall vacancy rate of between 0.0% and 10.0%.  The appraisal did not provide a calculation of the actual absorption of the buildings surveyed, however the appraisal indicated stable to positive absorption.  According to the appraisal, when compared to the general office market, the medical office market appeared to be well positioned.  Lease rates for medical office space in the Palm Beach market ranged from approximately $15.00 per sq. ft. to $40.00 per sq. ft.  The asking rents are dependent on a variety of factors including location within a particular building, the quality of the building in question, and the type of medical office build-out.  The low end of the range is typically represented by older, less functional space with lower levels of building, while the upper end of the range is typically represented by newer space with higher-quality build-outs, more exam rooms, and a location adjacent to an established hospital or surgery center(s).

Bethesda Health Medical Office Property Recent Leases(1)
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.(2)	Lease Term (Months)	Lease Start	Lease Expiration
Bethesda Healthcare Systems(3)	64,025	$26.50	180	8/1/2011	7/31/2026
Bethesda Outpatient Surgery	13,667	$21.13	120	5/1/2010	5/1/2020
Total / Wtd. Avg.	77,692	$25.64	170
(1)	Source: In-place rent roll dated September 30, 2011
(2)
Net Base Rent Per Sq. Ft. is based on the actual rent in place as of the rent roll dated September 30, 2011 and does not include underwritten rent steps for either tenant or underwritten straight line rent for BHS.

(3)
The BHS lease with the Borrower permits BHS to sublet space.  BHS had subleases with 14 tenants comprising 56,557 sq. ft. as of September 16, 2011.  However, BHS remains liable for all payments under the BHS lease.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

The table below shows the vacancy rate and asking rents of the Bethesda Health Medical Office Property in comparison to direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Initial Rent Per Sq. Ft. (Net)(2)	Class
Bethesda Health Medical Office Property	1996	127,942	90%	$25.05	B
Flagler Waterview	1998	163,487	84%	$25.00	A
West Boca Medical Arts Pavilion I	1993	46,865	79%	$20.00	B
West Boca Medical Arts Pavilion II	1995	70,325	97%	$21.50	B
1905 Medical Center	1996	99,659	100%	$24.00	B
Building 1	1993	83,000	99%	$22.00	B
Total / Wtd. Avg.(3)		463,336	92%	$23.21
(1)	Source: Appraisal
(2)
Initial Rent Per Sq. Ft. (Net) is based on the actual rents in place at the Bethesda Health Medical Office Property for occupied space as of the rent roll dated September 30, 2011, and does not include underwritten rent steps for any tenants or underwritten straight line rent for BHS.

(3)	Total excludes the Bethesda Health Medical Office Property

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent	$3,679,192	$3,752,407	$3,841,284	$2,889,745	$22.59
Straight-Line Rent(1)	0	0	0	368,627	2.88
Value of Vacant Space	0	0	0	308,951	2.41
Gross Potential Rent	$3,679,192	$3,752,407	$3,841,284	$3,567,323	$27.88
Total Recoveries	0	0	0	1,532,743	11.98
Total Other Income	13,050	19,053	19,449	12,750	0.10
Less: Vacancy	0	0	0	(463,365)	(3.62)
Effective Gross Income	$3,692,242	$3,771,460	$3,860,733	$4,649,451	$36.34
Total Operating Expenses	1,195,721	1,197,857	1,173,836	1,570,304	12.27
Net Operating Income	$2,496,521	$2,573,603	$2,686,897	$3,079,147	$24.07
TI/LC	0	0	0	114,449	0.10
Capital Expenditures	0	0	0	12,794	0.90
Net Cash Flow	$2,496,521	$2,573,603	$2,686,897	$2,951,905	$23.07
(1)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for Bethesda Healthcare Systems (rated NR/A3/NR by Fitch/Moody’s/S&P) over the term of the Bethesda Health Medical Office Loan exceeds the current base rent amount.

Property Management.    The Bethesda Health Medical Office Property is managed by Flagler Investment Property Management, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Bethesda Health Medical Office Loan is structured with a hard lockbox (into which all rents payable under the Shari’ah master lease as well as all rents payable by the subtenants of the Shari’ah Master Tenant are deposited) and in place cash management. All excess cash, after required payments or deposits per the Bethesda Health Medical Office Loan documents, will be swept into a lender-controlled account upon the occurrence of one of the following events (each a “Cash Sweep Event”): (i) an event of default by the Borrower, (ii) the DSCR falling below 1.20x as of any date of determination provided such dates of determination will only be made quarterly, and/or (iii) a bankruptcy of the Borrower, guarantor or property manager.

Initial Reserves.    At closing, the Borrower deposited (i) $481,888 into the tax reserve account, (ii) $94,020 into the insurance reserve account, (iii) $1,000,000 into a required repairs reserve account to be utilized for the immediate repairs identified in the Bethesda Health Medical Office Loan documents (which repairs are required to completed pursuant to the purchase and sale agreement between the Borrower and the seller of the Bethesda Health Medical Office Property, with any balances remaining in the required repair reserve account after the work has been completed required to be disbursed back to the seller), (iv) $56,766 into the replacement reserve account, and (v) $480,000 into the TI/LC reserve account.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $52,500 into the tax reserve account, (ii) $7,835 into the insurance reserve account, (iii) if, at any time funds on deposit in the replacement reserve account falls below $28,383, $3,337 into the capital expenditure/replacement reserve account until the amount on deposit equals $28,383, (iv) if, at any time funds on deposit in the TI/LC reserve account falls below $150,000, $7,989 into the TI/LC reserve account until the amount on deposit equals $480,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Release of Non-Income Producing Collateral.    The Borrower may obtain the release of one of two non-incoming producing outparcels of the Bethesda Health Medical Office Property provided certain conditions are met, including without limitation (i) such outparcel may be conveyed only to an affiliate of the Borrower or to an end user of such outparcel, (ii) for so long as the outparcel is owned by an affiliate of the Borrower, such outparcel may only be developed with one building containing up to 20,000 sq. ft. of gross rentable space and each lease of greater than 2,000 sq. ft. or 10% of NRA shall require the prior approval of the lender under the Bethesda Health Medical Office Loan, which approval shall be deemed granted provided the tenant is not a current tenant of the Bethesda Health Medical Office Property or a former tenant of the Bethesda Health Medical Office Property whose lease did not expire by its terms, (iii) after giving effect to the release of the outparcel, the DSCR for the remaining Bethesda Health Medical Office Property shall be equal to or greater than 1.50 to 1.00, (iv) after giving effect to the release of the outparcel, the LTV for the remaining Bethesda Health Medical Office Property shall be equal to or less than 70%, (v) after giving effect to the release of the outparcel, the remaining Bethesda Health Medical Office Property shall be legally subdivided, comply with all zoning requirements, constitute a separate tax parcel and have the benefit of any necessary easements, operating agreements or shared facility agreements.  In addition to the foregoing, the Borrower has covenanted not to solicit, attempt to persuade, or otherwise accommodate or facilitate the departure of, any tenant from the Bethesda Health Medical Office Property whose lease term has not yet expired by its terms that results in any acquisition, purchase or lease-up of all or any portion of the applicable outparcel.

Shari’ah Master Tenant Structure.    In order to accommodate a structure that is compliant with Shari’ah law, the Bethesda Health Medical Office Loan was structured with a master lease (the “Shari’ah Master Lease”) to BHC Holdings TT, LLC (the “Shari’ah Master Tenant”), as the master tenant.  The Shari’ah Master Tenant is a single purpose, bankruptcy remote limited liability company, structured to be bankruptcy remote. It is controlled by an affiliate of the Borrower.  The Bethesda Health Medical Office Loan was structured so that the Shari’ah Master Lease is completely subordinate to the Bethesda Health Medical Office Mortgage Loan and all of the Borrower’s obligations under the Bethesda Health Medical Office Loan documents.  In addition, the Shari’ah Master Lease is structured to terminate upon a foreclosure of the Bethesda Health Medical Office Loan, at which time all space leases would become direct leases with the lender under the Bethesda Health Medical Office Loan.  The Bethesda Health Medical Office Loan is structured with a hard lockbox into which the Borrower is required to deposit all rent under the Shari’ah Master Lease and the Shari’ah Master Tenant is required to deposit all underlying rents from the operation of the Bethesda Health Medical Office Property.  The lender under the Bethesda Health Medical Office Loan has a first priority security interest in such lockbox account and all rents deposited therein.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Bethesda Health Medical Office
10301 Hagen Ranch Road
Boynton Beach, FL 33437
Jupiter
Juno Beach
Loxahatchee Slough
Palm Beach Gardens
North Palm Beach General Aviation
North Palm Beach
Lake Worth
Singer Island
Riviera Beach
Palm Beach Shores
West Palm Beach VA Medical Ctr.
WATER CATCHMENT AREA
Florida's Turnpike
West Palm Beach
Palm Beach
THE EVERGLADES
PALM BEACH COUNTY
Royal Palm Beach
Okeechobee Blvd
Palm Beach International Airport
Southern Blvd
Wellington
The Mall at Wellington Green
Pierson Rd
Forest Hill Blvd
River Bridge Centre
Palm Springs
Greenacres
Lake Worth
Atlantic Ocean
10th Ave N
Lake Worth Rd
Palm Beach County Airpark
Lantana
Lantana Rd
South Palm Beach
Hypoluxo Rd
Manalapan
Hypoluxo
Shoppes of Boynton
Boynton Beach Mall
Boynton Town Ctr.
Boynton Beach
Boynton Beach Blvd
Canyon Town Center
Ocean Ridge
Gulf Rd
Bethesda Memorial Hospital
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
Gulf Stream
Lake Ida Rd
Marketplace at Delray
Delray Square
Atlantic Ave
Delray Beach
Kings Point
Linton Blvd
Lowson Blvd
Highland Beach
Clint Moore Rd
Yamato Rd
Boca Raton
Hamptons at Boca Raton
Boca Raton Airport
Palm Beach State College
Jog Rd
Military Trail
Congress Ave
Hagen Ranch Rd
Lyons Rd
Seminole Pratt Whitney Rd
B Rd
Gulf of Mexico
Lake Okeechobee
THE EVERGLADES
Boca Raton
Coral Springs
Ft. Lauderdale
Hollywood
Miami
Miami Beach
Weston
Hialeah
Florida City
Atlantic Ocean

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	James Procaccianti		Collateral:	Fee Simple
Borrower:	PNY II, LLC		Location:	Amherst, NY
Original Balance:	$25,000,000		Year Built / Renovated:	1981 / 2008
Cut-off Date Balance:	$24,933,544		Rooms:	356
% by Initial UPB:	3.7%		Property Management:	TPG Hospitality, Inc.
Interest Rate:	6.3000%		Underwritten NOI:	$5,226,719
Payment Date:	6th of each month		Underwritten NCF:	$4,422,488
First Payment Date:	October 6, 2011		Appraised Value:	$57,200,000
Maturity Date:	September 6, 2021		Appraisal Date:	April 14, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(80), O(13)		Most Recent NOI:	$5,014,159 (T-12 9/30/2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$4,945,577 (December 31, 2010)
			3rd Most Recent NOI:	$4,724,875 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$150,139	$75,070	Most Recent Occupancy:	76.4% (September 30, 2011)
Insurance:	$38,494	$6,416	2nd Most Recent Occupancy:	74.3% (December 31, 2010)
FF&E:	$0	1/12 of 5% of Gross Income	3rd Most Recent Occupancy:	70.9% (December 31, 2009)
Restaurant	$2,558,097	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Renovation:
PIP Reserve:	$0	Springing
Interest Reserve:	$250,000	Excess Cash Flow

Financial Information
Cut-off Date Balance / Room:		$70,038
Balloon Balance / Room:		$60,082
Cut-off Date LTV:		43.6%
Balloon LTV:		37.4%
Underwritten NOI DSCR:		2.81x
Underwritten NCF DSCR:		2.38x
Underwritten NOI Debt Yield:		21.0%
Underwritten NCF Debt Yield:		17.7%

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Historical Occupancy, ADR, and RevPAR(1)
Marriott Buffalo Niagara Property	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	69.9%	73.7%	76.7%
ADR	$123.69	$122.99	$123.64
RevPAR	$86.51	$90.61	$94.89
Competitive Set(2)	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	67.7%	69.2%	72.2%
ADR	$93.02	$88.27	$90.99
RevPAR	$63.01	$61.10	$65.70
Penetration	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	103.2%	106.4%	106.3%
ADR	133.0%	139.3%	135.9%
RevPAR	137.3%	148.3%	144.4%
(1)	Source: Smith Travel Research.
(2)
Competitive Set includes: Marriott Buffalo Niagara, Holiday Inn Buffalo Amherst, Holiday Inn Buffalo International Airport, Millennium Airport Buffalo, Hotel Indigo Buffalo Amherst, and Courtyard Buffalo Amherst.

Primary Competitive Set(1)
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Contract %	Occupancy %	ADR	2010 RevPAR
Marriott Buffalo Niagara Property	356	50%	19%	26%	5%	74.3%	$123.05	$91.41
Courtyard Buffalo Amherst	108	60%	20%	20%	0%	72.0%	$118.00	$84.96
Hotel Indigo Buffalo Amherst	187	30%	10%	15%	45%	68.0%	$85.00	$57.80
Total/Wtd. Avg.	651	46%	17%	22%	15%	72.1%	$111.91	$80.69
(1)	Source: Appraisal (Competitive Set Occupancy, ADR, and RevPAR are 2010 estimates).

The Loan.    The Marriott Buffalo Niagara loan (the “Marriott Buffalo Niagara Loan”) is a $25.0 million fixed rate loan secured by the borrower’s fee simple interest in the Marriott Buffalo Niagara Hotel Property located in Amherst (Buffalo), New York (the “Marriott Buffalo Niagara Property”).  The $25.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The Marriott Buffalo Niagara Loan accrues interest at a fixed rate equal to 6.3000%.  Loan proceeds were used to refinance existing debt of approximately $38.8 million, establish upfront escrows of approximately $3.0 million, and pay closing costs of approximately $969,417 and return equity to the sponsors of approximately $1.5 million.  Approximately $17.8 million of fresh cash equity was contributed as closing as part of a portfolio rebalancing by one of the sponsors (discussed below).

The Marriott Buffalo Niagara Property is subject to a 20-year management agreement between the Borrower and TPG Hospitality, Inc. (“TPG”), which extends through June 2027.  The base management fee equates to 3.0% of gross revenues.  The Marriott Buffalo Niagara Property is also subject to a 12-year franchise agreement between Marriott International, Inc. as licensor and the Borrower, which extends to June 2019 with no renewal options.  Based on the “as if completed” appraised value for the Marriott Buffalo Niagara Property as of April 14, 2011 (which took into account the assumed completion of the renovation of the bar, restaurant and lobby space) of $60,100,000, the cut-off date LTV is 41.5%.  Based on the “as stabilized” appraised value as of May 1, 2014 of $65,100,000, the cut-off date LTV is 38.3%.

The Borrower / Sponsor.     PNY II, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with one independent director in its organizational structure. The Borrower is owned by TPG Hospitality Investments VI, LLC, a venture between The Procaccianti Group (2.5%) and CalPERS (97.5%). James Procaccianti (the “Sponsor”) is the non-recourse carveout guarantor under the Marriott Buffalo Niagara Loan.

CalPERS is the largest public pension fund in the United States with 1.6 million California public employees, retirees and families within the system. CalPERS has a fund market value of $235.2 Billion as of May 17, 2011.  CalPERS has a fund target real estate target allocation of 10% and currently has approximately $16.6 billion invested.

Founded in 1964, The Procaccianti Group (“TPG”) is a second-generation, privately-held, real estate investment and management company with a national platform that spans all sectors of real estate with a particular focus on quality, full-service hotels. Today, TPG boasts a broad national hospitality platform with 63 hotels located in 24 states with almost 17,000 guestrooms and 8,000 employees. TPG ranked 6th out of 28 in Hotel & Motel Management’s 2011 survey of third party management companies and 10th in the United States in Hotel Business’ 2010 Top 100 Owners and Developers ranking.  The company is a fully accredited operator of

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

InterContinental, Hyatt, Marriott, Westin, Hilton, Embassy Suites, Doubletree, Crowne Plaza, Sheraton, Radisson and Holiday Inn. TPG’s equity partners include CalPERS, CMS, RFP, InvestCorp, Rockpoint, Atlas Capital and Charles River Real Estate Investors.  TPG’s senior management team has worked side by side for over 20 years throughout several market cycles under the leadership of James and Elizabeth Procaccianti and has built a professional infrastructure capable of effectively managing its expanding national portfolio.

The Property.  The Marriott Buffalo Niagara Property is a 356-room, full service hotel located at 1340 Millersport Highway in Amherst, New York, approximately six miles northeast of downtown Buffalo and adjacent to Interstate 290.  The site is improved with one rectangular-shaped 10-story hotel building with an attached single-story conference facility.  The main lobby, offices, service and support areas, meeting rooms, full-service banquet facilities, kitchen and mechanical areas are located on the first floor.  The laundry facilities are located in the basement of the tower. Each of the upper floors has a double loaded corridor with guestrooms.

Guestrooms average 305 sq. ft. per room. Guestrooms and suites are well appointed and feature a king or two double beds, Revive Bedding from Marriott including down comforters, designer duvets and a selection of pillows, a large work desk with chair, armchair with ottoman, one phone with dual lines, voicemail and dataports, and a flat-screen plasma television. In addition, all king-bedded rooms are furnished with a queen size sofa sleeper. The concierge level features a private lounge (currently under renovation) and upgraded amenities. Other hotel facilities and amenities include the Blue Fire Bar & Grill which serves as the Marriott Buffalo Niagara Property’s three-meal restaurant and lounge, a swimming pool, a fitness center, a business center, a gift shop, 11,476  sq. ft. of flexible meeting space and 688 surface parking spaces. A Brand Standards Audit of the Marriott Buffalo Niagara Property conducted by Marriott on February 15, 2011 indicated a total score of 92%, placing the Marriott Buffalo Niagara Property in the “Clear” performance classification.

Prior to the Borrower’s ownership, the Marriott Buffalo Niagara Property reportedly underwent approximately $6.0 million in capital improvements. In 2008, the guestrooms underwent a full renovation, including an HVAC overhaul, replacement of the soft goods and case goods and the installation of granite vanities in the bathrooms.  Since acquiring the Marriott Buffalo Niagara Property in 2007, the Borrower has invested an additional $16.9 million ($47,498 per room) into the Marriott Buffalo Niagara Property. The Borrower is in the process of completing a $4.4 million renovation that includes upgrades to the porte-cochere that connects the hotel building to the conference facility ($225,000), lobby ($256,595), public restrooms ($302,883), restaurant and lounge ($1,318,306), grand ballroom ($287,990), building systems ($200,000), soft costs ($481,750) and meeting rooms/pre-function areas ($282,553).  Of the $4.4 million, $1.8 million has been spent as of August 2011. The remaining approximately $2.6 million was escrowed at loan closing.

The Marriott Buffalo Niagara Property has historically outperformed the selected competitive set both in terms of occupancy, ADR and RevPAR penetration.  According to certain research reports, the Marriott Buffalo Niagara Property is the ADR and RevPAR leader within its competitive set. Overall RevPAR penetration stood at 144.4% of fair share for the TTM through October 31, 2011.  Contributing factors include a favorable location, a strong brand affiliation, a recently renovated, high quality product offering and extensive meeting space.

The Market.    The Marriott Buffalo Niagara Property is part of the Amherst/Williamsville submarket.  The submarket contains 42 hotels with a total of 3,451 rooms as of September 30, 2011.  At year end 2010, the submarket achieved an aggregate occupancy level of 63.0% with an ADR of $83.12, reflecting a RevPAR of $52.35, up 3.7% over 2009 levels. Gains in occupancy of 7.2% were partially offset by continued ADR declines of 3.3%, suggesting a yield management strategy focused on occupancy maximization as a means to drive overall RevPAR.  TTM through October 31, 2011, the submarket reported a RevPAR of $55.51, up 7.5% over the previous corresponding TTM period, reflecting continued strengthening of the local lodging market, albeit at the expense of ADR growth.

The selected competitive set comprises six full-service hotels (inclusive of the Marriott Buffalo Niagara Property) with a total of 1,355 rooms.  Selected hotels include the 199-room Holiday Inn Buffalo Amherst, 207-room Holiday Inn Buffalo International Airport, 298-room Millennium Airport Buffalo Hotel, 187-room Hotel Indigo Buffalo Amherst and 108-room Courtyard by Marriott Buffalo Amherst.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 9/30/2011	U/W	U/W per Room
Occupancy	70.9%	74.3%	76.4%	76.4%
ADR	$122.43	$123.05	$123.13	$123.13
RevPAR	$86.78	$91.41	$94.04	$94.04

Room Revenue	$11,275,859	$11,878,008	$12,218,973	$12,218,973	$34,323
F&B Revenue	3,935,514	3,762,590	3,488,627	3,488,627	9,800
Other Revenue	461,011	441,022	377,013	377,013	1,059
Total Revenue	$15,672,384	$16,081,620	$16,084,613	$16,084,613	$45,181
Operating Expenses	5,287,227	5,247,028	4,958,719	4,958,719	13,929
Undistributed Expenses	4,690,324	4,898,133	5,059,811	4,819,187	13,537
Gross Operating Profit	$5,694,833	$5,936,459	$6,066,083	$6,306,707	$17,715
Total Fixed Charges	969,958	990,882	1,051,924	1,079,988	3,034
Net Operating Income	$4,724,875	$4,945,577	$5,014,159	$5,226,719	$14,682
FF&E	626,895	643,265	643,385	804,231	2,259
Net Cash Flow	$4,097,980	$4,302,312	$4,370,774	$4,422,488	$12,423

Property Management.    The Marriott Buffalo Niagara Property is managed by TPG, an affiliate of the Borrower.

Lockbox / Cash Management.    The Marriott Buffalo Niagara Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Marriott Buffalo Niagara Loan, (ii) bankruptcy or insolvency of borrower, guarantor, manager or franchisor, (iii) the DSCR based on a determination made by lender on a quarterly basis commencing December 31, 2011 based on the trailing twelve month period is less than 1.25x, or (iv) the date which is 12 months prior to the expiration of the franchise agreement which date is June 29, 2018 (each of (i) through (iv) above a “Cash Management Trigger Event”).  After the occurrence of a Cash Management Trigger Event, the Marriott Buffalo Niagara Loan will remain in active cash management for the term of the Marriott Buffalo Niagara Loan.

Initial Reserves.    At closing, the Borrower deposited (i) $2,558,097 into a required restaurant renovation reserve account, representing the then-remaining costs to complete the current renovation of the bar, restaurant and lobby space totaling approximately $4.4 million, (ii) $150,139 into a tax reserve account, (iii) $38,494 into an insurance reserve account, and (iv) $250,000 into an interest reserve.

Ongoing Reserves.    On a monthly basis, the Borrower are required to deposit reserves of (i) $75,070 into a monthly tax reserve account, (ii) $6,416 into a monthly insurance reserve account, and (iii) 1/12 of 5% of the prior calendar year’s gross income from operations into an FF&E reserve account.  In addition, on any payment date in which the amount in the interest reserve is below $250,000, the Borrower is obligated to deposit into the interest reserve an amount equal to (i) during the continuance of a cash sweep event period, the excess cash flow, and (ii) in the absence of a cash sweep event period, the difference between (A) gross income from operations, and (B) the sum total of the following amounts which are to be paid on or about the next monthly payment date: (1) debt service, (2) the sum total of all monthly deposits to the reserve funds, (3)  operating expenses then due and payable, and (4) extraordinary expenses.   Notwithstanding the foregoing, the Marriott Buffalo Niagara Loan documents provide that the determination set forth in subsection (ii) above may not exceed 125% of the monthly debt service payment amount.  In addition, beginning on the date which is twelve months prior to the expiration of the franchise agreement, all excess cash remaining after payment of debt service, required reserves, operating expenses and extraordinary expenses is required to be deposited into the PIP reserve account, until such time that the balance in the PIP reserve account is equal to or exceeds the costs of the PIP improvements required by the franchisor pursuant to an approved PIP.  Based on the underwritten net cash flow and the actual debt service due under the Marriott Buffalo Niagara Loan it is expected that this cash flow sweep would result in approximately $2.34 million.  In the event that no PIP funds are required in connection with the franchise renewal, collected funds are required to be released to the Borrower.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Marriott Buffalo Niagara
1340 Millersport Highway
Amherst, NY 14221
SUNY University at Buffalo
UB Stadium
Alumni Arena
Kunz Stadium
Audubon Recreation Complex
Boulevard Mall
Tonawanda
Amherst
Kenmore
Kenmore Mercy Hospital
Daemen College
Williamsville
Amherst State Park
Erie Comm. College North
Eastern Hills Mall
ERIE COUNTY
University at Buffalo South Campus
VA Western NY Hospital
New York State Thruway
Buffalo Niagara International Airport
Kensington Expwy
Erie County Medical Ctr.
Canisius College
Buffalo Zoo
Delaware Park
Buffalo State College
Cheektowaga
Walden Galleria
Depew
Buffalo
Kaleida Health-Buffalo General Hospital
Kensington Expwy
Sloan
Lancaster
Downtown
Sheehan Memorial Hospital
M&T Bank Center
Coca Cola Field
HSBC Arena
Buffalo Skyway
Buffalo R.
Lake Erie
Mercy Hospital
Trocaire College
West Seneca
Buffalo & Erie Co. Botanical Gardens
Seneca Street Soccer Complex
Lackawanna
NY State Thruway
Youngmann Mem. Hwy
Sheridan Dr
Main St
Maple Rd
Wehrle Dr
Cleveland Dr
Genesee St
George Urban Blvd
Walden Ave
Broadway
William St
Clinton St
Seneca St
Losson Rd
Ridge Rd
Delavan Ave
Amherst St
Kenmore Ave
Elmwood Ave
Delaware Ave
Bailey Ave
Harlem Rd
Union Rd
Transit Rd
290
990
90
190
33
5
62
Lake Ontario
St. Catharines
Niagara-on-the-Lake
Lewiston
Lockport
Niagara Falls
North Tonawanda
ONTARIO
NEW YORK
Welland
Port Colborne
Fort Erie
Kenmore
Williamsville
Buffalo
Cheektowaga
Lackawanna
West Seneca
Lake Erie

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	Mitul I. Patel		Collateral(2):	Fee Simple
Borrower:	Vision Chestnut Hotel Group, LLC		Location:	Chattanooga, TN
Original Balance:	$23,000,000		Year Built / Renovated:	1974 / 2008
Cut-off Date Balance:	$22,798,343		Rooms:	186
% by Initial UPB:	3.4%		Property Management:	Vision Hospitality Group, Inc.
Interest Rate:	5.6500%		Underwritten NOI:	$2,926,430
Payment Date:	6th of each month		Underwritten NCF:	$2,605,613
First Payment Date:	July 6, 2011		Appraised Value:	$33,000,000
Maturity Date:	June 6, 2021		Appraisal Date:	April 20, 2011
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(30), D(86), O(4)		Most Recent NOI:	$2,910,468 (T-12 8/31/2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$2,960,051 (December 31, 2010)
			3rd Most Recent NOI:	$2,506,297 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$93,213	$18,643	Most Recent Occupancy:	73.9% (August 31, 2011)
Insurance:	$9,517	$3,172	2nd Most Recent Occupancy:	74.0% (December 31, 2010)
FF&E:	$0	Variable	3rd Most Recent Occupancy:	68.3% (December 31, 2009)
Required Repairs:	$35,000	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2)	See “The Loan” and “PILOT Arrangement” herein.
Financial Information
Cut-off Date Balance / Room:		$122,572
Balloon Balance / Room:		$94,639
Cut-off Date LTV:		69.1%
Balloon LTV:		53.3%
Underwritten NOI DSCR:		1.70x
Underwritten NCF DSCR:		1.52x
Underwritten NOI Debt Yield:		12.8%
Underwritten NCF Debt Yield:		11.4%

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Historical Occupancy, ADR, and RevPAR(1)
Doubletree Chattanooga Property	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	62.4%	73.1%	73.3%
ADR	$108.01	$112.22	$119.55
RevPAR	$67.40	$81.98	$87.61
Competitive Set(2)	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	62.4%	68.0%	68.3%
ADR	$104.78	$107.25	$113.16
RevPAR	$65.42	$72.90	$77.34
Penetration	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	99.9%	107.5%	107.2%
ADR	103.1%	104.6%	105.6%
RevPAR	103.0%	112.5%	113.3%
(1)
Source: Smith Travel Research for the month of September 2011. Any minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Doubletree Chattanooga are attributable to differences in reporting methodologies and/or timing.

(2)
Competitive Set includes: Doubletree Chattanooga, Marriott Chattanooga @ The Convention Center, Sheraton Hotel Read House Chattanooga, Courtyard Chattanooga Downtown, The Chattanoogan, and Hilton Garden Inn Chattanooga Downtown.

Primary Competitive Set(1)
Property	Rooms	Transient	Meeting & Group %	Occupancy	ADR	2010 RevPAR
Doubletree Chattanooga Property(2)	186	70%	30%	74%	$113.88	$84.23
Courtyard Chattanooga Downtown	128	80%	20%	75%	118.00	88.50
Hilton Garden Inn Chattanooga Downtown	94	80%	20%	78%	126.00	98.28
Residence Inn Chattanooga Downtown	76	90%	10%	88%	108.00	95.04
Marriott Chattanooga @ The Convention Center	343	55%	45%	67%	104.00	69.68
Sheraton Hotel Read House Chattanooga	241	65%	35%	61%	102.00	62.22
Chattanooga Choo Choo	363	80%	20%	54%	95.00	51.30
The Chattanoogan	199	55%	45%	61%	115.00	70.15
Hampton Inn Suites Chattanooga Downtown(3)	134	75%	25%
Total / Average	1,764	69%	31%	66%	$107.61	$70.46
(1)	Source: Appraisal. Competitive set Occupancy, ADR and RevPAR are 2010 estimates.
(2)	The Occupancy, ADR and RevPAR data for the Doubletree Chattanooga Property are based on actual 2010 performance.
(3)	The Hampton Inn Suites Chattanooga Downtown was reportedly not open in 2010.

The Loan.    The Doubletree Chattanooga loan (the “Doubletree Chattanooga Loan”) is a $23.0 million fixed rate loan secured by the both the Borrower’s leasehold interest and the fee simple interest currently held by the Industrial Development Board of the City of Chattanooga (the “IDB”, see “PILOT Arrangement” below) in the Doubletree Chattanooga hotel located in Chattanooga, Tennessee (the “Doubletree Chattanooga Property”).  The $23.0 million first mortgage loan has a 10-year term and amortizes on a 25-year schedule. The Doubletree Chattanooga Loan accrues interest at a fixed rate equal to 5.6500%.  Loan proceeds were used to refinance existing debt of approximately $21.0 million, establish upfront escrows of $137,730, pay closing costs and fees of approximately $344,000 and return equity to the Sponsors of approximately $1.6 million.

The Doubletree Chattanooga Property is subject to a five-year management agreement between the Borrower and Vision Hospitality Group, Inc. dated January 1, 2009, which extends until January 1, 2014 with five successive one-year renewal options. The base management fee equates to 4.0% of gross revenues. The Doubletree Chattanooga Property is also subject to a 15-year franchise agreement between the Borrower and Doubletree Hotel Systems, Inc., a subsidiary of Hilton Hotels Corporation, dated March 13, 2006, which extends to October 7, 2023 with no renewal options. Based on the “as-is” appraised value of $33,000,000 for the Doubletree Chattanooga Property as of April 20, 2011, the cut-off date LTV is 69.1%.

The Borrower / Sponsor.    Vision Chestnut Hotel Group, LLC (the “Borrower”) is a single purpose entity structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by a group of individual investors and controlled by Mitul I. Patel (the “Sponsor”), who owns 20.21% of the Borrower and 100% of its managing member, Vision Chestnut Manager, Inc.  Mr. Patel earned both a bachelor’s and master’s degree from the University of Tennessee in civil engineering.  In 1996, Mr. Patel joined his family hotel business by developing a Hampton Inn and a Homewood Suites by Hilton. Given his family’s hotel background, Mr. Patel incorporated hotel properties into his master’s research in engineering, developing data and other pertinent

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

information that could be used by consultants and government officials when evaluating the traffic impact of hotels on an area.  His work has been recognized in several national publications.  Mr. Patel is currently serving on the board of the Creative Discovery Museum and has previously served on the board of the Chattanooga Hotel and Motel Association and the Chattanooga Convention and Visitors Bureau. He was also the recipient of the 2004 Chattanooga Times Free Press 40 Under 40 Award.

The Property.  The Doubletree Chattanooga Property is a 186-room, full-service hotel located at 407 Chestnut Street in the downtown area of Chattanooga, Tennessee. The site is improved with one rectangular-shaped 13-story hotel building containing the guestrooms, restaurants, ballrooms and meeting space. The main lobby, offices, service and support areas, meeting rooms, gift shop, fitness center, business center, housekeeping office and employee areas are located on the first floor. The larger meeting spaces, ballrooms, full-service banquet facilities, board rooms, commercial kitchen, Eleven Restaurant, H2O Bar, computer area, and sitting area with fireplace are located on the second floor. The guestrooms are located on the remaining floors of the 13-story tower.

The 186 guestrooms and suites are comprised of several different configurations: 89 rooms with a single king bed, 80 rooms with two queen beds, 16 suites and one “Presidential Suite.” Each guestroom and suite features a flat-panel HD television, .mp3-compatible clock radio, Wolfgang Puck in-room coffee, microwave, refrigerator, Doubletree “Sweet Dreams” bedding, and both wired and wireless high-speed internet access. Each suite features a separate parlor with additional case and soft goods, while the Presidential Suite contains a living area, kitchen, dining room, three bathrooms and multiple bedrooms. Guestroom drapes, mattresses and bedspreads, carpeting and case goods were all reported to be in good overall condition, with the appraisal concluding the overall quality and condition of the guestrooms to be “excellent.”

The Doubletree Chattanooga Property was constructed in 1974, and shortly after purchasing the hotel in 2006 for a reported $7.0 million the Borrower embarked upon a major renovation that was completed in 2008. The entire interior was reportedly gutted and rebuilt at an approximate total cost of $21.0 million ($112,903 per room), and the Doubletree Chattanooga Property was re-branded from a Clarion Hotel to a Doubletree Hotel.

The Market.  The Doubletree Chattanooga Property is located at 407 Chestnut Street in the downtown area of Chattanooga, Tennessee. Chattanooga is the fourth largest city in the state and located in southeastern Tennessee on Chickamauga Lake and Nickajack Lake, which are part of the Tennessee River.  Chattanooga lies approximately 104 miles northwest of Atlanta, 120 miles southwest of Knoxville, about 135 miles southeast of Nashville, and approximately 148 miles to the northeast of Birmingham.  The region is also at the junction of three major interstate highways: I-24, I-75, and I-59.  The city has received national recognition for the renaissance of its downtown area and the redevelopment of its riverfront. Chattanooga’s economy is reportedly among Tennessee’s strongest, with the construction of Volkswagen’s assembly plant and a rebound in transportation services underpinning recent gains in private sector employment.  The metropolitan area is home to an expanding truck transportation industry that benefits from a location that is nearly equidistant from many of the major southern population centers and offers access to several major interstate highways.

The Doubletree Chattanooga Property is located along the west side of Chestnut Street, just north of West 5th Street in downtown Chattanooga, two blocks south of the Tennessee Aquarium, a half block south of the Creative Discovery Museum, two blocks south of AT&T Field and four blocks from the Tennessee River. The area is considered to be a revitalized area of the city, and has since become a more desirable tourist location.

The Doubletree Chattanooga Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since its first full year of operations after reopening as a Doubletree in 2008. For the T-12 period ended September 30, 2011 the Doubletree Chattanooga Property achieved more than its fair share in terms of occupancy, ADR and RevPAR.  For this period, overall reported occupancy, ADR and RevPAR for the Doubletree Chattanooga Property of 73.3%, $119.55 and $87.61, respectively, resulted in penetration indices of 107.2%, 105.6%, and 113.5%, respectively. Overall reported RevPAR penetration has been above 100% since the Doubletree Chattanooga’s stabilization upon reopening as a Doubletree Hotel in 2008.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W per Room
Occupancy	68.3%	74.0%	73.9%	73.9%
ADR	$108.39	$113.88	$117.90	$117.90
RevPAR	$74.07	$84.23	$87.07	$87.07

Room Revenue	$5,001,691	$5,687,383	$5,900,864	$5,900,864	$31,725
F&B Revenue	1,552,004	1,801,927	1,846,774	1,846,774	9,929
Other Revenue	253,068	282,618	272,793	272,793	1,467
Total Revenue	$6,806,763	$7,771,928	$8,020,431	$8,020,431	$43,121
Operating Expenses	2,162,387	2,400,382	2,474,609	2,474,609	13,304
Undistributed Expenses	1,886,643	2,125,293	2,353,023	2,312,216	12,431
Gross Operating Profit	$2,757,733	$3,246,253	$3,192,799	$3,233,606	$17,385
Total Fixed Charges	251,436	286,202	282,332	307,176	1,651
Net Operating Income	$2,506,297	$2,960,051	$2,910,468	$2,926,430	$15,733
FF&E	272,271	310,877	320,817	320,817	1,725
Net Cash Flow	$2,234,026	$2,649,174	$2,589,650	$2,605,613	$14,009

Property Management.    The Doubletree Chattanooga Property is managed by Vision Hospitality Group, Inc., an affiliate of the Borrower.

Lockbox / Cash Management.    The Doubletree Chattanooga Loan is structured with a hard lockbox and springing cash management. Active cash management (with excess cash flow disbursed to the Borrower) is triggered upon the DSCR of the Doubletree Chattanooga Loan falling below 1.25x for the immediately-preceding T-12 period.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Doubletree Chattanooga Loan, (ii) bankruptcy or insolvency of the Borrower, guarantor or manager, or (iii) the DSCR of the Doubletree Chattanooga Loan falling below 1.15x for the immediately-preceding T-12 period.

Initial Reserves.     At closing, the Borrower deposited (i) $93,213 into a tax reserve account, (ii) $9,517 into an insurance reserve account and (iii) $35,000 into a required repairs reserve account.

Ongoing Reserves.     On a monthly basis, the Borrower is required to deposit reserves of (i) $18,643 into a monthly tax reserve account, (ii) $3,172 into a monthly insurance reserve account, and (iii) (a) on the first 12 monthly payment dates $0, (b) on the next 12 monthly payment dates, 1/12 of 2.00% of the prior calendar year’s gross income from operations, and (c) on monthly payment dates occurring any time thereafter, 1/12 of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

PILOT Arrangement.    The Borrower previously owned the fee interest in the Doubletree Chattanooga Property and, in connection with obtaining certain tax abatements, transferred its fee interest to the IDB and then leased the Doubletree Chattanooga Property back from the IBD pursuant to a lease agreement between Borrower and IDB dated May 31, 2009, as amended by that certain Partial Termination of Lease Agreement dated as of the Doubletree Chattanooga Loan closing.  The Borrower is also party to an agreement for payments in lieu of ad valorem taxes between the Borrower and the IDB dated March 31, 2009 (the “PILOT Agreement”).  The mortgage securing the Doubletree Chattanooga Loan encumbers both the Borrower’s leasehold interest in the Doubletree Chattanooga Property and the fee interest currently held by the IDB.  During the term of the PILOT Agreement, which expires in December 2013, the Borrower is required to pay a reduced amount in lieu of certain taxes.  At the expiration of the term of the PILOT Agreement, the Borrower is permitted to purchase the underlying land from the IDB for $1.00.  Failure to acquire the underlying property is an event of default under the Doubletree Chattanooga Loan and triggers recourse to the Sponsor for resulting losses.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Doubletree Chattanooga
407 Chestnut Street
Chattanooga, TN 37402
Chattanooga
Red Bank
Hixson
Lupton City
Chickamauga Lake
Tennessee River
MARION COUNTY
HAMILTON COUNTY
Northside
Downtown
Ridgeside
Woodmore
Chattanooga Municipal Airport
Lookout Valley
Lookout Mountain
Oak Hill
Cedar Hill
East Ridge
Brainerd Hills
TENNESSEE
GEORGIA
Rossville
Lakeview
CATOOSA COUNTY
WALKER COUNTY
DADE COUNTY
Fairview
Fort Oglethorpe
Knoxville
Asheville
Atlanta
Chattanooga

Various(1)	Collateral Asset Summary Hospitality Specialists Portfolio – Pool 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,945,077 57.6% 1.47x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(5):	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	John A. Mann; James L. Mann		Collateral(1):	Fee Simple/Leasehold
Borrower:	Stevensville Hotel II, LLC; QC Air		Location:	Various
	Hotel, LLC; Quad City Hotel, LLC		Year Built / Renovated:	2006, 2008, 1995 / NAP, NAP, 2006
Original Balance:	$22,000,000		Total Rooms:	257
Cut-off Date Balance:	$21,945,077		Property Management:	Hospitality Specialists, Inc.
% by Initial UPB:	3.3%		Underwritten NOI:	$2,908,742
Interest Rate:	6.5000%		Underwritten NCF:	$2,621,100
Payment Date:	6th of each month		Appraised Value:	$38,100,000
First Payment Date:	November 6, 2011		Appraisal Date:	Various
Maturity Date:	October 6, 2021
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,933,295 (T-12 10/31/2011)
Call Protection:	L(37), D(79), O(4)		2nd Most Recent NOI:	$2,746,982 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing		3rd Most Recent NOI:	$2,406,894 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	77.7% (October 31, 2011)
Taxes:	$20,903	$20,903	2nd Most Recent Occupancy:	76.8% (December 31, 2010)
Insurance:	$16,944	$2,421	3rd Most Recent Occupancy:	70.7% (December 31, 2009)
Immediate Repairs:	$6,438	$0	(1)
The Hospitality Specialists Portfolio – Pool 2 loan is secured by the borrower’s fee simple interest in the 84-room Residence Inn Moline (4600 53rd Street, Moline, IL), the borrower’s leasehold interest in the 98-room Hampton Inn & Suites Moline (2450 69th Avenue, Moline, IL), and the borrower’s fee simple interest in the 75-room Hampton Inn Stevensville (5050 Red Arrow Highway, Stevensville, MI).

FF&E:	$0	1/12 of 4% of gross income
Seasonality(3):	$127,000	Springing
PIP Reserve(4):	$0	Springing
Ground Rent Reserve(2):	$0	Springing
			(2)
Cash management will be triggered if, among other things, (i) the DSCR is less than 1.20x on a trailing twelve month basis or (ii) the monthly payment date that is twelve months prior to the expiration of any franchise agreement or replacement franchise agreement has occurred. During a cash management period (or cash sweep event period, as defined in the loan documents), reserves for ground rent will be required on a monthly basis.

Financial Information
Cut-off Date Balance / Room:	$85,389
Balloon Balance / Room:	$67,410
Cut-off Date LTV:	57.6%
Balloon LTV:	45.5%		(3)
On each payment date occurring in May through October, Borrower shall deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $127,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Underwritten NOI DSCR:	1.63x
Underwritten NCF DSCR:	1.47x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	11.9%
			(4)
A full cash flow sweep is required to commence on the monthly payment date that is twelve months prior to the expiration of the Hampton Inn Stevensville franchise agreement, continuing until such time as the franchise agreement is renewed.  In the event the franchise agreement is renewed for a period expiring within the term of the mortgage loan, the sweep will be required to commence again, twelve months prior to the new expiration date.

			(5)
Partial release via partial defeasance is permitted after December 5, 2014, subject to DSCR and LTV maintenance tests, a debt yield at least equal to the greater of the debt yield at closing or 11.5%, and defeasance of the release amount.  The release price will be 120% of the allocated loan amount.

TRANSACTION HIGHLIGHTS
▪
Performance vs. Competitive Set. Per the May 2011 STR reports, Hampton Inn Stevensville and Hampton Inn & Suites Moline have each individually exceeded the performance of their respective competitive sets over the past three years, and as of T-12 May 2011 exhibited yield penetrations of 144.9% and 212.3%, respectively. As of T-12 May 2011, the Residence Inn Moline, only shortly after two years of its December 2008 opening, exhibited a yield penetration of 113.2%.

▪	Credit Metrics. The loan has a 57.6% Cut-off Date LTV, an Underwritten NCF DSCR of 1.47x and an Underwritten NOI Debt Yield of 13.3%.

▪	Experienced Management. Hospitality Specialists, Inc. has been operating hotels for over 25 years and currently owns/manages over 2,000 hotel rooms across 21 properties.

▪
Location. All three properties are located within close proximity of local demand drivers: Hampton Inn Stevensville within several miles of Grande Mere State Park, Lake Michigan’s beaches, boat launches, and fishing charters, Michigan Wineries and the Whirlpool corporate offices; both the Hampton Inn & Suites Moline and Residence Inn Moline near the Quad City International Airport, the Niabi Zoo, and John Deere Corporate offices.

Various(1)	Collateral Asset Summary Hospitality Specialists Portfolio – Pool 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,947,573 55.0% 1.53x 13.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	John A. Mann; James L. Mann		Collateral(1):	Fee Simple
Borrower:	South Point Holdings, LLC; 28th Street		Location:	Various, MI
	Hotel, LLC		Year Built / Renovated:	2006, 2007, 2003 / NAP
Original Balance:	$21,000,000		Total Rooms:	285
Cut-off Date Balance:	$20,947,573		Property Management:	Hospitality Specialists, Inc.
% by Initial UPB:	3.1%		Underwritten NOI:	$2,905,662
Interest Rate:	6.5000%		Underwritten NCF:	$2,608,560
Payment Date:	6th of each month		Appraised Value:	$38,100,000
First Payment Date:	November 6, 2011		Appraisal Date:	July 13, 2011
Maturity Date:	October 6, 2021
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,891,264 (T-12 10/31/2011)
Call Protection:	L(37), D(79), O(4)		2nd Most Recent NOI:	$2,616,324 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing		3rd Most Recent NOI:	$2,073,404 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	71.1% (October 31, 2011)
Taxes	$48,831	$24,416	2nd Most Recent Occupancy:	68.5% (December 31, 2010)
Insurance:	$25,353	$4,225	3rd Most Recent Occupancy:	59.3% (December 31, 2009)
Immediate Repairs:	$10,875	$0	(1)
The Hospitality Specialists Portfolio – Pool 1 loan is secured by the borrower’s fee simple interest in each of the 109-room Springhill Suites Grand Rapids (5250 28th Street Southeast, Grand Rapids, MI), the 98-room Hampton Inn & Suites Grand Rapids (5200 28th Street Southeast, Grand Rapids, MI), and the 78-room Residence Inn Holland (631 Southpoint Ridge Road, Holland, MI).

FF&E:	$0	1/12 of 4% of gross income
Seasonality:	$69,000	Springing(3)

Financial Information			(2)	Cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
Cut-off Date Balance / Room:	$73,500
Balloon Balance / Room:	$58,024		(3)
On each payment date occurring in May through October, Borrower is required to deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $69,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Cut-off Date LTV:	55.0%
Balloon LTV:	43.4%
Underwritten NOI DSCR:	1.71x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	13.9%		(4)	Partial release via partial defeasance is permitted after December 5, 2014, subject to DSCR, LTV and Debt Yield maintenance tests, and defeasance of the release amount. The release price will be 120% of the allocated loan amount.
Underwritten NCF Debt Yield:	12.5%

TRANSACTION HIGHLIGHTS
▪
Performance vs. Competitive Set. Per the appraisal, Residence Inn Holland was second in its competitive set as of T-12 May 2011, with a yield penetration of 122.3%.  Overall yield penetration for Hampton Inn & Suites Grand Rapids was estimated at 130.2% as of T-12 May 2011, the highest of its primary competitive set. Springhill Suites Grand Rapids had a yield penetration at 120.7% as of T-12 May 2011.

▪	Credit Metrics. The Hospitality Specialists Portfolio – Pool 1 loan has a 55.0% Cut-off Date LTV, an Underwritten NCF DSCR of 1.53x and an Underwritten NOI Debt Yield of 13.9%.

▪	Management. Hospitality Specialists, Inc. has been operating hotels for over 25 years and currently owns/manages over 2,000 hotel rooms across 21 properties.

▪
Location.  Springhill Suites Grand Rapids and Hampton Inn & Suites Grand Rapids are both located one mile north of Grand Rapids’ Gerald R. Ford International Airport, along Interstate 96 which is a primary east/west corridor through the region. The airport recorded 2,185,924 passengers in 2010, a 23.4% increase in passenger traffic from 2009. The neighborhood surrounding the Residence Inn Holland is, according to the appraisal, in a growth phase, with development occurring in the manufacturing and industrial sectors.  In addition to Johnson Controls operating a facility in Holland, a new LG Chem facility is currently under construction adjacent to the Residence Inn Holland, which is expected to manufacture batteries for the Chevrolet Volt, GM’s new electric car.  The plant is expected to begin production in 2012. The area also benefits from tourism, with Downtown Holland listed on the National Register of Historic Places, and leisure attractions including Holland State Park along both Lake Macatawa and Lake Michigan, offering sandy beaches, two campgrounds and scenic views.

Various(1) Chicago, IL 60654 and 60605	Collateral Asset Summary Chicago Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,964,335 63.4% 1.53x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance		Property Type:	Various
Sponsor:	Arthur Holmer		Collateral(1):	Fee Simple
Borrower:	LaSalle Investors LLC; Erie Street		Location:	Chicago, IL
	Investors, LLC; WSC Parking Fund I,		Year Built / Renovated:	Various / Various
	LLC		Total Sq. Ft.:	184,750
Original Balance:	$20,000,000		Property Management:	Wells Street Management, LLC
Cut-off Date Balance:	$19,964,335		Underwritten NOI:	$2,436,825
% by Initial UPB:	3.0%		Underwritten NCF:	$2,221,452
Interest Rate:	6.1115%		Appraised Value:	$31,500,000
Payment Date:	6th of each month		Appraisal Date:	September 1 - 2, 2011
First Payment Date:	November 6, 2011
Maturity Date:	October 6, 2021		Historical NOI
Amortization:	360 months		Most Recent NOI	$2,602,630 (T-12 8/31/2011)
Additional Debt:	None		2nd Most Recent NOI:	$2,355,817 (December 31, 2010)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent NOI:	$2,238,743 (December 31, 2009)
Lockbox / Cash Management(2):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy:	100.0% (Various)
	Initial	Monthly	2nd Most Recent Occupancy:	96.7% (December 31, 2010)
Taxes	$372,429	$46,780	3rd Most Recent Occupancy:	83.0% (December 31, 2009)
Insurance:	$21,397	$4,279	(1)
The Chicago Portfolio loan is secured by the borrower’s fee simple interest in a 78,586 sq. ft. office property located at 343 West Erie Street, a 46,164 sq. ft. office property located at 747 North LaSalle Street, and a 240-space parking garage located at 600 South Clark Street, each located in Chicago, IL.

Replacement:	$0	$3,476
TI/LC(3):	$500,000	$13,021
Required Repairs:	$12,500	$0
			(2)
Cash management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis. If immediately following such determination the borrower posts a letter of credit in the amount of $350,000, cash management will be triggered If the DSCR is less than 1.15x on a trailing twelve month basis.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$108
Balloon Balance / Sq. Ft.:		$92
Cut-off Date LTV:		63.4%
Balloon LTV:		54.0%	(3)
The borrower may post a letter of credit in the amount of $812,000 ($500,000 upfront amount, plus two years of ongoing collections) in lieu of the upfront and ongoing TI/LC reserves, which letter of credit was posted after closing.  Ongoing TI/LC escrows are subject to a cap of $312,000.

Underwritten NOI DSCR:		1.67x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		11.1%	(4)
Partial release via partial defeasance is permitted after January 5, 2014, subject to DSCR and LTV Yield maintenance tests, and defeasance of the release amount.  The release price will be 125% of the allocated loan amount.

TRANSACTION HIGHLIGHTS
▪
Credit Metrics.  The Chicago Portfolio loan has a 63.4% Cut-off date LTV, an Underwritten NCF DSCR of 1.53x, an Underwritten NOI Debt Yield of 12.2%, and an aggregate land value of $16.15 million (or 80.9% of the cut-off date balance).

▪
Submarket and Demographics.  The office properties are located in the River North submarket.  According to the appraisal, office vacancy for Class B/C properties in the River North submarket was 7.7% as of 2Q2011.  Within a one- and three-mile radius, population growth rates through 2016 are expected to be 6.12%/4.11% for 343 West Erie Street, 5.86%/4.33% for 747 North LaSalle Street, and 10.46%/4.40% for 600 South Clark Street, which compares favorably with Cook County (-0.53%) and the Chicago MSA (2.23%).

▪
Equity.  Based on the aggregate initial purchase price of $25.3 million between August 2007 and September 2008, as well as approximately $2.0 million in capital improvements, TI/LC and tenant space refurbishment,  the borrower had approximately $7.3 million of equity remaining in the transaction after closing.

▪
Diverse Tenant Base and 100% Occupancy. The office properties are 100% occupied by 32 tenants, with only one tenant occupying more than 7% of NRA (Solutionset, 6.4% of the Chicago Portfolio total NRA).

▪
Parking Garage Location.  The parking garage is located within close proximity to several major demand drivers: one block from the US Citizenship and Immigration office, three blocks from the Chicago Board of Trade, and three blocks from the Harold Washington Library.  Additional demand is generated by the concentration of local universities in the South Loop neighborhood, with Columbia College, Robert Morris College, and DePaul University all located within proximity to the parking garage.

560 Lincoln Road Miami Beach, FL 33139	Collateral Asset Summary 560 Lincoln Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,432,500 60.6% 1.27x 9.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Unanchored
Sponsor:	Robert M. Quittner		Collateral:	Fee Simple
Borrower:	The Denison Corp.		Location:	Miami Beach, FL
Original Balance:	$18,432,500		Year Built / Renovated:	1929 / 2000, 2008
Cut-off Date Balance:	$18,432,500		Total Sq. Ft.:	29,839
% by Initial UPB:	2.7%		Property Management:	RMQ Realty Management, Inc.
Interest Rate:	5.8905%		Underwritten NOI(3):	$1,687,651
Payment Date:	6th of each month		Underwritten NCF(3):	$1,668,255
First Payment Date:	October 6, 2011		Appraised Value:	$30,400,000
Maturity Date:	September 6, 2021		Appraisal Date:	June 19, 2011
Amortization:	Interest-only for 60 months; 360
	months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,990,374 (T-12 5/31/2011)
Call Protection:	L(27), D(89), O(4)		2nd Most Recent NOI:	$1,981,714 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing		3rd Most Recent NOI:	$1,796,066 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.0% (November 17, 2011)
Taxes:	$212,693	$19,336	2nd Most Recent Occupancy:	93.0% (December 31, 2010)
Insurance:	$35,179	$17,589	3rd Most Recent Occupancy:	96.0% (December 31, 2009)
Replacement:	$0	$373	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.15x on a trailing twelve month basis.
TI/LC:	$0	$3,730
Guess Rollover(2):	$0	$3,500	(2)	The Guess Rollover reserve is subject to a cap of $250,000 and is required to be released to the borrower in the event that (i) Guess extends its lease for at least one year beyond the term of the 560 Lincoln Road loan, or (ii) the borrower enters into a lease with respect to the Guess space with a replacement tenant acceptable to the lender for a term of at least one year beyond the term of the 560 Lincoln Road loan.
Wall Street Language TI/LC(3):	$46,000	$0
Wall Street Language Free Rent(3):	$41,832	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$618	(3)	Wall Street Language is subject to a rent abatement for eight months between June 2011 and January 2012, totaling $83,664. The remaining rent abatement amount of $41,832 was escrowed at closing. Additionally, the amount of $46,000, representing outstanding borrower obligations with respect to tenant allowances provided for in the lease, was escrowed at closing.
Balloon Balance / Sq. Ft.:		$577
Cut-off Date LTV:		60.6%
Balloon LTV:		56.6%	(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.53x and 1.52x, respectively.
Underwritten NOI DSCR(4):		1.29x
Underwritten NCF DSCR(4):		1.27x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		9.1%

TRANSACTION HIGHLIGHTS
▪
Prime Location.  560 Lincoln Road is located along Lincoln Road Mall, a shopping and dining destination in South Florida, that is, according to the appraisal, a destination location for global retailers.  Due to its corner location at Lincoln Road and Pennsylvania Avenue, the building maintains good frontage and visibility and is one of the more desirable sites along Lincoln Road Mall.  The main public parking garage access is situated one block north along Pennsylvania Avenue and 17th Street, increasing the property’s visibility and pedestrian traffic flow when entering the Lincoln Road Mall corridor.  Global retailers H&M and Forever 21 have recently committed to establishing a significant presence at the Mall. H&M’s 22,000 sq. ft. store will be located in the Lincoln Theatre building, directly across the street from the property and Forever 21’s two-story, 39,000 sq. ft. store will be located two blocks west of the property on Lincoln Road Mall.

▪	Anchor Tenant Sales. Guess? Retail reported year-end 2010 sales of $854 per sq. ft.
▪
Below Market Rents.  The largest tenant, Guess? Retail, currently pays 23.5% below market rents for end cap retail space with the in-line retail tenants 37.0% below market.  The current average in-place office rent is about $3.44 per sq. ft. less than the concluded market rents in the appraisal.

▪	Historical Occupancy. The property is 93.0% leased, as of November 17, 2011 and has maintained occupancy of 93.0% to 96.0% since 2008.
▪	Sponsorship Experience. The Quittner family has owned the property since 1948. Mr. Robert Quittner has 39 years of commercial real estate experience throughout the South Florida market.

9600-9696 East Arapahoe Road, 6806- 6883 South Dallas Way, 6800-6825 South Dallas Court, and 6801-6855 South Dayton Street Greenwood Village, CO 80112	Collateral Asset Summary Shops at Greenwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,800,000 74.5% 1.30x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	The Uhlmann Offices, Inc.		Collateral:	Fee Simple
Borrower:	TUO-Greenwood Village I, LLC		Location:	Greenwood Village, CO
Original Balance:	$17,800,000		Year Built / Renovated:	1980 / NAP
Cut-off Date Balance:	$17,800,000		Total Sq. Ft.:	210,244
% by Initial UPB:	2.6%		Property Management:	TUO-Greenwood Village Associates,
Interest Rate:	6.1400%			LLC; The Uhlmann Offices, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$1,925,851
First Payment Date:	January 6, 2012		Underwritten NCF:	$1,684,083
Maturity Date: Amortization:	December 6, 2021 360 months		Appraised Value: Appraisal Date:	$23,900,000 September 23, 2011
Additional Debt:	None
Call Protection:	L(24), D(89), O(7)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing		Most Recent NOI:	$1,883,011 (T-12 8/31/2011)
			2nd Most Recent NOI:	$1,903,566 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$1,710,919 (December 31, 2009)
	Initial	Monthly
Taxes:	$304,809	$43,544	Historical Occupancy
Insurance:	$22,590	$3,227	Most Recent Occupancy:	82.4% (September 20, 2011)
Replacement:	$0	$2,628	2nd Most Recent Occupancy:	84.6% (December 31, 2010)
TI/LC(2):	$125,000	$17,519	3rd Most Recent Occupancy:	82.8% (December 31, 2009)
			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
Financial Information
Cut-off Date Balance / Sq. Ft.:		$85	(2)	TI/LC reserves are subject to a cap of $350,000.
Balloon Balance / Sq. Ft.:		$72
Cut-off Date LTV:		74.5%
Balloon LTV:		63.4%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.30x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		9.5%

TRANSACTION HIGHLIGHTS
■
Cash Basis. The borrower acquired the Shops at Greenwood property in June 2004 for a reported cost of $22.5 million.  At closing, the borrower was estimated to have $10.24 million of equity remaining in the transaction.

■
Tenant Diversity. The Shops at Greenwood contains a diverse mix of local and national retailers and office users.  The United States Postal Service is the largest tenant, occupying 11.6% NRA and accounting for 8.9% of underwritten occupied base rent.  Historical occupancy has been stable with the Shops at Greenwood achieving an average occupancy of 83.3% as of year-end 2008-2010.

■
Location. The Shops at Greenwood property is located in an affluent suburb of Denver (15 miles southeast of the CBD) with 2011 estimated average household income of $94,450, $108,992, and $101,039 within a one, three and five mile radius, respectively.  The property is situated less than one-quarter mile from I-25 along Arapahoe Road, a heavily travelled east/west thoroughfare with reported traffic counts of 76,066 vehicles per day. The Shops at Greenwood has the benefit of big-box tenants such as Target, Home Depot and Lowe’s being located within very close proximity (less than 0.1 mile away).  The neighborhood has experienced steady growth over the past 20 years, which is expected to continue, according to the appraisal.

■
Sponsorship Experience. The borrower purchased the Shops at Greenwood in 2004, and has reportedly invested approximately $4.6 million in the property since.  The Uhlmann Offices, Inc. has over 50 years of commercial real estate experience acquiring, developing and managing retail properties throughout the U.S. The sponsor currently has a portfolio of seven retail properties totaling over 1 million sq. ft. and located in California, Texas and Colorado.  The Uhlmann Offices, Inc. has developed, or acquired, over $500 million in real estate locations across the U.S.

3485 Old Conejo Road Newbury Park, CA 91320	Collateral Asset Summary Tops Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,200,000 69.0% 1.35x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	Kabir Sundher		Collateral:	Fee Simple
Borrower:	Tops Delaware, LLC		Location:	Newbury Park, CA
Original Balance:	$17,200,000		Year Built / Renovated:	1980 / 1985, 1986
Cut-off Date Balance:	$17,200,000		Total Units:	1,456
% by Initial UPB: Interest Rate:	2.6% 6.3940%		Property Management:	Hollywood Storage Management, LLC
Payment Date:	6th of each month		Underwritten NOI:	$1,769,379
First Payment Date:	January 6, 2012		Underwritten NCF:	$1,746,989
Maturity Date:	December 6, 2021		Appraised Value:	$24,930,000
Amortization:	360 months		Appraisal Date:	August 17, 2011
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)		Historical NOI
Lockbox / Cash Management(1):	Soft / Springing		Most Recent NOI:	$1,825,929 (T-12 9/30/2011)
			2nd Most Recent NOI:	$1,649,763 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$1,399,043 (December 31, 2009)
	Initial	Monthly
Taxes:	$17,300	$5,767	Historical Occupancy
Insurance:	$9,669	$1,934	Most Recent Occupancy:	93.1% (July 31, 2011)
Replacement:	$0	$1,952	2nd Most Recent Occupancy:	89.7% (December 31, 2010)
			3rd Most Recent Occupancy:	87.5% (December 31, 2009)
Financial Information			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
Cut-off Date Balance / Unit:		$11,813
Balloon Balance / Unit:		$10,135
Cut-off Date LTV:		69.0%
Balloon LTV:		59.2%
Underwritten NOI DSCR:		1.37x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		10.2%

TRANSACTION HIGHLIGHTS
▪
Historical Property Performance. The Tops Self Storage property outperforms the competitive set and was 93.1% occupied as of July 31, 2011. Revenue and NOI have improved each of the last three years and is on track for a fourth consecutive year of improvement in 2011. T-12 net operating income through 9/30/2011 is up 10.7% over 2010. Among the competitive set within a three-mile radius, the average vacancy is 9% and average rent is $179 for a 100 sq. ft. unit (median rent of $169), with the Tops Self Storage property outperforming the competitive set in both categories. Additionally, the operating margin achieved at the Tops Self Storage property in 2010 and T-12 9/30/2011 of 74.0% and 75.3%, respectively exceeded the averages of four self storage REITs (Public Storage, Extra Space, U Store It (CubeSmart), and Sovran) of 60.8% and 59.4%, respectively during the second quarters of 2010 and 2011, per the respective 10Q filings.

▪
Location. The demographic base of the submarket is, according to the appraisal, extremely stable, affluent, culturally traditional and strongly rooted to the area with an average household income for the 3-mile ring, the City of Newbury Park and Ventura County of $111,919, $125,093 and $98,289, respectively. The Tops Self Storage property is located on the Ventura Freeway which bisects the Conejo Valley and provides access to Los Angeles to the east and Oxnard and the Pacific Coast to the west. The neighborhood is mature and has little available land for additional commercial development, providing high barriers to entry.

▪
Sponsorship Experience.  The sponsor, Kabir Sundher, is a principal of Kuvera Partners, a real estate and entertainment firm with significant expertise in storage facilities. The family making up the borrowing entity developed the property from 1980 to 1986 for approximately $6.3 million, having over thirty years of ownership and management history with the Tops Self Storage property.

1834 East Peters Colony Road Carrollton, TX 75007	Collateral Asset Summary Dawntree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,182,000 74.4% 1.24x 9.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Multifamily – Conventional
Sponsor:	Azure Equity LLC		Collateral:	Fee Simple
Borrower:	Azure Dawntree LP		Location:	Carrollton, TX
Original Balance:	$15,182,000		Year Built / Renovated:	1982 / NAP
Cut-off Date Balance:	$15,182,000		Total Units:	400
% by Initial UPB:	2.3%		Property Management:	Milestone Management, L.P.
Interest Rate:	5.4840%		Underwritten NOI:	$1,402,625
Payment Date:	6th of each month		Underwritten NCF:	$1,282,625
First Payment Date:	September 6, 2011		Appraised Value:	$20,400,000
Maturity Date:	August 6, 2021		Appraisal Date:	July 20, 2011
Amortization:	Interest-only for 36 months; 360
	months thereafter		Historical NOI
Additional Debt:	Future Mezzanine Debt Permitted		Most Recent NOI:	$1,369,243 (T-12 10/31/2011)
Call Protection:	L(28), D(88), O(4)		2nd Most Recent NOI:	$1,261,922 (December 31, 2010)
Lockbox / Cash Management(1):	Springing Hard / Springing		3rd Most Recent NOI:	$1,565,031 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.0% (July 21, 2011)
Taxes(2):	$0	Springing	2nd Most Recent Occupancy:	88.4% (December 31, 2010)
Insurance(2):	$0	Springing	3rd Most Recent Occupancy:	89.9% (December 31, 2009)
Replacement(2):	$250,000	Springing	(1)	Cash management and a cash sweep will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
Renovation Funds(3):	$350,000	$0
			(2)
Monthly escrows for taxes, insurance and capital expenditures are required in the event of a cash sweep event, which includes among other things, the DSCR being less than 1.10x on a trailing twelve month basis.

Financial Information
Cut-off Date Balance / Unit:		$37,955
Balloon Balance / Unit:		$33,948	(3)
The interior units at the Dawntree Apartments property are being renovated as units turnover. The interior renovations generally include new fixtures and lighting and resurfacing of countertops, cabinets, and bath tubs. The exterior projects are budgeted to include, among other things: retaining wall work ($120,000), painting ($30,000), re-plumbing and valving ($20,000), parking lot resurfacing ($30,600), landscaping and trees ($15,000), drainage/erosion control ($15,000), irrigation sprinklers ($10,000), pool and spa resurfacing ($10,000), walks/steps ($10,000), metal/welding ($10,000), structural/balconies ($10,000), windows/screens ($10,000), building lighting ($10,000), office FF&E ($8,000), roofing and ventilation ($7,000), screening fences ($6,000), laundry room ($5,000), vehicles/golf carts ($3,900), and site lighting ($2,000).

Cut-Off Date LTV:		74.4%
Balloon LTV:		66.6%
Underwritten NOI DSCR(4):		1.36x
Underwritten NCF DSCR(4):		1.24x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		8.4%

			(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.66x and 1.52x, respectively.

TRANSACTION HIGHLIGHTS
▪
Equity.  Upon closing of the Dawntree Apartments loan, the borrower invested approximately $4.85 million of equity in the Dawntree Apartments property, or 24.2% of the total capitalization ($20.0 million).

▪
MSA and Submarket.  According to the appraisal, the Dallas Fort Worth MSA has significantly outperformed the country during the recent recession, in terms of employment, and Carrollton has outperformed the MSA. The MSA unemployment rate was 7.9% and the Carrollton unemployment rate was 6.9%, both as of May 2011.  The Dawntree Apartments property is located in the Carrollton/Farmers Branch/Addison submarket, which reported occupancy of 92.4% as of 2Q2011 and average rent per sq. ft. of $0.92 (an increase of 4.6% over year-end 2010), with occupancy forecast to reach 94.6% by 2Q2012.  The Greater Dallas/Fort Worth market exhibited occupancy of 92.7% and average rent per sq. ft. of $0.09 for the same period, with occupancy forecast to reach 94.1% by 2Q2012.

▪
Sponsorship Experience.  The sponsor, Azure Equity LLC and its principals, currently own interests in properties valued at $250 million, encompassing multifamily and office assets in the U.S. and Western Europe. Since November 2010, Azure Equity LLC has closed on three multifamily properties ($37 million total cost) consisting of approximately 800 units in Dallas, TX.  The management company, Milestone Management, L.P., is headquartered in Dallas and is one of the country’s largest privately owned multifamily investment and property management firms, with $2.5B of multifamily assets under management in approximately 130 multifamily properties and more than 40,000 units throughout the United States.

5151-5171 Glenwood Avenue Raleigh, NC 27612	Collateral Asset Summary Beta Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,400,000 74.4% 1.30x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – Suburban
Sponsor:	Alfred N. Marulli, Jr.		Collateral:	Fee Simple
Borrower:	David Associates 101, LLC		Location:	Raleigh, NC
Original Balance:	$14,400,000		Year Built / Renovated:	1980, 1981 / NAP
Cut-off Date Balance:	$14,400,000		Total Sq. Ft.:	148,610
% by Initial UPB: Interest Rate:	2.1% 6.5010%		Property Management:	Coldwell Banker Commercial Trademark Properties
Payment Date:	6th of each month		Underwritten NOI:	$1,602,704
First Payment Date:	November 6, 2011		Underwritten NCF:	$1,421,326
Maturity Date:	October 6, 2021		Appraised Value:	$19,350,000
Amortization:	Interest only for 12 months; 360		Appraisal Date:	September 2, 2011
	months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(36), YM1(81), O(3)		Most Recent NOI:	$1,598,816 (T-12 6/30/2011)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,592,639 (December 31, 2010)
			3rd Most Recent NOI:	$1,424,902 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$13,090	Most Recent Occupancy:	95.7% (August 30, 2011)
Insurance:	$21,000	$3,187	2nd Most Recent Occupancy:	99.4% (December 31, 2010)
Replacement:	$0	$2,725	3rd Most Recent Occupancy:	98.9% (December 31, 2009)
TI/LC:	$50,000	$16,471	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.05x on a trailing twelve month basis.
FMI Reserve(2):	$0	$2,653
Golden Corral TI/LC 2016(3):	$250,000	$0	(2)
FMI Corporation (23,877 sq. ft.) is entitled to $4.00 per sq. ft. for tenant improvements in January 2015, per the lease.  The amount of $2,653 is required to be escrowed on a monthly basis commencing on the payment date in January 2012, in order to accumulate the required $95,508 by January 2015.  Additionally, nine months prior to the lease expiration date of FMI Corporation on December 31, 2018, a full excess cash flow sweep is required to commence.

Golden Corral Ongoing TI/LC(3):	$13,812	$1,063

Financial Information
Cut-off Date Balance / Sq. Ft.:		$97
Balloon Balance / Sq. Ft.:		$85
Cut-off Date LTV:		74.4%	(3)
Golden Corral Corporation (62,753 sq. ft.) is entitled to an annual refresher tenant improvement payment in the amount of $0.25 per sq. ft., per the lease.  The amount of $13,812 was escrowed at closing and the amount of $1,063 is required to be escrowed on a monthly basis.  On June 1, 2014 (which is eighteen months prior to the lease expiration date of Golden Corral Corporation on December 31, 2015) and the earlier of (i) April 1, 2020 or (ii) eighteen months prior to the expiration of the Golden Corral Corporation lease as extended (December 31, 2020 if Golden Corral Corporation renews at the 2015 expiration date), a full excess cash flow sweep is required to commence.

Balloon LTV:		65.4%
Underwritten NOI DSCR(4):		1.47x
Underwritten NCF DSCR(4):		1.30x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		9.9%

			(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.50x, respectively.

TRANSACTION HIGHLIGHTS
▪
Tenant Base. Beta Center is the headquarters location for Golden Corral Corporation, which is one of America’s top-rated franchise family steakhouse with over 500 restaurants and $1.6 billion in system sales. The leases for two of the largest tenants, Golden Corral Corporation and FMI Corporation date from 1999 and 2000, respectively.

▪	Historical Occupancy. Occupancy at the Beta Center property over the past three years has been: 90% in 2008, 98.9% in 2009, 99.4% in 2010, and 95.7% as of August 30, 2011.
▪	Below Market Rents. Average rent of $16.64 psf below concluded market rent of $17.50 psf.
▪
Location. The Beta Center property is located within the US 70/Glenwood Avenue submarket of Raleigh.  It is less than 1/2 mile from Crabtree Valley Mall, a regional mall anchored by Belk, Macy’s and Sears, which reported small shop in-line sales of $606 per sq. ft. in 2010. The Beta Center location offers convenient access to all parts of Raleigh, Research Triangle Park and the airport. Additionally, the net migration rate to Raleigh was the second highest in the US over the past five years.

2190 Northwest 4th Court Boca Raton, FL 33431	Collateral Asset Summary Addison Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,211,760 69.9% 1.25x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Student Housing
Sponsor:	Timothy R. Lewis; Gary Brown;		Collateral:	Fee Simple
	Anthony V. Tamaccio, Jr.		Location:	Boca Raton, FL
Borrower:	Addison Park of Boca Raton, LLC		Year Built / Renovated:	2006-2009 / NAP
Original Balance:	$13,250,000		Total Beds:	165
Cut-off Date Balance: % by Initial UPB:	$13,211,760 2.0%		Property Management:	UCH Addison Park Management, LLC
Interest Rate:	5.9140%		Underwritten NOI:	$1,200,770
Payment Date:	6th of each month		Underwritten NCF:	$1,184,270
First Payment Date:	October 6, 2011		Appraised Value:	$18,900,000
Maturity Date:	September 6, 2021		Appraisal Date:	June 24, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$1,321,524 (T-12 9/30/2011)
Lockbox / Cash Management(1):	Soft / Springing		2nd Most Recent NOI:	$1,089,724 (December 31, 2010)
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$67,891	$6,172	Most Recent Occupancy:	98.2% (October 6, 2011)
Insurance:	$13,342	$6,671	2nd Most Recent Occupancy:	95.5% (December 31, 2010)
Replacement:	$0	$1,375	3rd Most Recent Occupancy:	NAP
			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis.
Financial Information
Cut-off Date Balance / Bed:		$80,071
Balloon Balance / Bed:		$67,936
Cut-off Date LTV:		69.9%
Balloon LTV:		59.3%
Underwritten NOI DSCR:		1.27x
Underwritten NCF DSCR:		1.25x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		9.0%

TRANSACTION HIGHLIGHTS
▪
Location. The Addison Park property is located immediately east of the Florida Atlantic University (FAU) campus at the main campus entrance and benefits from its access to local and regional thoroughfares. Addison Park affords good access and visibility from roadway frontage, is within walking distance to campus, and within three miles from Interstate 95. The property is also served by the Palm Tran Bus system, providing access to campus and the greater Palm Beach area.

▪
Property Amenities. Addison Park is a gated community, offering fully furnished units consisting of private bathrooms, individual bedroom locks, intrusion alarms and a separate guest bathroom. All units have fully equipped kitchens, washer & dryers and consist of a two car attached garage. Common area amenities include on-site leasing, clubhouse, swimming pool and fitness center.

▪
Limited On-Campus Housing. The FAU enrollment in 2010 was 28,394 students, with on-campus housing available for only 3,666 students, or 13% of total enrollment. Addison Park is one of four off-campus properties included as part of FAU’s housing referral program. Addison Park is the only referral property located within walking distance (immediately east) of campus as compared to the other three student housing properties, which are located 2.5 to 3.5 miles away.

▪
Management. The property is managed by UCH Addison Park Management, LLC, an affiliate of United Campus Housing Management Group (“UCHMG”), which has 10 years of experience exclusively managing collegiate student housing properties located both on and off campus. The management company has extensive operational experience in 18 states across the U.S. The UCHMG portfolio consists of 10,522 beds ranging from large public universities to small private and community colleges. The management group currently manages 13 student housing properties, of which three are located in Florida (including Addison Park).

▪	Sponsorship Experience. The sponsors are locally based investors with extensive residential and commercial development experience, operating and managing a combined 450,843 SF of commercial assets.

3480 Financial Center Way Buford, GA 30519	Collateral Asset Summary Plaza Mall of Georgia – Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,550,000 49.9% 1.93x 14.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	William S. Harvin, Sr.; Howard E.		Collateral:	Fee Simple
	Bowen		Location:	Buford, GA
Borrower:	Timbers 2, LLC		Year Built / Renovated:	2008 / NAP
Original Balance:	$11,550,000		Total Sq. Ft.:	106,334
Cut-off Date Balance:	$11,550,000		Property Management:	Bowen Construction Services, Inc.
% by Initial UPB:	1.7%		Underwritten NOI:	$1,709,360
Interest Rate:	5.9640%		Underwritten NCF:	$1,598,368
Payment Date:	6th of each month		Appraised Value:	$23,125,000
First Payment Date:	January 6, 2012		Appraisal Date:	August 30, 2011
Maturity Date:	December 6, 2021
Amortization:	360 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,699,784 (T-12 3/1/2011)
Call Protection:	L(24), D(89), O(7)		2nd Most Recent NOI:	$1,887,921 (December 31, 2010)
Lockbox / Cash Management(1):	Springing Hard / Springing		3rd Most Recent NOI:	$1,760,410 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	94.2% (June 20, 2011)
Taxes:	$18,811	$9,405	2nd Most Recent Occupancy:	92.6% (December 31, 2010)
Insurance:	$16,037	$1,458	3rd Most Recent Occupancy:	93.9% (December 31, 2009)
Other(2):	$0	Springing	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.40x on a forward-looking twelve month basis.

Financial Information			(2)
A full cash flow sweep is required to commence in the event, among other things, (i) Toys “R” Us files for bankruptcy, (ii) Toys “R” Us is in default of its lease, or (iii) all or substantially all of the space leased by Toys “R” Us is dark. The cash flow sweep is subject to an aggregate cap of $750,000 ($10.71 per sq. ft.).

Cut-off Date Balance / Sq. Ft.:		$109
Balloon Balance / Sq. Ft.:		$92
Cut-off Date LTV:		49.9%
Balloon LTV:		42.3%
Underwritten NOI DSCR:		2.07x
Underwritten NCF DSCR:		1.93x
Underwritten NOI Debt Yield:		14.8%
Underwritten NCF Debt Yield:		13.8%

TRANSACTION HIGHLIGHTS

▪	Credit Metrics. The Plaza Mall of Georgia – Phase II loan has a Cut-off Date LTV of 49.9%, an Underwritten NCF DSCR of 1.93x and an Underwritten NOI Debt Yield of 14.8%.

▪
Location. The Plaza Mall of Georgia – Phase II is located approximately 0.1 mile from the Mall of Georgia.  According to the appraisal, The Mall of Georgia, at 1.7 million sq. ft., is one of the largest regional malls in the Atlanta metro area and is the centerpiece of a retail hub for the northeastern portion of the Atlanta metro area.  The Plaza Mall of Georgia – Phase II competitive set of retail properties exhibited occupancy of 90.0%, according to the appraisal.  Gwinnett, where the Plaza Mall of Georgia – Phase II is located, has the highest median income of any county in the state of Georgia and ranks among the top 10 fastest growing counties in the country. Since 2000, Gwinnett has attracted more than 176,000 new residents, a 30% overall increase.

▪
Toys “R” Us. The Plaza Mall of Georgia – Phase II is 94.2% leased as of June 20, 2011, with Toys “R” Us in occupancy of 65.8% of NRA under a lease expiring January 31, 2024.  Toys “R” Us reported 2010 sales of $17,650,000, or $252 per sq. ft., compared to the chain average of $220-$230 per sq. ft.  Toys “R” Us relocated to the Plaza Mall of Georgia – Phase II property from another location within the submarket that the tenant had reportedly occupied for approximately 10 years. The location at the Plaza Mall of Georgia – Phase II represents a relatively new format store for Toys “R” Us, with a combined Babies “R” Us operation.

▪	Remaining Equity. Based on the original cost of development in 2008, the borrower had approximately $9.0 million of equity remaining after closing.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1, Class A-1, Class A-2, Class A-3 and Class A-AB Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)              stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)             certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)            certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)            providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)              stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)             certifying that the nonqualified intermediary is not acting for its own account,

(iii)            certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)            providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2012	85%	85%	85%	85%	85%
December 2013	68%	68%	68%	68%	68%
December 2014	44%	44%	44%	44%	44%
December 2015	16%	16%	16%	16%	16%
December 2016	0%	0%	0%	0%	0%
December 2017	0%	0%	0%	0%	0%
December 2018	0%	0%	0%	0%	0%
December 2019	0%	0%	0%	0%	0%
December 2020	0%	0%	0%	0%	0%
December 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.60	2.59	2.59	2.59	2.59

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	0%	0%	0%	0%	0%
December 2017	0%	0%	0%	0%	0%
December 2018	0%	0%	0%	0%	0%
December 2019	0%	0%	0%	0%	0%
December 2020	0%	0%	0%	0%	0%
December 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.67	4.66	4.65	4.63	4.45

D-1

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	99%	98%	96%	88%
December 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.68	9.65	9.61	9.56	9.34

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2012	100%	100%	100%	100%	100%
December 2013	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	96%	96%	96%	96%	96%
December 2017	77%	77%	77%	77%	77%
December 2018	56%	56%	56%	56%	56%
December 2019	34%	34%	34%	34%	34%
December 2020	11%	11%	11%	11%	11%
December 2021	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.22	7.22	7.22	7.22	7.22

D-2

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.75000%	1.61318%	1.61336%	1.61338%	1.61340%	1.61353%
99.87500%	1.56340%	1.56347%	1.56348%	1.56349%	1.56354%
100.00000%	1.51370%	1.51367%	1.51367%	1.51366%	1.51364%
100.12500%	1.46410%	1.46396%	1.46395%	1.46393%	1.46383%
100.25000%	1.41458%	1.41434%	1.41432%	1.41428%	1.41411%
Weighted Average Life (years)	2.60	2.59	2.59	2.59	2.59

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	2.51717%	2.51665%	2.51587%	2.51464%	2.50314%
101.37500%	2.48869%	2.48813%	2.48727%	2.48593%	2.47334%
101.50000%	2.46026%	2.45964%	2.45871%	2.45725%	2.44359%
101.62500%	2.43186%	2.43120%	2.43019%	2.42862%	2.41388%
101.75000%	2.40351%	2.40279%	2.40171%	2.40003%	2.38421%
Weighted Average Life (years)	4.67	4.66	4.65	4.63	4.45

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	3.45680%	3.45634%	3.45577%	3.45501%	3.45167%
101.37500%	3.44152%	3.44101%	3.44039%	3.43957%	3.43591%
101.50000%	3.42625%	3.42571%	3.42503%	3.42414%	3.42018%
101.62500%	3.41102%	3.41043%	3.40970%	3.40874%	3.40446%
101.75000%	3.39580%	3.39517%	3.39439%	3.39335%	3.38878%
Weighted Average Life (years)	9.68	9.65	9.61	9.56	9.34

Pre-Tax Yield to Maturity (CBE), Weighted Average Life and
for the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.25000%	2.99995%	2.99995%	2.99995%	2.99995%	2.99996%
101.37500%	2.98053%	2.98053%	2.98053%	2.98053%	2.98055%
101.50000%	2.96115%	2.96115%	2.96115%	2.96115%	2.96116%
101.62500%	2.94179%	2.94179%	2.94179%	2.94179%	2.94181%
101.75000%	2.92247%	2.92247%	2.92247%	2.92247%	2.92248%
Weighted Average Life (years)	7.22	7.22	7.22	7.22	7.22

E-1

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex G.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)            Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)            Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)            Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)            Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(5)            Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Pari Passu Loan Combination, if applicable), as of the origination date and, to the Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)            Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Pari Passu Loan Combination, if applicable), is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Pari Passu Loan Combination, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Pari Passu Companion Loan with respect to the Pari Passu Loan Combinations, to the Seller’s knowledge, no Person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Loan Documents.  As of the origination date, there were, and, to the Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Pari Passu Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Pari Passu Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC Financing Statements are required in order to effect such perfection.

(7)            Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)            Title Insurance.  The Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such

Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)            Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Seller to the Purchaser.  The endorsement of the related Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Loan Documents to the Purchaser.

(10)            Nonrecourse.  The Loan Documents for each Mortgage Loan (or Pari Passu Loan Combination, if applicable) provide that such Mortgage Loan (or Pari Passu Loan Combination, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents.

(11)            Mortgage Provisions.  The Loan Documents for each Mortgage Loan (or Pari Passu Loan Combination, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)            Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Loan Documents invalid as a whole, and such Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)            Modifications.  Neither the terms of the Mortgage Loans nor the related Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)            Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Pari Passu Loan Combination, if applicable) following payment of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) in full.

(15)            Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Pari Passu Loan Combination, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Loan Document.

(16)            No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)            No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Seller or on its behalf or, to the Seller’s knowledge, by the Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan (or Pari Passu Loan Combination, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Loan Documents.  The Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Note.

(18)            No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Loan Documents.  Any requirements under the related Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)            No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)            Compliance.  The terms of the Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)            Licenses and Permits.  To the Seller’s knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), the related Mortgaged Property was, and to the Seller’s actual knowledge and except for any legal nonconformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), or the rights of a holder of the related Mortgage Loan.

(22)            Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), and if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)            Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally nonconforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)            Property Condition.

(a)            Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Seller with respect to loans it holds for its own account have not been established.

(b)            As of the origination date of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided, that solely for purposes of this representation (24(b)), the Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Pari Passu Loan Combination, if applicable), on behalf of the Seller as derived from the servicer by the Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)            Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)            such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)            such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Pari Passu Loan Combination, if applicable);

(c)            such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)            such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)            such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)            either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground

Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)            such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)            under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), together with any accrued and unpaid interest thereon; and

(i)            such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)            Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an Environmental Site Assessment, an Environmental Site Assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Seller in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and a copy is included in the Servicing File.

(a)            Such Environmental Site Assessment does not identify, and the Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any Environmental Laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) is required in order to achieve or maintain compliance in all material respects with any Environmental Laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any Environmental Laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the Environmental Site Assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the Environmental Site Assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(b)            To the Seller’s actual knowledge and in reliance upon the Environmental Site Assessment, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that an Environmental Site Assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Pari Passu Loan Combination, if applicable) under the relevant Loan Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)            The related Mortgage or other Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)            With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an Environmental Site Assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)            Insurance.  As of the date of origination of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Loan Documents, and the Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant Servicing File contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or Loan Agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans) as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or Loan Agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Pari Passu Loan Combination, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Pari Passu Loan Combination, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service,

Inc.  To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)            Escrows.  All amounts required to be deposited by each Borrower at origination under the related Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

(29)            Litigation.  To the Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and, to the Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)            Servicing.  The servicing and collection practices used by Seller in respect of each Mortgage Loan (or Pari Passu Loan Combination, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)            Inspection.  The originator of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or the Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)            Financial Reporting.  The Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following: annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)            Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)            Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person.

(35)            REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)            Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)            Whole Loan.  Except with respect to the Mortgage Loans related to Pari Passu Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)            Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that: (i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) the counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)            Release of Property.  The terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Pari Passu Loan Combination, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)            Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)            Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)            Capital Contribution; Construction.  Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Pari Passu Loan Combination, if applicable).  The Mortgage Loan (or Pari Passu Loan Combination, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)            No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(44)            Grace Periods.  If the related Mortgage or other Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)            Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)            Terrorism Insurance.  None of the Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)            Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Pari Passu Loan Combination, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such appraisal was completed.

(48)            Condemnation.  In the case of any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Pari Passu Loan Combination, if applicable).

(49)            Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Pari Passu Loan Combination, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Pari Passu Loan Combination, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Pari Passu Loan Combination, if applicable)

permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

Other.  For purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Pari Passu Loan Combination, if applicable) on behalf of the Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Seller’s actual knowledge” shall mean that an officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Pari Passu Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such Person to believe that such representation or warranty was inaccurate.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Annex A ID#	Mortgage Loans	Representations	Exceptions
8	Bethesda Health Medical Office	(6) Mortgage Lien; Assignment of Leases
The Mortgage Loan is structured with a master lease to accommodate Shari’ah laws. The assignment of leases and rents creates a first priority security interest in and to the rents due under the master lease only and not to the rents from the underlying space leases. However, the master lease is subordinate to the Mortgaged Property and will terminate upon foreclosure at which time all space leases will become direct leases with the Borrower.

6	One Montgomery Street	(8) Title Insurance
A part of the basement space (4,643 sf) encroaches on city owned property and a license has been granted to the property via a Minor Sidewalk Encroachment Permit (#11MSE-0033) that is revocable by the city at any time. The Title Policy does not cover this encroachment.

The Mortgage Loan is recourse to the Guarantors for any losses occurring as a result of the loss of this encroachment space.

1	Trinity Centre	(10) Nonrecourse
Recourse regarding rents is limited to misappropriation or conversion by the borrower of any rents collected more than 1 month in advance, to the extent not applied to the payment of taxes, insurance premiums, debt service and other amounts due under the Loan Documents. Recourse regarding material physical waste is limited to the extent caused by gross negligence or willful acts of the borrower, any guarantor or any of their principals, officers, agents or employees.

Following a foreclosure of the mortgage securing the Mortgaged Property or acceptance of a deed-in-lieu of foreclosure, the obligations the borrower and the guarantor under the related environmental indemnity expire two years after the satisfaction of certain conditions, including the delivery to the Lender of a Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

Annex A ID#	Mortgage Loans	Representations	Exceptions

2	Poughkeepsie Galleria	(10) Nonrecourse
Recourse for material physical waste is limited to the extent actually caused by acts or omissions of Borrower or any Affiliate of Borrower or any of their respective agents or representatives.

Following repayment in full of the Mortgage Loan, the obligations the borrower and the guarantor under the related environmental indemnity expire two years after the satisfaction of certain conditions, including the delivery to the Lender of a Phase I environmental report disclosing no environmental issues at the Mortgaged Property.

3	Portofino at Biscayne	(10) Nonrecourse	Regarding item (iii), the Loan Agreement provides that, for liability to attach, physical waste of the Mortgaged Property must be “intentional.”
4	1700 Market Street	(10) Nonrecourse
Recourse for misapplication or misappropriation of rents is limited to the misapplication or conversion of rents during the continuation of an Event of Default (as such term is defined in the related Mortgage Loan Agreement) and rents collected more than one (1) month in advance. Recourse for material physical waste of the Mortgaged Property is limited to “intentional physical waste” caused by the “willful acts of Borrower, Guarantor, or any of their principals, officers, agents or employees.”

The indemnification obligations under the related Environmental Indemnity Agreement may terminate two years after the delivery by Indemnitor of a Clean Phase I (as such term is defined in the Environmental Indemnity Agreement), which Phase I may be delivered at any time on or after any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

The Indemnitor’s obligations under the Environmental Indemnity do not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Mortgaged Property prior to the date that Indemnitee or its nominee acquired title to the Mortgaged Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of

Annex A ID#	Mortgage Loans	Representations	Exceptions
any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.
6	One Montgomery Street	(10) Nonrecourse
Recourse for misapplication of rents is limited to misapplication by the Borrower of any rents following an Event of Default (as such term is defined in the related Mortgage Loan Agreement). Recourse for material physical waste of the Mortgaged Property is limited to any material physical waste at the Property other than caused by a tenant at the Mortgaged Property.

8	Bethesda Health Medical Office	(10) Nonrecourse
Recourse for misapplication of rents is limited to during the continuation of an Event of Default (as such term is defined in the related Mortgage Loan Agreement) and recourse for material physical waste is limited to the extent caused by intentional acts or intentional omissions of or at the direction of Borrower, Affiliated Manager, Guarantor or any of their principals, officers or employees.

The environmental indemnity contains a sunset provision whereby the indemnitor and the Borrower may be released from their obligations under the environmental indemnity three years after the full repayment of the Mortgage Loan if the indemnitor delivers, a Phase I environmental assessment with respect to the Mortgaged Property in form and substance, and proposed by an environmental consultant, reasonably acceptable to Lender which does not indicate that the Property contains any environmental conditions relating to Hazardous Substances on the Property which was not previously disclosed in writing to Lender or in any previous Environmental Report obtained by, or delivered to, Lender.

In addition, with respect to the Guaranty, in the event, prior to the full repayment of the Mortgage Loan, Lender assumes control and/or management of the Mortgaged Property through foreclosure, deed in lieu of foreclosure, the appointment of a receiver or the exercise of any other remedies available to Lender under the Mortgage after the occurrence of an Event of Default (as such term is defined in the related Mortgage Loan Agreement), then the Guarantor entity is required to maintain the financial net worth and liquidity covenants contained in the Guaranty for a period of three (3) years after the date on which the Mortgage Loan is paid in full.

Annex A ID#	Mortgage Loans	Representations	Exceptions

9	Marriott Buffalo Niagara	(10) Nonrecourse
The Loan Documents provide for recourse liability for material physical waste of the Mortgaged Property but only to the extent Gross Income From Operations (as defined in the Loan Documents) is sufficient to adequately maintain the Mortgaged Property.

20	Plaza Mall of Georgia - Phase II	(10) Nonrecourse
Only Borrower is liable for loss related to environmental issues.

Recourse for a breach of the environmental covenants contained in the Loan Documents will terminate on the fourth anniversary of the date on which items (i)-(v) below are satisfied: (i) the Mortgage Loan is paid in full, (ii) Borrower delivers to the Lender, among other things, a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I) from a consultant acceptable to Lender in its reasonable discretion, which concludes that there is no evidence that the Property contains any Hazardous Substances and the Property is not subject to any significant risk of contamination from any off site Hazardous Substances in violation of the representations, warranties, and covenants set forth in the Loan Documents as determined by Lender in its reasonable discretion, (iii) no Default exists and is continuing under the Loan Documents, (iv) Lender has not exercised any of its remedies under the Security Deed to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the Security Deed, and (v) as of the date of determination, all of the representations and warranties contained under this Agreement and in any of the other Loan Documents (to the extent related to environmental conditions) are true and correct in all material respects, as reasonably determined by Lender.

25	Northview Plaza	(10) Nonrecourse
There is a sunset provision in the Environmental Indemnity Agreement that provides that the obligations and liabilities of Indemnitor under the Environmental Indemnity Agreement do not apply to the introduction or initial release of Hazardous Substances on the Property from and after the date that Lender has acquired title and assumed possession and control of the Property through power of sale, foreclosure or deed in lieu of foreclosure (the “Transfer Date”).

Annex A ID#	Mortgage Loans	Representations	Exceptions

Indemnitor bears the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred after the Transfer Date, (ii) did not occur as a result of any action or omission of the Indemnitor, its agents or Affiliates in, on, under or near the Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

26	Preston Lloyd Shopping Center	(10) Nonrecourse
There is recourse for Borrower’s misapplication or misappropriation of (A) rents received by Borrower after the occurrence of an Event of Default (as such term is defined in the related Loan Documents), (B) tenant security deposits or rents collected more than one (1) month in advance, or (C) insurance proceeds or condemnation awards. There is recourse for any material physical waste of the Mortgaged Property by Borrower or Guarantor or any of their agents, principals or representatives, in each case to the extent that Borrower is in receipt of sufficient gross revenues from the Mortgaged Property to prevent same.

27	Holiday Inn Express Richmond Airport	(10) Nonrecourse
The indemnification obligations under the Environmental Indemnity Agreement terminate five years after the “Trigger Date”, which is (x) the date on which either (A) Mortgage Loan has been paid in full, whether at maturity, as a result of acceleration, in connection with any prepayment or otherwise or (B) the Mortgage Loan has been fully defeased, or (y) the Mortgaged Property has been conveyed pursuant to a foreclosure of the Deed of Trust, exercise of power of sale under the Deed of Trust or deed in lieu thereof; provided (a) there has been no change, between the Mortgage Loan closing date and the Trigger Date in any Environmental Requirements (as defined in the Environmental Indemnity Agreement), the effect of which change may be to make a lender or mortgagee liable in respect to any matter for which Lender entitled to indemnification pursuant to the Environmental Indemnity Agreement, notwithstanding the fact that the Trigger Date has occurred; (b) Lender has received, at Indemnitor’s expense, an environmental report, in form and from a consultant reasonably acceptable to Lender and any applicable Ratings Agencies, dated on or after the Trigger Date showing, to the reasonable satisfaction of Lender, that there exists no matter for which the Lender entitled to

Annex A ID#	Mortgage Loans	Representations	Exceptions
indemnification pursuant to the terms of the Environmental Indemnity Agreement.
28	Westpointe Shopping Center	(10) Nonrecourse
Recourse for a breach of the environmental covenants contained in the Loan Documents will terminate on the third anniversary of the date on which items (i)-(v) below are satisfied: (i) the Mortgage Loan is paid in full, (ii) Borrower delivers to the Lender, among other things, a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I) from a consultant acceptable to Lender in its reasonable discretion, which concludes that there is no evidence that the Property contains any Hazardous Substances and the Property is not subject to any significant risk of contamination from any off site Hazardous Substances in violation of the representations, warranties, and covenants set forth in the Loan Documents as determined by Lender in its reasonable discretion, (iii) no Default exists and is continuing under the Loan Agreement, (iv) Lender has not exercised any of its remedies under the Security Deed to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the Security Deed, and (v) as of the date of determination, all of the representations and warranties contained under this Agreement and in any of the other Loan Documents (to the extent related to environmental conditions) are true and correct in all material respects, as reasonably determined by Lender.

17	Dawntree Apartments	(10) Recourse
If, following the full repayment of the Mortgage Loan obligations or defeasance of the Mortgage Loan, the obligor delivers a Phase I environmental assessment in form, and from a consultant, reasonably acceptable to Lender and any applicable Ratings Agencies, which does not indicate any environmental conditions relating to Hazardous Substances at the Property in violation of any Environmental Law, then obligations and liabilities under the related environmental indemnification agreement will terminate two years following the full repayment or defeasance of the Mortgage Loan.

32	River View Estates	(10) Nonrecourse	Recourse for misapplication or misappropriation of rents is limited to following an Event of Default (as such term is defined in the related Loan Documents).

Annex A ID#	Mortgage Loans	Representations	Exceptions

The obligations and liabilities of the Indemnitor under the environmental indemnity do not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that the Lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale, foreclosure or a deed in lieu of foreclosure and Indemnitor bears the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to such transfer date, (ii) did not occur as a result of any action or omission of the Indemnitor, its agents or Affiliates in, on, under or near the Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to such transfer date.

3	Portofino at Biscayne	(13) Modifications
In the Loan Agreement, the Borrower failed to document an exception to a representation and warranty made by the Borrower. The Lender was aware of this particular exception at the time that the Mortgage Loan was originated, and the Lender has waived (via a written waiver) any technical default which may be attributable to the Borrower’s failure to document the exception.

1	Trinity Centre	(21) Licenses and Permits
As of the Mortgage Loan closing date, there were violations noted by the New York Department of Buildings with respect to a restaurant at the Mortgaged Property failing to obtain a Place of Assembly filing and a certificate of occupancy. Pursuant to the Loan Documents, the borrower is required to use commercially reasonable efforts to promptly cause these violations to be removed of record.

13	Chicago Portfolio-343 West Erie Street	(21) Licenses and Permits
The City of Chicago has sued the Borrower related to certain building code violations. Borrower represented and warranted that all work necessary to remedy such building code violations has been completed but that the violations have not been removed from the records of the applicable governmental agency.

6	One Montgomery Street	(23) Encroachment
A part of the basement space (4,643 sf) encroaches on city owned property and a license has been granted to the Mortgaged Property via a Minor Sidewalk Encroachment Permit (#11MSE-0033) that is revocable by the city at any time. The Title Policy does not cover this encroachment.

Annex A ID#	Mortgage Loans	Representations	Exceptions
The Mortgage Loan is recourse to the Guarantors for any losses occurring as a result of the loss of this encroachment space.
2	Poughkeepsie Galleria	(24) Property Condition
Lender waived escrows for certain recommended repairs estimated to cost $11,520 in the aggregate. The Loan Documents require the Borrower to complete these recommended repairs within 90 days of the closing date of the Mortgage Loan.

30	StorQuest Oxnard	(24) Property Condition
A document entitled “Merged Downtown Renewal (R-108) and Central City Revitalization Project Statement” is recorded on the title to the Mortgaged Property. This document provides that all areas within the defined “Project Area” (which includes the Mortgaged Property) are subject to condemnation by the Community Development Commission of the City of Oxnard for the purposes of redevelopment under the “Redevelopment Plan.” This plan was adopted on July 18, 2000, and the condemnation power expires on August 17, 2012. The Mortgaged Property was developed for its current use in 2003.

7	Sun Products Distribution Center	(26) Environmental Matters
With regard to (iii), if the Borrower delivers a clean Phase I environmental report at any time on or after the payment in full of the Mortgage Loan, the obligations and liabilities of the indemnitor under the Environmental Indemnity Agreement may terminate three years following such payment in full of the Mortgage Loan. The indemnity is required to continue in perpetuity after Lender (or its transferee) acquires title or control of the Mortgaged Property unless a release or introduction of hazardous substances occurs during or after Lender’s (or its transferee’s) period of ownership and provided that the indemnitor is required to bear the burden of proving that such specified event or condition is a result of an indemnified party’s gross negligence or willful misconduct or first occurred during or after Lender’s (or its transferee’s) period of ownership.

21	4601 Washington Avenue	(27) Insurance	The Loan Agreement requires that the insurance provider have an S&P rating of only “BBB.”
24	Summerfield Apartments	(27) Insurance	The Loan Agreement requires that the insurance provider have an S&P rating of only “BBB.”

Annex A ID#	Mortgage Loans	Representations	Exceptions
29	Dunbar Village	(27) Insurance	The Loan Agreement requires that the insurance provider have an S&P rating of only “BBB.”
23	Holiday Inn Express Cooperstown	(27) Insurance	Vermont Mutual Insurance Co. rated ‘A VIII’ with AM Best and not rated with S&P is accepted as Property and General Liability carrier; provided their rating is not downgraded.
11 12	Hospitality Specialists Portfolio - Pool 2 Hospitality Specialists Portfolio - Pool 1	(33) Related Borrowers	These Mortgage Loans, with an aggregate original principal balance of $43,000,000 have affiliated borrowers and the same sponsor (Hospitality Specialists, Inc.).
1	Trinity Centre	(36) Due-on-Sale or Encumbrance
The Loan Documents permit transfers of equity interests that result in a change in control of the borrower as long as “Qualified Transferees” satisfying certain requirements set forth in the Loan Documents control the borrower following such transfer.

In addition, the direct or indirect owners of the borrower pledged its interest in the borrower in connection with an $18,000,000 senior mezzanine loan currently held by Crexus Investment Corp. and a $7,000,000 junior mezzanine loan currently held by a Brickman entity. In the event of a foreclosure of the mezzanine loan, there will be a transfer of control of the borrower.

2	Poughkeepsie Galleria	(36) Due-on-Sale or Encumbrance
The Loan Documents permit transfers of the Mortgaged Property to “Qualified Real Estate Investors” (or to their controlled affiliates) satisfying certain requirements set forth in the Loan Documents as long as certain conditions set forth in the Loan Documents are satisfied.

In addition, the direct or indirect owners of the borrower pledged its interest in the borrower in connection with a $21,000,000 mezzanine loan. In the event of a foreclosure of the mezzanine loan, there will be a transfer of control of the borrower.

4	1700 Market Street	(36) Due-on-Sale or Encumbrance
Lender’s consent to a transfer shall not be unreasonably withheld; provided certain conditions in the Loan Documents are satisfied. The conditions are deemed to have been satisfied if, with respect to any transfer, one (1) or more “Qualified Transferees” (as such term is defined in the Loan Documents), directly or

Annex A ID#	Mortgage Loans	Representations	Exceptions

indirectly, (i) own fifty-one percent (51%) or more of the legal, beneficial and economic interests in the transferee and (ii) are in control of the transferee: (1) transferee and transferee’s sponsors have aggregate net worth reasonably satisfactory to Lender; and (2) transferee and transferee’s sponsors (together with transferee’s proposed property manager) are experienced owners and operators of properties similar in location, size, class, use, operation and value as the Mortgaged Property, as evidenced by financial statements and other information reasonably satisfactory to Lender (it being understood and agreed that Lender reserves the right to approve transferee without approving its proposed property manager).

In addition, the direct or indirect owners of the borrower pledged its interest in the borrower in connection with a $12,200,000 mezzanine loan currently held by Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C., jointly and severally. In the event there is a foreclosure of the mezzanine loan, there will be a transfer of control of the borrower.

17	Dawntree Apartments	(36) Due-on-Sale or Encumbrance
The Loan Documents permit the direct or indirect owners of the Borrower to pledge its ownership interest in the borrower as security for a mezzanine loan, without consent of the lender, subject to the satisfaction of certain conditions, including (i) the lender’s reasonable approval of the terms of the mezzanine loan, (ii) the mezzanine lender being a “Qualified Lender” (as such term is defined in the Mortgage Loan documents), (iii) the aggregate LTV must be 75% or below and (iv) the DSCR based on the aggregate balance is at least 1.25x.

29	Dunbar Village	(41) Casualty
The Mortgaged Property is legal non-conforming due to a parking deficiency. The rebuildability clause in the applicable zoning code allows for full reconstruction to the non-conforming status only if the casualty is less than 50%. Law and ordinance insurance was obtained prior to the Closing.

1	Trinity Centre	(45) Access
The Mortgaged Property currently has access to certain utilities through a revocable license with the New York City Department of Transportation that expires on June 30, 2016. Pursuant to the Loan Documents, the borrower is required to cause this license to be renewed or to provide

Annex A ID#	Mortgage Loans	Representations	Exceptions
for alternate means of transmission of the applicable utilities.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX H

POUGHKEEPSIE GALLERIA AMORTIZATION SCHEDULE

Payment Date	Interest	Principal	Monthly Debt Service Payment Amount
1/6/2012	$396,791.07	$41,796.91	$438,587.98
2/6/2012	$396,553.11	$42,054.79	$438,607.90
3/6/2012	$370,745.06	$70,023.23	$440,768.29
4/6/2012	$395,915.02	$42,746.30	$438,661.31
5/6/2012	$382,908.05	$56,842.07	$439,750.13
6/6/2012	$395,348.04	$43,360.74	$438,708.78
7/6/2012	$382,355.97	$57,440.37	$439,796.34
8/6/2012	$394,774.15	$43,982.67	$438,756.82
9/6/2012	$394,523.74	$44,254.04	$438,777.78
10/6/2012	$381,553.35	$58,310.18	$439,863.53
11/6/2012	$393,939.81	$44,886.84	$438,826.66
12/6/2012	$380,984.77	$58,926.35	$439,911.12
1/6/2013	$393,348.78	$45,527.36	$438,876.13
2/6/2013	$393,089.58	$45,808.26	$438,897.83
3/6/2013	$354,813.09	$87,288.86	$442,101.95
4/6/2013	$392,331.82	$46,629.45	$438,961.26
5/6/2013	$379,419.04	$60,623.15	$440,042.19
6/6/2013	$391,721.20	$47,291.18	$439,012.38
7/6/2013	$378,824.48	$61,267.49	$440,091.96
8/6/2013	$391,103.14	$47,960.97	$439,064.12
9/6/2013	$390,830.09	$48,256.88	$439,086.97
10/6/2013	$377,956.79	$62,207.81	$440,164.60
11/6/2013	$390,201.18	$48,938.44	$439,139.62
12/6/2013	$377,344.42	$62,871.44	$440,215.86
1/6/2014	$389,564.62	$49,628.29	$439,192.91
2/6/2014	$389,282.07	$49,934.49	$439,216.56
3/6/2014	$351,352.83	$91,038.77	$442,391.61
4/6/2014	$388,479.47	$50,804.27	$439,283.74
5/6/2014	$375,667.96	$64,688.23	$440,356.19
6/6/2014	$387,821.94	$51,516.84	$439,338.79
7/6/2014	$375,027.72	$65,382.07	$440,409.79
8/6/2014	$387,156.40	$52,238.09	$439,394.50
9/6/2014	$386,859.00	$52,560.40	$439,419.39
10/6/2014	$374,090.09	$66,398.19	$440,488.28
11/6/2014	$386,181.73	$53,294.35	$439,476.09
12/6/2014	$373,430.63	$67,112.85	$440,543.48
1/6/2015	$385,496.22	$54,037.25	$439,533.47
2/6/2015	$385,188.57	$54,370.65	$439,559.22
3/6/2015	$347,632.67	$95,070.36	$442,703.02
4/6/2015	$384,337.76	$55,292.68	$439,630.45
5/6/2015	$371,635.13	$69,058.65	$440,693.78
6/6/2015	$383,629.80	$56,059.91	$439,689.71
7/6/2015	$370,945.77	$69,805.71	$440,751.49
8/6/2015	$382,913.21	$56,836.49	$439,749.69
9/6/2015	$382,589.62	$57,187.16	$439,776.78
10/6/2015	$369,932.94	$70,903.33	$440,836.27
11/6/2015	$381,860.37	$57,977.46	$439,837.83
12/6/2015	$369,222.86	$71,672.85	$440,895.71
1/6/2016	$381,122.23	$58,777.39	$439,899.62
2/6/2016	$380,787.60	$59,140.03	$439,927.63
3/6/2016	$355,905.68	$86,104.81	$442,010.49
4/6/2016	$379,960.68	$60,036.17	$439,996.85
5/6/2016	$367,373.10	$73,677.45	$441,050.55
6/6/2016	$379,199.41	$60,861.17	$440,060.58
7/6/2016	$366,631.85	$74,480.76	$441,112.60
8/6/2016	$378,428.87	$61,696.21	$440,125.08
9/6/2016	$378,077.61	$62,076.87	$440,154.48
10/6/2016	$365,539.54	$75,664.50	$441,204.04

H-1

Payment Date	Interest	Principal	Monthly Debt Service Payment Amount
11/6/2016	$377,293.41	$62,926.71	$440,220.13
12/6/2016	$364,775.96	$76,492.00	$441,267.96
1/6/2017	$376,499.67	$63,786.91	$440,286.57
2/6/2017	$376,136.51	$64,180.46	$440,316.97
3/6/2017	$339,406.17	$103,985.50	$443,391.66
4/6/2017	$375,179.09	$65,218.02	$440,397.12
5/6/2017	$362,717.22	$78,723.08	$441,440.30
6/6/2017	$374,359.60	$66,106.12	$440,465.72
7/6/2017	$361,919.26	$79,587.83	$441,507.09
8/6/2017	$373,530.12	$67,005.03	$440,535.15
9/6/2017	$373,148.64	$67,418.44	$440,567.08
10/6/2017	$360,740.14	$80,865.66	$441,605.80
11/6/2017	$372,304.42	$68,333.33	$440,637.75
12/6/2017	$359,918.11	$81,756.50	$441,674.61
1/6/2018	$371,449.92	$69,259.37	$440,709.28
2/6/2018	$371,055.60	$69,686.69	$440,742.29
3/6/2018	$334,788.65	$108,989.55	$443,778.19
4/6/2018	$370,038.35	$70,789.10	$440,827.45
5/6/2018	$357,711.61	$84,147.71	$441,859.32
6/6/2018	$369,156.25	$71,745.03	$440,901.29
7/6/2018	$356,852.70	$85,078.52	$441,931.22
8/6/2018	$368,263.41	$72,712.61	$440,976.03
9/6/2018	$367,849.44	$73,161.24	$441,010.68
10/6/2018	$355,580.24	$86,457.50	$442,037.73
11/6/2018	$366,940.68	$74,146.07	$441,086.75
12/6/2018	$354,695.37	$87,416.43	$442,111.80
1/6/2019	$366,020.86	$75,142.88	$441,163.75
2/6/2019	$365,593.06	$75,606.51	$441,199.56
3/6/2019	$329,824.29	$114,369.47	$444,193.76
4/6/2019	$364,511.47	$76,778.63	$441,290.10
5/6/2019	$352,330.01	$89,979.79	$442,309.81
6/6/2019	$363,562.07	$77,807.51	$441,369.58
7/6/2019	$351,405.57	$90,981.62	$442,387.19
8/6/2019	$362,601.10	$78,848.91	$441,450.02
9/6/2019	$362,152.20	$79,335.40	$441,487.60
10/6/2019	$350,032.76	$92,469.35	$442,502.11
11/6/2019	$361,174.06	$80,395.41	$441,569.47
12/6/2019	$349,080.34	$93,501.50	$442,581.84
1/6/2020	$360,184.02	$81,468.33	$441,652.35
2/6/2020	$359,720.20	$81,970.98	$441,691.18
3/6/2020	$336,075.87	$107,594.57	$443,670.44
4/6/2020	$358,640.95	$83,140.57	$441,781.52
5/6/2020	$346,613.81	$96,174.50	$442,788.31
6/6/2020	$357,620.06	$84,246.92	$441,866.98
7/6/2020	$345,619.76	$97,251.76	$442,871.52
8/6/2020	$356,586.74	$85,366.74	$441,953.48
9/6/2020	$356,100.72	$85,893.44	$441,994.16
10/6/2020	$344,140.36	$98,855.00	$442,995.36
11/6/2020	$355,048.89	$87,033.32	$442,082.21
12/6/2020	$343,116.18	$99,964.91	$443,081.10
1/6/2021	$353,984.26	$88,187.07	$442,171.33
2/6/2021	$353,482.19	$88,731.17	$442,213.36
3/6/2021	$318,817.95	$126,297.15	$445,115.10
4/6/2021	$352,257.97	$90,057.87	$442,315.84
5/6/2021	$340,398.63	$102,909.96	$443,308.58
6/6/2021	$351,159.35	$91,248.45	$442,407.80
7/6/2021	$339,328.89	$104,069.24	$443,398.13
8/6/2021	$350,047.36	$92,453.53	$442,500.89
9/6/2021	$349,520.99	$93,023.96	$442,544.95
10/6/2021	$337,733.59	$105,798.08	$443,531.67
11/6/2021	$348,389.04	$61,193,051.87	$61,541,440.91

H-2

ANNEX I

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
1/10/2012	$44,375,000.00	1/10/2017	$41,838,978.07
2/10/2012	$44,375,000.00	2/10/2017	$41,195,376.88
3/10/2012	$44,375,000.00	3/10/2017	$40,298,885.93
4/10/2012	$44,375,000.00	4/10/2017	$39,647,017.32
5/10/2012	$44,375,000.00	5/10/2017	$38,908,775.71
6/10/2012	$44,375,000.00	6/10/2017	$38,249,451.00
7/10/2012	$44,375,000.00	7/10/2017	$37,503,954.91
8/10/2012	$44,375,000.00	8/10/2017	$36,837,094.81
9/10/2012	$44,375,000.00	9/10/2017	$36,166,659.38
10/10/2012	$44,375,000.00	10/10/2017	$35,410,353.01
11/10/2012	$44,375,000.00	11/10/2017	$34,732,264.03
12/10/2012	$44,375,000.00	12/10/2017	$33,968,511.08
1/10/2013	$44,375,000.00	1/10/2018	$33,282,687.15
2/10/2013	$44,375,000.00	2/10/2018	$32,593,185.66
3/10/2013	$44,375,000.00	3/10/2018	$31,655,012.86
4/10/2013	$44,375,000.00	4/10/2018	$30,956,771.78
5/10/2013	$44,375,000.00	5/10/2018	$30,173,411.62
6/10/2013	$44,375,000.00	6/10/2018	$29,467,221.16
7/10/2013	$44,375,000.00	7/10/2018	$28,676,126.58
8/10/2013	$44,375,000.00	8/10/2018	$27,961,902.18
9/10/2013	$44,375,000.00	9/10/2018	$27,243,847.05
10/10/2013	$44,375,000.00	10/10/2018	$26,441,208.62
11/10/2013	$44,375,000.00	11/10/2018	$25,714,993.34
12/10/2013	$44,375,000.00	12/10/2018	$24,904,415.40
1/10/2014	$44,375,000.00	1/10/2019	$24,169,953.14
2/10/2014	$44,375,000.00	2/10/2019	$23,431,551.02
3/10/2014	$44,375,000.00	3/10/2019	$22,448,971.71
4/10/2014	$44,375,000.00	4/10/2019	$21,701,326.80
5/10/2014	$44,375,000.00	5/10/2019	$20,869,898.64
6/10/2014	$44,375,000.00	6/10/2019	$20,113,778.66
7/10/2014	$44,375,000.00	7/10/2019	$19,274,104.58
8/10/2014	$44,375,000.00	8/10/2019	$18,509,419.34
9/10/2014	$44,375,000.00	9/10/2019	$17,740,631.20
10/10/2014	$44,375,000.00	10/10/2019	$16,888,631.49
11/10/2014	$44,375,000.00	11/10/2019	$16,111,143.29
12/10/2014	$44,375,000.00	12/10/2019	$15,250,678.74
1/10/2015	$44,375,000.00	1/10/2020	$14,464,397.88
2/10/2015	$44,375,000.00	2/10/2020	$13,673,897.63
3/10/2015	$44,375,000.00	3/10/2020	$12,722,390.47
4/10/2015	$44,375,000.00	4/10/2020	$11,922,535.11
5/10/2015	$44,375,000.00	5/10/2020	$11,040,308.13
6/10/2015	$44,375,000.00	6/10/2020	$10,231,422.01
7/10/2015	$44,375,000.00	7/10/2020	$9,340,408.43
8/10/2015	$44,375,000.00	8/10/2020	$8,522,395.41
9/10/2015	$44,375,000.00	9/10/2020	$7,699,991.77
10/10/2015	$44,375,000.00	10/10/2020	$6,795,826.15
11/10/2015	$44,375,000.00	11/10/2020	$5,964,151.72
12/10/2015	$44,375,000.00	12/10/2020	$5,050,965.95
1/10/2016	$44,375,000.00	1/10/2021	$4,209,922.02
2/10/2016	$44,375,000.00	2/10/2021	$3,364,363.21
3/10/2016	$44,375,000.00	3/10/2021	$2,284,475.02
4/10/2016	$44,375,000.00	4/10/2021	$1,428,570.23
5/10/2016	$44,375,000.00	5/10/2021	$491,809.16
6/10/2016	$44,375,000.00	6/10/2021	$-
7/10/2016	$44,375,000.00
8/10/2016	$44,375,000.00
9/10/2016	$44,375,000.00
10/10/2016	$43,831,863.87
11/10/2016	$43,198,948.61
12/10/2016	$42,479,147.83

I-1

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:	The Trust Assets:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●          have its own series designation, and

●          consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
The assets of each issuing entity will include—

	●	mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

	●	mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

	●	some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2011.

TABLE OF CONTENTS

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	49
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	53
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	54
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	55
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	57
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	59
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	60
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	60
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	61
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	62
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	62
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	63
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	63
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	64
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	64
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	65

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	65
Potential Conflicts of Interest Can Affect a Person’s Performance	66
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	66
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	66
Limited Information Causes Uncertainty	67
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	67
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	67
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	68
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	68
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	69
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	69
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	70
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	70
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	70
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	71
Problems with Book-Entry Registration	71
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	71
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	72
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	73
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	74
CAPITALIZED TERMS USED IN THIS PROSPECTUS	74
THE TRUST FUND	75
Description of the Trust Assets	75
Mortgage Loans	75
Mortgage-Backed Securities	79
Acquisition, Removal and Substitution of Mortgage Assets	81
Cash, Accounts and Permitted Investments	82
Credit Support	83
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	83
TRANSACTION PARTICIPANTS	84
The Sponsor	84
The Depositor	89
The Issuing Entity	91
The Originators	91
DESCRIPTION OF THE GOVERNING DOCUMENTS	91
General	91
Assignment of Mortgage Assets	92
Representations and Warranties with Respect to Mortgage Assets	92
Collection and Other Servicing Procedures with Respect to Mortgage Loans	93

Servicing Mortgage Loans That Are Part of a Loan Combination	96
Sub-Servicers	96
Collection of Payments on Mortgage-Backed Securities	96
Advances	97
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	98
Events of Default	99
Amendment	100
List of Certificateholders	101
Eligibility Requirements for the Trustee	101
Duties of the Trustee	102
Rights, Protections, Indemnities and Immunities of the Trustee	102
Resignation and Removal of the Trustee	103
DESCRIPTION OF THE CERTIFICATES	104
General	104
Investor Requirements and Transfer Restrictions	106
Payments on the Certificates	107
Allocation of Losses and Shortfalls	111
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	111
Reports to Certificateholders	112
Voting Rights	113
Termination and Redemption	113
Book-Entry Registration	114
YIELD AND MATURITY CONSIDERATIONS	118
General	118
Pass-Through Rate	118
Payment Delays	118
Yield and Prepayment Considerations	118
Weighted Average Life and Maturity	121
Prepayment Models	121
Other Factors Affecting Yield, Weighted Average Life and Maturity	122
DESCRIPTION OF CREDIT SUPPORT	124
General	124
Subordinate Certificates	125
Overcollateralization and Excess Cash Flow	125
Letters of Credit	125
Insurance Policies, Surety Bonds and Guarantees	126
Reserve Funds	126
Credit Support with Respect to MBS	126
LEGAL ASPECTS OF MORTGAGE LOANS	126
General	127
Types of Mortgage Instruments	127
Installment Contracts	128
Leases and Rents	129
Personalty	129
Foreclosure	129
Bankruptcy Laws	134
Environmental Considerations	136
Due-on-Sale and Due-on-Encumbrance Provisions	138
Junior Liens; Rights of Holders of Senior Liens	138
Subordinate Financing	138
Default Interest and Limitations on Prepayments	139
Applicability of Usury Laws	139
Americans with Disabilities Act	139
Servicemembers Civil Relief Act	139
Forfeitures in Drug, RICO and Money Laundering Proceedings	140

FEDERAL INCOME TAX CONSEQUENCES	141
General	141
REMICs	142
Grantor Trusts	167
STATE AND OTHER TAX CONSEQUENCES	178
ERISA CONSIDERATIONS	178
General	178
Plan Asset Regulations	179
Prohibited Transaction Exemptions	180
Underwriter’s Exemption	181
Insurance Company General Accounts	181
Ineligible Purchasers	182
Consultation with Counsel	182
Tax Exempt Investors	182
LEGAL INVESTMENT	182
USE OF PROCEEDS	183
METHOD OF DISTRIBUTION	183
LEGAL MATTERS	185
FINANCIAL INFORMATION	185
RATING	185
GLOSSARY	187

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-166711.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsor
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Rating.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

● cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates

Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets

If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination

We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment.”

Rating
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Rating.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 is expected to increase government anti-fraud efforts.  Among other things, the statute required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to have trained their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007.  The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the Deficit Reduction Act of 2006 may be to create more whistle blowers and give rise to more false claims act prosecutions.  There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park.  As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level.  For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park.  In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.  However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease.  If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals.  If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right.  If both the landlord and the tenant are involved in bankruptcy proceedings, and if the tenant’s leasehold estate secures a mortgage loan backing your offered certificates, then the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord.  In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code (Title 11 of the United States Code), such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a 2003 decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease.  In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear.  If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may  contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Legal Aspects of Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986, as Amended.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986, as amended.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, as amended, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, as amended, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,

●	any forbearance arrangement then in effect,

●	the condition of the related real property, and

●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (“CGMRC”), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  Any other entity that acts as sponsor or co-sponsor with CGMRC will be described in the prospectus supplement.

CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

CGMRC’s Commercial Real Estate Securitization Program.

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0 and $1.05 billion of commercial mortgage loans in public and private offerings during the fiscal years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009 and 2010, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

●	deliver various specified loan documents;

●	file and/or record various specified loan documents and assignments of those documents; and

●	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction or have such other effect as may be stated in the related prospectus supplement, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

Underwriting Standards

General.  Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC.  The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history.  Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this “—Underwriting Standards” section.

Loan Analysis. CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.  The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●
the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

●
the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

●
the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

●
the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

●
the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

●
assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may “normalize” operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.  CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

●	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under “—Additional Debt” below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under “—Debt Service Coverage Ratio” and the loan to-value ratios described above under “—Loan-to-Value Ratio” may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.  CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.  CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.  In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this “—Underwriting Standards” section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.  However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.
to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

4.
to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.
to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

6.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

7.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters;

8.	to otherwise modify or delete existing provisions of the Governing Document; or

9.	such other reasons as may be specified in the related prospectus supplement.

However, unless otherwise specified in the related prospectus supplement, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 4. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment.  However, unless otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may not be amended to—

●
reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

●
adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;  or

●
if the related trust is intended to be a “qualifying special purpose entity” under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

●
modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

●
modify the specified percentage of voting rights which is required to be held by certificateholders to consent or not to object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

●
the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the related Governing Document certain reports or statements required under the related Governing Document and such failure continues unremedied for a period set forth in the related Governing

Document after receipt of written notice by the trustee of such failure, or

●	if the trustee fails to make certain distributions to the certificateholders required pursuant to the related Governing Document,

then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee acceptable to the master servicer and the rating agencies by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the applicable prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to those amendments to the governing documents described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first”

jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code.  In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases.  In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.  Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, that lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the

UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

●	the lender was, at the time of execution of the mortgage, “reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, the interest (including OID) on which will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

The Treasury regulations do provide that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be zero under the de minimis rule if it is less than 0.25% of the stated

redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be zero under the de minimis rule if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Deferred Interest.  Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) with respect to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

Accrued Interest Certificates.  Certain of the REMIC regular certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between distribute dates but that ends prior to each such distribution date.  The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval.  Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date.  If a portion of the initial purchase price of a REMIC regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC regular certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC regular certificate.  However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, it is expected that the related trustee will include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held such Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The REMIC will be allowed a deduction for interest and OID on the REMIC regular certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC regular certificates except that the 0.25% per annum de minimus rule and adjustments for subsequent holders described therein will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The applicable Treasury regulations (the “Safe Harbor Regulations”) provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions over a five year phase-in period.  For tax years beginning in 2009, the above limitation is reduced by two-thirds.  For tax years 2010, 2011 and 2012, there is no limitation on itemized deductions.  For tax years beginning in 2013, pursuant to the sunset provision, the full limitation on itemized deductions described above applies.  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Potential Withholding Tax Under Recent Legislation.  On March 18, 2010, the President signed into law the “Hiring Incentives to Restore Employment (HIRE) Act”, H.R. 2847.  The HIRE Act requires “foreign financial institutions” to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investments, if any.  The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who is, in turn, required to provide such information to the IRS.  The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  The legislation generally is effective for payments made after December 31, 2014, but in any event does not apply to any payments on obligations, such as the regular certificates, if they are outstanding two years after the date the legislation was enacted.  If a non-U.S. Person that is subject to this legislation fails to comply with the requirements of this legislation, payments with respect to a regular certificate held by such non-U.S. Person will be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors for application of this legislation to their particular situation.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions over a five year phase-in period.  For tax years beginning in 2009, the above limitation is reduced by two-thirds.  For tax years beginning in 2010, there is no limitation on itemized deductions.  For tax years beginning in 2011, pursuant to the sunset provision, the full limitation on itemized deductions described above applies.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The OID regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates.  State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street

Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending upon the standards established by the SEC, it is possible that certain classes of offered certificates that are offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that further classes of offered certificates may not qualify either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the offered certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Kaye Scholer LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

●
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

●	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FASB 140” means the Financial Accounting Standards Board’s Statement No. 140, entitled “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” issued in September 2002.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5.

“U.S. Bankruptcy Code” means Title 11 of the United States Code.

 “U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

This CD-ROM relates to the free writing prospectus in regard to the UBS-Citigroup Commercial Mortgage Trust 2011-C1, Commercial Mortgage Pass-Through Certificates, Series 2011-C1.  This CD-ROM should be reviewed only in conjunction with the entire free writing prospectus.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the free writing prospectus.  Any information contained in this CD-ROM will be more fully described elsewhere in the free writing prospectus.  The information in this CD-ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the free writing prospectus.

“UBSC 2011-C1 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*    Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$471,744,000 (Approximate)

____________________		UBS-Citigroup Commercial
TABLE OF CONTENTS		Mortgage Trust 2011-C1,
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED		Commercial Mortgage
IN THIS PROSPECTUS SUPPLEMENT AND THE		Pass-Through Certificates,
ACCOMPANYING PROSPECTUS	S-3	Series 2011-C1
FORWARD-LOOKING STATEMENTS	S 4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	S-4
EUROPEAN ECONOMIC AREA	S-5
EXECUTIVE SUMMARY	S 6
SUMMARY	S 13
RISK FACTORS	S-47
THE SPONSORS AND THE MORTGAGE LOAN SELLERS	S-113
THE DEPOSITOR	S-119
THE ISSUING ENTITY	S 120	UBS-Citigroup Commercial
THE SERVICERS	S-121	Mortgage Trust 2011-C1
THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND		Issuing Entity
CUSTODIAN	S-133
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN
AND AUTHENTICATING AGENT	S-138
THE OPERATING ADVISOR	S-138
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS	S-139
DESCRIPTION OF THE MORTGAGE POOL	S-140
DESCRIPTION OF THE OFFERED CERTIFICATES	S-163	Citigroup Commercial Mortgage
YIELD AND MATURITY CONSIDERATIONS	S-192	Securities Inc.
THE POOLING AND SERVICING AGREEMENT	S-197	Depositor
USE OF PROCEEDS	S-256
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-257
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-260
ERISA CONSIDERATIONS	S-260
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS
OF INTEREST)	S-262
LEGAL INVESTMENT	S-263
LEGAL MATTERS	S 264	UBS INVESTMENT BANK
RATINGS	S-264
LEGAL ASPECTS OF MORTGAGE LOANS IN NEW YORK
AND FLORIDA	S-265
INDEX OF DEFINED TERMS	S-266
ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE		CITIGROUP
MORTGAGE LOANS	A-1-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE		NATIXIS
LOANS	B 1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES	C-1	BOFA MERRILL LYNCH
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER		BARCLAYS CAPITAL
REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1	MORGAN STANLEY
ANNEX H – POUGHKEEPSIE GALLERIA AMORTIZATION
SCHEDULE	H 1
ANNEX I – CLASS A-AB SCHEDULED PRINCIPAL
BALANCE SCHEDULE	I-1	PROSPECTUS SUPPLEMENT
Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

DECEMBER 9, 2011